As filed with the Securities and Exchange Commission on ^November 2, 2007
Registration No. 333-146196

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
PRE-EFFECTIVE AMENDMENT NO. 1
TO THE FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
SOUND FINANCIAL, INC.
and
SOUND COMMUNITY BANK 401(k) PROFIT SHARING PLAN
(Exact name of small business issuer as specified in its charter)

Federal	6035	26-0776123
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2005 Fifth Avenue, Second Floor, Seattle, Washington 98121; (206) 448-0884
(Address and telephone number of principal executive offices and principal place of business)
__________________
Laura Lee Stewart, President and Chief Executive Officer
Sound Financial, Inc.
2005 Fifth Avenue, Second Floor, Seattle, Washington 98121; (206) 448-0884
(Name, address and telephone number of agent for service)
__________________
Please send copies of all communications to:
Marianne E. Roche
Michael S. Sadow, P.C.
SILVER, FREEDMAN & TAFF, L.L.P.
3299 Wisconsin Avenue, NW
Washington, DC 20007
(202) 295-4500
__________________
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.01 per shares	1,725,832 shares	$10.00	$17,258,320	$529.84(2)
401(k) Plan Participant Interests	(3)	---	$3,200,000	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of Sound Financial, Inc. to be purchased by the Sound Community Bank 401(k) Profit Sharing Plan (the "401(k) Plan") are included in the amount of shares of common stock being registered.
(4)	The $3,200,000 of participation interests to be registered are based on the projected assets of the 401(k) Plan available to purchase shares in the offering.. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no additional fee is required with respect to the registration of the interests of participants in the 401(k) Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS SUPPLEMENT

LOGO

SOUND FINANCIAL, INC.

SOUND COMMUNITY BANK 401(k) PROFIT SHARING PLAN

This Prospectus Supplement relates to the election by participants in the Sound Community Bank 401(k) Profit Sharing Plan to direct the plan trustee to invest all or a portion of their funds in the plan in the common stock of Sound Financial, Inc. The Sound Community Bank 401(k) Profit Sharing Plan is referred to in this Prospectus Supplement as the "401(k) Plan."

The common stock of Sound Financial, Inc. may be purchased through an additional investment option called the Sound Financial, Inc. Employer Stock Fund, sometimes referred to in this Prospectus Supplement as the "Employer Stock Fund." The interests offered under this Prospectus Supplement are conditioned on the completion of the initial public offering of Sound Financial, Inc., which is referred to in this Prospectus Supplement as the "Stock Offering." Your investment in the Employer Stock Fund in connection with the Stock Offering is also governed by the purchase priorities contained in Sound Financial, Inc.'s ^plan of reorganization and stock issuance. The 401(k) Plan permits you, as a participant, to direct the trustee of the Employer Stock Fund to purchase Sound Financial, Inc. common stock with amounts in the 401(k) Plan attributable to your accounts. This Prospectus Supplement relates solely to the initial election of a participant to direct the purchase of Sound Financial, Inc. common stock in the Stock Offering and not to any future purchases under the 401(k) Plan or otherwise.

The Prospectus of Sound Financial, Inc. dated November __, 2007 which is being delivered with this Prospectus Supplement, includes detailed information with respect to Sound Financial, Inc., the Stock Offering, Sound Financial, Inc. common stock and the financial condition, results of operations and business of Sound Financial, Inc. and Sound Community Bank. This Prospectus Supplement, which provides detailed information with respect to the 401(k) Plan, should be read only in conjunction with that Prospectus.

______________________________

For a discussion of certain factors that you should consider before investing, in stock of Sound Financial, Inc., see "Restrictions on Resale" at page __ in this Prospectus Supplement and "Risk Factors" beginning on page __ in the Prospectus.

______________________________

The securities offered hereby are not deposits or accounts and are not federally insured or guaranteed.

The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any state securities commission or agency, nor have these agencies passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

This Prospectus Supplement contains information you should consider when making your investment decision. You should rely only on the information provided in this Prospectus Supplement. Sound Financial, Inc. has not authorized anyone else to provide you with different information. Sound Financial, Inc. is not making an offer of its common stock in any state where an offer is not permitted. The information in this Prospectus Supplement is accurate only as of the date of this Prospectus Supplement, regardless of the time of delivery of this Prospectus Supplement or any sale of Sound Financial, Inc. common stock.

The date of this Prospectus Supplement is November __, 2007.

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TABLE OF CONTENTS

THE OFFERING
Election to Purchase Sound Financial, Inc. Common Stock in the Stock Offering	1
Securities Offered	1
Method of Directing the Transfer of Funds to Purchase Shares	2
Deadline for Directing Transfer of Funds	2
Irrevocability of Transfer Direction	2
Subsequent Elections	2
Purchase Price of Sound Financial, Inc. Common Stock	2
Nature of a Participant's Interest in Sound Financial, Inc. Common Stock	2
Voting and Tender Rights of Sound Financial, Inc. Common Stock	3

DESCRIPTION OF THE 401(k) PLAN	3
Introduction	3
Eligibility and Participation	3
Contributions Under the 401(k) Plan	3
Limitations on Contributions	4
Investment of Contributions	5
Financial Data	12
Administration of the 401(k) Plan	15
Benefits Under the 401(k) Plan	15
Withdrawals and Distributions from the 401(k) Plan	15
Reports to 401(k) Plan Participants	16
Amendment and Termination	16
Federal Income Tax Consequences	16
ERISA and Other Qualifications	17
Restrictions on Resale	18
Securities and Exchange Commission Reporting and Short-Swing Profit Liability	18

LEGAL OPINIONS	18

ELECTION FORM	A-1

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THE OFFERING

Election to Purchase Sound Financial, Inc. Common Stock in the Stock Offering

In connection with the Stock Offering, the 401(k) Plan will permit each participant who is actively employed by Sound Community Bank or an affiliate on September 30, 2007, and who has an account balance under the 401(k) Plan of at least $250, to direct that all or part of the funds in his or her accounts under the 401(k) Plan be transferred to the Employer Stock Fund and used to purchase Sound Financial, Inc. common stock in the Stock Offering. The trustee of the Employer Stock Fund will follow the participants' directions and exercise subscription rights to purchase the common stock in the Stock Offering to the extent provided in our Stock Issuance Plan. Funds in the 401(k) Plan that you do not want to be used to purchase Sound Financial, Inc. common stock will remain invested in accordance with your investment instructions in effect at the time.

Respective purchases by the 401(k) Plan in the Stock Offering will be counted as purchases by the individual participants at whose election they are made and will be subject to the purchase limitations applicable to the individual, rather than being counted in determining the maximum amount that Sound Financial, Inc.'s tax-qualified employee plans (as defined in the Prospectus) may purchase in the aggregate. See "The Stock Offering - Subscription Offering and Subscription Rights" in the Prospectus.

All plan participants who are actively employed by Sound Community Bank or an affiliate on September 30, 2007, and who have an account balance under the 401(k) Plan of at least $250, are eligible to direct a transfer of funds to the Sound Financial, Inc. Employer Stock Fund. However, these directions are subject to the purchase priorities in our ^plan of reorganization and stock issuance. Your order will be filled based on your status as an eligible account holder, supplemental eligible account holder or other member in the Stock Offering. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on June 30, 2006. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on September 30, 2007. An other member is a depositor whose deposit account(s) totaled $50.00 or more on ________, 2007. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of Sound Financial, Inc. common stock in the subscription offering, and you may use funds in the 401(k) Plan account to pay for the shares of Sound Financial, Inc. common stock that you are eligible to purchase, with such common stock purchased by the 401(k) Plan being held in the Employer Stock Fund.

If we receive subscriptions for more shares than are to be sold in the Stock Offering, shares will be allocated to subscribers in the order of the priorities established in our Stock Issuance Plan under a formula outlined within the Stock Issuance Plan and the Prospectus. In that case, as a result of the allocation, the trustee for the 401(k) Plan may not be able to purchase all of the common stock you request. The trustee would purchase in the Stock Offering as many shares as it is able and would allocate those shares to each participant's account based on the purchase priorities contained in our ^plan of reorganization and stock issuance as outlined above.

Securities Offered

The securities offered in connection with this Prospectus Supplement are participation interests in the 401(k) Plan. A total of 1,467,400 shares are being offered of our common stock. Sound Financial, Inc. is the issuer of the common stock and only the employees of Sound Financial, Inc. and Sound Community Bank may participate in the 401(k) Plan. Information relating to the 401(k) Plan is contained in this Prospectus Supplement and information relating to Sound Financial, Inc., the reorganization and the financial condition, results of operations and business of Sound Financial, Inc. and Sound Community Bank is contained in the Prospectus delivered with this Prospectus Supplement. The address of the principal executive office of Sound Community Bank is 2005 Fifth Avenue, Second Floor, Seattle, Washington 98121, and our telephone number is (206) 448-0884. As of September 30, 2007, the market value of the assets of the 401(k) Plan equaled approximately $3,100,000. The plan administrator has informed each participant of the value of his or her beneficial interest in the 401(k) Plan. The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on each participant's behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

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Method of Directing the Transfer of Funds to Purchase Shares

An Investment Election Form is included with this Prospectus Supplement. If you wish to direct some or all of your beneficial interest in the assets of the 401(k) Plan into the Employer Stock Fund to purchase Sound Financial, Inc. common stock in the Stock Offering, you should indicate that decision by completing the Investment Election Form. If you do not wish to make an election at this time, you do not need to take any action.

Deadline for Directing Transfer of Funds

The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Sound Financial, Inc. common stock in the Stock Offering is ________, 2007, unless extended. Your completed Investment Election Form must be returned to Patricia Floyd, Senior Vice President and Secretary, at our main office to be received by her no later than 12:00 Noon, Seattle, Washington time on that date.

Irrevocability of Transfer Direction

Once received in proper form, your executed Investment Election Form may not be modified, amended or revoked without our consent, unless the Stock Offering has not been completed within 45 days after the end of the subscription offering. See also "Investment of Contributions - Sound Financial, Inc. Common Stock Investment Election Procedures" below.

Subsequent Elections

After the Stock Offering, you will continue to be able to direct the investment of past balances and current contributions in the investment options available under the 401(k) Plan, ^excluding the Employer Stock Fund (the percentage invested in any option must be a whole percent). The Stock Offering is your only opportunity to allocate funds in your 401(k) Plan account to the Employer Stock Fund. The allocation of your interest in the various investment options offered under the 401(k) Plan may be changed daily. After the Stock Offering, you may transfer funds you have allocated to the Employer Stock Fund to other investment options in the 401(k) Plan. Special restrictions may apply to transfers directed ^ from the Employer Stock Fund by those participants who are our executive officers and principal shareholders^, including those in the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. In ^particular, executive officers of Sound Financial, Inc. and Sound Community Bank will not be able to transfer their initial investment out of the Sound Financial, Inc. Employer Stock Fund for a period of one year following consummation of the Stock Offering.

Purchase Price of Sound Financial, Inc. Common Stock

The funds transferred to the Employer Stock Fund for the purchase of Sound Financial, Inc. common stock in the Stock Offering will be used by the trustee to purchase shares of the common stock. The price paid for the shares of Sound Financial, Inc. common stock will be $10.00 per share, the same price as is paid by all other persons who purchase our common stock in the Stock Offering.

Nature of a Participant's Interest in Sound Financial, Inc. Common Stock

Sound Financial, Inc. common stock will be held in the name of the trustee of the Employer Stock Fund, in its capacity as trustee. Because the 401(k) Plan actually purchases the shares, you will acquire a "participation interest" in the shares and not own the shares directly. The trustee will maintain individual accounts reflecting each participant's individual interest in the Employer Stock Fund.

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Voting and Tender Rights of Sound Financial, Inc. Common Stock

The plan administrator generally will exercise voting rights attributable to all of the common stock held by the Employer Stock Fund. Patricia Floyd, Senior Vice President and Secretary, acts as the plan administrator. With respect to matters involving tender offers for Sound Community Bank, the plan administrator will vote shares allocated to participants in the 401(k) Plan, as directed by participants with interests in the Sound Financial, Inc. Employer Stock Fund. The trustee will provide to you voting instruction rights reflecting your proportional interest in the Sound Financial, Inc. Employer Stock Fund. The number of shares of common stock held in the Sound Financial, Inc. Employer Stock Fund that the trustee votes in the affirmative and negative on each matter will be proportionate to the voting instructions given by the participants. Where tender offer instructions are given by the participant, the shares shall be tendered in the manner directed by the plan administrator.

DESCRIPTION OF THE 401(k) PLAN

Introduction

The 401(k) Plan was adopted by Sound Community Bank and contains a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended, to encourage employee savings and to allow eligible employees to supplement their income upon retirement. The Employer Stock Fund is subject to all the provisions of the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following statements are summaries of certain provisions of the 401(k) Plan. They are not meant to be a complete description of these provisions and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees as permitted by ERISA, the federal law regulating pension plans. You should submit your request to Sound Community Bank, 2005 Fifth Avenue, Second Floor, Seattle, Washington 98121, Attention: Sound Community Bank 401(k) Profit Sharing Plan Administrator. We encourage you to read carefully the full text of the 401(k) Plan to understand your rights and obligations under the 401(k) Plan.

Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the 401(k) Plan. Any officers or beneficial owners of more than 10% of the outstanding shares of common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the 401(k) Plan. See "Securities and Exchange Commission Reporting and Short Swing Profit Liability" on page 18 of this Prospectus Supplement.

Eligibility and Participation

All employees of Sound Community Bank who have attained the age of 18 and who have completed six months of service, during which they worked at least 1,000 hours are eligible to participate in the 401(k) Plan as of the first day of the next following month. As of September 30, 2007, there were approximately __ employees eligible to participate in the cash or deferred portion of the 401(k) Plan, and __ employees had elected to participate in the cash or deferred portion of the 401(k) Plan.

Contributions Under the 401(k) Plan

401(k) Contributions. The 401(k) Plan permits each participant to defer receipt of amounts ranging from 1% to 100% of their annual compensation, not to exceed $15,500 (for 2007), and to have that compensation contributed to the 401(k) Plan. Generally, the 401(k) Plan describes a participant's annual compensation as total taxable compensation as reported on Form W-2. However, no more than $225,000 of compensation may be taken into account for purposes of determining 401(k) contributions (and profit sharing and matching contributions) for 2007. Participants may modify the rate of their future 401(k) contributions by filing a new deferral agreement with the plan administrator. Modifications to the rate of 401(k) contributions may take effect at the beginning of each payroll period after the filing is processed.

Catch-Up 401(k) Contributions. The 401(k) Plan permits each participant who has attained age 50 to defer up to an additional $5,500 (for 2007) into the 401(k) Plan. Catch-up 401(k) contributions are not subject to any limitations other than the $5,500 dollar limitation.

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Annual Contributions. All eligible employees receive an annual 401(k) contribution of 1% of their salary. This contribution can be amended or eliminated at any time.

Matching Contributions. The 401(k) Plan currently provides for matching contributions to the 401(k) Plan equal to 50% of the participant's 401(k) deferrals for the year (excluding catch-up contributions) up to 7% of their salary. Sound Community Bank may amend the amount of matching contributions it will make at any time.

Profit Sharing Contributions. The 401(k) Plan currently permits Sound Community Bank to make discretionary profit sharing contributions to the Plan. To be eligible for a profit sharing contribution in any year, you must be actively employed with Sound Community Bank or Sound Financial, Inc. on the last day of the plan contribution period. Generally, profit sharing contributions are allocated on a pro rata basis based on the total compensation of all eligible Plan participants.

Rollover Contributions. Prior to or after satisfying the Plan eligibility requirements, you also may rollover or directly transfer accounts from another qualified plan or an IRA, provided the rollover or direct transfer complies with applicable law. If you want to make a rollover contribution or direct transfer, you should contact the plan administrator.

Limitations on Contributions

Limitations on 401(k) Contributions. Federal law limits your total 401(k) contributions under the 401(k) Plan, and any similar plans, to $15,500 for 2007 (or $^21,000 for persons over 50 years of age). For years after 2007, ^this limit will be adjusted, from time to time, to reflect increases in the cost of living. Any 401(k) contributions in excess of this limitation are considered excess deferrals, and will be included in an affected participant's gross income for federal income tax purposes in the year the 401(k) contribution is made. In addition, any excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral, together with any income earned on the excess deferral, is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of all contributions and forfeitures (annual additions) allocated to participants during any plan year may not exceed the lesser of 100% of the participant's compensation for the plan year, or $45,000. The $45,000 limit will be increased from time to time to reflect increases in the cost of living. Annual additions for this purpose generally include 401(k) deferrals, matching contributions and employer contributions to this or any other qualified plan sponsored by Sound Financial, Inc., Sound Community Bank or an affiliated entity. Annual additions do not include rollover contributions or earnings on any plan contributions.

Limitation on 401(k) and Matching Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Internal Revenue Code limit the amount of 401(k) contributions and matching contributions that may be made to the 401(k) Plan in any plan year on behalf of highly compensated employees (defined below) in relation to the amount of 401(k) contributions and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. Specifically, the percentage of 401(k) contributions made on behalf of a participant who is a highly compensated employee shall be limited so that the average actual deferral percentage for the group of highly compensated employees for the plan year does not exceed the greater of (i) the average actual deferral percentage for the group of eligible employees who are non-highly compensated employees for the prior plan year multiplied by 1.25; or (ii) the average actual deferral percentage for the group of eligible employees who are non-highly compensated employees for the prior plan year, multiplied by two (2); provided that the difference in the average actual deferral percentage for eligible non-highly compensated employees does not exceed 2%. Similar discrimination rules apply to matching contributions. The average deferral percentage for each group is determined by adding the contribution percentage (401(k) or matching, as the case may be) and dividing that sum by the number of employees in each group, including participants who do not make 401(k) contributions or receive matching contributions.

In general, a highly compensated employee includes any employee who was a 5% owner of the employer at any time during the year or preceding year or had compensation for the preceding year in excess of $100,000 (for 2007). This compensation amount is adjusted annually to reflect increases in the cost of living.

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Contributions allocated to highly compensated employees that exceed the average deferral limitation in any plan year are referred to as excess contributions. In order to prevent the disqualification of the 401(k) Plan, any excess 401(k) contributions, together with any income earned on these excess contributions, must be distributed to the highly compensated employees before the close of the following plan year. The employer will be subject to a 10% excise tax on any excess contributions unless the excess contributions, together with any income earned on these excess contributions, are distributed before the close of the first 2-1/2 months following the plan year to which the excess contributions relate. Matching contributions that relate to the returned deferral contributions will be forfeited (if not vested) or distributed (if vested) at the same time as the excess deferral contributions are returned to affected participants. Regarding matching contributions that do not satisfy the limitation tests described above, in order to prevent the disqualification of the 401(k) Plan, any excess matching contributions, together with any income earned on these excess contributions, must be distributed to the highly compensated employees before the close of the following plan year. Excess matching contributions, plus income allocable thereto, will be forfeited (if not vested) or distributed (if vested). There are specific rules for determining which highly compensated employees will be affected by the excess contribution return rules, and the amount of excess 401(k) contributions and matching contributions that must be returned to the affected employees.

Deduction Limits.  Annual, matching and profit sharing contributions are subject to and limited by Internal Revenue Code deduction rules. Contributions will not be made to the extent they would be considered nondeductible. These 401(k) contributions are neither subject to nor limited by the Internal Revenue Code deduction rules.

Top-Heavy Plan Requirements. If for any plan year the 401(k) Plan is a top-heavy plan, then minimum contributions may be required to be made to the 401(k) Plan on behalf of non-key employees. Contributions otherwise being made under the Plan may apply to satisfy these requirements.

In general, the 401(k) Plan will be regarded as a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants. Key employees generally include any employee who, at any time during the plan year, is: (i) an officer (with administrative or policy-making authority) of Sound Financial, Inc. or its subsidiaries having annual compensation in excess of $145,000 (for 2007); (ii) a 5% owner of Sound Financial, Inc., i.e., owns directly or indirectly more than 5% of the stock of Sound Financial, Inc., or stock possessing more than 5% of the total combined voting power of all stock of Sound Financial, Inc.; or (iii) a 1% owner of Sound Financial, Inc. having annual compensation in excess of $150,000. The $145,000 dollar amount in the foregoing sentence will be adjusted, from time to time, in the future for cost of living increases.

Investment of Contributions

Investment Options. All amounts credited to participants' accounts under the 401(k) Plan are held in trust. The trust is administered by a trustee appointed by Sound Community Bank's board of directors.

You must instruct the trustee as to how funds held in your account are to be invested. In addition to the Employer Stock Fund, participants may elect to instruct the trustee to invest such funds in any or all of the following investment options:

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LIFE STYLE PORTFOLIOS

JH Lifestyle Fund - Conservative Portfolio (CLS). Seeks to achieve a high level of current income with some consideration given to growth of capital by investing approximately ^80% of the fund's assets in other funds that invest primarily in fixed-income securities and 20% of its assets in other funds that invest primarily in equity securities.

JH Lifestyle Fund - Moderate Portfolio (MLS). Seeks to achieve a balance between a high level of current income and growth of capital, with a greater emphasis on income by investing approximately 60% of the funds assets in other funds that invest primarily in fixed-income securities and 40% of its assets in other funds that invest primarily in equity securities.

JH Lifestyle - Balanced Portfolio (BLS). Seeks to achieve a balance between a high level of current income growth of capital, with a greater emphasis on and growth of capital, by investing approximately 40% of the fund's assets in other funds that invest primarily in fixed-income securities and approximately 60% of its assets in other funds that invest primarily in equity securities.

JH Lifestyle Fund - Growth Portfolio (GLS). Seeks to achieve long-term growth of capital by investing 80% of the fund's assets in other funds that invest primarily in equity securities and approximately 20% of its assets in other funds that invest primarily in fixed-income securities. Current income also is a consideration.

JH Lifestyle Fund - Aggressive Portfolio (ALS). Seeks to achieve long-term growth of capital by investing 100% of the portfolio's assets in other funds that invest primarily in equity securities. Current income is not a consideration.

INDIVIDUAL INVESTMENT OPTIONS - CONSERVATIVE

John Hancock USA 3-Year Guaranteed Interest Account (3YC). Seeks to achieve investment income consistent with the preservation of principal, primarily through investments in federal and other government bonds, corporate bonds and commercial mortgages. The account guarantees the return of principal plus compound interest earned over a defined three-year term, provided all contributions remain in the account until the end of the guarantee period.

John Hancock USA 5-Year Guaranteed Interest Account (5YC). Seeks to achieve investment income consistent with the preservation of principal, primarily through investments in federal and other government bonds, corporate bonds and commercial mortgages. The account guarantees the return of principal plus compound interest earned over a defined five-year term, provided all contributions remain in the account until the end of the guarantee period.

John Hancock USA 10-Year Guaranteed Interest Account (10YC). Seeks to achieve investment income consistent with the preservation of principal, primarily through investments in federal and other government bonds, corporate bonds and commercial mortgages. The account guarantees the return of principal plus compound interest earned over a defined ten-year term, provided all contributions remain in the account until the end of the guarantee period.

Money Market Fund (MMR). Seeks to achieve maximum current income consistent with preservation of principal and liquidity by investing in high-quality, U.S. dollar-denominated money market ^instruments, with ^maturities of 397 days or less, issued primarily by U.S. entities.

INDIVIDUAL INVESTMENT OPTIONS - INCOME

U.S. Government Securities Fund (USF). Seeks to achieve a high level of current income, consistent with the preservation of capital and maintenance of liquidity, by investing, under normal market conditions, at least 80% of the portfolios net assets in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. government; its agencies or instrumentalities, and derivative securities such as collateralized mortgage obligations backed by such securities.

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Active Bond Fund (DVB). Seeks income and capital appreciation by investing primarily in a diversified mix of debt securities.

Core Bond Fund (COR). Seeks total return consisting of income and capital appreciation by investing in a broad range of investment-grade debt securities including U.S. government obligations, corporate bonds, mortgage and other asset-backed securities and money market instruments.

Real Return Bond Fund (RRB). Seeks maximum real return, consistent with preservation of real capital and prudent investment management. The portfolio seeks to achieve its objective by investing under normal circumstances, at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S government, their agencies or instrumentalities, and corporations.

Total Return Fund (TRF). Seeks to achieve maximum total return, consistent with preservation of capital and prudent investment management, by investing primarily in a diversified portfolio of fixed-income securities of varying maturities.

Investment Quality Bond ^Fund (IQB). Seeks to achieve a high level of current income consistent with the maintenance of principal and liquidity by investing primarily in investment grade corporate bonds and U.S. government bonds with intermediate- to long-term maturities.

Global Bond Fund (GLB). Seeks to achieve maximum total return, consistent with preservation of capital and prudent investment, by investing primarily in fixed-income securities denominated in major foreign currencies, baskets of foreign currencies and the U.S. dollar.

Strategic Income Fund (SIM). Seeks to achieve high current income through investing, under normal market conditions, primarily in foreign government and corporate debt securities from developed and emerging markets, U.S. government and agency securities and U.S. high yield bonds.

Strategic Bond Fund (SBF). Seeks to achieve a high level of total return, consistent with preservation of capital, by investing, under normal market conditions, at least 80% of the portfolio's assets in five segments of the fixed income market: (i) U.S. government obligations, (ii) investment-grade domestic corporate fixed-income securities, (iii) high-yield corporate fixed income securities, (iv) mortgage-backed securities and (v) investment-grade and high-yield international fixed income securities.

U.S. High Yield Bond Fund (USH). Seeks total return with a high level of current income by investing at least 80% of the portfolio's assets in corporate debt securities that are below investment-grade, including preferred and other convertible securities.

High Yield Fund (HYF). Seeks to achieve an above-average total return over a market cycle of three to five years, consistent with reasonable risk. The portfolio invests, under normal market conditions, at least 80% of the portfolio's net assets in high-yield securities, including corporate bonds, preferred stocks, U.S. government securities, mortgage-backed securities, loan assignments or participations and convertible securities that have a Moody's rating of Ba through C or a Standard and Poor's rating of BB through D.

INDIVIDUAL INVESTMENT OPTIONS - GROWTH AND INCOME

Global Allocation Fund (^TAF). Seeks total return by allocating its assets between equity and fixed-income securities of ^issuers located within and outside the U.S. The portfolio can invest a portion of its assets across domestic, international and emerging market equities, domestic and international emerging market and high-yield bonds.

JH American Funds American Balanced Fund (ABF). Seeks to achieve conservation of capital, current income and long-term growth of capital and income, by investing in stocks, bonds and other fixed-income securities. Normally, the fund will maintain at least 50% of its assets in common stocks and at least 25% of its assets in debt securities, including money markets.

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Income and Value Fund (I&V). Seeks to achieve both conservation of principal and long-term growth of capital and income by investing in both equity and fixed-income securities.

JH American Funds Washington Mutual Investors Fund (WMI). Seeks to produce income and provide the opportunity for capital appreciation by investing at least 95% of its assets in equity securities that meet strict standards evolving from requirements originally established by the U.S. District Court for the District of Columbia for the investment of trust funds.

Equity Income Fund (EIF). Seeks to achieve substantial dividend income and long-term capital appreciation by investing primarily in common stocks of well-established companies that are paying above-average dividends, which stocks appear to be temporarily ^undervaluaed or out of favor but that have good prospects for capital appreciation and dividend growth.

JH American Funds Investment Company of America (ICA). Seeks to achieve long-term growth of capital and income, by investing in solid companies with the greatest potential for future dividends, rather than current income.

Quantitative Value Fund (EQI). Seeks to achieve long-term capital appreciation by investing primarily in high-quality, large-cap, U.S. securities with the potential for long-term growth of capital.

Large Cap Fund (LRC). Seeks to maximize total return, consisting of capital appreciation and current income by investing at least 80% of its net assets (plus borrowings, if any) in equity securities of U.S. large capitalization companies.

U.S. Core Fund (GRI). Seeks to out perform the S&P 500 Index by 2% per annum over a complete market cycle, which minimizes risk relative to the benchmark.

Fundamental Value Fund (FUN). Seeks to achieve growth of capital by investing primarily in common stocks of U.S. companies with market capitalization of at least $10 billion. The fund also may invest, to a limited extent, in foreign securities and fixed income securities.

500 Index Fund (IND). Seeks to achieve the approximate aggregate total return of a broad U.S. domestic equity market index by attempting to track the performance of the S&P 500 Index.

INDEX INVESTMENT OPTIONS - GROWTH

All Cap Value Fund (ACV). Seeks capital appreciation by investing primarily in equity securities of undervalued U.S. and multinational companies in all market capitalization ranges.

Value Fund (VLF). Seeks to achieve an above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities of companies with capitalizations similar to the market capitalization of companies in the Russell Midcap Value Index.

Mid Cap Value Fund (MAV). Seeks to achieve capital appreciation by investing primarily in equity securities of mid-sized companies, which are believed to be undervalued in the ^marketplace.

Mid Value Fund (MVF). Seeks long-term capital appreciation by investing primarily in a diversified mix of common stocks of mid-sized U.S. companies believed to be undervalued and to offer good prospects for capital appreciation.

Special Value Fund (SVA). Seeks to achieve long-term growth of capital by investing in the common stock and other equity securities of smaller-capitalized U.S. companies believed to be undervalued.

Small Company Value Fund (SMF). Seeks to achieve long-term growth of capital by investing primarily in small companies whose common stock is believed to be undervalued.

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Small Cap Value Fund (SMV). Seeks long-term capital appreciation by investing primarily in a diversified mix of common stocks of small U.S. companies that are believed to be undervalued by various measures and offer good prospects for capital appreciation.

Small Cap Opportunities Fund (SPO). Seeks to achieve long-term capital appreciation through investments in smaller-capitalization companies that the managers believe are undervalued but have stable or improving earnings record and sound finances.

Real Estate Securities Fund (REF). Seeks to achieve a combination of long-term capital appreciation and current income by investing primarily in common stocks and other equity securities issued by real estate companies.

Utilities Fund (ULT). Seeks to achieve capital growth and current income by investing primarily in equity and debt securities of domestic and foreign companies in the utilities industry.

Classic Value Fund (CLV). Seeks to achieve long-term growth of capital by investing, under normal circumstances, at least 80% of its net assets in domestic equity securities.

Large Cap Value Fund (LCV). Seeks long-term growth of capital through investment primarily in a diversified portfolio of equity securities of large cap companies in the United States.

Core Equity Fund (CEF). Seeks to achieve long-term capital growth by investing, under normal market conditions, primarily in equity securities that, in the sub-adviser's opinion, offer the potential for capital growth.

U.S. Large Cap Fund (ULC). Seeks to achieve long-term growth of capital and ^income by investing primarily in equity and equity-related securities of companies with market capitalization greater than $500 million. Greater consideration is given to potential appreciation and future dividends than to current income.

Blue Chip Growth Fund (BCF). Seeks to achieve long-term growth of capital by investing primarily in the common stocks of large- and medium-sized blue chip growth companies. Current income is a secondary objective.

Total Stock Market Index Fund (TSM). Seeks to achieve the approximate aggregate total return of a broad U.S. domestic equity market index by attempting to track the performance of the Wilshire ^5000 Index.

All Cap Core Fund (GRF). Seeks to achieve long-term growth of capital by investing in stocks within all assets classes (small-, mid- and large-cap), primarily those within the Russell 3000 index.

Quantitative All Cap Fund (QAC). Seeks to achieve long-term growth of capital by investing, under normal circumstances, primarily in equity securities of U.S. companies (small-, mid- and large-cap).

U.S. Global Leaders Growth Fund (GLF). Seeks to achieve long-term growth of capital by investing primarily in common stock of "U.S. Global Leaders." Under normal market conditions, at least 80% of the portfolio's assets will be invested in stocks of companies the managers regard as U.S. Global Leaders.

JH American Funds Growth Fund of America (GFA). Seeks to achieve growth of capital by investing primarily in common stocks of companies that appear to offer superior opportunities for growth.

Capital Appreciation Fund (CPA). Seeks to achieve long-term growth of capital by investing primarily in equity-related securities of companies that exceed $1 billion in market capitalization and believed by managers to have above-average growth prospects.

Global Fund (GEF). Seeks long-term capital appreciation by investing, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes) in the equity securities of companies located anywhere in the world, including emerging markets.

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Mid Cap Index Fund (MCD). Seeks to achieve the approximate aggregate total return of a mid-cap U.S. domestic equity market index by attempting to track the performance of the S&P Mid Cap 400 Index.

Quantitative Mid Cap Fund (SEL). Seeks to achieve long-term capital growth by investing primarily in U.S. mid-cap stocks, convertible preferred stocks, convertible bonds and warrants.

INDIVIDUAL INVESTMENT OPTIONS - AGGRESSIVE GROWTH

International Core Fund (ITS). Seeks to achieve higher total return by outperforming its benchmark through investments in a diversified portfolio of ^equity investments from developed markets outside the U.S. Under normal circumstances, at least 80% of the assets in the portfolio are invested in equity securities.

International Value Fund (ITV). Seeks to achieve long-term growth of capital by investing primarily in equity securities of companies located in the U.S., including those in emerging markets.

JH American Funds ^EuroPacific Growth Fund (EPG). Seeks to achieve long-term growth of capital by investing in securities of small to large growing companies based primarily in Europe and the Pacific Basin, including ^issuers based in developing countries.

Overseas Equity Fund (OEF). Seeks long-term capital appreciation by investing at least 80% of its assets in equity securities of companies outside the U.S., in a diversified mix of large established and medium-sized foreign companies located primarily in developed countries and, to a lesser extent, in emerging markets.

International Equity Index Fund (IIF). Seeks to track the performance of a broad-based equity index of foreign companies primarily in developed countries and, to a lesser extent, in emerging market countries by investing in securities listed in the MSCI All County World Ex-US ^Index.

International Small Cap Fund (ISF). Seeks to achieve long-term capital appreciation, primarily in the common stock of smaller companies outside the U.S.

International Opportunities Fund (IOF). Seeks long-term growth of capital by investing at least 65% of its assets in common stocks of foreign corporations.

Financial Services Fund (FSF). Seeks to achieve long-term capital growth by investing primarily in the common stocks of financial service companies.

All Cap Growth Fund (MCR). Seeks to achieve long-term capital appreciation by investing principally in common stocks of companies that are likely to benefit from new or innovative products, services or processes, as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth.

Natural Resources Fund (RES). Seeks to achieve long-term total return by investing, under normal market conditions, primarily in equity and equity-related securities of ^natural resource-related companies worldwide.

Mid Cap Stock Fund (MCS). Seeks to achieve long-term capital growth by investing primarily in equity securities with significant capital appreciation potential, with emphasis on medium-sized companies.

Dynamic Growth Fund (DYN). Seeks to achieve long-term growth of capital by investing primarily in equity securities of companies with significant growth potential, with an emphasis on medium-sized companies.

Small Company Fund (SML). Seeks to achieve long-term capital growth by investing primarily in the common stock of small U.S. companies ^and broadly diversifying its investments based on the S&P Small Cap 600 Index.

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Small Cap Index Fund (SCI). Seeks to achieve the ^approximate aggregate total return of a small-cap U.S. domestic equity market index by attempting to track the performance of the Russell 2000 Index.

Small Cap Fund (SCA). Seeks capital appreciation primarily through investments in U.S. small capitalization companies.

Emerging Small Company Fund (EGF). Seeks to achieve long-term capital appreciation by primarily investing in the common stock of small^ capitalization companies.

Small Cap Growth Fund (SCF). Seeks long-term capital appreciation by investing, under normal market conditions, primarily in small-cap companies that are believed to offer above-average potential for growth in revenues or earnings.

Emerging Growth Fund (EGR). Seeks to achieve superior long-term rates of return through capital appreciation in, primarily, equity securities of small-cap U.S. companies.

Health Sciences Fund (HFC). Seeks long-term capital appreciation by investing at least 80% of its assets in common stocks of companies engaged in the research, development or distribution of products or services related to healthcare, medicine or the life sciences.

Pacific Rim Fund (PRE). Seeks to achieve long-term growth of capital by investing primarily in common stocks and equity-related securities of established, larger capitalization, non-U.S companies in the Pacific Rim that have attractive long-term prospects for capital growth.

Science & Technology Fund (STF). Seeks long-term growth of capital by investing in equity securities of technology companies.

Please refer to the "Your investment options" booklet of John Hancock Retirement Plan Services for additional information regarding the types of investments made by and other information about each of these funds included in these investment options. Contact Patricia Floyd, Senior Vice President and Secretary, if you need a new copy of the "Your investment options" booklet.

A brief description of the Sound Financial, Inc. Employer Stock Fund is set forth below. For descriptions of these other investment options available to 401(k) Plan participants, you may request a prospectus for each of the investment options from the plan administrator. If no investment direction is given, all contributions to a participant's account will be invested in the Money Market Fund.

Sound Financial, Inc. Employee Stock Fund - The investment in Sound Financial, Inc. common stock involves certain risks. No assurance can be given that shares of Sound Financial, Inc. common stock purchased pursuant to the 401(k) Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the Prospectus.

Sound Financial, Inc. Common Stock Investment Election Procedures. If you are actively employed by Sound Community Bank or an affiliate on September 30, 2007, and have an account balance under the 401(k) Plan of at least $250, you may instruct the trustee to purchase Sound Financial, Inc. common stock by redirecting funds from your existing accounts ^ into the Employer Stock Fund by filing an Investment Election Form with the plan administrator on or prior to the deadline. The total amount of funds redirected into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in 1% increments from investment options containing the participant's 401(k) Plan funds. When you instruct the trustee to redirect the funds in your existing accounts into the Employer Stock Fund in order to purchase Sound Financial, Inc. common stock, the trustee will liquidate funds from the appropriate investment option(s) and apply such redirected funds as requested, in order to effect the new allocation.

For example, you may fund an election to purchase 100 shares of Sound Financial, Inc. common stock by redirecting the aggregate purchase price of $1,000 for the shares from the following investment options (provided the necessary funds are available in such investment options): (i) 10% from the Blue Chip Growth Fund (BCF), (ii) 30%

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from the Small Cap Fund (SCA), and (iii) 60% from the JH Lifestyle Fund - Moderate Portfolio (MLS). In such case, the trustee would liquidate $100 of the participant's funds from the Blue Chip Growth (BCF) Fund, $300 from funds in the Small Cap Fund (SCA) and $600 from funds in the JH Lifestyle Fund - Moderate Portfolio (MLS) to raise the $1,000 aggregate purchase price. If your instructions cannot be fulfilled because you do not have the required funds in one or more of the investment options to purchase the shares of Sound Financial, Inc. common stock subscribed for, you will be required to file a revised Investment Election Form with the plan administrator by the deadline. Once received in proper form, an executed Investment Election Form may not be modified, amended or rescinded without our consent, unless the Stock Offering has not been completed within 45 days after the end of the subscription and direct community offering.

Adjusting Your Investment Strategy. Until changed in accordance with the terms of the 401(k) Plan, future allocations of your contributions would remain unaffected by the election to purchase Sound Financial, Inc. common stock through the 401(k) Plan in the Stock Offering. You may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice, with such modification or request taking effect after the valuation of accounts, which occurs daily. After the Stock Offering, modifications and fund transfers relating to the Employer Stock Fund will be permitted on a daily basis.

Valuation of Accounts. The 401(k) Plan uses a unit system for valuing each investment fund. Under this system your share in any investment fund is represented by units. The unit value is determined as of the close of business each regular business day. The total dollar value of your share in any investment fund as of any valuation date is determined by multiplying the number of units held by you by the unit value of the fund on that date. The sum of the values of the funds you select represents the total value of your 401(k) Plan account.

Financial Data

Employer Contributions. For the year ended December 31, 2006, we made annual and matching contributions totaling approximately $108,176 into the 401(k) Plan. We made no profit sharing contributions to the 401(k) Plan for the fiscal year ended December 31, 2006.

If we adopt or contribute to other stock-based benefit plans, such as an employee stock ownership plan or a restricted stock plan, then we may decide to amend the 401(k) Plan, reduce our matching contribution, and/or reduce or eliminate our annual or profit sharing contribution under the 401(k) Plan in order to reduce overall expenses. We are currently planning to adopt an employee stock ownership plan. If we adopt a restricted stock plan, the plan would not be submitted for stockholder approval for at least six months following completion of the reorganization.

Performance of Sound Financial, Inc. Common Stock. As of the date of this Prospectus Supplement, no shares of Sound Financial, Inc. common stock have been issued or are outstanding. In addition, there is no established market for our common stock. Accordingly, there is no record of the historical performance of Sound Financial, Inc. common stock.

Performance of Investment Options. The following table provides performance data with respect to the investment options available under the 401(k) Plan, based on information provided to Sound Financial, Inc. by John Hancock Retirement Plan Services.

The information set forth below with respect to the investment options has been reproduced from materials supplied by John Hancock Retirement Plan Services, which is responsible for providing investment alternatives under the 401(k) Plan, other than the Sound Financial, Inc. Employer Stock Fund. Sound Community Bank and Sound Financial, Inc. take no responsibility for the accuracy of such information.

Participants should review this and any other available additional information regarding your current selected investments options before making an investment decision to transfer funds in those investment options to the Employee Stock Fund.

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NET INVESTMENT PERFORMANCE

	Percentage Returns (as of 12/31/06)
Name of Fund	1 Year	3 Year	5 Year	10 Year	Since Inception
LIFESTYLE PORTFOLIOS
JH Lifestyle Fund -- Conservative (CLS)	7.70	5.98	5.99	6.52	N/A
JH Lifestyle Fund -- Moderate Portfolio (MLS)	9.78	7.88	7.04	6.74	N/A
JH Lifestyle Fund -- Balanced Portfolio (BLS)	12.15	10.33	8.21	6.84	N/A
JH Lifestyle Fund -- Growth Portfolio (GLS)	13.01	11.56	8.42	6.29	N/A
JH Lifestyle Fund -- Aggressive Portfolio (ALS)	14.97	13.34	9.04	5.27	N/A

INDIVIDUAL INVESTMENT OPTIONS - CONSERVATIVE
John Hancock USA 3-Year Guaranteed Interest Account (3YC)(1)	3.98	2.05	3.66	5.58	N/A
John Hancock USA 5-Year Guaranteed Interest Account (5YC) (1)	4.03	2.89	4.48	5.75	N/A
John Hancock USA 10-Year Guaranteed Interest Account (10YC) (1)	4.08	3.51	4.98	6.06	N/A
Money Market Fund (MMR)	3.98	2.13	1.43	2.90	N/A
_____________________________________ (1) Rates reflect guaranteed "new money" rate for funds invested in 2006 (1 Year), 2004 (3 Year), 2002 (5 Year) and 1997 (10 Year).

INDIVIDUAL INVESTMENT OPTIONS - INCOME
US Government Securities Fund (USF)	3.76	2.37	3.10	4.62	N/A
Active Bond Fund (DVB)	3.58	2.86	4.00	5.78	N/A
Core Bond Fund (COR)	3.44	N/A	N/A	N/A	1.97
Real Return Bond Fund (RRBF)	-0.06	3.19	N/A	N/A	2.73
Total Return Fund (TRF)	3.13	3.32	4.70	N/A	5.35
Investment Quality Bond Fund (IQB)	3.17	3.12	5.15	5.61	N/A
Global Fond Fund (GLB)	4.38	2.28	8.05	4.33	N/A
Strategic Income Fund (SIM)	3.56	N/A	N/A	N/A	5.58
Strategic Bond Fund (SBF)	6.35	4.93	7.18	6.09	N/A
US High Yield Bond Fund (USH)	9.16	N/A	N/A	N/A	7.52
High Yield Fund (HYF)	10.06	7.96	7.70	4.33	N/A

INDIVIDUAL INVESTMENT OPTIONS - GROWTH & INCOME
Global Allocation Fund (TAF)	13.08	10.36	5.32	N/A	1.45
JH American Funds American Balanced Fund (ABF)	11.04	7.12	6.87	8.92	N/A
Income & Value Fund (I&V)	8.23	6.76	5.12	6.82	N/A
JH American Funds Washington Mutual Investors Fund (WMI)	17.17	9.51	6.76	9.07	N/A
Equity Income Fund (EIF)	18.39	11.87	8.63	9.56	N/A
JH American Funds Investment Company of America (ICA)	15.10	9.96	7.18	9.65	N/A
Quantitative Value Fund (EQI)	20.88	N/A	N/A	N/A	19.13
Large Cap Fund (LRC)	14.03	N/A	N/A	N/A	14.18
U.S. Core Fund (GRI)	8.64	5.41	2.11	5.95	N/A
Fundamental Value Fund (FUN)	14.14	10.98	8.10	N/A	5.88
500 Index Fund (IND)	14.77	9.37	5.17	7.37	N/A

INDIVIDUAL INVESTMENT OPTIONS - GROWTH
All Cap Fund (ACV)	13.45	11.33	6.46	N/A	5.80
Value Fund (VLF)	20.55	15.72	10.48	N/A	8.96
Mid Cap Value Fund (MAV)	11.32	14.09	10.70	N/A	10.24
Mid Value Fund (MVF)	19.85	N/A	N/A	N/A	17.60
Special Value Fund (SVA)	10.50	11.93	N/A	N/A	15.63
Small Company Value Fund (SMF)	15.01	15.29	13.87	N/A	8.94
Small Cap Value Fund (SMV)	18.77	N/A	N/A	N/A	17.67
Small Cap Opportunities Fund (SPO)	10.41	13.99	N/A	N/A	20.13
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Real Estate Securities Fund (REF)	36.83	26.02	23.19	12.57	N/A
Utilities Fund (ULT)	30.50	25.11	14.87	N/A	7.32
Classic Value Fund (CLV)	15.60	N/A	N/A	N/A	13.53
Large Cap Value Fund (LCV)	16.20	17.32	N/A	N/A	20.18
Core Equity Fund (CEF)	6.48	N/A	N/A	N/A	9.46
US Large Cap Fund (ULC)	10.26	8.20	5.22	N/A	4.03
Blue Chip Growth Fund (BCF)	9.15	7.63	3.90	6.76	N/A
Total Stock Market Index Fund (TSM)	14.91	10.42	6.53	N/A	2.13
All Cap Core Fund (GRF)	14.09	12.67	6.83	5.13	N/A
Quantitative All Cap Fund (QAC)	14.78	12.44	N/A	N/A	15.32
US Global Leaders Growth Fund (GLF)	1.47	N/A	N/A	N/A	2.73
JH American Funds Growth Fund of America (GFA)	10.20	11.62	7.29	12.17	N/A
Capital Appreciation Fund (CPA)	1.85	8.04	2.37	N/A	-1.45
Global Fund (GEF)	19.90	14.78	9.13	7.18	N/A
Mid Cap Index Fund (MCI)	9.29	12.08	9.79	N/A	8.54
Quantitative Mid Cap Fund (SEL)	3.85	11.39	8.01	N/A	3.22

INDIVIDUAL INVESTMENT OPTIONS - AGGRESSIVE GROWTH
International Core ^Fund (ITS)	24.32	18.30	10.90	5.01	N/A
International Value Fund (ITV)	28.94	19.46	15.13	N/A	8.39
JH American Funds ^EuroPacific Growth Fund (EPG)	20.78	19.95	14.32	10.42	N/A
Overseas Equity Fund (OEF)	19.26	N/A	N/A	N/A	25.49
International Equity Index Fund (IIF)	24.95	20.20	15.73	7.24	N/A
International Small Cap Fund (ISF)	28.44	18.52	16.39	7.79	N/A
International Opportunities Fund (IOF)	23.70	N/A	N/A	N/A	29.08
Financial Services Fund (FSF)	22.65	13.83	9.94	N/A	7.31
All Cap Growth Fund (MCR)	6.15	6.70	3.34	5.32	N/A
Natural Resources Fund (RES)	20.80	29.36	N/A	N/A	33.93
Mid Cap Stock Fund (MCS)	13.56	14.95	10.69	N/A	4.51
Dynamic Growth Fund (DYN)	10.64	10.73	4.49	N/A	-10.21
Small Company Fund (SML)	5.34	N/A	N/A	N/A	12.35
Small Cap Index Fund (SCI)	17.13	12.37	10.03	N/A	8.03
Small Cap Fund (SCA)	7.23	N/A	N/A	N/A	9.99
Emerging Small Company Fund (EGF)	2.36	5.98	3.17	5.76	N/A
Small Cap Growth Fund (SCF)	13.00	N/A	N/A	N/A	20.49
Emerging Growth Fund (EGR)	12.46	8.71	N/A	N/A	13.26
Health Sciences Fund (HFC)	7.98	11.66	6.49	N/A	7.17
Pacific Rim Fund (PRE)	10.63	17.23	14.48	1.91	N/A
Science & Technology Fund (STF)	5.14	2.42	-1.01	1.37	N/A

Each participant should note that past performance is not necessarily an indicator of future results.

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Administration of the 401(k) Plan

Trustees. Trustee matters regarding the 401(k) Plan are handled by Patricia Floyd, Senior Vice President and Secretary and Matthew P. Deines, Executive Vice President (referred to collectively as "trustee"). Currently, John Hancock provides administrative services with respect to all the investment option funds, except the Sound Financial, Inc. Employer Stock Fund. ^Panagiotu Pension Advisors, Inc. is expected to handle administrative services for the Sound Financial, Inc. Employer Stock Fund.

The trustee receives and holds the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the provisions of the 401(k) Plan. The trustee is responsible for following participant direction, effectuating the investment of the assets of the trust in Sound Financial, Inc. common stock and the other investment options.

Benefits Under the 401(k) Plan

Plan Benefits. Your 401(k) Plan benefit is based on the value of the vested portion of your 401(k) Plan accounts as of the valuation date next preceding the date of distribution to you.

Vesting. You will always have a fully vested (nonforfeitable) interest in your 401(k) contribution account and rollover account. Your annual contribution account, matching contribution account and profit sharing contribution account generally will vest (at a rate of 20% per year, beginning with the second year of service and ending with the sixth year of service. Generally, a year of service is a plan year (January 1 to December 31) during which you perform at least 1,000 hours of service for Sound Financial, Inc., Sound Community Bank or an affiliated employer.

Withdrawals and Distributions from the 401(k) Plan

Withdrawals Prior to Termination of Employment. You may receive in-service distributions from your 401(k) Plan account after you have attained age 59 ½, for amounts allocated to your account for at least two years, if you have been a participant for at least five years.

Hardship Distributions. Distributions of your 401(k) contributions, but not the earnings thereon, may be made on account of hardship, but the distribution amount is limited to the amount needed to meet the immediate financial hardship. A financial hardship must involve one of the following circumstances to qualify for a hardship distribution: payment of certain medical expenses, purchase of a principal residence, payment of tuition and room and board for the next 12 months, and prevention of eviction or foreclosure of a principal residence.

Distribution Upon Retirement or Disability. Upon your retirement or disability, you will receive a distribution from the Plan.

Distribution Upon Death. If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or properly designated beneficiary.

Distribution Upon Termination for any Other Reason. If you terminate employment for any reason other than retirement, disability or death, the trustee will make your distribution for vested benefits on your normal retirement date or upon death or disability.

Plan Loans. You may borrow from your 401(k) Plan accounts, subject to Internal Revenue Code limits and the 401(k) Plan's loan policy in effect from time to time.

Form of Distribution. Distributions from the 401(k) Plan will generally be in the form of cash. However, you have the right to request that your distribution from the Employer Stock Fund be in the form of Sound Financial, Inc. common stock. Distributions will be paid in either a lump sum or installments as elected by the participant.

Nonalienation of Benefits. Except with respect to federal income tax withholding and plan loans, and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be

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subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.

Reports to 401(k) Plan Participants

As soon as practicable after the end of each calendar quarter, the plan administrator will furnish to each participant a statement showing: (i) balances in the participant's accounts as of the end of that period: (ii) the amount of contributions allocated to his or her accounts for that period: and (iii) the number of units in each of the funds. Participants also may access information regarding their 401(k) Plan Accounts, except the Employer Stock Fund, by using internet access made available by John Hancock.

Amendment and Termination

We intend to continue to participate in the 401(k) Plan. Nevertheless, we may amend or terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then, regardless of other provisions in the 401(k) Plan, each participant affected by the termination shall become fully vested in all of his or her accounts.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan as in effect on the date of this Prospectus Supplement. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the plan.

As a "tax-qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

(i)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;
(ii)	participants pay no current income tax on amounts contributed by the employer on their behalf; and
(iii)	earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

We will administer the 401(k) Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

Taxation of Distributions. Generally, 401(k) Plan distributions are taxable as ordinary income for federal income tax purposes.

Common Stock Included in a Lump Sum Distribution. If a lump sum distribution includes common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to the common stock. Net unrealized appreciation is the excess of the value of the common stock at the time of the distribution over its cost or other basis to the 401(k) Plan trust. The tax basis of the common stock for purposes of computing gain or loss on its subsequent sale equals the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of the common stock up to the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of the common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term

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capital gain depending upon the length of the holding period of the common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations issued by the Internal Revenue Service.

Rollovers and Direct Transfers to Another Qualified Plan or to an Individual Retirement Account; Mandatory Tax Withholding. Except as discussed below, you may roll over virtually all distributions from the 401(k) Plan to another tax-favored plan or to a standard individual retirement account without regard to whether the distribution is a lump sum distribution or a partial distribution. You have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified retirement plan (subject to the provisions of the recipient qualified plan) or to an Individual Retirement Account. If you do not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. Your state may also impose tax withholding on your taxable distribution. An "eligible rollover distribution" means any amount distributed from the plan except: (i) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more; (ii) any amount required to be distributed under the minimum distribution rules; and (iii) any other distributions excepted under applicable federal law. If you elect to rollover or directly transfer common stock, you may not take advantage of the favorable net unrealized appreciation that applies to common stock, discussed above.

Ten-Year Averaging Rules. Under a special grandfather rule, if you have completed at least five years of participation in the 401(k) Plan before the taxable year in which the distribution is made, and you turned age 50 by 1986, you may elect to have your lump sum distribution taxed using a "ten-year averaging" rule. The election of the special averaging rule applies only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after you attain age 59-1/2 and you elect to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the ten-year averaging rule or receive a lump sum distribution on account of your death.

Additional Tax on Early Distributions. A participant who receives a distribution from the 401(k) Plan prior to attaining age 59½ will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, in certain cases, including (but not limited) to distributions rolled over or directly transferred into an IRA or another qualified plan, or the distribution is: (i) made to a beneficiary (or to the estate of a participant) on or after the death of the participant; (ii) attributable to the participant's being disabled within the meaning of Section 72(m)(7) of the Internal Revenue Code; (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (or joint life expectancies) of the participant and his beneficiary; (iv) made to the participant after separation from service under the 401(k) Plan after attainment of age 55; (v) made to pay medical expenses to the extent deductible for federal income tax purposes; (vi) pursuant to a qualified domestic relations order; or (vii) made to effect the distribution of excess contributions or excess deferrals.

This is a brief description of federal income tax aspects of the 401(k) Plan, which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences that may be particular to you of participating in and receiving distributions from the 401(k) Plan.

ERISA and Other Qualification

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, the primary federal law governing retirement plans, and is intended to be a qualified retirement plan under the Internal Revenue Code.

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Restrictions on Resale

Any person receiving shares of Sound Financial, Inc. common stock under the 401(k) Plan who is an "affiliate" of Sound Financial, Inc. or Sound Community Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of Sound Financial, Inc. and Sound Community Bank) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Sound Financial, Inc. may wish to consult with counsel before transferring any Sound Financial, Inc. common stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Sound Financial, Inc. common stock acquired under the 401(k) Plan, or other sales of Sound Financial, Inc. common stock.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Exchange Act imposes reports and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as Sound Financial, Inc.. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of our fiscal year. Participation in the Sound Financial, Inc. Employer Stock Fund of the 401(k) Plan by our officers, directors and persons beneficially owning more than 10% of the outstanding Sound Financial, Inc. common stock must be reported to the Securities and Exchange Commission at least annually on a Form 4 or Form 5 by such individuals.

Section 16(b) of the Exchange Act provides for the recovery by us of any profits realized by an officer, director or any person beneficially owning more than 10% of the Sound Financial, Inc. common stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of Sound Financial, Inc. common stock within any six-month period. The Securities and Exchange Commission rules provide an exemption from the profit recovery provisions of Section 16(b) for certain transactions within an employee benefit plan, such as the 401(k) Plan, provided certain requirements are met. If you are subject to Section 16, you should consult with counsel regarding the applicability of Section 16 to specific transactions involving the 401(k) Plan.

LEGAL OPINIONS

The validity of the issuance of Sound Financial, Inc. common stock will be passed upon by Silver, Freedman & Taff, L.L.P., 3299 K Street, N.W., Suite 100, Washington, D.C. 20007, which firm acted as special counsel for Sound Financial, Inc. and Sound Community Bank in connection with the Stock Offering.

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INVESTMENT ELECTION FORM

Logo

SOUND COMMUNITY BANK
401(k) PROFIT SHARING PLAN

PARTICIPANT ELECTION TO INVEST IN
SOUND FINANCIAL, INC. COMMON STOCK
("EMPLOYER STOCK FUND")

If you would like to participate in the Stock Offering using amounts currently in your account in Sound Community Bank's 401(k) Profit Sharing Plan, please complete this form and return it to Patricia Floyd, Senior Vice President and Secretary, at our main office, to be received by her no later than 12:00 Noon, Seattle, Washington Time, on ____________, 2007, which is ____ days before the end of the subscription offering.

Participant's Name:	_______________________________________ Social Security Number: ____________________________
(Please Print)

Address:
	Street	City	State	Zip Code

1.     Background Information

Sound Financial, Inc. will be issuing shares of common stock, par value $0.01 per share (the "Common Stock"), to certain depositors and the public in the Stock Offering. Participants in the Sound Community Bank 401(k) Profit Sharing Plan (the "401(k) Plan") who are actively employed as of September 30, 2007, and who have an account balance in the 401(k) Plan of at least $250, are being given an opportunity to direct the trustee of the 401(k) Plan ^ to purchase Common Stock in the Stock Offering with amounts currently in their 401(k) Plan account. (Employees who would like to directly purchase shares of Common Stock in the offering with funds other than amounts currently in their 401(k) Plan account may do so by completing the order form that accompanies the Prospectus.) In connection therewith, the "Employer Stock Fund," a new investment fund under the 401(k) Plan comprised of Sound Financial, Inc. Common Stock, has been established, and a special administrator has been appointed for the Employee Stock Fund. ^ Because it is actually the 401(k) Plan that purchases the Common Stock, participants would acquire a "participation interest" (expressed as units of the Employer Stock Fund) in the shares and would not own the shares directly.

Prior to making a decision to direct the ^trustee to purchase Common Stock, we strongly urge you to carefully review the Prospectus and the Prospectus Supplement that accompany this Investment Election Form. Your decision to direct the transfer of amounts credited to your account balances to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Stock Offering is irrevocable. After the completion of the offering, participants may transfer ^ some or all of their units in the Employer Stock Fund ^ into one or more of the 401(k) Plan's other investment funds at such times as are provided for under the 401(k) Plan's rules for such transfers.

Investing in any stock entails some risks. We encourage you to discuss your investment decision with your investment advisor before completing this form. Neither the ^trustee, the plan administrator, nor any employee of the employer sponsor is authorized to make any representations about this investment. You should not rely on any information other than information contained in the Prospectus and the Prospectus Supplement in making your investment decision. Any shares purchased by the 401(k) Plan based on your election will be subject to the conditions and restrictions otherwise applicable to Common Stock purchased directly by you in the Stock Offering. These restrictions are described in the Prospectus and the Prospectus Supplement.

2. Investment Elections

If you would like to participate in the Stock Offering with amounts currently in your 401(k) Plan, please complete the box below, indicating ^the percentage of each of your current funds you would like to transfer into the Employer Stock Fund. In calculating the number of shares of common stock that the Trustee will purchase in the Stock Offering based on your election, the ^trustee will use your most recent available 401(k) Plan account balances. Thus, for example, if your available account balances total $5,000 in one fund and you elect below to transfer 20% from your account balance in that fund to the Employer Stock Fund, the ^trustee of the 401(k) Plan will use $1,000 (20% of $5,000) from your account in that fund to purchase 100 shares of Common Stock at a purchase price of $10.00 per share. In no event, can the total amount transferred exceed the total value of your accounts.

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In the event that the ^trustee is unable to use the total amount that you elect in the box below to have transferred into the Employer Stock Fund to purchase Common Stock due to an oversubscription in the Stock Offering, the amount that is not invested in the Employer Stock Fund will be ^invested in the Money Market Fund account.

Indicate the exact percentage to be transferred from one or more of the following funds into the Employer Stock Fund:

Percentage To Be Transferred	From My Account Balance in Fund
LIFESTYLE PORTFOLIOS
__________%	JH Lifestyle Fund -- Conservative (CLS)
__________%	JH Lifestyle Fund -- Moderate Portfolio (MLS)
__________%	JH Lifestyle Fund -- Balanced Portfolio (BLS)
__________%	JH Lifestyle Fund -- Growth Portfolio (GLS)
__________%	JH Lifestyle Fund -- Aggressive Portfolio (ALS)

If your funds are in a Lifestyle Fund, you need only show the transfer above and not below based on the individual funds in that Lifestyle Fund. The following options are only for direct investments in these funds.

INDIVIDUAL INVESTMENT OPTIONS - CONSERVATIVE
__________%	John Hancock USA 3-Year Guaranteed Interest Account (3YC)
__________%	John Hancock USA 5-Year Guaranteed Interest Account (5YC)
__________%	John Hancock USA 10-Year Guaranteed Interest Account (10YC)
__________%	Money Market Fund (MMR)

INDIVIDUAL INVESTMENT OPTIONS - INCOME
__________%	US Government Securities Fund (USF)
__________%	Active Bond Fund (DVB)
__________%	Core Bond Fund (COR)
__________%	Real Return Bond Fund (RRBF)
__________%	Total Return Fund (TRF)
__________%	Investment Quality Bond Fund (IQB)
__________%	Global Fond Fund (GLB)
__________%	Strategic Income Fund (SIM)
__________%	Strategic Bond Fund (SBF)
__________%	US High Yield Bond Fund (USH)
__________%	High Yield Fund (HYF)

INDIVIDUAL INVESTMENT OPTIONS - GROWTH ∓ INCOME
__________%	Global Allocation Fund (TAF)
__________%	JH American Funds American Balanced Fund (ABF)
__________%	Income ∓ Value Fund (I∓V)
__________%	JH American Funds Washington Mutual Investors Fund (WMI)
__________%	Equity Income Fund (EIF)
__________%	JH American Funds Investment Company of America (ICA)
__________%	Quantitative Value Fund (EQI)
__________%	Large Cap Fund (LRC)
__________%	U.S. Core Fund (GRI)
__________%	Fundamental Value Fund (FUN)
__________%	500 Index Fund (IND)

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Percentage To Be Transferred	From My Account Balance in Fund
INDIVIDUAL INVESTMENT OPTIONS - GROWTH
__________%	All Cap Fund (ACV)
__________%	Value Fund (VLF)
__________%	Mid Cap Value Fund (MAV)
__________%	Mid Value Fund (MVF)
__________%	Special Value Fund (SVA)
__________%	Small Company Value Fund (SMF)
__________%	Small Cap Value Fund (SMV)
__________%	Small Cap Opportunities Fund (SPO)
__________%	Real Estate Securities Fund (REF)
__________%	Utilities Fund (ULT)
__________%	Classic Value Fund (CLV)
__________%	Large Cap Value Fund (LCV)
__________%	Core Equity Fund (CEF)
__________%	US Large Cap Fund (ULC)
__________%	Blue Chip Growth Fund (BCF)
__________%	Total Stock Market Index Fund (TSM)
__________%	All Cap Core Fund (GRF)
__________%	Quantitative All Cap Fund (QAC)
__________%	US Global Leaders Growth Fund (GLF)
__________%	JH American Funds Growth Fund of America (GFA)
__________%	Capital Appreciation Fund (CPA)
__________%	Global Fund (GEF)
__________%	Mid Cap Index Fund (MCI)
__________%	Quantitative Mid Cap Fund (SEL)

INDIVIDUAL INVESTMENT OPTIONS - AGGRESSIVE GROWTH
__________%	International Core Fund (ITS)
__________%	International Value Fund (ITV)
__________%	JH American Funds ^EuroPacific Growth Fund (EPG)
__________%	Overseas Equity Fund (OEF)
__________%	International Equity Index Fund (IIF)
__________%	International Small Cap Fund (ISF)
__________%	International Opportunities Fund (IOF)
__________%	Financial Services Fund (FSF)
__________%	All Cap Growth Fund (MCR)
__________%	Natural Resources Fund (RES)
__________%	Mid Cap Stock Fund (MCS)
__________%	Dynamic Growth Fund (DYN)
__________%	Small Company Fund (SML)
__________%	Small Cap Index Fund (SCI)
__________%	Small Cap Fund (SCA)
__________%	Emerging Small Company Fund (EGF)
__________%	Small Cap Growth Fund (SCF)
__________%	Emerging Growth Fund (EGR)
__________%	Health Sciences Fund (HFC)
__________%	Pacific Rim Fund (PRE)
__________%	Science ∓ Technology Fund (STF)

The total amount transferred from funds indicated above will be transferred to the Employer Stock Fund.

Note: If you do not indicate any percentage above, you will not participate in the Stock Offering by using your 401(k) Plan funds.

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3.     Purchaser Information.

The ability of participants in the 401(k) Plan to purchase common stock in the Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant's status as an eligible account holder, supplemental eligible account holder or other member. Please indicate your status.

A.	[ ]	Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Sound Community Bank as of June 30, 2006.
B.	[ ]	Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Sound Community Bank as of September 30, 2007, but are not an eligible account holder.
C.	[ ]	Other Member - Check here if you were a depositor with Sound Community Bank as of ________, 2007, but are not an eligible account holder or supplemental eligible account holder.
Account Title (Names on Accounts)	Account Number

4.     Participant Signature and Acknowledgment - Required

By signing this investment election form, I authorize and direct the plan administrator and ^trustee to carry out my instructions. I acknowledge that I have been provided with and have received a copy of the Prospectus and Prospectus Supplement relating to the issuance of Common Stock that accompany this Investment Election Form. I am aware of the risks involved in investing in Common Stock and understand that the ^trustee, the plan administrator nor any employee of the employer sponsor are not responsible for my choice of investment. I understand that my failure to sign this acknowledgment will make this investment election form null and void.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF SOUND FINANCIAL, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY SOUND FINANCIAL, INC. OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed or are as safe as an insured deposit, I should call the Office of Thrift Supervision, West Regional Director, Darrell Dochow at (650) 746-7000.

Participant's Signature: __________________________________________ Date Signed: ________________

This form must be completed and returned to Patricia Floyd, Senior Vice President and Secretary, at our main office, to be received by her no later than 12:00 Noon, Seattle, Washington Time, on ________, 2007.

Keep a copy of this election form for your files.

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PROSPECTUS

Sound Financial, Inc.
Proposed Holding Company for Sound Community Bank
1,467,400 Shares of Common Stock

Sound Community Bank, Seattle, Washington, is reorganizing into the mutual holding company form of organization. Sound Community Bank will become a wholly owned subsidiary of Sound Financial, Inc., a federally chartered corporation to be formed in connection with the reorganization. As part of the reorganization, Sound Financial, Inc. is offering for sale up to 1,467,400 shares of its common stock at $10.00 per share. The shares being offered represent 44.0% of Sound Financial, Inc.'s common stock to be outstanding following the offering. In connection with the reorganization, we also will form a charitable foundation, Sound Community Foundation, to which we intend to contribute an amount of shares equal to 1.0% of Sound Financial, Inc.'s common stock outstanding after the offering and $200,000 in cash from the offering proceeds. Sound Community MHC, our federally chartered mutual holding company parent, will own the remaining 55.0% of Sound Financial, Inc.'s outstanding common stock following the offering.

We must sell a minimum of 1,084,600 shares to complete the offering, and we will terminate the offering if we do not sell the minimum number of shares. We may sell up to 1,687,510 shares because of regulatory considerations or changes in market or economic conditions without resoliciting subscribers. The offering is scheduled to terminate at 12:00 noon, Seattle, Washington time, on December ___, 2007. We may extend the termination date without notice to you, until _______________, 2008, unless the Office of Thrift Supervision approves a later date, which may not be beyond _______________, 2010.

The minimum purchase is 25 shares of common stock. Generally, the maximum purchase that an individual may make through a single deposit account is 20,000 shares and no person, alone or together with an associate or group of persons acting in concert, may purchase more than 25,000 shares. For further information concerning the limitations on purchases of common stock, see "The Reorganization and Stock Offering–Limitations on Stock Purchases." Once submitted, orders are irrevocable, unless the offering is terminated or extended beyond _______, 2008. If the offering is extended beyond _______, 2008, subscribers will have the right to modify or rescind their purchase orders. Funds received prior to the completion of the offering will be held in an account at Sound Community Bank or, at our discretion, at another federally insured depository institution, and will bear interest at our regular savings rate, which is currently __% per annum. If the offering is terminated, subscribers will have their funds returned promptly, with interest.

Keefe, Bruyette & Woods, Inc. will use its best efforts to assist us in selling our common stock, but is not obligated to purchase any of the common stock that is being offered for sale. Subscribers will not pay any commissions to purchase shares of common stock in the offering. There is currently no public market for the common stock. Keefe, Bruyette & Woods has advised us that it intends to make a market in the common stock, but is under no obligation to do so. We intend to have the common stock of Sound Financial, Inc. quoted on the OTC Bulletin Board.

^ This investment involves a high degree of risk, including the possible loss of principal. See "Risk Factors" beginning on page 19.

TERMS OF THE OFFERING

	Minimum	Maximum	Maximum, as adjusted
Per Share Price	$10.00	$10.00	$10.00
Number of Shares	1,084,600	1,467,400	1,687,510
Underwriting Commission	$83,647	$118,517	$138,567
Other Expenses	$695,000	$695,000	$695,000
Net Proceeds to Sound Financial, Inc.	$10,067,353	$13,860,483	$16,041,533
Net Proceeds Per Share	$9.28	$9.45	$9.51

See "The Reorganization and Stock Offering – Plan of Distribution and Marketing Arrangements" for a complete description of the underwriting commission paid in connection with this offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or has determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For information on how to subscribe, call the Stock Information Center at (_____) ______-________.

KEEFE, BRUYETTE & WOODS

The date of this prospectus is November ____, 2007
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TABLE OF CONTENTS

Page
SUMMARY	1
RISK FACTORS	19
RECENT DEVELOPMENTS	27
SELECTED CONSOLIDATED FINANCIAL INFORMATION	^33
SOUND FINANCIAL, INC.	^35
SOUND COMMUNITY BANK	^35
SOUND COMMUNITY MHC	^35
HOW WE INTEND TO USE THE PROCEEDS	^36
MARKET FOR SOUND FINANCIAL, INC. COMMON STOCK	^38
OUR POLICY REGARDING DIVIDENDS	^38
PRO FORMA DATA	^39
COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH AND WITHOUT THE CHARITABLE FOUNDATION	^46
CAPITALIZATION	^47
WE EXCEED ALL REGULATORY CAPITAL REQUIREMENTS	^48
THE REORGANIZATION AND STOCK OFFERING	^49
PROPOSED PURCHASES BY MANAGEMENT	^71
SOUND COMMUNITY FOUNDATION	^72
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	^76
BUSINESS OF SOUND COMMUNITY BANK	^95
MANAGEMENT	^123
TAXATION	^140
RESTRICTIONS ON ACQUISITION OF SOUND FINANCIAL, INC. AND SOUND COMMUNITY BANK	^142
DESCRIPTION OF CAPITAL STOCK OF SOUND FINANCIAL, INC.	^145
TRANSFER AGENT AND REGISTRAR	^146
EXPERTS	^146
LEGAL AND TAX OPINIONS	^146
WHERE YOU CAN FIND ADDITIONAL INFORMATION	^146
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	^147

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SUMMARY

This summary highlights material information regarding the reorganization, the offering of common stock by Sound Financial, Inc. ("Sound Financial") and the business of Sound Community Bank. This summary of material information may not contain all the information that may be important to you. For additional information, you should read this prospectus carefully, including the consolidated financial statements and the notes to the consolidated financial statements beginning at page F-1 and the section entitled "Risk Factors" beginning on page 19.

Overview

As part of the reorganization to the mutual holding company form of ownership, Sound Financial is conducting this offering of between 1,084,600 and 1,467,400 shares of common stock to raise additional capital to execute its business plan. The shares purchased in this offering will constitute 44.0% of the outstanding shares of Sound Financial common stock. In addition, we will establish a charitable foundation that will be issued 1.0% of the outstanding shares of Sound Financial common stock, and the remaining 55.0% of the outstanding shares of common stock will be owned by Sound Community MHC, as required by regulations of the Office of Thrift Supervision ("OTS"). The offering includes a subscription offering in which certain persons, including depositors of Sound Community Bank, have prioritized subscription rights. There are limitations on how many shares a person may purchase. The amount of capital being raised is based on an appraisal of Sound Financial and a decision by management to offer 44.0% of our shares of common stock to the public. The same directors and certain officers who manage Sound Community Bank will manage Sound Financial and Sound Community MHC.

The Companies

Sound Financial, Inc.

Sound Financial will be the mid-tier holding company for Sound Community Bank when our change in structure is complete. Sound Financial is not currently an operating company and has not engaged in any business to date. Sound Financial will be chartered under federal law and will own 100% of the stock of Sound Community Bank. After completion of the reorganization, Sound Financial will direct Sound Community Bank's business activities and may, in the future, acquire or organize other operating subsidiaries, including other financial institutions or other financial services companies, although it currently has no specific plans or agreements to do so. Sound Financial's executive office is located at 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121 and its telephone number is (206) 448-0884.

Sound Community Bank

Sound Community Bank is a federal mutual savings bank that converted on May 19, 2003 from a state-chartered credit union known as Credit Union of the Pacific. We are changing our structure by becoming a stock savings bank.

As of June 30, 2007, we had five full service offices in Seattle, Lakewood, Mountlake Terrace, Sequim and Tukwila, Washington. Our executive office is located at 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121 and our telephone number at this address is (206) 448-0884.

Our principal business consists of attracting retail deposits from the general public and investing those funds, along with borrowed funds, in loans secured by first and second mortgages on one- to four-family residences, commercial real estate, consumer loans and, to a lesser extent, construction and

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development loans and commercial business loans. We offer a wide variety of secured and unsecured consumer loan products, including manufactured home loans, direct automobile loans, and boat and recreational vehicle loans. At June 30, 2007, our loan portfolio, including loans held for sale, was comprised of 58.5% one- to four-family loans (including home equity loans and lines of credit), 10.6% commercial real estate loans, 4.5% construction and development loans, 9.7% manufactured housing loans, 7.9% automobile loans, 4.5% other consumer loans and 4.3% commercial business loans.

We intend to continue emphasizing our residential mortgage and consumer lending, and to expand our emphasis in the commercial real estate, construction and development, and commercial business lending areas. While we have focused on expanding our commercial, and construction and development lending during the past several years, our commercial lending has been limited by our capital level and, until recently, an OTS supervisory directive that restricted our commercial loan portfolios to levels specified in our business plan submitted when we applied for a savings bank charter. The supervisory directive was terminated on August 29, 2007. See "How We Are Regulated."

We offer a variety of deposit accounts and emphasize customer service. Deposits are our primary source of funds for our lending and investing activities, though in recent years we have relied increasingly on Federal Home Loan Bank advances to augment our deposits and to fund our loan growth.

We are subject to comprehensive regulation and examination by the OTS. At June 30, 2007, we had total assets of $^230.2 million, deposits of $183.5 million and equity of $16.0 million.

Sound Community MHC

Upon completion of our change in structure and the stock offering, Sound Community MHC will own 55.0% of the outstanding shares of Sound Financial. Persons who had membership rights in Sound Community Bank as of the date of the change in structure will have these rights automatically exchanged for identical rights in Sound Community MHC after the change in structure. All depositors of Sound Community Bank will be members of Sound Community MHC after the reorganization. So long as Sound Community MHC exists, it is required by the OTS regulations to own a majority of the voting stock of Sound Financial. As a result, Sound Community MHC, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders of Sound Financial.

Sound Community MHC is not expected to engage in any business activity other than holding more than half of the shares of Sound Financial and investing any funds retained by it. Sound Community MHC's executive office is located at 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121 and its telephone number is (206) 448-0884.

Sound Community Foundation

To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation, Sound Community Foundation, as a non-stock Washington corporation, in connection with the offering. We will fund the charitable foundation with an amount of stock equal to 1.0% of the shares of Sound Financial common stock outstanding after the offering and $200,000 in cash from the offering proceeds. Based on the purchase price of $10.00 per share, we would fund the charitable foundation with 29,000 shares of our common stock at the midpoint of the offering range and $200,000 of cash. Our contribution to the charitable foundation at the midpoint of the valuation range would reduce net earnings by approximately $308,700, after tax, in 2008, the year in which the donation to the charitable foundation is made assuming recognition of full tax benefits. Sound Community Foundation will make grants and donations to non-profit and community groups and projects located within our market areas. It is anticipated that Sound Community Foundation will distribute at least 5% of

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its net investment assets each year. Charitable contributions by Sound Community Bank totaled $73,000 in 2006 and $96,000 in 2005. We anticipate continuing to make charitable contributions outside of those to the foundation.

The establishment of the charitable foundation requires the affirmative vote of a majority of the votes eligible to be cast by Sound Community Bank's members. Currently, there are no plans to make further contributions to the charitable foundation in the future. Sound Community Bank will review additional contributions to the charitable foundation from time to time. The amount of common stock that we are offering for sale in the offering would be greater if the offering were to be completed without the contribution to Sound Community Foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation."

Business and Operating Strategy and Goals

Our primary objective is to continue to grow Sound Community Bank as a well-capitalized, profitable, independent, community-oriented financial institution serving customers in our primary market areas. Our strategy is simply to provide innovative products and superior service to both individuals and small business in our primary market areas, which we currently provide through our five convenient full service banking centers located in the heart of downtown Seattle, Lakewood, Mountlake Terrace, Sequim and Tukwila, Washington. We support these banking centers with 24/7 access to on-line banking and participation in a world wide ATM network. During and after completion of the offering, we will pursue our basic operating strategy and goals, which are listed below. This offering is a critical component of our business strategy because of the increased capital base it will provide Sound Community Bank. To accomplish these objectives, we also need to motivate our employees and provide them with the tools necessary to compete effectively with other financial institutions operating in our market areas.

Grow our franchise and meet competition in our market through our excellent customer service at our existing and new branch banking centers. We operate with a service-oriented approach to banking by meeting our customers' needs and emphasizing the delivery of a consistent and high-quality level of professional service. In the reorganization and stock offering, we will retain our community-oriented charter and mutuality. The proceeds of the offering will allow us to ^ originate loans for portfolio and provide services consistent with the needs of customers in our market areas. We will continue to expand our business by cross-selling our loan and deposit products and services to our customers and emphasizing our traditional strengths, which include residential mortgages, consumer loans, small business lending and core deposits. In addition, we will continue to sell a portion of our residential mortgage portfolio to Fannie Mae on a servicing retained basis. We will also seek opportunities to sell loans we originate that are not saleable to Fannie Mae, generally including land loans, jumbo mortgage loans and manufactured home loans, but will only sell those loans if we can do so on a servicing retained basis. This allows us to maintain our customer relationship while also having the funds from the sale of the loans available to make additional mortgage loans. Our attention to client service and competitive rates allow us to attract and retain deposit and loan customers. We expect to expand our banking operations with a new banking office in each of 2008, 2009 and 2010. Our next branch is expected to be located in Clallam County, though no specific location has been selected. No locations have been selected for additional future branch expansions.

Emphasizing lower cost core deposits to reduce the funding costs of our loan growth. We offer personal and business checking accounts, NOW accounts and savings and money market accounts, which generally are lower-cost sources of funds than certificates of deposits and are less sensitive to withdrawal when interest rates fluctuate. In order to build our core deposit base, we are pursuing a number of strategies. First, we will continue to provide sales promotions on savings and checking

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accounts to encourage the growth of these types of deposits. Second, we require all commercial loan customers to maintain a deposit relationship with us, generally a business checking account relationship to the extent practicable, for the term of their loans. Finally, we have made, and will continue to make, available preferential loan and time deposit pricing to customers who maintain a qualifying checking account.

Growing and diversifying our loan portfolio by emphasizing the origination of one- to four-family residential mortgage^, home equity^, commercial real estate^, commercial business^, construction and development, and consumer loans.  Our infrastructure, personnel and fixed operating base can support a substantially larger asset base.  Our strategy for increasing net income includes increasing our loan originations, particularly with higher yielding commercial, construction and development, and consumer loans. Our business plan emphasizes the origination of loans secured by residential real estate and loans for business purposes, including commercial real estate and construction and development loans. Our increased capital level following the offering will enable us to make larger commercial real estate and business loans to meet the demand for these loan products in our primary market area. The addition of our Chief Credit Officer strengthens our ability to increase our commercial loan products, while maintaining asset quality. Commercial real estate loans and commercial business loans generally are originated with higher interest rates compared to one- to four-family residential mortgage loans and, therefore, have a positive effect on our net interest rate spread and net interest income. In addition, most of these loans are originated with adjustable interest rates, which assist us in managing interest rate risk.

Maintaining high asset quality.  Our asset quality has improved in recent years, through managing credit risk, and is reflected by our low level of nonperforming assets. Our percentage of non-performing assets to total assets was ^0.24% and ^0.18% at June 30, 2007 and December 31, 2006, respectively.  We have introduced new loan products when we are confident that our staff has the necessary expertise and that sound underwriting and collection procedures are in place. We also underwrite all of our commercial loans centrally to ensure uniformity and consistency in underwriting decisions.

Leveraging our capital. We plan to improve our overall efficiency and profitability by leveraging our increased capital base after the offering by increasing our borrowing capacity at the Federal Home Loan Bank of Seattle. We also will access alternative funding sources, including lower cost deposits and loan sales.

Improve earnings. Through product selection and pricing and lower cost funds, we will seek to optimize our interest rate margin while managing our interest rate risk. We will seek new sources of non-interest income by emphasizing selective products and services that provide diversification of revenue sources, including fees and servicing income. We also will control operating expenses while continuing to provide superior personal service to our customers.

The Reorganization

Reorganization into a Mutual Holding Company. We do not have shareholders in our current mutual form of ownership. Our depositors currently have the right to vote on certain matters such as the election of directors and a mutual holding company reorganization. The reorganization is a series of transactions by which we will convert our corporate structure from a mutual savings bank to the mutual holding company form of ownership. Following the reorganization, Sound Community Bank will become a federal stock savings bank subsidiary of Sound Financial. Sound Financial will be a majority-owned subsidiary of Sound Community MHC. Our members will become members of Sound Community MHC, and will continue to have the same voting rights in Sound Community MHC as they

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presently have in Sound Community Bank. As a federal stock savings bank, we will continue to be subject to the regulation and supervision of the OTS and the FDIC.

After the reorganization, our ownership structure will be as follows:

DEPOSITORS OF SOUND COMMUNITY BANK WITH MEMBERSHIP RIGHTS
SOUND COMMUNITY MHC
SOUND COMMUNITY FOUNDATION
MINORITY PUBLIC SHAREHOLDERS
55.0% of the common stock
1.0% of the common stock
44.0% of the common stock
SOUND FINANCIAL, INC.
100% of the common stock
SOUND COMMUNITY BANK

Reasons for the Reorganization and the Stock Offering

The primary reasons for the reorganization and our decision to conduct the offering are to:
    increase our capital to support future growth and profitability while remaining within regulatory capital requirements;

    provide us with greater operating flexibility and allow us to better compete with other financial institutions; and

    retain the characteristics of a mutual organization. The mutual holding company structure will allow our mutual holding company to retain voting control over most decisions to be made by Sound Financial shareholders.

The reorganization and the capital raised in the offering are expected to:

    help us remain an independent community bank by giving us the financial strength to grow our bank and better enable us to serve our customers in our market area;

    enable us to repay a substantial portion of our short-term Federal Home Loan Bank borrowings without any prepayment penalty;

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    enable us to increase lending limits and support our continuing emphasis on residential mortgage and ^ consumer lending, and expand our emphasis in the commercial real estate, construction and development areas, and commercial business lending, and the development of new products and services;

    provide additional funding to continue the growth of our branch network in our market area;

    help us retain and attract qualified management through stock-based compensation plans;

    enable us to form a charitable foundation to benefit the communities in which we do business; and

    structure our business in a form that will enable us to access the capital markets.

We intend to expand our branch network, primarily within our existing market area over the next few years. We currently have plans to open another branch in Clallam County, most likely in Port Angeles, during the fourth quarter of 2008; however, no specific location has been identified. We do not have any other specific plans for other new banking offices, though we are considering adding one additional office each in 2009 and 2010.

Conditions to Completing the Reorganization and Making the Donation

We are conducting the reorganization under the terms of our plan of reorganization and stock issuance. We cannot complete the reorganization and related offering unless (i) the plan of reorganization and stock issuance is approved by at least a majority of votes eligible to be cast by members of Sound Community Bank, (ii) we sell at least the minimum number of shares offered and (iii) we receive the final approval of the OTS to complete the reorganization and offering. The donation to the foundation also must be approved by at least a majority of votes eligible to be cast by members of Sound Community Bank. If the donation is not approved by members, the offering will proceed without it.

Terms of the Offering

We are offering shares of common stock in a subscription offering to those with subscription rights listed below in the following order of priority:

(1)	Depositors who held at least $50 with us on June 30, 2006;
(2)	Sound Financial, Inc. Employee Stock Ownership Plan;
(3)	Depositors, other than directors and officers of Sound Financial and Sound Community Bank, who held at least $50 with us on September 30, 2007, who do not qualify under priority (1) above; and
(4)	Depositors with us on ____________, 2007, to the extent not already included in a prior category.

In addition, we intend to contribute $200,000 in cash from the offering proceeds and shares of our authorized but unissued common stock to Sound Community Foundation, a new charitable foundation to be established, in an amount equal to 1.0% of the number of shares of common stock outstanding after the offering.

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If we receive subscriptions for more shares than are to be sold in this subscription offering, shares will be allocated in order of the priorities described above under a formula outlined in the plan of reorganization and stock issuance. If we increase the number of shares to be sold above 1,467,400, the employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. Shares of common stock not subscribed for in the subscription offering will be offered to the general public in a direct community offering with a preference to natural persons residing in counties where Sound Community Bank has an office and, if necessary, through a public offering. See "The Reorganization and Stock Offering" for a description of the allocation procedure.

We are offering between 1,084,600 and 1,467,400 shares of Sound Financial at $10.00 per share. In the event of changes in financial market conditions before we complete the offering, the offering may increase to 1,687,510 shares with the approval of the OTS and without any notice to you. If we increase the offering to 1,687,510 shares, you will not have the opportunity to change or cancel your stock order. The offering price is $10.00 per share. All purchasers will pay the same purchase price per share. No commission will be charged to purchasers in the offering.

Keefe, Bruyette & Woods will assist us in selling the stock. For further information about Keefe, Bruyette & Woods' role in the offering, see "The Reorganization and Stock Offering – Plan of Distribution and Marketing Arrangements."

Purchase Limitations

The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals through a single account, may purchase more than $200,000 (20,000 shares of common stock). If any of the following persons purchase shares of common stock, their purchases, when combined with your purchases, cannot exceed $250,000 (25,000 shares):

    your spouse, or relatives of you or your spouse living in your house;

    companies or other entities in which you have a 10% or greater equity or substantial beneficial interest or in which you serve as a senior officer or partner;

    a trust or other estate if you have a substantial beneficial interest in the trust or estate or you are a trustee or fiduciary for the trust or other estate; or

    other persons who may be acting together with you (including, but not limited to, persons who file jointly with you a Schedule 13G or Schedule 13D Beneficial Ownership Report with the SEC).

Subject to OTS approval, we may increase or decrease the purchase limitations in the offering at any time. In addition, in any direct community offering or public offering, we will first fill orders for our common stock up to a maximum of 1,000 shares. Thereafter, we will allocate any remaining shares of common stock on an equal number of shares per order basis, until we fill all orders. Our tax-qualified benefit plans, including our employee stock ownership plan, are authorized to purchase up to 10% of the shares sold in the offering without regard to these purchase limitations. See "The Reorganization and Stock Offering - Limitations on Stock Purchases."

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How We Determined the Offering Range and the $10.00 Price Per Share

The offering range is based on the independent appraisal by RP Financial LC. dated as of August 31, 2007. This appraisal was based on our financial condition and operations, the effect of the additional capital raised in this offering and the amount of the donation to the charitable foundation. The $10.00 price per share was determined by our board of directors and is the price most commonly used in stock offerings involving reorganizations of mutual savings institutions. RP Financial LC. will receive fees totaling $38,500 for its appraisal services, plus reasonable out-of-pocket expense incurred in connection with the appraisal.

Two measures that some investors use to analyze whether a stock may be a good investment are the ratio of the offering price to the issuer's "book value" and the ratio of the offering price to the issuer's annual net income. RP Financial, LC. considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity and represents the difference between the issuer's assets and liabilities. RP Financial LC.'s appraisal also incorporated an analysis of a peer group of publicly traded thrift holding companies that RP Financial, LC. considered to be comparable to us. This analysis included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial, LC. applied the peer group's pricing ratios, as adjusted for certain qualitative valuation factors to account for differences between Sound Financial and the peer group, to Sound Financial's pro forma earnings and book value to derive the estimated pro forma market value of Sound Financial.

RP Financial LC. has estimated that as of August 31, 2007, the pro forma market value of Sound Financial ranged from a minimum of $24,650,000 to a maximum of $33,350,000, with a midpoint of $29,000,000. Based on this valuation, the decision to sell 44.0% of this value to the public and the $10.00 per share price, the number of shares of common stock being issued by Sound Financial to the public will range from 1,084,600 shares to 1,467,400 shares, with a midpoint of 1,276,000 shares. The estimated offering range of Sound Financial may be increased by up to 15%, up to 1,687,510 shares. The number of shares of common stock to be issued to our charitable foundation will range from 24,650 to 33,350 (subject to adjustment to 38,353 shares). The intended contribution of shares of our common stock to the charitable foundation has the effect of reducing the number of shares in the offering. See "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation."

The following table presents a summary of selected pricing ratios for the peer group companies and for Sound Financial on a non-fully converted basis as of and for the 12-month period ended June 30, 2007 (or the latest date available for the peer group). The peer group, which consists of 10 publicly traded thrift holding companies in mutual holding company form, includes companies that range in asset size from $133.0 million to $398.0 million and have market capitalizations ranging from $9.7 million to $61.9 million. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 55.5% on a price-to-earnings basis and a discount of 17.6% on a price-to-book basis. The estimated appraised value and the resulting premiums or discounts took into consideration the potential financial impact of the offering. Care should be exercised in using this non-fully converted basis of calculating price to earnings multiple and price to book value ratio, as a number of the peer group companies sold less than 44% of their value in their offerings. Further, a number of these companies have repurchased some of their common stock which also increases the mutual holding company's percentage ownership and distorts a comparative calculation.

The financial impact of the offering includes the gross proceeds of the offering, less offering expenses, the effects of the benefit plans we expect to implement and the impact of the planned repayment of short-term Federal Home Loan Bank borrowings with the offering proceeds. Earnings used in the calculation of the price-to-earnings ratio are defined as our normalized tax-effected earnings for the

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twelve months ended June 30, 2007, plus the financial impact of the offering. The financial impact of the offering includes the pro forma after-tax income generated from the reinvestment of the net proceeds of the offering, less the expense related to the benefit plans and the impact of the planned repayment of Federal Home Loan Bank borrowings.

	Non-Fully Converted Price to Earnings Multiple	Non-Fully Converted Price to Book Value Ratio
Sound Financial
Maximum, as adjusted	45.57x	129.20%
Maximum	40.38x	120.05%
Midpoint	36.01x	111.02%
Minimum	31.50x	100.75%

Valuation of peer group companies as of August 31, 2007(1)
Averages	25.97x	145.72%
Medians	23.51x	131.25%

(1) Reflects earnings and equity as of or for the most recent 12-month period.

The following table presents a summary of selected pricing ratios for the peer group companies and Sound Financial with the ratios adjusted to the hypothetical case of being fully converted. Compared to the average fully converted pricing ratios of the peer group, our pro forma fully converted pricing ratios at the maximum of the offering range indicated a premium of 31.6% on a price-to-earnings basis and a discount of 9.5% on a price-to-book basis. RP Financial LC.'s calculations of the fully converted pricing multiples for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of August 31, 2007. RP Financial LC.'s calculation of our fully converted pricing ratios assumes the pro forma impact of selling 100% of the shares to be outstanding at $10.00 per share.

	Fully Converted Price to Earnings Multiple	Fully Converted Price to Book Value Ratio
Sound Financial
Maximum, as adjusted	35.54x	79.35%
Maximum	32.29x	75.78%
Midpoint	29.22x	72.05%
Minimum	25.89x	67.55%

Valuation of peer group companies as of August 31, 2007(1)
Averages	24.53x	83.76%
Medians	26.62x	81.11%

(1) Reflects earnings and equity as of or for the most recent 12-month period.

The independent appraisal does not indicate market value. Do not assume or expect that our appraised value means that our common stock will trade at or above $10.00 per share after the offering.

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RP Financial LC. advised our board of directors that its appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public thrift holding companies whose stock has traded for at least one year prior to the valuation date. RP Financial LC. also advised our board of directors that the aftermarket trading experience of recent transactions was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology.

The following table presents a summary of all mutual holding company organizations conducting a minority stock offering that was completed during the most recent twelve-month period. This table is not intended to indicate how our stock may perform. Furthermore, this table presents only short-term price performance and may not be indicative of the longer-term stock price performance of these companies. The increase in any particular company's stock price is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company's historical and anticipated operating results, the nature and quality of the company's assets, the company's market area, and the quality of management and management's ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the "Risk Factors."

Number of Transactions	Average Price Appreciation After One Month	Average Price Appreciation Through 8/31/07

13	11.6%	7.6%

The independent appraisal will be updated before we complete the offering. Any changes in the appraisal would be subject to OTS approval.

Data presented in the table reflects a small number of transactions. While stock prices of similar institutions have, on average, increased for the limited period presented, there can be no assurance that our stock price will appreciate the same amount, if at all. There also can be no assurance that our stock price will not trade below the initial offering price of $10.00 per share. The substantial proceeds raised as a percentage of pro forma shareholders' equity may have a negative effect on our stock price performance. See "Risk Factors – Risks Related to This Offering -- Our stock price may decline when trading commences." After this offering, our compensation expense will increase. Our return on equity will also be low compared to other companies. These factors could negatively impact the price of our stock. If interest rates rise, our net interest income and the value of our assets could be reduced, negatively affecting our stock price. See "Risk Factors – Risks Related to Our Business -- Rising interest rates may hurt our profits by increasing our cost of funds."

How to Purchase Common Stock

Note: Once we receive your order, you cannot cancel or change it without our consent. If we intend to sell fewer than 1,084,600 shares or more than 1,687,510 shares, all subscribers will be notified and given the opportunity to maintain, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest.

If you want to subscribe for shares you must complete an original stock order form and drop it off at any Sound Community Bank banking office or send it, together with full payment or withdrawal

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authorization, to Sound Financial. You must sign the certification that is part of the stock order form. We must actually receive your properly completed stock order form, together with payment for the shares before 12:00 p.m., Seattle, Washington time, on December __, 2007.

To ensure that we properly identify your subscription rights, you should list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

You may pay for shares in any of the following ways:

    by authorizing a withdrawal from an account at Sound Community Bank including certificates of deposit, designated on the stock order form. To use funds in an individual retirement account at Sound Community Bank, you must transfer your account to an unaffiliated institution or broker^; or

    by check or money order made payable to Sound Financial, Inc.^

    ^

We will pay interest on your subscription funds at the rate Sound Community Bank pays on regular savings accounts from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with Sound Community Bank will earn interest at the applicable account rate until the offering is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit at Sound Community Bank used to pay for stock subscribed for in this offering.

Funds received in the subscription offering ^will be maintained in an account at Sound Community Bank^. For detailed ordering procedures, see "The Reorganization and Stock Offering - Procedure for Purchase of Shares in the Subscription Offering."

You may subscribe for shares of common stock using funds in your individual retirement account ("IRA") at Sound Community Bank or elsewhere. However, common stock must be held in a self-directed retirement account. Sound Community Bank's IRAs are not self-directed, so they cannot invest in the common stock. If you wish to use some or all of the funds in your Sound Community Bank IRA, the applicable funds must be transferred to a self-directed account and be reinvested by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or any other retirement account that you may have. Whether you may use these funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.

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Subscription Rights Are Not Transferable

You cannot transfer your subscription rights, and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares in the stock offering solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares you purchase. We will not accept any stock orders that we believe involve any transfer of subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions.

We may, in our sole discretion, reject orders received in the community offering and syndicated community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order. See "The Reorganization and Stock Offering" for more information regarding this offering.

Termination of the Offering

The subscription offering will expire at 12:00 noon, Seattle, Washington time, on December __, 2007, unless extended. We expect that the direct community offering and public offering, if any, would expire at the same time, although they may continue for up to 45 days after the end of the subscription offering, or longer if the OTS approves a later date. If the offering extends beyond _______________, 2008, or if we intend to sell fewer than 1,084,600 shares or more than 1,687,510 shares, we will resolicit subscriptions before proceeding with the offerings. If fewer than the minimum number of shares is subscribed for in the offering, and we do not get orders for at least the minimum number of shares by _______________, 2008, we will either:

    promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or

    extend the offering, if allowed, and give you notice of the extension and of your rights to maintain, cancel or change your order. If we extend the offering and you do not respond to the notice, then we will cancel your order and return your payment, with interest, or cancel any withdrawal authorization you gave us.

How We Will Use the Proceeds Raised From the Sale of Common Stock

We intend to use the net proceeds received from the stock offering as follows:

	Minimum	Maximum	Maximum, as adjusted
	(Dollars in thousands)

Retained by Sound Financial(1)	$ 948	$ 4,092	$ 5,900
Loan to employee stock ownership plan	966	1,307	1,503
Contributed to Sound Community Bank(1)	7,953	8,261	8,438
Contributed to charitable foundation	200	200	200
Net proceeds from stock offering(1)	$10,067	$13,860	$16,041
______________________________________
(1)	Approximately $8.0 million, $11.5 million and $11.5 million of the proceeds from the offering, respectively, at the minimum, maximum and maximum, as adjusted, of the offering range will be used to pay down short-term borrowings from the Federal Home Loan Bank of Seattle. Proceeds used to pay off these borrowings include the proceeds contributed to Sound Community Bank and proceeds retained by Sound Financial and deposited in Sound Community Bank.

Sound Financial will purchase all of the capital stock of Sound Community Bank to be issued in the offering in exchange for an amount of net proceeds sufficient for Sound Community Bank to have at

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least 10% tangible capital upon completion of the offering. In no event, will less than 50% of the net proceeds be transferred to Sound Community Bank in exchange for its shares. The portion of the net proceeds used by Sound Financial to purchase the capital stock of Sound Community Bank will be added to Sound Community Bank's general funds for general corporate purposes. Sound Community Bank intends to initially use the net proceeds it receives from Sound Financial to repay substantially all of its short-term borrowings from the Federal Home Loan Bank of Seattle, which totaled $11.5 million at June 30, 2007. Sound Financial will use the proceeds it retains to lend funds to the employee stock ownership plan for its purchase of shares in the offering. The remaining net proceeds retained by Sound Financial initially may be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed or other securities, deposits in either Sound Community Bank or other financial institutions, or a combination thereof. Those net proceeds ultimately may be used to support Sound Community Bank's operations. See "How We Intend to Use the Proceeds of the Offering."

Except as described above, neither Sound Financial nor Sound Community Bank has any specific plans for the investment of the proceeds of this offering, nor have they allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the reorganization, see "Reorganization and Stock Offering – Our Reasons for the Corporate Change."

Federal and Washington Income Tax Consequences of the Reorganization and Stock Offering

We have received a federal income tax opinion from our special counsel, Silver, Freedman & Taff, L.L.P., to the effect that the reorganization will not result in any taxable gain to Sound Community Bank, Sound Financial, Sound Community MHC or to the holders of the deposit accounts in Sound Community Bank, except that persons (including holders of deposit accounts in Sound Community Bank) who receive non-transferable subscription rights to purchase shares may recognize income to the extent of the fair market value, if any, of the subscription rights received. Silver, Freedman & Taff, L.L.P. has opined that it is more likely than not that the fair market value of the subscription rights is zero.

Sound Community Bank has also received an opinion from Porter, Kohl & LeMaster, P.S., stating that, assuming the reorganization does not result in any federal income tax liability to Sound Community Bank, its deposit account holders, or Sound Financial, implementation of the plan of reorganization will not result in any Washington income tax liability to those entities or persons. See "The Reorganization and Stock Offering - Tax Effects of our Corporate Change and Stock Offering."

Benefits to Management from the Offering

We intend to establish an employee stock ownership plan which will acquire 8% of the maximum amount of shares under federal regulations that can be sold in a mutual holding company reorganization (which is 49% of total outstanding shares), or 3.92% of the shares to be outstanding after the offering. The employee stock ownership plan will borrow the funds to purchase these shares from Sound Financial, which will fund the loan from net proceeds of the offering. This loan will accrue interest at an appropriate interest rate in effect at the time the loan is funded. The employee stock ownership plan will provide a retirement benefit to all employees eligible to participate in the plan.

^Currently, we intend to adopt, within one year after completion of the offering, an equity incentive plan that will provide for grants of stock options and restricted stock awards to directors, officers and employees. If we adopt the equity incentive plan, some of these individuals will be awarded shares of our common stock at no cost to them. The number of stock options and restricted stock awards granted under the equity incentive plan will not exceed 10% and 4%, respectively, of the maximum amount of shares under federal regulations that can be sold to the public in a mutual holding company

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reorganization (which is 49% of total outstanding shares), or 4.90% and 1.96%, respectively, of the shares to be outstanding after the offering.

The awards of shares of our common stock through the employee stock ownership plan and the restricted stock awards will increase the voting control of management without a cash outlay for those shares.

The equity incentive plan will comply with all applicable regulations of the OTS. The equity incentive plan cannot be established sooner than six months after the offering is completed and is subject to the approval of shareholders. If it is established within one year of the closing of the offering, the plan must be approved by a majority of the votes cast by Sound Financial's public shareholders (which excludes the votes eligible to be cast by Sound Community MHC). The following additional OTS restrictions would apply to our equity incentive plan:

    non-employee directors in the aggregate may not receive more than 30% of each of the options and restricted stock awards authorized under the plan;

    any one non-employee director may not receive more than 5% of each of the options and restricted stock awards authorized under the plan;

    any officer or employee may not receive more than 25% of each of the options and restricted stock awards authorized under the plan;

    the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of shareholder approval of the plan; and

    accelerated vesting is not permitted except for death, disability or upon a change in control of Sound Community Bank or Sound Financial.

The employee stock ownership plan and the equity incentive plan will increase our future compensation costs, thereby reducing our earnings. The Financial Accounting Standards Board and the SEC recently finalized rules that require public companies to expense the grant-date fair value of stock options granted to officers, directors and employees. Recognizing an expense equal to the grant-date fair value of stock options will increase our compensation costs over the vesting period of the options. Additionally, shareholders will experience a reduction in their ownership interest if newly issued shares of common stock are used to fund stock options and stock awards. See "Risk Factors – Risks Related to This Offering -- After this offering, our compensation expense will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock" and "-- The implementation of an equity incentive plan may dilute your ownership interest" and "Management–Stock Benefit Plans."

The following table summarizes the stock benefits that our officers, directors and employees may receive following the offering at the maximum of the offering range. It assumes that we initially implement an equity incentive plan granting options to purchase a number of shares equal to 4.90% of the shares outstanding after the offering and awarding a number of shares of common stock equal to 1.96% of the shares outstanding after the offering. It further assumes that, at the maximum of the offering range, a total of 1,467,400 shares will be sold to the public and that our tangible regulatory capital is 10% or more following the proposed stock issuance.

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Number of Shares at Maximum of Offering Range	Plan	As a % of Outstanding Shares	Individuals Eligible to Receive Awards	As a % of Shares Sold in Offering	Value of Benefits Based on Maximum of Offering Range(1)
					(In Thousands)
130,732	Employee stock ownership plan	3.92%	Employees	8.91%	$1,307

65,366	Restricted stock awards	1.96	Directors and employees	4.45	654
163,415	Stock options	4.90	Directors and employees	11.14	655
359,513		10.78%		24.50%	$2,616
________________________________
(1)	The actual value of the restricted stock awards will be determined based on their fair value as of the date the grants are made. For purposes of this table, fair value is assumed to be the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.01 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0.0%; expected option life of 10 years; risk free interest rate of 5.03% (based on the ten-year Treasury Note rate); and a volatility rate of 10.09% based on an index of publicly traded mutual holding company institutions. The actual expense of the stock options will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

The following table presents the total value of all restricted shares to be available for award and issuance under the stock-based incentive plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share. The value of the restricted stock awards will be based on the price of Sound Financial's common stock at the time those shares are granted, which, subject to shareholder approval, cannot occur until at least six months after the offering is completed.

Share Price	48,314 Shares Awarded at Minimum of Range	56,840 Shares Awarded at Midpoint of Range	65,366 Shares Awarded at Maximum of Range	75,171 Shares Awarded at Maximum of Range, As Adjusted
(In thousands, except per share amounts)
$ 8.00	$387	$455	$523	$ 601
10.00	483	568	654	752
12.00	580	682	784	902
14.00	676	796	915	1,052

The following table presents the total estimated value of the options to be available for grant under the stock-based incentive plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares are $8.00 per share to $14.00 per share. The grant-date fair value of the options granted under the equity incentive plan will be based in part on the price of Sound Financial's common stock at the time the options are granted, which, subject to shareholder approval, cannot occur until at least six months after the offering is completed. The value also will depend on the various assumptions utilized in estimating the value using the Black-Scholes option pricing model (utilizing the assumptions noted above).

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Market/ Exercise Price	Grant-Date Fair Value Per Option	120,785 Options at Minimum of Range	142,100 Options at Midpoint of Range	163,415 Options at Maximum of Range	187,927 Options at Maximum of Range, As Adjusted
(In thousands, except per share amounts)
$ 8.00	$3.21	$388	$456	$525	$ 603
10.00	4.01	484	570	655	754
12.00	4.81	581	684	786	904
14.00	5.61	678	797	917	1,054

We have an employment agreement with our chief executive officer. For a further discussion of benefits to management, see "Management."

Our Issuance of Shares of Common Stock to the Charitable Foundation

To further our commitment to our local community, we intend to establish and fund a charitable foundation as part of the reorganization and offering. We will issue shares of our common stock, ranging from 24,650 shares at the minimum of the estimated valuation range to 33,350 shares at the maximum of the estimated valuation range. These shares will have a value of $246,500 at the minimum of the estimated valuation range and $333,500 at the maximum of the estimated valuation range, based on the $10.00 per share offering price. In addition, we will contribute $200,000 in cash from the offering proceeds. As a result of the issuance of shares based on the $10.00 per share offering price and the cash contribution, we will record an after-tax expense of approximately $281,295 at the minimum of the estimated valuation range and $336,105 at the maximum of the estimated valuation range, during the quarter in which the offering is completed. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate.

Issuing shares of common stock to the charitable foundation will:

    dilute the voting interests of purchasers of shares of our common stock in the offering; and

    result in an expense and a reduction in earnings during the quarter in which the contribution is made equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

See "Risk Factors - Risks Related to the Formation of Our Charitable Foundation -- The contribution to Sound Community Foundation will decrease our profits for fiscal year 2008 and dilute your ownership interest," and "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation" and "Sound Community Foundation."

We Intend to Pay a Cash Dividend in the Future

We currently plan to pay cash dividends in the future. The amount and timing of any dividends, however, have not been determined yet. Future dividends are not guaranteed and will depend on our ability to pay them. Although future dividends are not guaranteed, based on our pro forma net income and shareholders' equity, we believe Sound Financial will be capable of paying a dividend after the completion of this offering. We will not pay or take any steps to pay a tax-free dividend that qualifies as a return on capital for at least one year following the offering. We anticipate that Sound Community MHC will waive receipt of any dividends that we may pay. See "Our Policy Regarding Dividends."

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Market for Sound Financial, Inc. Common Stock

We anticipate that the common stock of Sound Financial, Inc. will be quoted on the OTC Bulletin Board. Keefe, Bruyette & Woods currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop, or if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. Due to the unpredictability of the stock market and other factors, persons purchasing shares may not be able to sell their shares when they want to, or at a price equal to or above $10.00.

Restrictions on the Acquisition of Sound Financial, Inc. and Sound Community Bank

Federal regulations, as well as provisions contained in the charter, restrict the ability of any person, firm or entity to acquire Sound Financial, Sound Community Bank, or their capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the OTS before acquiring in excess of 10% of the voting stock of Sound Financial or Sound Community Bank. Because a majority of the shares of outstanding common stock of Sound Financial must be owned by Sound Community MHC, any acquisition of Sound Financial must be approved by Sound Community MHC, and Sound Community MHC would not be required to pursue or approve a sale of Sound Financial even if such sale were favored by a majority of Sound Financial's public shareholders. Additionally, OTS regulations prohibit anyone from acquiring Sound Financial for a period of three years following the offering, unless that prohibition is waived by the OTS. See "Risk Factors – Risks Related to This Offering -- The amount of stock controlled by Sound Community MHC, and provisions in our charter and bylaws limiting the rights of shareholders, will deer potential takeovers and may reduce the trading price of our stock."

Possible Conversion of Sound Community MHC to Stock Form

In the future, Sound Community MHC may convert from the mutual holding company form of organization, wherein a majority of the outstanding stock is held by the mutual holding company, to a corporation with 100% of its shares held by public shareholders. This type of conversion transaction is commonly known as a "second-step conversion." If Sound Financial decides to undergo a second step conversion, OTS regulations require that we obtain the approval of a majority of the total outstanding votes of Sound Community MHC's members and the approval of a majority of the votes eligible to be cast by our minority shareholders to complete the transaction.

In a second-step conversion, members of Sound Community MHC would have subscription rights to purchase common stock of the successor full stock corporation and the public shareholders of Sound Financial would be entitled to exchange their shares of common stock for an equal percentage of shares of the successor full stock corporation. Sound Financial's public shareholders, therefore, would own approximately the same percentage of the successor resulting entity as they owned before the second-step conversion. This percentage may be adjusted to reflect any assets owned by Sound Community MHC. The board of directors has no current plans to undertake a second-step conversion transaction.

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Proposed Stock Purchases by Directors and Executive Officers

Our directors and executive officers, together with their associates, are expected to subscribe for 151,500 shares, which represents 14.0% of the shares that would be sold in the offering and 6.1% of the total shares to be outstanding at the minimum of the offering range. Directors and executive officers will pay $10.00 per share, as will everyone else who purchases shares in the offering.

Stock Information Center

If you have any questions regarding the offering or the reorganization, please call the Stock Information Center at (_____) _____-_______. You may also visit our Stock Information Center, which is located at Sound Community Bank's office located at 10200 East Marginal Way South, Tukwila, Washington. The Stock Information Center is open ^weekdays during the offering, except for bank holidays, on Mondays from ^12:00 p.m. to 5:30 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:30 p.m. and on Fridays from 9:00 a.m. to 12:00 p.m., Seattle, Washington time.

Receiving a Prospectus and an Order Form

To ensure that each person in the subscription and community offerings receives a prospectus at least 48 hours prior to the expiration date of December __, 2007 in accordance with federal law, no prospectus will be mailed any later than five days prior to December __, 2007 or hand-delivered any later than two days prior to December __, 2007. Order forms will be distributed only when preceded or accompanied by a prospectus.

Important Risks in Owning Sound Financial's Common Stock

Before you decide to purchase stock, you should read the "Risk Factors" section immediately following this summary.

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RISK FACTORS

You should consider these risk factors, in addition to the other information in this prospectus, before deciding whether to make an investment in this stock.

Risks Related to Our Business

Our core earnings have been below levels needed to maintain and increase capital to support additional growth. Our strategy for improving profitability relies on increasing our net interest income through asset growth, particularly in higher yielding commercial and consumer loans. This strategy may not be successful.

We earned $411,000 during the six months ended June 30, 2007, which on an annualized basis is a 0.37% return on assets and a 5.17% return on equity. These measures of profitability are lower than that experienced by our peers. In 2004 to 2006, excluding the $2.3 million gain on the sale of our credit card portfolio in 2006, our profitability ratios were similarly lower than our peers. These lower levels of earnings have limited our ability to grow and have resulted in decreases in our capital ratios as our asset size has increased. Our strategy for improving profitability involves increasing our net interest income through asset growth, particularly in higher yielding commercial and consumer loans, while controlling our non-interest expense in a manner that does not compromise our ability to grow. If we are unable to improve our profitability, the value of our common stock may decrease significantly.

We believe that we have in place the management and systems to support continued growth. However, our continued growth and profitability depend on the ability of our officers and key employees to manage this growth effectively, to attract and retain skilled employees, to maintain effective internal controls and a strong credit culture and to execute our strategic plan. If we cannot manage these and other similar factors, our future growth will be adversely affected. Our failure to grow would affect adversely our financial condition and results of operations.

Our operating expenses are high as a percentage of our net interest income, making it more difficult to maintain profitability.

Like many smaller financial institutions, our non-interest expense, which consists primarily of the costs associated with operating our business, represents a high percentage of the income we generate. The cost of generating our income is measured by our efficiency ratio, which represents non-interest expense divided by the sum of our net interest income and our non-interest income. The lower our efficiency ratio, the more effective our ability to generate income from our operations. For the six months ended June 30, 2007 and the years ended December 31, 2006 and 2005, our efficiency ratios were 87.0%, 69.4% (which includes the gain from the sale of our credit card portfolio) and 83.7%, respectively. Generally, this means that we spent 0.87 cents, 0.69 cents and 0.84 cents during the six months ended June 30, 2007 and years ended December 31, 2006 and 2005 to generate $1.00 of income. As a result of becoming a public company and implementing stock benefit plans, our efficiency ratio will be adversely affected. Additionally, the expense of opening new branches will increase our operating expense and thereby adversely affect our efficiency ratio. We anticipate that the net proceeds from the stock offering will increase our capital level, which will allow us to increase our interest-earning assets (such as loans and investments) and our interest income, which should improve our efficiency ratio.

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Our loan portfolio possesses increased risk due to our increasing percentage of commercial real estate, construction and development, and commercial business loans.

At June 30, 2007, our loan portfolio included $22.^8 million, $9.6 million and $9.2 million, respectively, of commercial real estate loans, construction and development loans, and commercial business loans, which constituted approximately ^19.3% of our total loan portfolio. We intend to continue to increase our origination of these types of loans. The credit risk related to these types of loans is generally greater than the risk related to one- to four-family residential loans, because the repayment of commercial real estate loans, construction and development loans, and commercial business loans typically is dependent on the successful operations and income stream of the borrowers' business and, in the case of commercial real estate loans, the real estate securing the loan as collateral, which can be significantly affected by economic conditions. Collateral evaluation and financial statement analysis for these types of loans requires a more detailed analysis at the time of loan underwriting and on an ongoing basis during the term of the loan. While economic trends in the Puget Sound area of Washington have been relatively positive, a decline in commercial real estate values would reduce the value of the real estate collateral securing our loans and increase the risk that we would incur losses if commercial borrowers defaulted on their loans. In addition, many of our commercial real estate loans are not fully amortizing and contain large balloon payments upon maturity. The balloon payments may require the borrower to either sell or refinance the underlying property in order to make the balloon payment, both of which may not occur on terms acceptable to the borrowers or which may not be feasible based on market conditions at the time.

Furthermore, as a result of our increasing emphasis on this type of lending, a large portion of our commercial business and real estate loan portfolio is relatively unseasoned and has not been subjected to unfavorable economic conditions. As a result, we may not have enough payment history upon which to judge future collectibility or to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance. Further, commercial real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make errors in judgment in the collectibility of our commercial real estate loans, our resulting charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios.

Finally, if we foreclose on a commercial real estate, commercial business, or construction or development loan, our holding period for the collateral, if any, typically is longer than for a one- to four-family residential mortgage loan, because there are fewer potential purchasers of the collateral. Since we plan to continue to increase our originations of these loans, it may be necessary to increase the level of our allowance for loan losses due to the increased risk characteristics associated with these types of loans. Any increase to our allowance for loan losses would adversely affect our earnings. In addition, these loans generally carry larger balances to single borrowers or related groups of borrowers than one- to four-family loans. Any delinquent payments or the failure to repay these loans would hurt our earnings. At June 30, 2007, our largest lending relationship involving these types of loans consisted of loans totaling $2.2 million to an individual's land development company, which is secured by the company's real estate, and to that individual, secured by commercial real estate he leases to third parties and by his principal residence. See "Business of Sound Community Bank - Lending Activities --Lending Authority" and "--Commercial Real Estate Lending," "-- Construction or Development Lending" and "-- Commercial Business Lending."

Our loan portfolio possesses increased risk due to our large percentage of consumer loans.

Our consumer loans accounted for approximately $47.8 million or 22.2% of our total loan portfolio as of June 30, 2007, of which $21.0 million and $17.0 million, respectively, consisted of

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manufactured home loans and automobile loans. Generally, we consider these manufactured home and automobile loans to involve a higher degree of risk compared to first mortgage loans on one- to four-family residential properties. As a result of our large portfolio of these loans, it may become necessary to increase the level of our provision for loan losses, which could decrease our profits. Consumer loans generally entail greater risk than do one- to four-family residential mortgage loans, particularly in the case of loans that are secured by rapidly depreciable assets, such as manufactured homes, automobiles and recreational vehicles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Manufactured homes are a more risky form of collateral, because they are costly and difficult to relocate when repossessed, and difficult to sell due to the diminishing number of manufactured home parks in the Puget Sound area. Additionally, a good portion of our manufactured home loan borrowers are first-time home buyers, who tend to be a higher credit risk than first-time home buyers of single family residences, due to limited financial resources. As a result, these loans have a higher probability of default, higher delinquency rates and greater servicing costs than other types of consumer loans. This impacts the level of our reserves. See "Business of Sound Community Bank - Lending Activities – Consumer Lending" and "– Asset Quality."

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. Management recognizes that significant growth in loan portfolios, new loan products and the refinancing of existing loans can result in portfolios comprised of unseasoned loans that may not perform in a historical or projected manner. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover actual losses, resulting in additions to our allowance. Material additions to our allowance could materially decrease our net income. Our allowance for loan losses ^ totaled $674,000 or 119.9% of non-performing loans at June 30, 2007, $822,000 or 281.5% of non-performing loans at December 31, 2006, and $1.3 million or 294.2% of non-performing loans at December 31, 2005. Our allowance for loan losses was 0.3% of gross loans receivable, including loans held for sale, at June 30, 2007. As of June 30, 2007, we believe that the current allowance level is our best estimate of probable incurred credit losses.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize additional loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities will have a material adverse effect on our financial condition and results of operations.

Rising interest rates have hurt our profits by increasing our cost of funds.

To be profitable we have to earn more interest on our loans and investments than we pay on our deposits and borrowings. If interest rates continue to rise, our net interest income and the value of our assets could be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest received on interest-earning assets, such as loans and investments. This is most likely to occur if short-term interest rates increase at a faster rate than long-term interest rates, which would cause income to go down. ^Since 2005, an increasing percentage of our deposits have been comprised of short-term certificates of deposit, as our customers moved their funds from lower cost savings and money market accounts to higher cost certificates of deposit. At June 30, 2007, we had $72.0 million in certificates of deposit that mature within one year and we would incur a higher cost of funds to retain these deposits in a rising interest rate environment. In addition, during the first six months of 2007,

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we experienced a significant reduction in deposit inflows. If this continues, we may have to rely more on higher cost borrowings to fund operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management" and "– Liquidity" and "Business of Sound Community Bank -- Sources of Funds."

We operate in a highly regulated environment, and we may be adversely affected by negative examination results and changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the OTS, our chartering authority, and by the FDIC, as insurer of our deposits. Both Sound Community MHC and Sound Financial will be subject to regulation and supervision by the OTS. This regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in this regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. See "How We Are Regulated."

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with numerous commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of our competitors have substantially greater resources and lending limits than we have, have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. See "Business - Competition."

Our business is geographically concentrated in the Seattle, Washington area and a downturn in conditions in that market area could reduce our profits.

Changes in economic conditions, particularly an economic slowdown in Washington, could hurt our business. Our business is directly affected by local market conditions, broad trends in industry and finance, legislative and regulatory changes, and changes in governmental monetary and fiscal policies and inflation, all of which are beyond our control. Deterioration in economic conditions, in particular an economic slowdown within Washington, could result in the following consequences, any of which could hurt our business materially: loan delinquencies may increase; problem assets and foreclosures may increase; demand for our products and services may decline; and collateral for loans made by us, especially real estate, may decline in value, in turn reducing a client's borrowing power, and reducing the value of assets and collateral associated with our loans held for investment.

A downturn in the Washington real estate market could hurt our business, because many of our loans are secured by real estate located in the Puget Sound area of Washington. As of June 30, 2007, almost all of our real estate loan portfolio consisted of loans secured by real estate located in Washington. In recent years, there has been a significant increase in real estate values in our market area. As a result of this concentration, if there is a significant decline in real estate values in these geographic areas, the collateral for our loans will provide less security and we may experience increases in nonperforming

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loans. As a result, our ability to recover on defaulted loans by selling the underlying real estate would be diminished, and we would be more likely to suffer losses on defaulted loans which would hurt our net income. Additionally, a decline in real estate values could likewise adversely impact our portfolio of real estate loans and could result in a decline in the origination of such loans.

Risks Related to This Offering

After this offering, our compensation expenses will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock.

The proceeds we will receive from the sale of our common stock will increase our capital significantly. A significant amount of the proceeds initially will be used to pay down borrowings, and it may take us time to fully deploy the remaining proceeds in our business operations. Our compensation expense will increase because of the costs associated with the employee stock ownership and equity incentive plan. We estimate the increase in compensation expense to be approximately $283,000 on an after-tax basis, based on the maximum of the valuation range. Expenses also are expected to increase as a result of the costs of being a public company. Therefore, we expect our return on equity to be below our historical level and less than many of our regional and national peers. This low return on equity could hurt our stock price. We cannot guarantee when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see "Pro Forma Data."

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. Compliance with the Sarbanes-Oxley Act of 2002, particularly Section 404 of the Sarbanes-Oxley Act regarding required internal controls and procedures, and the related rules and regulations of the SEC will require us to assess our internal controls and procedures and evaluate our accounting systems. In addition, we may need to hire additional internal audit, compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. These obligations will increase our operating expenses and could divert our management's attention from our operations.

Your subscription funds could be held for an extended time period and will be unavailable to you for other investments if completion of the offering is delayed.

Your subscription funds could be held for an extended time period if the offering is not completed by _______________, 2008, and the regulators give Sound Financial more time to complete the offering. If this occurs, your funds would not be available to use for other purposes. If the OTS gives Sound Financial more time to complete the offering, Sound Financial will contact everyone who subscribed for shares to see if they still want to purchase stock. A material change in the independent appraisal of Sound Community Bank would be the most likely, but not necessarily the only, reason for a delay in completing the offering. The regulations governing the offering permit the OTS to grant one or more time extensions, none of which may exceed 90 days. Extensions may not go beyond _____________, 2009.

We have broad discretion in using the proceeds of the offering. Our failure to effectively use these proceeds could reduce our profits.

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Sound Financial will use a portion of the net proceeds it retains to finance the purchase of common stock in the offering by the employee stock ownership plan and make the cash donation to the charitable foundation. It may use the remaining net proceeds to pay dividends to shareholders, repurchase shares of common stock, purchase securities, deposit funds in Sound Community Bank or other financial institutions, acquire other financial services companies or for other general corporate purposes. Sound Community Bank initially will use the proceeds it receives to repay substantially all of its short-term Federal Home Loan Bank advances. We have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds, except for the repayment of our Federal Home Loan Bank short-term borrowings, and we cannot predict how long we will require to effectively deploy the proceeds.

Our ability to pay dividends is subject to certain limitations.

Currently, we intend to pay dividends, though the amount and timing has not been determined yet. At the lower end of the valuation range, Sound Financial will have limited net proceeds available for the payment of dividends without receiving dividends from Sound Community Bank. The OTS must approve all dividends paid by Sound Community Bank. Our ability to pay dividends also is impacted by our level of earnings and the receipt of a dividend waiver from Sound Community MHC.

Sound Community MHC will own more than half of the stock of Sound Financial. This means that Sound Community MHC will have enough votes to control what happens on most matters submitted to a vote of shareholders.

Sound Community MHC is required by the regulations of the OTS to own more than half of the common stock of Sound Financial. We expect Sound Community MHC will own approximately 55% of our shares immediately after the offering. The board of directors of Sound Community MHC will have the power to direct the voting of this stock. We cannot assure you that the votes cast by Sound Community MHC will be in your personal best interests as a minority shareholder of Sound Financial. For more information regarding your lack of voting control over Sound Financial, see "Sound Community MHC" and "Restrictions on Acquisitions of Sound Financial, Inc. and Sound Community Bank."

The amount of stock controlled by Sound Community MHC, and provisions in our charter and bylaws limiting the rights of shareholders, will deter potential takeovers and may reduce the trading price of our stock.

In addition to the voting control position of Sound Community MHC, provisions in our charter and bylaws may make it difficult and expensive to pursue a change in control or takeover attempt that our board of directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. These provisions include: the election of directors to staggered three-year terms; provisions restricting the calling of special meetings of shareholders; the absence of cumulative voting by shareholders in elections of directors; advance notice requirements for shareholder nominations and new business; and the authorization of one million shares of serial preferred stock that could be issued without shareholder approval on terms or in circumstances that could deter a future takeover attempt. See "Restrictions on Acquisition of Sound Financial, Inc. - Charter and Bylaws of Sound Financial."

The implementation of an equity incentive plan may dilute your ownership interest.

We intend to adopt an equity incentive plan following the offering. This stock-based incentive plan will be funded through either open market purchases, if permitted, or from the issuance of authorized

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but unissued shares of our common stock. In the event authorized but unissued shares of our common stock are used to fund stock options or awards of shares of common stock under the plan in amounts equal to 4.90% and 1.96%, respectively, of the shares to be outstanding after the offering, shareholders would experience dilution in their ownership interest of 4.7% and 1.9%, respectively, or 6.6% in the aggregate.

Our stock price may decline when trading commences.

We cannot assure you that if you purchase shares in the offering you will later be able to sell them at or above the $10.00 purchase price. In recent cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the price at which the shares were sold in the offering conducted by those companies. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Sound Financial and the outlook for the financial institutions industry in general.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

Sound Financial has never issued stock and, therefore, there is no current trading market for the shares of common stock. While we expect our common stock to be quoted on the OTC Bulletin Board, there is no guarantee that an active and liquid trading market for our common stock will develop. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial purchase price of $10.00 per share even if a liquid trading market develops. This limited trading market for our common stock may reduce the market value of the common stock and make it difficult to buy or sell our shares on short notice. See "Market for Sound Financial, Inc. Common Stock."

OTS policy on remutualization transactions could prohibit an acquisition of Sound Financial which may lower our stock price.

Current OTS regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has on occasion resulted in a degree of takeover speculation for mutual holding companies which is reflected in the per share price of mutual holding companies' common stock. However, the OTS has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority shareholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the OTS intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the OTS's concerns are not warranted in the particular case. Should the OTS prohibit or otherwise restrict these transactions in the future, our per share stock price may be adversely affected.

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Risks Related to the Formation of Our Charitable Foundation

The contribution to Sound Community Foundation will decrease our profits for fiscal year 2008 and dilute your ownership interest.

We intend to contribute 1.0% of the shares of our common stock outstanding after the offering and $200,000 in cash from the offering proceeds to Sound Community Foundation. This contribution will be an additional operating expense and will reduce net income during the fiscal year in which the contribution is made to the Sound Community Foundation, which is expected to be the year ending December 31, 2008. Based on the pro forma assumptions, the contribution to Sound Community Foundation would reduce net earnings by approximately $308,700 at the midpoint of the offering, after tax, in fiscal year 2008. In addition, purchasers of shares in the offering will have their ownership and voting interests diluted by approximately 1.0% at the close of the offering when we contribute the shares of our common stock to Sound Community Foundation. For a further discussion regarding the effect of the contribution to the charitable foundation, see "Pro Forma Data" and "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation."

Our contribution to Sound Community Foundation may not be tax deductible, which could hurt our profits.

We believe that our contribution to Sound Community Foundation, valued at $490,000 at the midpoint of the offering, pre-tax, will be deductible for federal income tax purposes. However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully.

FORWARD-LOOKING STATEMENTS

When used in this prospectus and in future filings by Sound Financial with the SEC, in Sound Financial's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases, "anticipate," "believes," "expects," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projected," or similar expressions are intended to identify "forward-looking statements." ^ Such statements are subject to risks and uncertainties, including but not limited to changes in economic conditions in Sound Financial's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Sound Financial's market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Sound Financial wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including regional and national economic conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investing activities, and competitive and regulatory factors, could affect Sound Financial's financial performance and could cause Sound Financial's actual results for future periods to differ materially from those anticipated or projected.

Sound Financial does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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RECENT DEVELOPMENTS

The selected financial condition and operating data presented below as of September 30, 2007 and for the three months and nine months ended September 30, 2007 and 2006 is unaudited. In the opinion of management, this unaudited selected data contains all adjustments (none of which are other than normal recurring items) necessary for a fair presentation of the results for the periods presented. The results of operations for the nine months ended September 30, 2007 are not necessarily indicative of the results to be achieved for the remainder of 2007. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and notes beginning on page F-1.

	September 30, 2007	December 31, 2006
	(In thousands)
Selected Financial Condition Data:

Total assets	$236,960	$220,663
Loans receivable, net	222,022	204,812
Loans held for sale	725	1,307
Mortgage-backed securities available for sale (at fair value)	114	170
Federal Home Loan Bank stock	1,320	1,320
Deposits	197,003	180,968
Federal Home Loan Bank advances	21,019	22,029
Equity	16,054	15,569

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
	(In thousands)
Selected Operations Data:
Total interest income	$3,971	$3,342	$11,122	$10,341
Total interest expense	2,112	1,591	5,839	4,595
Net interest income	1,859	1,751	5,283	5,746
Provision for loan losses	175	---	175	259
Net interest income after provision for loan losses	1,684	1,751	5,108	5,487
Fees and service charges	359	452	1,258	1,415
Gain (loss) on sales of loans(1)	3	(25)	(13)	2,224
Gain (loss) on sales of securities	---	---	---	---
Other non-interest income	120	112	340	334
Total non-interest income	482	539	1,585	3,973
Total non-interest expense	2,091	1,861	6,031	6,093
Income before provision for income taxes	75	429	662	3,367
Provision for income taxes	3	132	179	1,115
Net income	$ 72	$ 297	$ 483	$ 2,252
___________________________________
(1) The gain on sale of loans for the nine months ended September 30, 2006, includes the $2.3 million gain on the sale of our $11.6 million credit card portfolio.

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	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Selected Financial Ratios and Other Data:
Performance ratios: (1)
Return on assets (ratio of net income to average total assets)	0.12%	0.57%	0.28%	1.44%
Return on equity (ratio of net income to average equity)	1.79%	7.66%	4.04%	20.57%
Interest rate spread information:
Average during period	3.24%	3.41%	3.17%	3.81%
End of period	3.06%	3.30%	3.06%	3.30%
Net interest margin(2)	3.33%	3.54%	3.27%	3.89%
Non-interest income to operating revenue	22.25%	23.54%	23.68%	42.00%
Operating expense to average total assets	3.54%	3.57%	3.51%	3.90%
Average interest-earning assets to average interest-bearing liabilities	102.50%	103.84%	102.71%	102.73%
Efficiency ratio(3)	89.32%	81.27%	87.81%	62.69%
Asset quality ratios:
Non-performing assets to total assets at end of period	0.29%	0.26%	0.29%	0.26%
Non-performing loans to gross loans	0.31%	0.27%	0.31%	0.27%
Allowance for loan losses to non- performing loans	118.92%	140.48%	118.92%	140.48%
Allowance for loan losses to gross loans	0.37%	0.38%	0.37%	0.38%
Net charge-offs to average loans outstanding	0.06%	0.17%	0.11%	0.56%
Capital Ratios:
Equity to total assets at end of period	6.77%	7.33%	6.77%	7.33%
Average equity to average assets	6.80%	7.43%	6.97%	7.00%

Other data:
Number of full service offices	5	5	5	5
_________________________________________
(1)	Performance ratios for the three and nine month periods ended September 30, 2007 and 2006 are annualized as appropriate. Performance ratios for the nine months ended September 30, 2006, include a $2.3 million gain resulting from the sale of our credit card loans in June 2006.
(2)	Net interest income divided by average interest earning assets.
(3)	Total other operating expense, excluding real estate owned and repossessed property expense, as a percentage of net interest income and total other operating income, excluding net securities transactions.

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Regulatory Capital Ratios of Sound Community Bank at September 30, 2007

	Actual		Minimum Capital Requirements		Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Rate
	(Dollars in thousands)
Core capital (to total adjusted assets)	$16,049	6.77%	$9,748	4.00%	$11,848	5.00%
Core capital (to risk-weighted assets)	$16,049	10.10%	$6,353	6.00%	$9,350	6.00%
Risked-based capital (to risk-weighted assets)	$16,871	10.62%	$12,706	8.00%	$15,883	10.00%
_____________________________________
(1) The Tier 1 risk-based capital requirement for a well-capitalized institution is 6% of risk-weighted assets. See "How We Are Regulated - Regulatory Capital Requirements."

Management's Discussion and Analysis of Recent Developments

Comparison of Financial Condition at September 30, 2007 and December 31, 2006

General. Total assets increased by $16.3 million, or 7.4%, to $237.0 million at September 30, 2007 from $220.7 million at December 31, 2006. The increase was primarily the result of a $15.9 million, or 7.7%, increase in our loan portfolio from $206.1 million at December 31, 2006 to $222.0 million at September 30, 2007. The increase in total assets was funded primarily by a $16.0 million increase in deposits.

Loans. Our loan portfolio, including loans held for sale, increased $16.6 million, or 8.1%, to $222.7 million at September 30, 2007, from $206.1 million at December 31, 2006. This increase in our loan portfolio consisted primarily of a $10.5 million (52.5%) increase in commercial real estate loans, a $4.2 million (10.6%) increase in home equity loans, a $2.4 million (12.3%) increase in manufactured home loans and a $2.4 million (32%) increase in commercial business loans, which was offset by a $1.2 million (1.2%) decrease in residential mortgage loans. The increases in our commercial real estate and commercial business loan portfolios are consistent with our decision to increase commercial lending. The decline in our residential loan portfolio is primarily the result of a slowdown in housing purchases in our market area. Recently, housing inventories have increased resulting in a longer marketing time and fewer purchase transactions. However, prices in the four-county area we serve have not deteriorated. Despite the overall slowdown in the national housing market and the pressures of the sub-prime market failures, the housing and employment markets remain strong in the Puget Sound area. As a result of the decrease in residential loan originations, loans held for sale decreased $582,000, or 44.5%, from $1.3 million in December 31, 2006 to $725,000 at September 30, 2007.

Allowance for Loan Losses. Our allowance for loan losses at September 30, 2007 was $817,000 or 0.37% of net loans receivable, compared to $822,000 or 0.40% of net loans receivable at December 31, 2006. The decrease in the allowance for loan losses was due to net charge-offs of non-performing loans of $180,000 offset by a provision for loan losses of $175,000 during the nine months ended September 30, 2007. This provision was made during the quarter ended September 30, 2007 as a result of a small increase in our delinquencies and non-performing loans, a slowdown in the local residential housing market and increases in our commercial loan portfolios. Non-performing loans increased to $687,000 at September 30, 2007, from $292,000 at December 31, 2006, primarily as a result of four non-performing first and second mortgage loans, which make up $579,000 of the non-performing total. Non-performing loans to total loans increased to 0.31% at September 30, 2007, from 0.19% at December 31, 2006.

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Securities. Our securities portfolio consists of mortgage-backed securities, all of which are designated as available for sale. The securities portfolio decreased $56,000, or 32.9%, to $114,000 at September 30, 2007 from $170,000 at December 31, 2006.

Deposits. Total deposits increased by $16.0 million, or 8.9%, to $197.0 million at September 30, 2007 from $181.0 million at December 31, 2006. During the nine months, time deposits increased $20.5 million and demand deposits and interest-bearing checking accounts increased $7.2 million, while savings and money market accounts decreased $11.0 million. Total deposits increased as a result of our success in requiring our commercial borrowers to establish deposit accounts with us. The increase in time deposits and the decrease in money market and savings accounts also was the result of depositors transferring funds between these accounts to achieve higher rates.

Borrowings. Federal Home Loan Bank advances decreased $1.0 million, or 4.6%, to $21.0 million at September 30, 2007 from $22.0 million at December 31, 2006. We continue to rely on Federal Home Loan Bank advances to fund loan growth when deposit growth is insufficient to fund loan growth. This reliance on borrowings, rather than deposits, generally increases our overall cost of funds.

Equity. Total equity increased $485,000, or 3.1%, to $16.1 million at September 30, 2007 from $15.6 million at December 31, 2006, primarily as a result of earnings of $483,000 for the nine months.

Comparison of Results of Operation for the Three and Nine Months Ended September 30, 2007 and 2006

General. Net income decreased $225,000 to $72,000 for the three months ended September 30, 2007 from $297,000 for the three months ended September 30, 2006. The primary reason for this decrease for the three-month period is the $175,000 provision for loan losses. Net income decreased $1.8 million to $483,000 for the nine months ended September 30, 2007 from $2.3 million for the nine months ended September 30, 2006. The primary reason for this decrease for the nine-month periods was our change to a third-party provider for credit card services and the related June 2006 sale of our existing credit card portfolio at a gain of $2.3 million (pre-tax).

Interest Income. Interest income increased by $629,000, or 18.8%, to $4.0 million for the three months ended September 30, 2007 from $3.3 million for the three months ended September 30, 2006. Interest income increased by $781,000, or 7.6%, to $11.1 million for the nine months ended September 30, 2007 from $10.3 million for the nine months ended September 30, 2006. The increase in interest income for both periods was primarily related to the increased volume of loans outstanding during the period.

The weighted average yield on loans decreased from 7.01% for the nine months ended September 30, 2006 to 6.91% for the nine months ended September 30, 2007. The decrease was primarily the result of the sale of the relatively higher yielding credit card portfolio in September 2006. We anticipate our weighted average yield on loans will improve as we continue to emphasize higher yielding commercial real estate and commercial business loans.

Interest Expense. Interest expense increased $521,000, or 32.7%, to $2.1 million for the three months ended September 30, 2007 from $1.6 million for the three months ended September 30, 2006. Interest expense increased $1.2 million, or 27.1%, to $5.8 million for the nine months ended September 30, 2007 from $4.6 million for the nine months ended September 30, 2006. The increase in interest expense for both periods was primarily due to the increased levels of time deposits and Federal Home Loan Bank advances, and the higher interest rates paid on those funds as a result of the rising interest rate environment. Our weighted average cost of interest-bearing liabilities was 3.71% for the nine months ended September 30, 2007 compared to 3.20% for the same period in 2006.

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Interest paid on deposits increased $367,000, or 26.0%, to $1.8 million for the three months ended September 30, 2007, as compared to $1.4 million for the three months ended September 30, 2006. Interest paid on deposits increased $854,000, or 21.8%, to $4.8 million for the nine months ended September 30, 2007, as compared to $3.9 million for the nine months ended September 30, 2006. The increase for both periods resulted primarily from an increase in the average balance of time deposits. Our average balance of time deposits was $103.0 million during the three months ended September 30, 2007, compared to $80.0 million during the three months ended September 30, 2006, and $93.4 million during the nine months ended September 30, 2007, compared to $78.0 million during the nine months ended September 30, 2006. We also experienced a 69 basis point increase in the average rate paid on deposits during the three-month period, and a 71 base point increase in the average rate paid on deposits during the nine-month period. This increase in average rates were offset partially by decreases in the average balance of outstanding savings and money market accounts of $14.0 million during the three month period and $14.7 million during the nine month period.

Interest expense on Federal Home Loan Bank advances increased $154,000, or 87.0%, to $331,000 for the three months ended September 30, 2007 from $177,000 for the three months ended September 30, 2006. Interest expense on Federal Home Loan Bank advances increased $390,000, or 58.1%, to $1.1 million for the nine months ended September 30, 2007 from $671,000 for the nine months ended September 30, 2006. The increase resulted from an increase in the average balance of outstanding

Federal Home Loan Bank advances of $9.1 million, to $27.8 million for the nine months ended September 30, 2007 from $18.7 million for the nine months ended September 30, 2006. In addition, the cost of Federal Home Loan Bank advances increased 31 basis points from the 2006 nine-month period to the 2007 nine-month period.

Net Interest Income. Net interest income increased $109,000, or 6.2%, to $1.9 million for the three months ended September 30, 2007 from $1.8 million for the three months ended September 30, 2006. The increase in net interest income for the three month period primarily resulted from higher yields earned on our increasing commercial loan portfolios. Net interest income decreased $462,000, or 8.0%, to $5.3 million for the nine months ended September 30, 2007 from $5.7 million for the nine months ended September 30, 2006. The decrease in net interest income for the nine month period, primarily resulted from an increase in our cost of funds caused by the continued rising interest rate environment and a decrease in our average yield on loans as a result of the transfer of our relatively higher yielding credit card portfolio. Our net interest margin was 3.27% for the nine months ended September 30, 2007, compared to 3.89% for the nine months ended September 30, 2006.

Provision for Loan Losses. A provision of $175,000 was made during the three months ended September 30, 2007 and no provision was made during the three months ended September 30, 2006. This was primarily attributable to small increases in delinquencies and non-performing loans, a decline in the local residential housing market and increases in our commercial loan portfolio. At September 30, 2007, the annualized ratio of net charge-offs to average loans decreased 11 basis points to 0.06% from 0.17% at September 30, 2006. The ratio of non-performing loans to total loans increased from 0.28% at September 30, 2006 to 0.31% at September 30, 2007, primarily due to the addition of four non-performing first and second mortgage loans.

Noninterest Income. Noninterest income decreased $57,000, or 10.6%, to $482,000 for the three months ended September 30, 2007 from $539,000 for the three months ended September 30, 2006. This decrease for the three-month period reflects a $93,000 or 20.6% decrease in fees and service charges, from $452,000 for the 2006 period to $359,000 for the 2007 period, primarily due to lower fees on deposit accounts. Noninterest income decreased $2.4 million, or 60.1%, to $1.6 million for the nine months ended September 30, 2007 from $4.0 million for the nine months ended September 30, 2006. The

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overall decrease for the nine-month period is the result of the $2.3 million one-time gain resulting from the sale of the credit card portfolio in June 2006.

Noninterest Expense. Noninterest expense increased $230,000, or 12.4%, to $2.1 million for the three months ended September 30, 2007, compared to $1.9 million for the three months ended September 30, 2006. Noninterest expense decreased $62,000, or 1.0%, to $6.0 million for the nine months ended September 30, 2007, compared to $6.1 million for the nine months ended September 30, 2006. The increase in the three month period was primarily the result of higher data processing expenses due to a change in service providers. The decrease in the nine month period was primarily the result of the elimination of the expenses of maintaining a credit card portfolio in the 2007 period. In addition, a senior officer responsible for business lending left us late in 2006 and was not replaced until May 2007. This resulted in lower salary and benefits expense during the first four months of 2007, as compared to the same period in 2006.

Income Tax Expense. In the first nine months of 2007, we incurred income tax expense of $179,000 on our pre-tax income as compared to $1.1 million for the first nine months of 2006. The higher expense in 2006 was a result of the gain on the sale of our credit card portfolio. In addition, our effective tax rate decreased during the 2007 period, because one of our larger loans qualified for tax exempt status.

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SELECTED CONSOLIDATED FINANCIAL INFORMATION

The summary information presented below under "Selected Financial Condition Data" and "Selected Operations Data" for, and as of the end of, each of the years ended December 31 is derived from our audited consolidated financial statements. The unaudited consolidated financial statements as of June 30, 2007 and the six months ended June 30, 2007 and 2006, included herein reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results to be achieved for the remainder of 2007. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and notes beginning on page F-1.

	At June 30,	At December 31,
	2007	2006	2005	2004
	(In thousands)
Selected Financial Condition Data:

Total assets	$^230,161	$^220,663	$204,231	^176,058
Loans receivable, net	^213,500	^204,812	^189,466	157,705
Loans held for sale	1,486	1,307	1,069	---
Mortgage-backed securities available for sale (at fair value)	117	170	222	3,481
Federal Home Loan Bank stock	1,320	1,320	1,320	1,136
Deposits	183,549	180,968	168,173	158,901
Federal Home Loan Bank advances	27,669	22,029	21,304	2,669
Equity	15,982	15,569	13,310	12,888

	For the six months ended June 30,		For the year ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
Selected Operations Data:

Total interest income	$7,151	$6,999	$13,641	$12,158	$9,937
Total interest expense	3,727	3,004	6,386	4,376	3,256
Net interest income	3,424	3,995	7,255	7,782	6,681
Provision for loan losses	---	259	282	946	857
Net interest income after provision for loan losses	3,424	3,736	6,973	6,836	5,824
Fees and service charges	899	963	1,911	1,642	1,548
Gain (loss) on sales of loans(1)	(16)	2,249	2,277	(13)	(21)
Gain (loss) on sales of securities	---	---	---	(21)	2
Other non-interest income	220	222	424	508	477
Total non-interest income	1,103	3,434	4,612	2,116	2,006
Total non-interest expense	3,940	4,232	8,234	8,298	7,891
Income (loss) before provision for income taxes	586	2,938	3,351	654	(61)
Provision for income taxes	175	983	1,108	258	(^30)
Net income (loss)	$ 411	$1,955	$ 2,243	$ 396	$ (^31)
_____________________________
(1)	The gain on sale of loans for the year ended December 31, 2006 and for the six months ended June 30, 2006, includes the $2.3 million gain on the sale of our $11.6 million credit card portfolio.

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	For the six months ended June 30,		For the year ended December 31,
	2007	2006	2006	2005	2004

Selected Financial Ratios and Other Data:

Performance ratios:(1)
Return on assets (ratio of net income to average total assets)	0.37%	1.88%	1.06%	0.21%	(0.02)%
Return on equity (ratio of net income to average equity)	5.17%	27.63%	15.10%	2.93%	(0.^23)%
Interest rate spread information:
Average during period	3.12%	^4.00%	3.53%	4.27%	4.47%
End of period	3.00%	3.19%	3.02%	3.68%	4.15%
Net interest margin(2)	3.23%	4.07%	3.64%	4.33%	4.47%
Non-interest income to operating revenue	24.36%	47.89%	39.81%	23.64%	25.62%
Operating expense to average total assets	3.50%	4.06%	3.90%	4.34%	4.79%
Average interest-earning assets to average interest-bearing liabilities	^103.28%	^102.56%	^103.34%	^102.42%	^100.20%
Efficiency ratio(3)	87.03%	56.97%	69.39%	83.66%	90.86%

Asset quality ratios:
Non-performing assets to total assets at end of period	0.24%	0.13%	0.18%	0.22%	0.03%
Non-performing loans to ^gross loans	0.26%	0.14%	0.19%	0.23%	0.03%
Allowance for loan losses to non- performing loans	119.93%	^320.75%	^281.50%	294.21%	1,986.54%
Allowance for loan losses to gross loans	0.31%	0.44%	0.40%	0.69%	0.66%
Net charge-offs to average loans outstanding	0.14%	0.^75%	0.^40%	0.37%	0.45%

Capital ^ratios:
Equity to total assets at end of period	^6.94%	7.41%	^7.06%	6.52%	7.32%
Average equity to average assets	7.06%	6.79%	7.03%	7.07%	8.02%

Other data:
Number of full service offices	5	5	5	5	5

(1)	Performance ratios for the six month periods ended June 30, 2007 and 2006 are annualized as appropriate. Performance ratios during the 2006 periods include a $2.3 million gain resulting from the sale of credit card loans in June 2006.
(2)	Net interest income divided by average interest earning assets.
(3)	Total other operating expense, excluding real estate owned and repossessed property expense, as a percentage of net interest income and total other operating income, excluding net securities transactions.

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SOUND FINANCIAL, INC.

Sound Financial will be incorporated under federal law to hold all of the stock of Sound Community Bank. Sound Financial has applied for OTS approval to become a savings and loan holding company and will be subject to regulation by that agency. See "How We Are Regulated - Sound Financial and Sound Community MHC." Sound Financial will have no significant assets other than all of the outstanding shares of common stock of Sound Community Bank, the portion of the net proceeds it keeps and its loan to the Sound Financial employee stock ownership plan. Sound Financial will have no significant liabilities. See "How We Intend to Use the Proceeds."

Initially, the management of Sound Financial and Sound Community Bank will be substantially the same and Sound Financial will use the offices of Sound Community Bank. Sound Financial intends to utilize the support staff of Sound Community Bank from time to time and will pay Sound Community Bank for this expense. If Sound Financial expands or changes its business in the future, we may hire our own employees. Sound Financial intends to pay for its business activities with the proceeds it keeps from the stock sale and the money we earn from investing the proceeds, as well as from dividends from Sound Community Bank. See "Our Policy Regarding Dividends."

The executive offices of Sound Financial will be located at 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121, and its telephone number will be (206) 448-0884.

SOUND COMMUNITY BANK

Sound Community Bank is a federally chartered and insured mutual savings institution with five full service offices. At June 30, 2007, Sound Community Bank had total consolidated assets of $^230.2 million, total deposits of $183.5 million and equity of $16.0 million. For more information regarding the business and operations of Sound Community Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Sound Community Bank."

Sound Community Bank is examined and regulated by the OTS, its primary federal regulator. Sound Community Bank also is regulated by the FDIC. Sound Community Bank is required to have certain reserves set by the Federal Reserve Board and is a member of the Federal Home Loan Bank of Seattle, which is one of the 12 regional banks in the Federal Home Loan Bank System.

The executive offices of Sound Community Bank are located at 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121, and its telephone number is (206) 448-0884.

SOUND COMMUNITY MHC

As part of the restructuring of Sound Community Bank pursuant to the plan of reorganization and stock issuance, Sound Community Bank will organize Sound Community MHC as a federal mutual holding company. Persons with membership or liquidation rights in Sound Community Bank as of the date of the reorganization will continue to have these rights in Sound Community MHC after the reorganization as long as they remain depositors of Sound Community Bank. Members of Sound Community MHC, consisting solely of depositors of Sound Community Bank, will have the authority to elect the board of directors of Sound Community MHC.

Sound Community MHC's principal assets will be the shares of common stock of Sound Financial received in the reorganization and $100,000 contributed by Sound Community Bank as its initial capitalization. Initially, Sound Community MHC does not intend to conduct any business except to own a majority of the common stock of Sound Financial and invest any money it has. Sound Community

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MHC will be a mutual corporation chartered under federal law and regulated by the OTS. Sound Community MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by the Home Owners' Loan Act. See "How We are Regulated -Sound Community MHC."

The executive offices of Sound Community MHC will be located at 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121, and its telephone number will be (206) 448-0884.

HOW WE INTEND TO USE THE PROCEEDS

Although the actual net proceeds from the sale of the shares of common stock cannot be determined until the reorganization is completed, we presently anticipate that the net proceeds from this offering will be between $10.1 million and $13.9 million and up to $16.0 million assuming an increase in the estimated value of the common stock sold in the reorganization by 15%. See "Pro Forma Data" and "The Reorganization and Stock Offering - How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" as to the assumptions used to arrive at such amounts.

We intend to use the net proceeds received from the stock offering as follows:

	Minimum	Maximum	Maximum, as adjusted
	(In thousands)
Retained by Sound Financial(1)	$ 948	$ 4,092	$ 5,900
Loan to employee stock ownership plan	966	1,307	1,503
Used to buy the stock of Sound Community Bank(1)	7,953	8,261	8,438
Contribution to charitable foundation	200	200	200
Net proceeds from stock offering(1)	$10,067	$13,860	$16,041
________________________________
(1)Approximately $8.0 million, $11.5 million and $11.5 million of the proceeds from the offering, respectively, at the minimum, maximum and maximum, as adjusted, of the offering range will be used to pay down short-term borrowings from the Federal Home Loan Bank of Seattle. Proceeds used to pay off these borrowings include the proceeds contributed to Sound Community Bank and proceeds retained by Sound Financial and deposited in Sound Community Bank.

Sound Financial will purchase all of the capital stock of Sound Community Bank to be issued in the reorganization in exchange for an amount of offering proceeds sufficient for Sound Community Bank to have at least 10% tangible capital upon completion of the offering. On a pro forma basis as of June 30, 2007, and based on the valuation range from RP Financial LC., we anticipate that 79.0%, 67.8% and 59.6% of the net proceeds will be used to purchase those shares; respectively, at the minimum, midpoint and maximum of the valuation range. The contribution will be 52.6% of net proceeds if the number of shares sold is at 15% above the maximum of the valuation range. In no event, will less than 50% of the net proceeds be transferred to Sound Community Bank in exchange for its shares. The actual amount of net proceeds transferred to Sound Community Bank will depend on what level of capital is required for its tangible capital ratio to be 10.0%. The amount of net proceeds received by Sound Community Bank will further strengthen Sound Community Bank's capital position, which already exceeds all regulatory requirements, and Sound Community Bank will continue to be a well-capitalized institution.

Sound Community Bank initially intends to use the net proceeds received from Sound Financial to repay substantially all of its short-term borrowings from the Federal Home Loan Bank of Seattle. The proceeds of these borrowings were used for working capital to meet loan demand. The amount of these short-term borrowings vary based on our need for funds. These borrowings, which are adjustable rate, totaled $11.5 million at June 30, 2007 and consisted of $1.5 million in overnight borrowings from the Federal Home Loan Bank at a rate of 5.63% and $10.0 million in a 120-day Federal Home Loan Bank advance at a rate of 5.48% that will convert to overnight borrowings in September 2007. We will not repay our outstanding long-term Federal Home Loan Bank advances at closing, which totaled $16.2 at

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June 30, 2007. Notwithstanding this repayment of short-term advances, Sound Community Bank may, as needed, borrow additional short-term ^ funds from the Federal Home Loan Bank of Seattle in the future. To the extent any are available, Sound Community Bank will use remaining net proceeds it receives to support lending and investment activities, future expansion of operations through new banking offices or other general corporate purposes.

Sound Financial intends to use a portion of the retained net proceeds to make the $200,000 cash contribution to the foundation and make a loan directly to the employee stock ownership plan to enable the employee stock ownership plan to purchase up to a number of shares equal to 3.92% of the shares outstanding after the offering. Based upon the issuance to the employee stock ownership plan of 96,628 shares of common stock and 130,732 shares of common stock at the minimum and maximum of the estimated offering range, respectively, the loan to the employee stock ownership plan would be $966,000 and $1.3 million, respectively. See "Management - Benefits -- Employee Stock Ownership Plan."

The remaining net proceeds retained by Sound Financial initially may be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed or other securities, deposits in either Sound Community Bank or other financial institutions, or a combination thereof. The net proceeds may ultimately be used to support Sound Community Bank's lending activities; repay borrowings in the ordinary course of business; support the future expansion of operations through new banking offices; or support general corporate purposes.

We anticipate that over the next few years, based on and subject to local market conditions, we will open additional branch offices in our existing market area that complement our existing branch network. We currently have plans to open another branch in Clallam County, most likely in Port Angeles, during the fourth quarter of 2008; however, no specific location has been identified. We do not have any other specific plans for other new banking offices, though we are considering adding one additional office each in 2009 and 2010. For additional information regarding future branch office expansion, see "Business of Sound Community Bank – Properties."

Except as described above, neither Sound Financial nor Sound Community Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the reorganization, see "Reorganization and Stock Offering – Our Reasons for the Corporate Change."

The net proceeds from the offering may also be used for other business and investment purposes, including the payment of regular or special cash dividends, possible repurchases of the common stock, or returns of capital. Sound Community MHC and Sound Community Bank have committed, however, not to take any action to further the payment of any return of capital on the common stock during the one-year period subsequent to completion of the offering. In addition, the OTS generally will not permit us to repurchase shares of common stock for one year after completion of this offering, except to cover share awards under the stock-based incentive plan approved by shareholders and tax qualified employee stock benefit plans. Management may consider expanding or diversifying its activities, as such opportunities become available.

Following the completion of the reorganization, to the extent permitted by the OTS, which generally prohibits repurchases for one year, and based upon then existing facts and circumstances, our board of directors may determine to repurchase shares of common stock, subject to any applicable statutory and regulatory requirements. These facts and circumstances may include but not be limited to:

    market and economic factors, including the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate

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    of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in our return on equity;

    the avoidance of dilution to shareholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and

    any other circumstances in which repurchases would be in the best interests of Sound Financial and its shareholders.

Any stock repurchases will be subject to the determination of our board of directors that Sound Community Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases.

The net proceeds may vary because total expenses of the offering may be more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the offering is adjusted to reflect a change in the estimated pro forma market value of Sound Financial. In addition, payments for shares made through withdrawals from existing deposit accounts at Sound Community Bank will not result in the receipt of new funds for investment by Sound Community Bank but will result in a reduction of Sound Community Bank's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.

MARKET FOR SOUND FINANCIAL, iNC. COMMON STOCK

We have not previously issued common stock, so there is no established market for our common stock. Upon completion of the offering, we anticipate that our common stock will be quoted on the OTC Bulletin Board. In order for our stock to be quoted in the OTC Bulletin Board, we must have at least one broker-dealer who will make a market in our stock. Keefe, Bruyette & Woods has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so. We cannot assure you that other broker-dealers will make a market in our common stock.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. Accordingly, the number of active buyers and sellers of our common stock at any particular time may be limited. As a result, we cannot assure you that an active and liquid trading market for our common stock will develop, or, if developed, will be maintained. We cannot assure you that, if you purchase shares of common stock in the offering, that you will be able to sell them at a price equal to or above the $10.00 per share price. Purchasers of common stock in this offering should have a long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock should be sold.

OUR POLICY REGARDING DIVIDENDS

The board of directors of Sound Financial currently intends to pay cash dividends on the common stock in the future. The amount and timing of any dividends, however, has not yet been determined. The payment of dividends will depend upon a number of factors, including capital requirements, Sound Financial's and Sound Community Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. Future dividends are not guaranteed and will depend on our ability to pay them. We will not pay or take any steps to pay a tax-free dividend that qualifies as a return on capital for at least one year following the offering.

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If we pay dividends to our shareholders, we also will be required to pay dividends to Sound Community MHC unless Sound Community MHC elects to waive the receipt of dividends. We anticipate that Sound Community MHC will waive any dividends paid by us. Any decision to waive dividends will be subject to regulatory approval of the OTS. Under applicable federal regulations, public shareholders would not be diluted for any dividends waived by Sound Community MHC in the event Sound Community MHC converts to stock form. See "How We are Regulated - Holding Company Regulation."

Our future payment of dividends will depend, in large part, upon receipt of dividends from Sound Community Bank. We initially will have no source of income other than dividends from Sound Community Bank, earnings from the investment of existing capital and proceeds of this offering retained by us, and interest payments on our loan to the employee stock ownership plan. A regulation of the OTS imposes limitations on "capital distributions" by savings institutions. See "How We Are Regulated - Limitations on Dividends and Other Capital Distributions."

No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. If Sound Community MHC does not waive the receipt of any dividends we pay, the amount of dividends payable by us to public shareholders may be reduced. Special cash dividends, stock dividends or returns of capital may be paid in addition to, or in lieu of, regular cash dividends, to the extent permitted by OTS policy and regulations. We have no intention to initiate any action that leads to a return of capital (as distinguished from a dividend) to shareholders.

PRO FORMA DATA

The actual net proceeds from the sale of common stock in the offering cannot be determined until the offering is completed. However, the net proceeds in the offering are currently estimated to be between $10.1 million and $13.9 million, or up to $16.0 million at the maximum, as adjusted, in the event the offering range is increased by 15%, based on the following assumptions:

    all shares of common stock will be sold in the subscription offering;

    the employee stock ownership plan will purchase an amount equal to 3.92% of the shares of common stock outstanding after the offering. The employee stock ownership plan is assumed to be funded internally with a loan from Sound Financial;

    expenses of the offering, other than the fees to be paid to Keefe, Bruyette & Woods are estimated to be $695,000;

    Keefe, Bruyette & Woods will receive a fee equal to 1.0% of the aggregate purchase price of the shares of stock sold in the offering, excluding any shares purchased by any employee benefit plans, our directors, officers or employees, or members of their immediate families;

    that short-term Federal Home Loan Bank advances with rates in excess of 5% are paid off with proceeds of the offering in the amount of $8.0 million, $10.0 million, $11.5 million and $11.5 million at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range, respectively;

    pro forma earnings have been calculated for the year ended December 31, 2006 and the six months ended June 30, 2007 assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 4.91%, which approximates the yield on a one-year U.S. Treasury bill adjusted to a constant maturity on both December 31, 2006 and

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    June 30, 2007. This approach, rather than an arithmetic average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because it is believed that the yield on one-year U.S. Government securities is a more accurate estimate of the rate that would be obtained on an investment on net proceeds from the offering;

    the pro forma after-tax yield on the net proceeds from the offering is assumed to be 3.09% for the year ended December 31, 2006 and 3.09% for the six months ended June 30, 2007 based on a combined federal and state estimated effective tax rate of 37.0%;

    no withdrawals are made from Sound Community Bank's deposit accounts for the purchase of shares in the offering;

    Sound Financial will grant options under the stock-based incentive plan to acquire common stock equal to 4.9% of the shares of common stock outstanding after the offering, and will grant restricted stock awards in an amount equal to 1.96% of such shares. Sound Financial will acquire these option and award shares through open market purchases. The estimated fair value of the options, estimated using an application of the Black-Scholes option pricing model, is recognized as an expense over the requisite service period of the options. The expense recorded in the pro forma financial information assumes the retrospective method under SFAS 123R; and

    pro forma shareholders' equity amounts have been calculated as if the common stock had been sold in the offering on December 31, 2006 and June 30, 2007, respectively, and, accordingly, no effect has been given to the assumed earnings effect of the transactions.

The following pro forma information may not be representative of the financial effects of the offering at the date on which the offering actually occurs and should not be taken as indicative of future results of operations.

Pro forma shareholders' equity represents the difference between the stated amount of Sound Financial's assets and liabilities computed in accordance with U.S. generally accepted accounting principles. Shareholders' equity does not give effect to intangible assets in the event of a liquidation. The pro forma shareholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to shareholders in the event of liquidation.

The following table presents historical data of Sound Community Bank's and Sound Financial's pro forma data at or for the date and period indicated based on the assumptions set forth above and in the tables and should not be used as a basis for projection of the market value of the common stock following the offering.

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	At or For the Six Months Ended June 30, 2007 (Based upon a price of $10.00 per share)
	1,084,600 shares (Minimum of Offering Range)	1,276,000 shares (Midpoint of Offering Range)	1,467,400 shares (Maximum of Offering Range)	1,687,510 shares (Maximum, as adjusted, of Offering Range)(1)
	(In thousands, except share and per share data)
Pro forma market capitalization:

Gross proceeds of public offering	$10,846	$12,760	$14,674	$16,875
Plus: shares issued to charitable foundation	247	290	334	384
Pro forma market capitalization	$11,093	$13,050	$15,008	$17,259

Gross proceeds of public offering	$10,846	$12,760	$14,674	$16,875
Less: offering expenses	(779)	(796)	(814)	(834)
Less: payoff of Bank borrowings	(8,000)	(10,000)	(11,500)	(11,500)
Estimated net investable proceeds	2,067	1,964	2,360	4,541
Less: common stock acquired by employee stock ownership plan(2)	(966)	(1,137)	(1,307)	(1,503)
Less: common stock acquired for restricted stock awards(3)	(483)	(568)	(654)	(752)
Less: cash contribution to charitable foundation	(200)	(200)	(200)	(200)
Estimated net proceeds, as adjusted	$ 418	$ 59	$ 199	$ ^2,086

Pro forma consolidated net income for the six months ended June 30, 2007:

Historical	$411	$411	$411	$411
Pro forma income on net proceeds	7	1	3	33
Reduction in interest expense on Bank borrowings	126	158	181	181
Less: pro forma employee stock ownership plan adjustment(2)	(31)	(36)	(41)	(48)
Less: pro forma restricted stock adjustment(3)	(31)	(36)	(41)	(48)
Less: pro forma stock option adjustment(4)	(44)	(52)	(60)	(69)
Pro forma net income	$^438	$^446	$^453	$^460

Per share net income for the six months ended June 30, 2007:

Historical	$0.17	$0.15	$0.13	$0.11
Pro forma income on net proceeds	---	---	---	0.01
Reduction in interest expense on Bank borrowings	0.05	0.06	0.06	0.05
Less: pro forma employee stock ownership plan adjustment(2)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock adjustment(3)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option adjustment(4)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma net income per share	$0.18	$0.17	$0.15	$0.13

Shares used for calculating pro forma net earnings per share	2,373,203	2,792,004	3,210,804	3,692,426

Stock price as a multiple of annualized pro forma net earnings per share	27.78x	29.41x	33.33x	38.46x

	(table continued on following page)		(Footnotes on page 45)

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	At or For the Six Months Ended June 30, 2007 (Based upon a price of $10.00 per share)
	1,084,600 shares (Minimum of Offering Range)	1,276,000 shares (Midpoint of Offering Range)	1,467,400 shares (Maximum of Offering Range)	1,687,510 shares (Maximum, as adjusted, of Offering Range)(1)
	(In thousands, except share and per share data)
Pro forma shareholders' equity at June 30, 2007:

Historical	$15,982	$15,982	$15,982	$15,982
Estimated net proceeds	10,067	11,964	13,860	16,042
Less: capitalization of MHC	(100)	(100)	(100)	(100)
Plus: shares issued to charitable foundation	247	290	334	384
Less: shares issued to charitable foundation	(247)	(290)	(334)	(384)
Less: cash contribution to charitable foundation	(200)	(200)	(200)	(200)
Tax benefit of contribution to charitable foundation	165	181	197	216
Less: common stock acquired by employee stock ownership plan(2)	(966)	(1,137)	(1,307)	(1,503)
Less: common stock acquired for restricted stock awards(3)	(483)	(568)	(654)	(752)
Pro forma shareholders' equity	$24,465	$26,122	$27,778	$29,685

Shareholders' equity per share at June 30, 2007:

Historical	$6.48	$5.51	$4.79	$^4.72
Estimated net proceeds	4.08	4.13	4.16	^4.74
Less: capitalization of MHC	(0.04)	(0.03)	(0.03)	(0.03)
Plus: shares issued to charitable foundation	0.10	0.10	0.10	^0.11
Less: shares issued to charitable foundation	(0.10)	(0.10)	(0.10)	(^0.11)
Less: cash contribution to charitable foundation	(0.08)	(0.07)	(0.06)	(^0.06)
Tax benefit of the contribution to charitable foundation	0.07	0.06	0.06	0.06
Less: common stock acquired by employee stock ownership plan(2)	(0.39)	(0.39)	(0.39)	(^0.44)
Less: common stock acquired for restricted stock awards(3)	(0.20)	(0.20)	(0.20)	(^0.22)
Pro forma shareholders' equity per share	$9.92	$9.01	$8.33	$^8.77
Shares used for pro forma shareholders' equity per share	2,465,000	2,900,000	3,335,000	3,385,251

Stock price as a percentage of pro forma shareholders' equity per share	100.81%	110.99%	120.05%	^114.03%
	(Footnotes on page 45)

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	At or For the Year Ended December 31, 2006 (Based upon a price of $10.00 per share)
	1,084,600 shares (Minimum of Offering Range)	1,276,000 shares (Midpoint of Offering Range)	1,467,400 shares (Maximum of Offering Range)	1,687,510 shares (Maximum, as adjusted, of Offering Range)(1)
	(In thousands, except share and per share data)
Pro forma market capitalization:

Gross proceeds of public offering	$10,846	$12,760	$14,674	$16,875
Plus: shares issued to charitable foundation	247	290	334	384
Pro forma market capitalization	$11,093	$13,050	$15,008	$17,259

Gross proceeds of public offering	$10,846	$12,760	$14,674	$16,875
Less: offering expenses	(779)	(796)	(814)	(834)
Less: payoff of Bank borrowings	(8,000)	(10,000)	(11,500)	(11,500)
Estimated net investable proceeds	2,067	1,964	2,360	4,541
Less: common stock acquired by employee stock ownership plan(2)	(966)	(1,137)	(1,307)	(1,503)
Less: common stock acquired for restricted stock awards(3)	(483)	(568)	(654)	(752)
Less: cash contribution to charitable foundation	(200)	(200)	(200)	(200)
Estimated net proceeds, as adjusted	$ 418	$ 59	$ 199	$ ^2,086

Pro forma consolidated net income for the year months ended December 31, 2006:

Historical	$2,243	$2,243	$2,243	$2,243
Pro forma income on net proceeds	13	2	6	65
Reduction in interest expense on Bank borrowings	252	315	362	362
Less: pro forma employee stock ownership plan adjustment(2)	(61)	(72)	(82)	(95)
Less: pro forma restricted stock adjustment(3)	(61)	(72)	(82)	(95)
Less: pro forma stock option adjustment(4)	(88)	(103)	(119)	(137)
Pro forma net income	$^2,298	$2,313	$2,328	$2,343

Per share net income for the year ended December 31, 2006:

Historical	$0.94	$0.80	$0.70	$0.61
Pro forma income on net proceeds	0.01	---	---	0.02
Reduction in interest expense on Bank borrowings	0.11	0.11	0.11	0.10
Less: pro forma employee stock ownership plan adjustment(2)	(0.03)	(0.03)	(0.03)	(0.03)
Less: pro forma restricted stock adjustment(3)	(0.03)	(0.03)	(0.03)	(0.03)
Less: pro forma stock option adjustment(4)	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma net income per share	$0.96	$0.81	$0.71	$0.63

Shares used for calculating pro forma net earnings per share	2,378,035	2,797,688	3,217,341	3,699,943

Stock price as a multiple of annualized pro forma net earnings per share	10.42x	12.35x	14.08x	15.87x

	(table continued on following page)		(Footnotes on page 45)

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	At or For the Year ended Ended December 31, 2006 (Based upon a price of $10.00 per share)
	1,084,600 shares (Minimum of Offering Range)	1,276,000 shares (Midpoint of Offering Range)	1,467,400 shares (Maximum of Offering Range)	1,687,510 shares (Maximum, as adjusted, of Offering Range)(1)
	(In thousands, except share and per share data)
Pro forma shareholders' equity at December 31, 2006:

Historical	$15,569	$15,569	$15,569	$15,569
Estimated net proceeds	10,067	11,964	13,860	16,041
Less: capitalization of MHC	(100)	(100)	(100)	(100)
Plus: shares issued to charitable foundation	247	290	334	384
Less: shares issued to charitable foundation	(247)	(290)	(334)	(384)
Less: cash contribution to charitable foundation	(200)	(200)	(200)	(200)
Tax benefit of the contribution to charitable foundation	165	181	197	216
Less: common stock acquired by employee stock ownership plan(2)	(966)	(1,137)	(1,307)	(1,503)
Less: common stock acquired for restricted stock awards(3)	(483)	(568)	(654)	(752)
Pro forma shareholders' equity	$24,052	$25,709	$27,365	$29,271

Shareholders' equity per share at December 31, 2006:

Historical	$6.32	$5.37	$4.67	$4.06
Estimated net proceeds	4.08	4.13	4.16	4.18
Less: capitalization of MHC	(0.04)	(0.03)	(0.03)	(0.03)
Plus: shares issued to charitable foundation	0.10	0.10	0.10	0.10
Less: shares issued to charitable foundation	(0.10)	(0.10)	(0.10)	(0.10)
Less: cash contribution to charitable foundation	(0.08)	(0.07)	(0.06)	(0.05)
Tax benefit of the contribution to charitable foundation	0.07	0.06	0.06	0.06
Less: common stock acquired by employee stock ownership plan(2)	(0.39)	(0.39)	(0.39)	(0.39)
Less: common stock acquired for restricted stock awards(3)	(0.20)	(0.20)	(0.20)	(0.20)
Pro forma shareholders' equity per share	$9.76	$8.87	$8.21	$7.63
Shares used for pro forma shareholders' equity per share	2,465,000	2,900,000	3,335,000	3,385,251

Stock price as a percentage of pro forma shareholders' equity per share	102.46%	112.74%	121.80%	^131.06%
	(Footnotes on following page)

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________________________________

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the offering.

(2)	It is assumed that the employee stock ownership plan will purchase a number of shares equal to 3.92% of the shares outstanding after the offering. The employee stock ownership plan is assumed to be funded internally with a loan from Sound Financial. Sound Community Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and the interest requirement of the debt. Sound Community Bank's total annual payments on the employee stock ownership plan debt is based upon a 10 year loan. The pro forma adjustments assume the employee stock ownership plan shares are allocated in equal installments based on the number of loan repayment installments assumed to be paid by Sound Community Bank, the fair value of the common stock remains at the subscription price and the employee stock ownership plan expense reflects an estimated combined federal and state effective tax rate of 37.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of shareholders' equity. No reinvestment rate is assumed on the proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that (i) 9,663, 11,368, 13,073 and 15,034 shares were committed to be released during the year ended December 31, 2006 and 4,831, 5,684, 6,537 and 7,517 shares were committed to be released during the six months ended June 30, 2007 at the minimum, midpoint, maximum and the adjusted maximum of the offering range, respectively, and (ii) only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)	If the stock-based incentive plan is approved by Sound Financial's shareholders, Sound Financial may purchase an aggregate number of shares of common stock equal to 1.96% of the shares outstanding after the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the offering, although the plan, including the amount awarded under the plan, may remain subject to supervisory restrictions), to be awarded as restricted stock to officers and directors under the stock-based incentive plan. Shareholder approval of the stock-based incentive plan and purchases of stock for grant under the plan may not occur earlier than six months after the completion of the offering. The shares may be issued directly by Sound Financial or acquired through open market purchases. The funds to be used to purchase the shares to be awarded by the stock-based incentive plan will be provided by Sound Financial. The table assumes that (i) the shares to be awarded under the stock-based incentive plan are acquired through open market purchases at $10.00 per share, (ii) 20.0% of the amount contributed for restricted stock awards is expensed during the year ended December 31, 2006 and 10.0% of the amount contributed for restricted stock awards is expensed during the six months ended June 30, 2007 (based on a five-year vesting period), respectively, and (iii) the stock-based incentive plan expense reflects an estimated marginal federal effective tax rate of 37.0%. Assuming shareholder approval of the stock-based incentive plan and that shares of common stock (equal to 1.96% of the shares outstanding after the offering) are awarded through the use of authorized but unissued shares of common stock, shareholders would have their ownership and voting interests diluted by approximately 1.9%.

(4)	Gives effect to the options we expect to grant under the stock-based incentive plan, which is expected to be adopted by Sound Financial following the offering and presented for shareholder approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire a number of shares equal to 4.90% of the shares outstanding after the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $4.01 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight line basis over a five-year vesting period of options with a ten-year term, and an estimated marginal federal effective tax rate of 37.0%. Under the above assumptions, the granting of options under the stock-based incentive plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise options under the stock-based incentive plan are obtained from the issuance of authorized but unissued shares, our net income per share and shareholders' equity per share will decrease. This will also have a dilutive effect of up to 4.7% on the ownership interest of persons who purchase common stock in the offering.

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COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION

As set forth in the following table, if we did not make a contribution to Sound Community Foundation as part of the offering, RP Financial LC. estimates that our pro forma valuation would be greater, which would increase the amount of common stock offered for sale. Without the charitable foundation, the amount of common stock offered for sale at the midpoint of the offering would be $13.3 million, rather than $12.8 million. If Sound Community Foundation were not established, there is no assurance that the updated appraisal that RP Financial LC. will prepare at the closing of the reorganization and offering would conclude that our pro forma market value would be the same as the estimate set forth in the table below. The updated appraisal will be based on the facts and circumstances existing at closing time, including, among other things, market and economic conditions. The offering amounts referred to in the table below relate to the value of the shares sold to the public.

	At the Minimum of the Offering Range		At the Midpoint of the Offering Range		At the Maximum of the Offering Range		At the Maximum, As Adjusted, of the Offering Range
	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation
	(1,084,600 Shares)	(1,132,200 Shares)	(1,276,000 Shares)	(1,332,000 Shares)	(1,467,400 Shares)	(1,531,800 Shares)	(1,687,510 Shares)	(1,761,600 Shares)

	(Dollars in thousands, except per share data)

Estimated offering amount	$10,846	$11,322	$12,760	$13,320	$14,674	$15,318	$16,875	$17,616
Pro forma market capitalization (offering and foundation)	11,093	11,322	13,050	13,320	15,008	15,318	17,259	17,616
Estimated full value	24,650	25,160	29,000	29,600	33,350	34,040	38,353	39,146
Pro forma total assets	231,155	231,609	230,812	231,324	230,968	231,539	232,875	233,512
Pro forma total liabilities	206,690	206,690	206,690	204,690	206,690	203,190	206,690	203,190
Pro forma shareholders' equity	24,465	24,919	26,122	26,634	27,778	28,349	29,685	30,322
Pro forma net income (six months ended June 30, 2007)	^438	445	^446	454	^453	462	^460	470
Pro forma shareholders' equity per share	9.92	9.90	9.01	9.00	8.33	8.33	^8.77	^8.77
Pro forma net income per share (six months ended June 30, 2007)	0.18	0.19	0.17	0.16	0.15	0.15	0.13	0.13

Pro Forma Pricing Ratios
Offering price as a percentage of pro forma shareholders' equity per share	100.81%	101.01%	110.99%	111.11%	120.05%	120.05%	129.20%	129.20%

Offering price to annualized pro forma net income per share	27.78x	26.32x	29.41x	31.25x	33.33x	33.33x	38.46x	38.46x

Pro Forma Financial Ratios
Return on assets (annualized)	0.38%	0.38%	0.39%	0.39%	0.39%	0.40%	0.40%	0.40%
Return on equity (annualized)	3.59%	3.57%	3.42%	3.41%	3.27%	3.26%	3.11%	3.10%
Shareholders' equity/total assets	10.58%	10.76%	11.32%	11.51%	12.03%	12.24%	12.75%	12.99%

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CAPITALIZATION

The following table presents the historical deposits, borrowings and consolidated capitalization of Sound Community Bank at June 30, 2007, and the approximate pro forma consolidated capitalization of Sound Financial after giving effect to the reorganization, excluding assumed earnings on the net proceeds. The pro forma capitalization gives effect to the assumptions listed under "Pro Forma Data" based on the sale of the number of shares of common stock indicated below.

	Sound Financial – Pro Forma (Based upon a price of $10.00 per share)
	Sound Community Bank Historical Capitalization	1,084,600 shares (Minimum of Offering Range)	1,276,000 shares (Midpoint of Offering Range)	1,467,400 shares (Maximum of Offering Range)	1,687,510 shares (Maximum, as adjusted, of Offering Range)
	(In thousands, except share and per share data)

Deposits(1)	$183,549	$183,549	$183,549	$183,549	$183,549
Federal Home Loan Bank Advances	27,669	27,669	27,669	27,669	27,669
Total deposits and borrowed funds	$^211,218	$^211,218	$^211,218	$^211,218	$^211,218

Shareholders' equity
Common stock, $0.01 par value, 24,000,000 shares authorized; shares to be issued as reflected(2)	$ ---	$ 11	$ 13	$ 15	$ 17
Additional paid-in capital(2)	---	9,820	11,673	13,525	15,657
Retained earnings(3)	15,977	15,977	15,977	15,977	15,977
Capital contribution to MHC	---	(100)	(100)	(100)	(100)
Less:
Expense of stock contribution to charitable foundation	---	(247)	(290)	(334)	(384)
Expense of cash contribution to charitable foundation	---	(200)	(200)	(200)	(200)
Add:
Tax benefit of contribution to charitable foundation	---	165	181	197	216
Accumulated other comprehensive income	5	5	5	5	5
Less:
Common stock acquired by employee stock ownership plan(4)	---	(966)	(1,137)	(1,307)	(1,503)
Total shareholders' equity	$ 15,982	$ 24,465	$ 26,122	$ 27,778	$ 29,685

Pro forma shareholders' equity to assets(1)	6.93%	10.23%	10.85%	11.46%	12.15%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits and assets by the amount of such withdrawals.
(2)	Reflects the issuance of the shares of common stock to be sold in the offering. Assumes that a number of shares equal to 1.96% of the shares outstanding after the offering are purchased in the open market by the stock-based incentive plan, with funding from Sound Financial, subsequent to the offering at the purchase price of $10.00 per share. The stock-based incentive plan is subject to shareholder approval.
(3)	Pro forma retained earnings reduced by $100,000 to fund capitalization of Sound Community MHC.
(4)	Assumes that a number of shares equal to 3.92% of the shares outstanding after the offering will be acquired by the employee stock ownership plan with funds borrowed from Sound Financial and will represent unearned compensation, reflected as a reduction of capital.

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EXCEED ALL REGULATORY CAPITAL REQUIREMENTS

At June 30, 2007, Sound Community Bank exceeded all of its regulatory capital requirements and met or exceeded all OTS capital requirements for a "well-capitalized" institution. The following table sets forth the regulatory capital of Sound Community Bank at June 30, 2007 and the pro forma regulatory capital of Sound Community Bank after giving effect to the offering, based on the assumptions underlying the pro forma capital calculations presented below. See "How We Intend to Use the Proceeds of the Stock Offering," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to Sound Community Bank, see "How We Are Regulated - Regulatory Capital Requirements."

	Actual, at June 30,2007		Minimum Offering		Midpoint Offering		Maximum Offering		Maximum, As Adjusted Offering(1)
	Amount	Percentage of Assets(2)	Amount	Percentage of Assets(2)	Amount	Percentage of Assets(2)	Amount	Percentage of Assets(2)	Amount	Percentage of Assets(2)
	(Dollars in thousands)

GAAP Capital(3)	$15,982	6.93%	$22,969	10.00%	$22,957	10.00%	$22,936	10.00%	$22,917	10.00%

Core or Tier 1 Capital:
Actual or Pro Forma	$15,977	6.93%	$22,964	10.00%	$22,952	10.00%	$22,931	10.00%	$22,912	10.00%
Required(4)	9,226	4.00	^9,186	4.00	^9,181	4.00	^9,172	4.00	^9,165	4.00
Excess	$ 6,751	2.93%	$^13,778	6.00%	$^13,771	6.00%	$^13,759	6.00%	$^13,747	6.00%

Tier 1 Risk-Based Capital:
Actual or Pro Forma(5)(6)	$15,977	10.05%	$22,964	14.46%	$22,952	14.45%	$22,931	14.44%	$22,912	14.43%
Required(7)	9,542	6.00	^9,529	6.00	^9,530	6.00	^9,528	6.00	^9,535	6.00
Excess	$ 6,435	4.05%	$^13,435	8.46%	$^13,422	8.45%	$^13,403	8.44%	$^13,377	8.43%

Risk-Based Capital:
Actual or Pro Forma(5)(6)	$16,656	10.47%	$23,643	14.88%	$23,631	14.88%	$23,610	14.87%	$23,591	14.86%
Required(8)	12,723	8.00	^12,711	8.00	12,705	8.00	12,702	8.00	^12,700	8.00
Excess	$ 3,933	2.47%	$^10,932	6.88%	$10,926	6.88%	$10,908	6.87%	$^10,891	6.86%

Reconciliation of capital infused into Sound Community Bank:
Net proceeds infused			$ 7,953		$ 8,112		$ 8,261		$ 8,438
Less common stock acquired by employee stock ownership plan			(966)		(1,137)		(1,307)		(1,503)
Pro forma increase in GAAP and regulatory capital			$ 6,987		$ 6,975		$ 6,954		$ 6,935

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offering.
(2)	Core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(3)	GAAP capital includes a $5,000 unrealized gain on available-for-sale securities, net of taxes.
(4)	The current OTS core capital requirement for savings banks is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and 4% to 5% for all other thrifts. Our required level is 4%. The core capital requirement for a well-capitalized institution is 5%. See "How We Are Regulated - Regulatory Capital Requirements."
(5)	Assumes net proceeds are invested in assets that carry a 20% risk-weighting.
(6)	The difference between core capital and regulatory risk-based capital is attributable to $^674,000 for the allowance for loan losses.
(7)	The Tier 1 risk-based capital requirement for a well-capitalized institution is 6% of risk-weighted assets. See "How We Are Regulated - Regulatory Capital Requirements."
(8)	The current OTS risk-based capital requirement for savings banks is 8% of risk-weighted assets. The level for a well-capitalized institution is 10%.

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THE REORGANIZATION AND STOCK OFFERING

The board of directors of Sound Community Bank and the OTS have approved the plan of reorganization and stock issuance. OTS approval is subject to approval of the plan of reorganization and stock issuance by our members and the satisfaction of certain other conditions imposed by the OTS. OTS approval does not constitute recommendation or endorsement of the plan.

The following is a brief summary of material aspects of the plan of reorganization and stock issuance. The summary is qualified in its entirety by reference to the provisions of the plan of reorganization and stock issuance. Copies of the plan of reorganization and stock issuance are available for inspection at any office of Sound Community Bank and at the OTS. The plan of reorganization and stock issuance also is filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the SEC. See "Where You Can Find Additional Information."

General

The board of directors of Sound Community Bank adopted the plan of reorganization and stock issuance. Under this plan, Sound Community Bank will reorganize into the federal mutual holding company structure as a wholly owned subsidiary of Sound Financial, which in turn will be a majority-owned subsidiary of Sound Community MHC. Following receipt of all required regulatory approvals, the approval of the members of Sound Community Bank entitled to vote on the plan of reorganization and stock issuance, and the satisfaction of all other conditions precedent to the reorganization, Sound Community Bank will complete the reorganization. Sound Community Bank, in its stock form, will continue to conduct its business and operations from the same offices with the same personnel as Sound Community Bank conducted prior to the reorganization. The reorganization will not affect the balances, interest rates or other terms of Sound Community Bank's loans or deposit accounts, and the deposit accounts will continue to be insured by the FDIC. Sound Community MHC initially will be capitalized with $100,000. When the reorganization is completed, this capital will be used for general corporate purposes.

As part of the reorganization and stock offering, we will be forming a charitable foundation to be named Sound Community Foundation. The foundation will receive a donation of $200,000 in cash and 1% of the outstanding shares of the common stock of Sound Financial at the closing of the offering. It will support charitable causes and organizations in our market area. See "Sound Community Foundation."

Pursuant to the plan of reorganization and stock issuance, we will accomplish our corporate change as follows or in any other manner that is consistent with applicable federal law and regulations and the intent of the plan:

(1)	Sound Community Bank will organize an interim stock savings bank as a wholly owned subsidiary ("Sound Interim One");
(2)	Sound Interim One will organize an interim stock savings bank as a wholly owned subsidiary ("Sound Interim Two");
(3)	Sound Interim One will organize Sound Financial as a wholly owned subsidiary;
(4)	Sound Community Bank will convert to a federal stock savings bank by exchanging its charter for a federal stock savings bank charter to become Sound Community Bank and Sound Interim One will become a federal mutual holding company by exchanging its

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charter for a federal mutual holding company charter to become Sound Community MHC;
(5)	simultaneously with step (4), Sound Interim Two will merge with and into Sound Community Bank, with Sound Community Bank as the resulting institution;
(6)	all of the initially issued stock of Sound Community Bank will be transferred to Sound Community MHC in exchange for mutual membership interests in Sound Community MHC;
(7)	Sound Community MHC will contribute the capital stock of Sound Community Bank to Sound Financial, and Sound Community Bank will become a wholly owned subsidiary of Sound Financial; and
(8)	contemporaneously with the reorganization, Sound Financial will offer for sale in the offering shares of common stock based on the pro forma market value of Sound Financial and Sound Community Bank.

Sound Financial expects to receive the approval of the OTS to become a savings and loan holding company and to own all of the common stock of Sound Community Bank. Sound Financial intends to transfer net proceeds to Sound Community Bank in an amount adequate to increase its tangible capital to 10% and will retain the remaining net proceeds. See "Use of Proceeds." The reorganization will be effected only upon completion of the sale of all of the shares of common stock to be issued pursuant to the plan of reorganization and stock issuance.

Our Reasons for the Corporate Change

As a mutual institution, Sound Community Bank has no authority to issue shares of capital stock and consequently has no access to market sources of equity capital. Only by generating and retaining earnings from year to year is Sound Community Bank able to increase its equity capital.

As a stock corporation upon completion of the reorganization, Sound Community Bank will be organized in the form used by commercial banks, most major corporations and a majority of savings institutions. The ability to raise new equity capital through the issuance and sale of Sound Community Bank's or Sound Financial's capital stock will allow Sound Community Bank the flexibility to increase its equity capital position more rapidly than by accumulating earnings. It also will support future growth and expanded operations, including increased lending and investment activities, as business and regulatory needs require. The ability to attract new capital also will help Sound Community Bank address the needs of the communities it serves and enhance its ability to make acquisitions or expand into new businesses. The acquisition alternatives available to Sound Community Bank are quite limited as a mutual institution because of a requirement in OTS regulations that the surviving institution in a merger involving a mutual institution generally must be in mutual form. After the reorganization, Sound Community Bank will have an increased ability to merge with other mutual and stock institutions and Sound Financial may acquire control of other mutual or stock savings associations and retain the acquired institution as a separate subsidiary of Sound Financial. Finally, Sound Community Bank is expected to benefit from its directors and employees having a stock ownership in its business, since that is viewed as an effective performance incentive and a means of attracting, retaining and compensating directors and employees. For a description of the proposed equity incentive plan, see "Management – Other Stock Benefit Plan."

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Although Sound Community Bank's ability to raise capital and general business flexibility will be improved by this reorganization, these advantages will be limited by the requirement in applicable laws and regulations that a mutual holding company maintain a majority ownership interest in its savings bank holding company subsidiary. These advantages also will be limited by Sound Financial's offering of 44.0% of its to-be-outstanding common stock, which will affect Sound Financial's ability to issue additional shares of common stock in the future without additional issuances of stock to Sound Community MHC.

The advantages of the reorganization also could be achieved if Sound Community Bank were to reorganize into a wholly owned subsidiary of a stock holding company, known as a standard conversion, rather than as a second-tier subsidiary of a mutual holding company. A standard conversion would free Sound Community Bank from the restrictions on its ability to raise capital which result from the requirement that its mutual holding company maintain a majority ownership interest in Sound Financial.

OTS regulations require that savings institutions converting to stock form in a standard conversion sell all of their to-be-outstanding capital stock rather than a minority interest. The amount of equity capital that would be raised in a standard conversion would be substantially more than the amount raised in a minority stock offering by a subsidiary of a mutual holding company. A standard conversion would make it more difficult for Sound Community Bank to maximize the return on its equity. A standard conversion also would eliminate all aspects of the mutual form of organization. Completion of the reorganization does not eliminate the possibility of Sound Community MHC converting from mutual to stock form in the future; however, a full conversion is not contemplated at this time.

After considering the advantages and disadvantages of the reorganization, as well as applicable fiduciary duties and alternative transactions, including a reorganization into a wholly owned subsidiary of a stock holding company rather than as a second-tier subsidiary of a mutual holding company, the board of directors of Sound Community Bank unanimously approved the reorganization as being in the best interests of Sound Community Bank and equitable to its account holders.

Effects of the Corporate Change

General. The reorganization will have no effect on Sound Community Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The reorganization will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management and staff. Sound Community Bank will continue to be subject to regulation, supervision and examination by the OTS and the FDIC.

Deposits and Loans. Each holder of a deposit account in Sound Community Bank at the time of the reorganization will continue as an account holder in Sound Community Bank after the reorganization, and the reorganization will not affect the deposit balance, interest rate or other terms of these accounts. Each account will be insured by the FDIC to the same extent as before the reorganization. Depositors in Sound Community Bank will continue to hold their existing certificates, statements and other evidence of their accounts. The reorganization will not affect the loan terms of any borrower from Sound Community Bank. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the reorganization. See "-- Voting Rights" and "-- Depositors Rights if We Liquidate" below for a discussion of the effects of the reorganization on the voting and liquidation rights of the depositors of Sound Community Bank.

Continuity. During the reorganization and stock issuance process, the normal business of Sound Community Bank of accepting deposits and making loans will continue without interruption. Following completion of the reorganization and stock issuance, Sound Community Bank will continue to be

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regulated by the OTS, and FDIC insurance of accounts will continue without interruption. After the reorganization and stock issuance, Sound Community Bank will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

The board of directors presently serving Sound Community Bank will serve as the board of directors of Sound Community Bank after the reorganization and stock issuance. The initial members of the board of directors of Sound Financial and Sound Community MHC will consist of the individuals currently serving on the board of directors of Sound Community Bank. After the reorganization, the voting shareholders of Sound Financial will elect approximately one-third of Sound Financial's directors annually, and approximately one-third of the directors of Sound Community MHC will be elected annually by the members of Sound Community MHC. The members of Sound Community MHC will consist of the former members of Sound Community Bank who maintain deposits with Sound Community Bank, and all persons who become depositors of Sound Community Bank after the reorganization. All current officers of Sound Community Bank will retain their positions with Sound Community Bank after the reorganization and stock issuance.

Voting Rights. After completion of the reorganization and stock issuance, members will have no voting rights in Sound Community Bank or Sound Financial and, therefore, will not be able to elect directors of Sound Community Bank or Sound Financial or to control their affairs. After the reorganization and stock issuance, voting rights for Sound Financial will be vested exclusively in the shareholders of Sound Financial, which will own all of the stock of Sound Community Bank. Each holder of common stock will be entitled to vote on any matter to be considered by the shareholders of Sound Financial, subject to the provisions of Sound Financial's charter.

As a federally chartered mutual holding company, Sound Community MHC will have no authorized capital stock and no shareholders. Sound Community MHC will be controlled by its members, who are depositors of Sound Community Bank. These members may have signed proxies giving their voting rights to Sound Community Bank's board of directors. The revocable proxies that members of Sound Community Bank have granted to the board of directors of Sound Community Bank give the board of directors of Sound Community Bank general authority to cast a member's vote on any and all matters presented to the members. Under federal law, these proxies are deemed to cover the member's votes as members of Sound Community MHC, and this authority is given to the board of directors of Sound Community MHC. The plan of reorganization also provides for the transfer of proxy rights to the board of directors of Sound Community MHC. As a result, the board of directors of Sound Community MHC may be able to govern the operations of Sound Community Bank and Sound Financial, notwithstanding objections raised by members of Sound Community MHC or shareholders of Sound Financial, respectively, if the board of directors has been appointed proxy for a majority of the outstanding votes of members of Sound Community MHC and these proxies have not been revoked. In addition, all persons who become depositors of Sound Community Bank following the reorganization will have membership rights with respect to Sound Community MHC.

Depositors' Rights if We Liquidate. In the event of a voluntary liquidation of Sound Community Bank prior to the reorganization, holders of deposit accounts in Sound Community Bank would be entitled to distribution of any assets of Sound Community Bank remaining after the claims of depositors and all other creditors are satisfied. Following the reorganization, the holder of Sound Community Bank's common stock, which will be Sound Financial, would be entitled to any assets remaining upon a liquidation, dissolution or winding up of Sound Community Bank and, except through their liquidation interests in Sound Community MHC, discussed below, holders of deposit accounts in Sound Community Bank would not have any interest in these assets.

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In the event of a voluntary or involuntary liquidation, dissolution or winding up of Sound Community MHC following completion of the reorganization, holders of deposit accounts in Sound Community Bank would be entitled, pro rata to the value of their accounts, to distribution of any assets of Sound Community MHC remaining after the claims of all creditors of Sound Community MHC are satisfied. Shareholders of Sound Financial will have no liquidation or other rights with respect to Sound Community MHC solely as shareholders.

In the event of a liquidation, dissolution or winding up of Sound Financial, each holder of shares of the common stock would be entitled to receive, after payment of all debts and liabilities of Sound Financial, a pro rata portion of all assets of Sound Financial available for distribution to holders of the common stock.
There currently are no plans to liquidate Sound Community Bank, Sound Financial or Sound Community MHC in the future.

Tax Effects of Our Corporate Change and Stock Offering. Sound Community Bank has received an opinion from its special counsel, Silver, Freedman & Taff L.L.P., Washington, D.C., as to the material federal income tax consequences of the reorganization and stock issuance to Sound Community Bank, Sound Financial and Sound Community MHC, and as to the generally applicable material federal income tax consequences of the reorganization and stock issuance to Sound Community Bank's account holders and to persons who purchase common stock in the offering.

The opinion provides that, among other things:

    Sound Community Bank's adoption of a charter in stock form, known as the bank conversion, will qualify as a tax-free reorganization under Internal Revenue Code of 1986, as amended, Section 368(a)(1)(F);

    no gain or loss will be recognized by Sound Community Bank or the stock bank in the bank conversion;

    no gain or loss will be recognized by the depositors of Sound Community Bank on the receipt of equity interests with respect to Sound Community MHC in exchange for their equity interests surrendered therefor;

    the receipt of stock by depositors for equity interests in Sound Community MHC will constitute a tax-free exchange of property solely for voting "stock" pursuant to Internal Revenue Code Section 351;

    the transfer by Sound Community MHC of the stock bank's stock to Sound Financial will constitute a tax-free exchange of property solely for voting stock pursuant to Internal Revenue Code Section 351;

    Sound Community MHC will recognize no gain or loss upon the transfer of the stock bank stock to Sound Financial in exchange for common stock pursuant to Internal Revenue Code Section 351;

    Sound Financial will recognize no gain or loss upon its receipt of stock bank stock from Sound Community MHC in exchange for common stock;

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    Sound Financial will recognize no gain or loss upon the receipt of money in exchange for shares of common stock;

    no gain or loss will be recognized by Sound Community Bank's account holders upon the issuance to them of accounts in the stock bank in stock form immediately after the reorganization and stock issuance, in the same dollar amounts and on the same terms and conditions as their accounts at Sound Community Bank immediately prior to the reorganization and stock issuance; and

    it is more likely than not that no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the reorganization and stock issuance, as discussed below.

If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of these rights would be taxable probably only to those eligible subscribers who exercise the subscription rights, either as a capital gain or ordinary income, in an amount equal to such value, and Sound Financial and Sound Community Bank could recognize gain on any distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion of Silver, Freedman & Taff, L.L.P. is based in part upon, and subject to the continuing validity in all material respects through the date of the reorganization and stock issuance of, various representations of Sound Community Bank and upon certain assumptions and qualifications, including that the reorganization and stock issuance are completed in the manner and according to the terms provided in the plan of reorganization and stock issuance. This opinion is also based upon the Internal Revenue Code, regulations now in effect, current administrative rulings and practice and judicial authority, all of which are subject to change and any change may be made with retroactive effect. Unlike private letter rulings received from the IRS, an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in this opinion, or that this opinion will be upheld by the courts if challenged by the IRS.

Sound Community Bank also has obtained an opinion from Porter, Kohl & LeMaster, P.S., that the income tax effects of the reorganization and stock issuance under Washington tax laws will be substantially the same as described above with respect to federal income tax laws.

Sound Financial and Sound Community Bank have received a letter from RP Financial LC., stating its belief that the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and give the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock. RP Financial LC. specializes in providing financial valuations, opinions and analyses of securities of companies engaged in the financial services industry. RP Financial LC. has provided subscription rights opinions in connection with numerous mutual-to-stock conversion offerings.

How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering

The plan of reorganization and stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of Sound Financial and Sound Community Bank, as determined on the basis of an independent valuation. Sound Community Bank has retained RP Financial LC. to make this valuation. For its services in making this appraisal, RP Financial LC.'s fees and out-of-pocket expenses are estimated to be $38,500. Sound Community Bank has agreed to

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indemnify RP Financial LC. and any employees of RP Financial LC. who act for or on behalf of RP Financial LC. in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by Sound Community Bank to RP Financial LC., unless RP Financial LC. is determined to be negligent or otherwise at fault.

An appraisal has been made by RP Financial LC. in reliance upon the information contained in this prospectus, including the financial statements. RP Financial LC. also considered the following factors, among others:

    the present and projected operating results and financial condition of Sound Financial and Sound Community Bank, which were prepared by Sound Community Bank, then adjusted to reflect the net proceeds of this offering and the economic and demographic conditions in Sound Community Bank's existing market areas as prepared by Sound Community Bank;

    the proposed donation to the charitable foundation;

    certain historical, financial and other information relating to Sound Community Bank, which were prepared by Sound Community Bank;

    the impact of the reorganization on Sound Community Bank's net worth and earnings potential as calculated by RP Financial, LC.; and

    the proposed dividend policy of Sound Financial and Sound Community Bank.

The appraisal also incorporated an analysis of a peer group of ten publicly traded thrift mutual holding companies that RP Financial, LC. considered to be comparable to Sound Financial. The analysis of comparable publicly traded mutual holding companies included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial, LC. applied the peer group's pricing ratios as adjusted for certain qualitative valuation factors to account for differences between Sound Financial and the peer group, to Sound Financial's pro forma earnings and book value to derive the estimated pro forma market value of Sound Financial on a fully converted basis.

In its review of the appraisal provided by RP Financial LC., the board of directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial LC. in addition to the factors listed above, and the board of directors believes that these assumptions were reasonable.

On the basis of the foregoing, RP Financial LC. has advised Sound Financial that, in its opinion dated August 31, 2007, the estimated pro forma market value of the common stock on a fully converted basis, ranged from a minimum of $24.7 million to a maximum of $33.4 million, with a midpoint of $29.0 million. The board of directors of Sound Financial determined that the common stock should be sold at $10.00 per share. Based on the estimated pro forma market value and the purchase price, the number of shares of common stock that Sound Financial will issue will range from between 2,465,000 shares and 3,335,000 shares, with a midpoint of 2,900,000 shares. The board determined to offer 44.0% of these shares, or between 1,084,600 shares and 1,467,400 shares with a midpoint of 1,276,000 shares, the "estimated offering range," to depositors and the public pursuant to this prospectus. After the offering, purchasers in the offering will own 44.0%, the charitable foundation will own 1.0% and Sound Community MHC will own 55.0% of Sound Financial's outstanding shares of common stock. The estimated offering range may be amended with the approval of the OTS or if necessitated by subsequent

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developments in the financial condition of Sound Financial or market conditions generally. In the event the estimated market value is updated to amend the value of the Sound Financial on a fully converted basis below $24.7 million or above $38.4 million, which is the maximum of the estimated valuation range, as adjusted by 15%, a new appraisal will be filed with the OTS.

Based upon current market and financial conditions and recent practices and policies of the OTS, in the event Sound Financial receives orders for common stock in excess of $14.7 million, the maximum of the estimated offering range, and up to $16.9 million, the maximum of the estimated offering range, as adjusted by 15%, Sound Financial may be required by the OTS to accept all such orders. No assurances, however, can be made that Sound Financial will receive orders for common stock in excess of the maximum of the estimated offering range or that, if these orders are received, that all these orders will be accepted because Sound Financial's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial LC., which reflects the increase in the valuation and the approval of the increase by the OTS. In addition, an increase in the number of shares above 1,467,400 shares, will first be used, if necessary, to fill the order of the employee stock ownership plan. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the offering.

The following table presents a summary of selected pricing ratios for the peer group companies and for Sound Financial on a non-fully converted basis as of and for the year ended June 30, 2007 (or the latest date available for the peer group). The peer group, which consists of 10 publicly traded thrift mutual holding companies, includes companies that range in asset size from $133.0 million to $398.0 million and have market capitalizations ranging from $9.7 million to $61.9 million. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 55.5% on a price-to-earnings basis and a discount of 17.6% on a price-to-book basis. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the offering. Since not all mutual holding companies retained 55% of the total shares issued, and some have repurchased shares, a distortion of the price to earnings multiples and price to book value ratios may be present.

The financial impact of the offering includes the gross proceeds of the offering, less offering expenses, the effects of the benefit plans we expect to implement and the impact of the planned repayment of short-term Federal Home Loan Bank borrowings with the available proceeds of the offering. Earnings used in the calculation of the price-to-earnings ratio are defined as our normalized tax-effected earnings for the twelve months ended June 30, 2007, plus the financial impact of the offering. The net income impact of the offering includes the pro forma after-tax income generated from the reinvestment of the net proceeds of the offering, less the expense related to the benefit plans and the impact of the planned repayment of short term Federal Home Loan Bank borrowings with the conversion proceeds.

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	Non-Fully Converted Price to Earnings Multiple	Non-Fully Converted Price to Book Value Ratio

Sound Financial
Maximum, as adjusted	45.57x	129.20%
Maximum	40.38x	120.05%
Midpoint	36.01x	111.02%
Minimum	31.50x	100.75%

Valuation of peer group companies as of August 31, 2007(1)
Averages	25.97x	145.72%
Medians	23.51x	131.25%
____________________________________
(1) Reflects earnings and equity as of or for the most recent 12-month period.

The following table presents a summary of selected pricing ratios for the peer group companies and Sound Financial with the ratios adjusted to the hypothetical case of being fully converted. Compared to the average fully converted pricing ratios of the peer group, our pro forma fully converted pricing ratios at the maximum of the offering range indicated a premium of 31.6% on a price-to-earnings basis and a discount of 9.5% on a price-to-book basis. RP Financial LC.'s calculations of the fully converted pricing multiples for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of August 24, 2007. RP Financial LC.'s calculation of our fully converted pricing ratios assumes the pro forma impact of selling 100% of the shares to be outstanding at $10.00 per share.

	Fully Converted Price to Earnings Multiple	Fully Converted Price to Book Value Ratio

Sound Financial
Maximum, as adjusted	35.54x	79.35%
Maximum	32.29x	75.78%
Midpoint	29.22x	72.05%
Minimum	25.89x	67.55%

Valuation of peer group companies as of August 31, 2007(1)
Averages	24.53x	83.76%
Medians	26.62x	81.11%
____________________________________
(1) Reflects earnings and equity as of or for the most recent 12-month period.

RP Financial LC. advised our board of directors that its appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public thrift holding companies whose stock has traded for at least one year prior to the valuation date. RP Financial LC. also advised our board of directors that the aftermarket trading experience of recent transactions was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology.

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The following table presents information for all mutual holding company organizations conducting a minority stock offering that were completed during the most recent 12-month period. The table presents the average percentage stock price appreciation from the initial trading date to the dates presented in the table. This table is not intended to indicate how our stock may perform. Furthermore, this table presents only short-term price performance and may not be indicative of the longer-term stock price performance of these companies. The increase in any particular company's stock price is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company's historical and anticipated operating results, the nature and quality of the company's assets, the company's market area, and the quality of management and management's ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the "Risk Factors."

	Appreciation from Initial Offering Price
Issuer (Market/Symbol)	IPO Date	After One Day (%)	After One Week (%)	After One Month (%)	Through 8/31/07 (%)
FSB Cmty Bankshares, Inc. (OTCBB: FSBC)	8/15/07	0.0	0.0	(12.5)	(12.5)
Beneficial Mutual Bancorp (NASDAQ: BNCL)	7/16/07	(7.9)	(6.2)	(13.0)	(5.2)
Hometown Bancorp, Inc. (OTCBB: HTWC)	6/29/07	0.0	0.0	(12.5)	(17.5)
TFS Financial Corp. (NASDAQ: TFSL)	4/23/07	17.9	17.2	23.3	16.0
Sugar Creek Financial (OTCBB: SUGR)	4/4/07	0.0	5.0	6.0	(9.0)
Delanco Bancorp, Inc. (OTCBB: DLNO)	4/2/07	0.0	0.0	(5.0)	(6.3)
Oritani Financial Corp. (NASDAQ: ORIT)	1/24/07	59.7	53.5	55.0	51.2
Polonia Bancorp (OTCBB: PBCP)	1/16/07	1.0	0.1	0.6	(4.0)
MSB Financial Corp. (NASDAQ: MSBF)	1/5/07	23.0	21.0	19.3	2.1
Mainstreet Financial Corp. (OTCBB: MSFN)	12/27/06	10.0	10.0	(2.5)	(7.5)
Ben Franklin Financial, Inc. (OTCBB: BFFI)	10/19/06	7.0	5.7	6.5	(4.0)
ViewPoint Financial Group (NASDAQ: VPFG)	10/3/06	49.9	50.7	54.5	71.7
Fox Chase Bancorp, Inc. (NASDAQ: FXCB)	10/2/06	29.5	28.1	31.4	23.8

All Transactions
Average		14.6	14.2	11.6	7.6
Median		7.0	5.7	6.0	(4.0)

NASDAQ Traded Companies
Average		28.7	27.4	28.1	26.6
Median		26.3	24.6	26.4	19.9

OTCBB Traded Companies
Average		2.6	3.0	(1.6)	(8.7)
Median		0.0	0.1	(2.5)	(7.5)

Data presented in the table reflects a small number of transactions. There can be no assurance that our stock price will appreciate or that our stock price will not trade below the initial offering price of $10.00 per share.

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RP Financial LC.'s valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing these shares. RP Financial LC. did not independently verify the consolidated financial statements and other information provided by Sound Financial, nor did RP Financial LP. value independently the assets or liabilities of Sound Financial. The valuation considers Sound Financial as a going concern and should not be considered as an indication of the liquidation value of Sound Financial. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

Prior to completion of the offering, the maximum of the estimated offering range may be increased up to 15% and the number of shares of common stock offered may be increased to 1,687,510 shares to reflect changes in market and financial conditions or to fill the order of the employee stock ownership plan, without the resolicitation of subscribers. See "- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated offering range to fill unfilled orders in the subscription offering.

No sale of shares of common stock in the offering may be completed unless, prior to the completion, RP Financial LC. confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Sound Financial. If this confirmation is not received, Sound Financial may cancel the offering, extend the offering period and establish a new estimated offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the OTS may permit.

Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price is not below the minimum or more than 15% above the maximum of the estimated offering range. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated offering range or more than 15% above the maximum of such range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at Sound Community Bank's regular savings rate of interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated offering range must be approved by the OTS.

An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Sound Financial's pro forma net income and shareholders' equity on a per share basis while increasing pro forma net income and shareholders' equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and Sound Financial's pro forma net income and shareholders' equity on a per share basis while decreasing pro forma net income and shareholders' equity on an aggregate basis. See "Risk Factors – Risks Related to This Offering -- The implementation of stock-based incentive plans may dilute your ownership interest" and "Pro Forma Data."

Copies of the appraisal report of RP Financial LC. including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Sound Community Bank and the other locations specified under "Additional Information."

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Subscription Offering and Subscription Rights

Under the plan of reorganization and stock issuance, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

    depositors of Sound Community Bank with account balances of at least $50 as of the close of business on June 30, 2006 ("Eligible Account Holders");

    tax-qualified employee plans ("Tax-Qualified Employee Plans");

    depositors of Sound Community Bank, other than directors and officers of Sound Community Bank, with account balances of at least $50 as of the close of business on September 30, 2007 ("Supplemental Eligible Account Holders"); and

    depositors of Sound Community Bank as of the close of business on ____________, 2007 ("Other Members").

All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization and stock issuance and as described below under "- Limitations on Stock Purchases."

Preference Category No. 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

(1)	$200,000 or 20,000 shares of common stock;
(2)	one-tenth of one percent of the total offering of shares of common stock; or
(3)	15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Sound Community Bank in each case as of the close of business on June 30, 2006 (the "Eligibility Record Date"), subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for, or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. For example, if an Eligible Account Holder with an unfilled subscription has qualifying deposits totaling $100, and the total amount of qualifying deposits for Eligible Account Holders with unfilled subscriptions was $1,000, then the number of shares that may be allocated to fill this Eligible Account Holder's subscription would be 10% of the shares remaining available, up to the amount

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subscribed for. Subscription Rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Plans to purchase shares in excess of the maximum of the estimated offering range.

To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Sound Financial and Sound Community Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding June 30, 2006.

Preference Category No. 2: Tax-Qualified Employee Plans. Each Tax-Qualified Employee Plan, including the employee stock ownership plan, shall be entitled to receive, without payment, second priority, nontransferable subscription rights to purchase up to 10% of the common stock, provided that individually or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of common stock, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the estimated offering range. The employee stock ownership plan intends to purchase 3.92% of the shares of common stock to be outstanding following completion of the offering (or 8.91% of the shares sold in the offering), or 96,628 shares and 130,732 shares based on the minimum and maximum of the estimated offering range, respectively. Subscriptions by any of the Tax-Qualified Employee Plans will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and direct community offerings, including subscriptions of any of Sound Community Bank's directors, officers, employees or associates thereof. Subscription rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to category No. 1; provided, however, that notwithstanding any other provision of the plan of reorganization and stock issuance to the contrary, the Tax-Qualified Employee Plans shall have a first priority subscription right to the extent that the total number of shares of common stock sold in the offering exceeds the maximum of the estimated offering. In the event that the total number of shares offered in the offering is increased to an amount greater than the number of shares representing the maximum of the estimated offering range, each Tax-Qualified Employee Plan will have a priority right to purchase any such shares exceeding the maximum of the estimated offering range up to an aggregate of 10% of the common stock sold in the offering. See "Management - Benefits -- Employee Stock Ownership Plan."

Preference Category No. 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall be entitled to receive, without payment, third priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

(1)	$200,000 or 20,000 shares of common stock;
(2)	one-tenth of one percent of the total offering of shares of common stock; or

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(3)	15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Sound Financial in each case on the close of business on September 30, 2007 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations.

See "- Limitations on Stock Purchases."

If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated pro rata among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

Preference Category No. 4: Other Members. Other Members are depositors of Sound Community Bank as of the close of business on __________________, 2007, other than Eligible Account Holders and Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each Other Member shall receive, without payment, fourth priority, nontransferable subscription rights to subscribe for shares of Sound Financial common stock, up to the greater of $200,000 or 20,000 shares of common stock or one-tenth of one percent of the total offering of shares of common stock in the offerings, subject to the overall purchase limitations. See "-- Limitations on Stock Purchases."

In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the Stock Offering, available shares will be allocated among the subscribing Other Members pro rata in the same proportion that the Other Member's number of votes on the voting record date for approval of the plan of reorganization and stock issuance bears to the total number of votes on the voting record date of all subscribing Other Members on that date.

Expiration Date for the Subscription Offering. The subscription offering will expire at 12:00 noon, Seattle, Washington time, on December __, 2007 (the "subscription expiration date"), unless extended for up to 45 days or for such additional periods by Sound Financial as may be approved by the OTS. Subscription rights that have not been exercised prior to the subscription expiration date (unless extended) will become void. If the stock offering is extended, we will be required to notify each subscriber and resolicit subscriptions. During any extension period, subscribers will have the right to modify or rescind their subscriptions and, unless an affirmative response is received, a subscriber's funds will be returned with interest at Sound Community Bank's regular savings account rate.

We will not execute orders until at least the minimum number of shares of common stock, 1,084,600 shares, have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the subscription expiration date, unless this period is extended with the consent of the OTS, all funds delivered to us pursuant to the subscription offering will be returned

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promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the subscription expiration date is granted, we will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

Direct Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members, we anticipate we will offer shares pursuant to the plan of reorganization to members of the general public who receive a prospectus, with a preference given to natural persons residing in ^Clallam, King, Pierce and Snohomish Counties in Washington. These natural persons are referred to as preferred subscribers. Persons, together with an associate or group of persons acting in concert with such persons, may not subscribe for or purchase more than $200,000 of common stock in the direct community offering, if any. We may limit total subscriptions in the direct community offering so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of common stock. Finally, we may reserve shares offered in the direct community offering for sales to institutional investors. The opportunity to subscribe for shares of common stock in any direct community offering will be subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part from any person either at the time of receipt of an order or as soon as practicable following the subscription expiration date. The direct community offering, if any, shall commence concurrently with, during or promptly after the subscription offering and shall not be for more than 45 days after the end of the subscription offering.

In the event of an oversubscription for shares in the direct community offering, shares may be allocated, to the extent shares remain available, first to each preferred subscriber whose order is accepted by us. Thereafter, shares may be allocated to cover the orders of any other person subscribing for shares in the direct community offering so that each such person subscribing for shares may receive 1,000 shares, if available, and thereafter on a pro rata basis to such person based on the amount of their respective subscriptions.

Public Offering

As a final step in the offering, the plan of reorganization and stock issuance provides that, if feasible, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to selected members of the general public in a public offering through our marketing agent, Keefe, Bruyette and Woods. We call this the public offering. It is expected that a public offering, if any, would commence as soon as practicable after termination of the subscription offering and the direct community offering. We, in our sole discretion, have the right to reject orders in whole or in part received in the public offering. Neither Keefe, Bruyette & Woods nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the public offering; however, Keefe, Bruyette & Woods has agreed to use its best efforts in the sale of shares in the public offering.

The price at which common stock is sold in the public offering will be the same price at which shares are offered and sold in the subscription offering and direct community offering. Subject to the overall purchase limitations, no person by himself or herself may purchase more than $200,000 or 20,000 shares of common stock in the public offering. See "- Limitations on Stock Purchases."

Keefe, Bruyette & Woods may enter into agreements with broker-dealers to assist in the sale of the shares in the public offering, although no such agreements exist as of the date of this prospectus. No

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orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Keefe, Bruyette & Woods will instruct selected dealers as to the number of shares to be allocated to each selected dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers. During the subscription offering and direct community offering, selected dealers only may solicit indications of interest from their customers to place orders with us as of a certain order date for the purchase of shares of Sound Financial common stock. When, and if, Keefe, Bruyette & Woods and we believe that enough indications of interest and orders have not been received in the subscription offering and direct community offering to consummate the reorganization, Keefe, Bruyette & Woods will request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected dealers will send confirmations of the orders to such customers on the next business day after the order date. Selected dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will deposit funds to the account established at Sound Community Bank for each selected dealer. Each customer's funds forwarded to one of these accounts, along with all other accounts held in the same title, will be insured by the FDIC in accordance with applicable regulations. After payment has been received by us from selected dealers, funds will earn interest at Sound Community Bank's regular savings rate until the completion or termination of the offering. Funds will be promptly returned, with interest, in the event the offering is not completed as described above.

The public offering will be completed within 45 days after the termination of the subscription offering, unless extended by us with the approval of the OTS. See "- How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Persons Who are Not Permitted to Participate in the Stock Offering

We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of reorganization and stock issuance reside. We are not required, however, to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

    the number of persons otherwise eligible to subscribe for shares under the plan of reorganization and stock issuance who reside in such jurisdiction is small; or

    the granting of subscription rights or the offer or sale of shares of common stock to such persons would require us or any of our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify Sound Financial securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

    such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of cost or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares, or the need for us, or our officers, directors or employees to register as brokers, dealers or salesmen.

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Limitations on Stock Purchases

The stock plan includes the following limitations on the number of shares of Sound Financial common stock that may be purchased in the offering:

(1)	No fewer than 25 shares of common stock may be purchased, to the extent shares are available;
(2)	Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:
  $200,000 or 20,000 shares of common stock;

  one-tenth of one percent of the total offering of shares of common stock; or

  15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Sound Community Bank in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

(3)	The Tax-Qualified Employee Plans, including an employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, and including any additional shares issued in the event of an increase in the estimated offering range;

(4)	Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:
  $200,000 or 20,000 shares of common stock;

  one-tenth of one percent of the total offering of shares of common stock; or

  15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Sound Community Bank in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (7) below;

(5)	Each Other Member may subscribe for and purchase in the subscription offering up to the greater of $200,000 or 20,000 shares of common stock or one-tenth of one percent of the total offering of shares of common stock, subject to overall limits in clause (7) below;

(6)	Persons purchasing shares of common stock in the direct community offering or public offering may purchase up to $200,000 or 20,000 shares of common stock in each of the direct community offering or public offering, subject to the overall limitation in clause (7) below;

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(7)	Except for the Tax-Qualified Employee Plans, and the Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of Sound Financial common stock subscribed for or purchased in all categories of the offerings by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $250,000 or 25,000 shares of common stock; and

(8)	No more than 31% of the total number of shares offered for sale in the offering may be purchased by directors and officers of Sound Financial and Sound Community Bank and their associates in the aggregate, excluding purchases by the Tax-Qualified Employee Plans.

Depending on the amount of shares subscribed for in this offering, and based upon market and financial conditions, we may increase or decrease these purchase limits, subject to regulatory approval, if required.

Subject to any required regulatory approval and the requirements of applicable laws and regulations, our board of directors may, in its sole discretion, increase the individual amount permitted to be subscribed for to a maximum of 9.99% of the number of shares sold in the offering, provided that orders for shares exceeding 5% of the shares being offered in the offering shall not exceed, in the aggregate, 10% of the shares being offered in the offering. Requests to purchase additional shares of common stock will be allocated by our board of directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

The term "associate" when used to indicate a relationship with any person means:

    any corporation or organization (other than Sound Financial, Sound Community Bank and Sound Community MHC or a majority-owned subsidiary of any of them) of which the person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

    any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity;

    any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of Sound Financial, Sound Community Bank or Sound Community MHC or a subsidiary or affiliate of any of them; and

    any person acting in concert with any of the persons or entities specified above;

provided, however, that neither the Sound Community Foundation nor any employee plans (whether tax-qualified or not) shall be deemed to be an associate of any director or officer of Sound Financial, Sound Community Bank or Sound Community MHC. When used to refer to a person other than an officer or director of Sound Financial, Sound Community Bank or Sound Community MHC, our board of directors, or officers delegated by our board of directors, in their sole discretion may determine the persons that are associates of other persons.

The term "acting in concert" is defined to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement,

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whether written or otherwise. A person or company that acts in concert with another person or company also shall be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Tax-Qualified Employee Plans and the Sound Community Foundation will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan and the foundation will be aggregated. The determination of whether a group is acting in concert shall be made solely by our board of directors, or officers delegated by our board of directors, and may be based on any evidence upon which such board or delegatee chooses to rely.

Plan of Distribution and Marketing Arrangements

We have retained Keefe, Bruyette & Woods to consult with and to advise and assist us, on a best efforts basis, in the distribution of our common stock in this offering. The services that Keefe, Bruyette & Woods will provide include, but are not limited to:

    training our employees who will perform certain ministerial functions in the subscription offering and direct community offering regarding the mechanics and regulatory requirements of the stock offering process;

    managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders; and

    preparing marketing materials.

For its services, Keefe, Bruyette & Woods will receive a management fee of $25,000 and a success fee of 1.0% of the aggregate purchase price of the shares purchased in the public offering, less any shares of common stock sold to our directors, officers, and employees and the Tax-Qualified Employee Plans. The success fee paid to Keefe, Bruyette & Woods will be reduced by the amount of the management fee. In the event that selected dealers are used to assist in the sale of our common stock in the direct community offering, these dealers will be paid a fee of up to 5.5% of the total purchase price of the shares sold by such dealers. We have agreed to indemnify Keefe, Bruyette & Woods against certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended, and will contribute to payments Keefe, Bruyette & Woods may be required to make in connection with any such claims or liabilities. The success fee will cover certain data processing services conducted by Keefe, Bruyette & Woods. In addition, Keefe, Bruyette & Woods will ^ be reimbursed for the fees and expenses ^ of its legal counsel not to exceed $40,000 and other reasonable out-of-pocket expenses not to exceed $20,000.

Sales of shares of our common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods, or by the broker-dealers managed by Keefe, Bruyette & Woods. Keefe, Bruyette & Woods has undertaken that our common stock will be sold in a manner that will ensure that applicable distribution standards will be met. A stock information center will be established at Sound Community Bank's administrative office located at 10200 East Marginal Way South, Tukwila, Washington. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of our common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of our common stock in those states where the law permits. No officer, director or employee of ours will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock.

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Procedure for Purchasing Shares in the Subscription Offering

To ensure that each purchaser receives a prospectus at least 48 hours before the subscription expiration date (unless extended) in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms only will be distributed with a prospectus.

To purchase shares in the subscription offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Sound Community Bank, which may be given by completing the appropriate blanks in the order form, must be received by us by 12:00 noon, Seattle, Washington time, on December __, 2007, unless extended. In addition, we will require a prospective purchaser to execute a certification in the form required by applicable OTS regulations in connection with any sale of common stock. Order forms that are not received by this time or are executed defectively or are received without full payment, or appropriate withdrawal instructions, are not required to be accepted. In addition, we will not accept orders submitted on photocopied or facsimiled order forms nor order forms on which the certification is not executed. We have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed within 45 days after the end of the subscription offering, or this period has been extended.

In order to ensure that Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date, June 30, 2006, the Supplemental Eligibility Record Date, September 30, 2007 or the Other Member Record Date, ____________, 2007, must list all accounts on the stock order form giving all names in each account and the account numbers. Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts had been disclosed.

Payment for subscriptions may be made:

    by authorizing a withdrawal from an account at Sound Community Bank including certificates of deposit, designated on the stock order form. To use funds in an individual retirement account at Sound Community Bank, you must transfer your account to an unaffiliated institution or broker^; or

    by check or money order made payable to Sound Financial, Inc.^

    ^

No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at our then-current regular savings rate from the date payment is received until completion of the offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of Sound Financial common stock being offered has been sold or the plan of reorganization and stock issuance is terminated, whichever is earlier.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account at Sound Community Bank, we will do so as of the consummation date of the offering. Sound Community Bank will waive any applicable penalties for early withdrawal from certificate accounts.

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In the event of an unfilled amount of any subscription order, we will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the offering. If for any reason the offering is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at Sound Community Bank.

If any employee plans (whether tax-qualified or not) subscribe for shares during the subscription offering, these plans will not be required to pay for the shares subscribed for at the time they subscribe, but, rather, they may pay for shares of common stock subscribed for at the purchase price upon completion of the subscription offering and direct community offering, if all shares are sold, or upon completion of the public offering if shares remain to be sold in such offering. In the event that, after the completion of the subscription offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in this prospectus, the Tax-Qualified Employee Plans and non-tax-qualified employee plans will be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscription will continue to be subject to applicable purchase limits and stock allocation procedures.

Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Sound Financial common stock in the subscription offering and direct community offering. ERISA provisions and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the offerings make such purchases for the exclusive benefit of the IRAs. IRAs maintained at Sound Community Bank are not self-directed IRAs and any interested parties wishing to use these IRA funds for stock purchases may do so, but they must first have their accounts transferred to a self-directed IRA account with an unaffiliated trustee. The transfer of funds to a new trustee takes time, so please make arrangements as soon as possible. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or any other retirement account that you may have.

The records of Sound Community Bank will be deemed to control with respect to all matters related to the existence of subscription rights and/or one's ability to purchase shares of common stock in the subscription offering.

Restrictions on Transfer of Subscription Rights and Shares

Pursuant to the rules and regulations of the OTS, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization and stock issuance or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify that the person is purchasing shares solely for the person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the offering.

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We will refer to the OTS any situations that we believe may involve a transfer of subscription rights. We will pursue any and all legal and equitable remedies in the event that we become aware of the transfer of subscription rights and will not honor orders that we believe involve the transfer of such rights.

Delivery of Certificates

Certificates representing common stock issued in the offering will be mailed by Sound Financial's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held by Sound Financial until claimed by persons legally entitled to them or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, they may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

Required Approvals

Various approvals of the OTS are required in order to consummate the reorganization. The OTS has approved the plan of reorganization and stock issuance, subject to approval by our members and other standard conditions. Sound Financial's holding company application has also been approved.

Judicial Review

Any person hurt by a final action of the OTS, which approves, with or without conditions, or disapproves a plan of reorganization, may obtain review of this action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of the person is located, or in the United States Court of Appeals for the District of Columbia, a written petition asking that the final action of the OTS be modified, terminated or set aside. This petition must be filed within 30 days after the publication of notice of final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. §563b.235, whichever is later. The further procedure for review is as follows: A copy of the petition is promptly transmitted to the OTS by the clerk of the court and then the OTS files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of these proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

Restrictions on Purchase or Transfer of Shares After the Corporate Change

All shares of common stock purchased in connection with the reorganization by a director or an executive officer of Sound Financial or Sound Community Bank will be subject to a restriction that the shares not be sold for a period of one year following the reorganization except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the OTS. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.

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Purchases of Sound Financial common stock by our directors, executive officers and their associates during the three-year period following completion of the reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of Sound Financial's outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan.

Pursuant to OTS regulations, Sound Financial may not, for a period of one year following completion of this offering, repurchase shares of the common stock except on a pro rata basis, pursuant to an offer approved by the OTS and made to all shareholders, or through open market purchases of up to five percent of the outstanding stock where extraordinary circumstances exist.

PROPOSED PURCHASES BY MANAGEMENT

The following table sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, their proposed purchases of common stock in the offering, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through IRAs, with 401(k) funds and by associates.

			At the Minimum of the Estimated Offering Range	At the Maximum of the Estimated Offering Range
Name	Amount	Number of Shares	As a Percent of 1,084,600 Shares Offered	As a Percent of 1,467,400 Shares Offered

Directors:
Tyler K. Myers	$ 250,000	25,000	2.3%	1.7%
David S. Haddad, Jr.	150,000	15,000	1.4	1.0
Laura Lee Stewart, President and CEO(1)	250,000	25,000	2.3	1.7
Robert F. Carney	60,000	6,000	0.6	0.4
Debra Jones	50,000	5,000	0.5	0.3
Milton L. McMullen	75,000	7,500	0.7	0.5
Rogelio Riojas	200,000	20,000	1.8	1.4
James E. Sweeney	100,000	10,000	0.9	0.7
	1,135,000	113,500	10.5	7.7
Executive officers who are not directors:
Matthew P. Deines	150,000	15,000	1.4	1.0
Jean M. Ciesynski	40,000	4,000	0.4	0.3
Patricia Floyd	40,000	4,000	0.4	0.3
Matthew Moran	100,000	10,000	0.9	0.7
Marlene L. Price	50,000	5,000	0.5	0.3
	380,000	38,000	3.5	2.5
All directors and executive officers as a group (13 persons)	$1,515,000	151,500	13.9%	10.3%

(1)	Includes shares to be purchased by a non-family associate of Ms. Stewart.

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SOUND COMMUNITY FOUNDATION

General

In furtherance of our commitment to our local community, our plan of reorganization and stock issuance provides that we will establish a charitable foundation to be named Sound Community Foundation, which will be a non-stock Washington corporation. The charitable foundation will be funded with our common stock and cash from the offering proceeds, as described below. By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of our community banking franchise. The reorganization and offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits, without any significant cash outlay by us.

Purpose of the Charitable Foundation

Although we intend to continue to emphasize community lending and community activities following the offering, these activities are not our sole corporate purpose. Sound Community Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support these activities in manners that are not presently available to us. We believe that Sound Community Foundation will enable us to assist the communities within our market area in areas beyond community development and lending and will enhance our current activities under the Community Reinvestment Act.

We believe the establishment of a charitable foundation is consistent with our long-term commitment to community service. We further believe that the funding of Sound Community Foundation with our common stock and cash from the offering proceeds will allow our community to share in our potential growth and success long after the offering. Sound Community Foundation will accomplish that goal by providing for continued ties between it and us, thereby forming a partnership within the communities in which we operate.

We expect the contribution to Sound Community Foundation to supplement our traditional charitable giving activities, community based activities and our employees' charitable work. For the years ended December 31, 2006 and 2005, we contributed $73,000 and $96,000, respectively. We intend to continue donations outside of the foundation. In connection with the closing of the reorganization, we intend to contribute to Sound Community Foundation $200,000 in cash, plus shares of our common stock equal to 1% of the total shares outstanding at the closing of the offering. At the midpoint of the offering, that is 29,000 shares of our common stock valued at $290,000 based on the offering price of $10.00 per share. The contribution of common stock to the foundation will be dilutive to the interests of shareholders. The shares contributed to the foundation will not be included when determining whether the minimum number of shares (1,084,600) has been sold.

Structure of the Charitable Foundation

Sound Community Foundation will be incorporated under Washington law as a non-stock corporation. Sound Community Foundation's articles of incorporation will provide that Sound Community Foundation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The articles of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

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Sound Community Bank's board of directors is selecting the initial board of directors of the charitable foundation. Robert F. Carney and David S. Haddad, Jr., two of our current directors will serve on the initial board of directors of the charitable foundation. As required by OTS regulations, we also will select one additional person to serve on the initial board of directors of the charitable foundation who will not be one of our officers, directors or employees and who has experience with local charitable organizations and grant making. While there are no plans to change the size of the initial board of directors during the year following the completion of the reorganization and offering, following the first anniversary of the reorganization and offering, the charitable foundation may alter the size and composition of its board of directors. The board of directors of the foundation will be authorized to elect all future directors of the charitable foundation. Directors of the foundation who are affiliated with Sound Community Bank are not expected to be paid additional compensation for their service on the foundation's board. For five years after the reorganization, one seat on the charitable foundation's board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our or any of our affiliate's officers, directors or employees. At least 66 2/3% of the seats on the charitable foundation's board of directors must be held by a director, officer or employee of Sound Community Bank or its affiliates.

The board of directors of Sound Community Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Sound Community Foundation will always be bound by their fiduciary duty to advance the charitable foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of Sound Community Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the common stock held by the charitable foundation. However, as required by OTS regulations, all shares of common stock held by Sound Community Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by our shareholders.

Sound Community Foundation's place of business will be located at our executive offices. The board of directors of Sound Community Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the OTS regulations governing transactions between us and the charitable foundation.

Sound Community Foundation will receive working capital from:

    any dividends that may be paid on our common stock in the future;

    within the limits of applicable federal and state laws, loans collateralized by the common stock; or

    the proceeds of the sale of any of the common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Sound Community Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the contribution of common stock and cash by us is that the amount of common stock that must be held by Sound Community Foundation shall equal the lesser of (i) the number of shares of Sound Financial common stock initially contributed to the foundation in connection with the offering and (ii) 1% of the total outstanding shares of Sound Financial common stock, except where 66 2/3% of the board of directors of

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the charitable foundation determines that the tax status or charitable purposes of the foundation would be jeopardized.

Tax Considerations

Our independent tax advisor has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Sound Community Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as Sound Community Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether Sound Community Foundation's tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by Sound Community Foundation must be voted in the same ratio as all other outstanding shares of common stock on all proposals considered by our shareholders.

We are authorized under federal law to make charitable contributions. We believe that the offering presents a unique opportunity to establish and fund a charitable foundation. In making such a determination, we considered the dilutive impact of the contribution of common stock to Sound Community Foundation on the amount of common stock to be sold in the offering. See "Capitalization," "Regulatory Capital Compliance," and "Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation." The amount of the contribution will not adversely impact our financial condition. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position and does not raise safety and soundness concerns.

We are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to Sound Community Foundation We estimate that substantially all of the contribution should be deductible over the six-year period. However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. We do not expect to make any further contributions to Sound Community Foundation within the first five years following the initial contribution, unless the contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our shareholders and depositors, and the financial condition and operations of the charitable foundation.

Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize Sound Community Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to Sound Community Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. Within four and one-half months after the close of its fiscal year, Sound Community Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship

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between a grant recipient and the charitable foundation's managers and a concise statement of the purpose of each grant.

Regulatory Conditions Imposed on the Charitable Foundation

OTS regulations will impose the following conditions on the establishment of Sound Community Foundation:

    the OTS can examine the charitable foundation;

    the charitable foundation must comply with all supervisory directives imposed by the OTS;

    the charitable foundation must provide annually to the OTS a copy of the annual report that the charitable foundation submits to the IRS;

    the charitable foundation must operate according to written policies adopted by its Board of Directors, including a conflict of interest policy;

    the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

    the charitable foundation must vote its shares in the same ratio as all of the other shares voted on each proposal considered by our shareholders.

In addition, within six months of completing the reorganization, Sound Community Foundation must submit to the OTS a three-year operating plan.

Additionally, the establishment and funding of Sound Community Foundation must be separately approved by at least a majority of the total number of votes eligible to be cast by depositors of Sound Community Bank at the special meeting of members.

Consummation of the reorganization and related offering of common stock is not conditioned upon depositors' approval of the charitable foundation. Failure to approve the charitable foundation may, however, materially increase our pro forma market value. See "Comparison of Valuation and Pro Forma Information With and Without Charitable Foundation."

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

On May 19, 2003, Sound Community Bank converted its charter from a state-chartered credit union to a federally chartered savings bank. On that date the name was changed from Credit Union of the Pacific to Sound Community Bank, and we became a taxable organization.

Our principal business consists of attracting retail deposits from the general public and investing those funds, along with borrowed funds, in loans secured by first and second mortgages on one- to four-family residences (including home equity loans and lines of credit), commercial real estate, consumer loans and, to a lesser extent, construction and development loans and commercial business loans. We offer a wide variety of secured and unsecured consumer loan products, including manufactured home loans, direct automobile loans, and boat and recreational vehicle loans. We intend to continue emphasizing our residential mortgage, home equity and consumer lending, while also expanding our emphasis in the commercial real estate, construction and development and commercial business lending areas. In recent years, we have focused on expanding our commercial and construction and development lending; however, our commercial lending has been limited by our capital level and, until recently, an OTS supervisory directive that restricted our commercial loan portfolios to levels specified in our business plan submitted when we applied for a savings bank charter.^

The OTS issued a supervisory directive to Sound Community Bank in November 2005. Under that directive, as amended, Sound Community Bank's total investment in commercial loans was limited to 15% of assets, of which at least initially 12% and later 10% had to be secured by commercial real estate. Sound Community Bank also was required to reach earnings and capital levels in their business plan and enhance their loan review and classification process. The directive ^affected our operations by limiting our total invesetment in commercial loans; however, it was terminated on August 29, 2007.

As part of our business, we focus on mortgage loan originations, many of which we sell to Fannie Mae. We sell these loans with servicing retained to maintain the direct customer relationship and promote our emphasis on strong customer service. We originated $15.3 million, $38.7 million and $54.0 million in fixed-rate one- to four-family residential mortgage loans during the six months ended June 30, 2007 and the years ended December 31, 2006 and 2005, respectively. During these same periods, we sold $11.6 million, $26.2 million and $37.1 million, respectively, of one- to four-family residential mortgage loans.

We offer a variety of deposit accounts, which are our primary source of funding for our lending activities. In recent years, however, we have relied increasingly on Federal Home loan Bank advances to augment our deposits and fund our loan growth. We have adopted a leverage strategy to use long-term Federal Home Loan Bank advances to fund asset and loan growth. We have adopted a plan of reorganization and stock issuance, primarily to increase our capital to grow our loan portfolio and to continue to build our franchise.

Sound Community Bank is significantly affected by prevailing economic conditions as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. Deposit flows are influenced by a number of factors, including interest rates paid on competing time deposits, other investments, account maturities, and the overall level of personal income and savings. Lending activities are influenced by the demand for funds, the number and quality of lenders, and regional economic cycles. Sources of funds for lending activities of Sound Community Bank include primarily deposits, borrowings, payments on loans and income provided from operations.

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Sound Community Bank's earnings are primarily dependent upon our net interest income, the difference between interest income and interest expense. Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on these loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on these deposits and borrowings. Sound Community Bank's earnings are also affected by our provision for loan losses, service charges and fees, gains from sales of loans, commission income, other income, operating expenses and income taxes.

Critical Accounting Policies

Certain of our accounting policies are important to the portrayal of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but are not limited to, changes in interest rates, changes in the performance of the economy and changes in the financial condition of borrowers. Management believes that its critical accounting policies include determining the allowance for loan losses, accounting for mortgage servicing rights and accounting for deferred income taxes. Our accounting policies are discussed in detail in Note 1 of the Notes to Consolidated Financial Statements included in this prospectus.

Allowance for Loan Loss. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance at least quarterly and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. To strengthen our loan review and classification process, which was part of an OTS supervisory directive that was terminated in August 2007, we engaged an independent consultant to review all of our classified loans and a sampling of our non-classified loans. We also enhanced our credit administration policies and procedures to improve our updated data on commercial borrowers. This change did not greatly impact the determination of our allowance for loan losses, as we did not experience any unusual losses on classified loans relative to non-classified loans. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the OTS, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

Mortgage Servicing Rights. We record mortgage servicing rights on loans sold to Fannie Mae with servicing retained. Sound Community Bank stratifies its capitalized mortgage servicing rights based on the type, term and interest rates of the underlying loans. Impairment is recognized through a valuation allowance for each impaired stratum. Management assesses impairment by comparing the amortized cost basis to the estimated fair value to determine if its rights are impaired. Any impairment would be required to be recorded during the period identified. Our mortgage servicing rights totaled $854,000 as of

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June 30, 2007. If our mortgage servicing rights were determined to be impaired, our financial results would be impacted.

Income Taxes. Income taxes are reflected in our financial statements to show the tax effects of the operations and transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes. SFAS No. 109, "Accounting for Income Taxes," requires the asset and liability approach for financial accounting and reporting for deferred income taxes. Deferred tax assets and liabilities result from differences between the financial statement carrying amounts and the tax bases of assets and liabilities. They are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled and are determined using the assets and liability method of accounting. The deferred income provision represents the difference between net deferred tax asset/liability at the beginning and end of the reported period. In formulating our deferred tax asset, we are required to estimate our income and taxes in the jurisdiction in which we operate. This process involves estimating our actual current tax exposure for the reported period together with assessing temporary differences resulting from differing treatment of items, such as depreciation and the provision for loan losses, for tax and financial reporting purposes.

Business and Operating Strategy and Goals

Our primary objective is to continue to grow Sound Community Bank as a well-capitalized, profitable, independent, community-oriented financial institution serving customers in our primary market areas. Our strategy is simply to provide innovative products and superior service to both individuals and small business in our primary market areas, which we currently provide through our five convenient full service banking centers located in the heart of downtown Seattle, Lakewood, Mountlake Terrace, Sequim and Tukwila, Washington. We support these banking centers with 24/7 access to on-line banking and participation in a world wide ATM network. During and after completion of the offering, we will pursue our basic operating strategy and goals, which are listed below. This offering is a critical component of our business strategy because of the increased capital base it will provide Sound Community Bank. To accomplish these objectives, we also need to motivate our employees and provide them with the tools necessary to compete effectively with other financial institutions operating in our market areas.

Grow our franchise and meet competition in our market through our excellent customer service at our existing and new branch banking centers. We operate with a service-oriented approach to banking by meeting our customers' needs and emphasizing the delivery of a consistent and high-quality level of professional service. In the reorganization and stock offering, we will retain our community-oriented charter and mutuality. The proceeds of the offering will allow us to ^ originate loans for portfolio and provide services consistent with the needs of customers in our market areas. We have adopted a leverage strategy to utilize long-term Federal Home Loan Bank advances to fund asset and loan growth. We will continue to expand our business by cross-selling our loan and deposit products and services to our customers and emphasizing our traditional strengths, which include residential mortgages, consumer loans, small business lending and core deposits. In addition, we will continue to sell a portion of our residential mortgage portfolio to Fannie Mae on a servicing retained basis. We will also seek opportunities to sell loans we originate that are not saleable to Fannie Mae, generally including land loans, jumbo mortgage loans and manufactured home loans, but will only sell those loans if we can do so on a servicing retained basis. This allows us to maintain our customer relationship while also having the funds from the sale of the loans available to make additional mortgage loans. Our attention to client service and competitive rates allow us to attract and retain deposit and loan customers. We expect to expand our banking operations with a new banking office in each of 2008, 2009 and 2010. Our next branch is expected to be located in Clallam County, though no specific location has been selected. No locations have been selected for additional future branch expansions.

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Emphasizing lower cost core deposits to reduce the funding costs of our loan growth. We offer personal and business checking accounts, NOW accounts and savings and money market accounts, which generally are lower-cost sources of funds than certificates of deposits, and are less sensitive to withdrawal when interest rates fluctuate. In order to build our core deposit base, we are pursuing a number of strategies. First, we will continue to provide sales promotions on savings and checking accounts to encourage the growth of these types of deposits. Second, we require all commercial loan customers to maintain a deposit relationship with us, generally a business checking account relationship to the extent practicable, for the term of their loans. Finally, we have made, and will continue to make, available preferential loan and time deposit pricing to customers who maintain a qualifying checking account.

Growing and diversifying our loan portfolio by emphasizing the origination of one- to four-family residential mortgage^, home equity^, commercial real estate^, commercial business^, construction and development, and consumer loans.  Our infrastructure, personnel and fixed operating base can support a substantially larger asset base.  Our strategy for increasing net income includes increasing our loan originations, particularly with higher yielding commercial, construction and development, and consumer loans. Our business plan emphasizes the origination of loans secured by residential real estate and loans for business purposes, including commercial real estate and construction and development loans. Our increased capital level following the offering will enable us to make larger commercial real estate and business loans to meet the demand for these loan products in our primary market area. The addition of our Chief Credit Officer strengthens our ability to increase our commercial loan products, while maintaining asset quality. Commercial real estate loans and commercial business loans generally are originated with higher interest rates compared to one- to four-family residential mortgage loans and, therefore, have a positive effect on our net interest rate spread and net interest income. In addition, most of these loans are originated with adjustable interest rates, which assist us in managing interest rate risk.

Maintaining high asset quality.  Our asset quality has improved in recent years, through managing credit risk, and is reflected by our low level of nonperforming assets. Our percentage of non-performing assets to total assets was ^0.24% and ^0.18% at June 30, 2007 and December 31, 2006, respectively.  We have introduced new loan products when we are confident that our staff has the necessary expertise and that sound underwriting and collection procedures are in place. We also underwrite all of our commercial loans centrally to ensure uniformity and consistency in underwriting decisions.

Leveraging our capital. We plan to improve our overall efficiency and profitability by leveraging our increased capital base after the offering by increasing our borrowing capacity at the Federal Home Loan Bank of Seattle. We also will access alternative funding sources, including lower cost deposits and loan sales.

Improve earnings. Through product selection and pricing and lower cost funds, we will seek to optimize our interest rate margin while managing our interest rate risk. We will seek new sources of non-interest income by emphasizing selective products and services that provide diversification of revenue sources, including fees and servicing income. We also will control operating expenses while continuing to provide superior personal service to our customers.

Comparison of Financial Condition at June 30, 2007 and December 31, 2006

General. Total assets increased by $^9.5 million, or 4.3%, to $^230.2 million at June 30, 2007 from $^220.7 million at December 31, 2006. The increase was primarily the result of an $8.9 million, or 4.3%, increase in our loan portfolio from $206.1 million at December 31, 2006 to $215.0 million at June

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30, 2007. The increase in total assets was funded by a $2.5 million increase in deposits and a $5.7 million increase in Federal Home Loan Bank advances. Other assets decreased $702,000 from $1.0 million at December 31, 2006, to $331,000 at June 30, 2007, primarily due to the decrease in prepaid income tax payments as a result of income taxes paid during the period and to the receipt of a payment eliminating a receivable resulting from the credit card loans sale.

Loans. Our loan portfolio increased $8.9 million, or 4.3%, from $206.1 million at December 31, 2006 to $215.0 million at June 30, 2007. This increase in our loan portfolio consisted primarily of a $5.3 million (30.3%) increase in commercial real estate loans, a $1.9 million (4.8%) increase in home equity loans, a $1.2 million (6.1%) increase in manufactured home loans and a $1.6 million (^21.5%) increase in commercial business loans, which was offset by a $1.2 million (1.4%) decrease in residential mortgage loans. The ^increases in our commercial real estate and commercial business loan portfolios is consistent with our decision to increase commercial lending^(particularly commercial real estate lending). The decline in our residential loan portfolio is primarily the result of the general slow down of housing purchases in our market area. Recently, housing inventories have increased resulting in a longer marketing time and, therefore, fewer purchase transactions; however, prices in the four-county area we serve have not deteriorated. Despite the overall slowdown in the national housing market and the pressures of the sub-prime market failures, the housing and employment markets remain strong in the Puget Sound area. Loans held for sale increased $179,000, or 13.7%, from $1.3 million at December 31, 2006, to $1.5 million at June 30, 2007.

Allowance for Loan Losses. The allowance for loan losses is maintained to cover losses that are probable and can be estimated on the date of the evaluation in accordance with generally accepted accounting principles in the United States. It is our estimate of probable incurred credit losses in our loan portfolio.

Our methodology for analyzing the allowance for loan losses consists of specific and general components. We stratify the loan portfolio into homogeneous groups of loans that possess similar loss-potential characteristics and apply an appropriate loss ratio to the homogeneous pools of loans to estimate the incurred losses in the loan portfolio. The amount of loan losses incurred in our consumer portfolio is estimated by using historical loss ratios for major loan collateral types adjusted for current factors. We use historical peer group averages for commercial loans, due to the less-seasoned nature of this portion of our loan portfolio. The historical loss experience is generally defined as an average percentage of net loan losses to loans outstanding. A separate valuation of known losses for individual classified large-balance, non-homogeneous loans is also conducted in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114. The allowance for loan losses on individually analyzed loans includes commercial business loans and one- to four-family and commercial real estate loans, where management has concerns about the borrower's ability to repay. Loss estimates include the difference between the current fair value of the collateral and the loan amount due.

Our allowance for loan losses at June 30, 2007 was $674,000 or 0.31% of net loans receivable, compared to $822,000 or 0.40% of net loans receivable at December 31, 2006. The decline in the allowance for loan losses was due primarily to charge-offs of non-performing loans and the absence of any provision for loan losses during the six months ended June 30, 2007. Non-performing loans increased from $292,000 at December 31, 2006 to $562,000 at June 30, 2007, primarily as a result of one non-performing first mortgage loan. Non-performing loans to total loans increased from 0.14% at December 31, 2006 to 0.26% at June 30, 2007. Our loan portfolio includes a small amount of Alt-A , low-doc and stated income loans. We believe, however, that our conservative underwriting policies and procedures have resulted in good asset quality. To date, we have not experienced any significant delinquencies on these types of loans.

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Securities. Our securities portfolio consists of mortgage-backed securities, all of which are designated as available for sale. The securities portfolio decreased $53,000, or 31.1%, to $117,000 at June 30, 2007 from $170,000 at December 31, 2006. As securities in our portfolio matured during the six months, the funds received were used to pay down Federal Home Loan Bank advances. Our securities portfolio is a relatively small percentage of our assets as it is our practice to be fully invested in loans, if possible.

Deposits. Total deposits increased by $2.6 million, or 1.4%, to $183.5 million at June 30, 2007 from $181.0 million at December 31, 2006. Time deposits increased $11.2 million and demand deposits and interest-bearing checking accounts increased $4.3 million, while savings and money market accounts decreased $12.9 million during the six months. The increase in time deposits and the decrease in money market and savings accounts was primarily the result of depositors transferring funds between these accounts to achieve higher rates offered by us in time deposit specials at higher than market rates.

Borrowings. Federal Home Loan Bank advances increased $5.7 million, or 25.9%, to $27.7 million at June 30, 2007 from $22.0 million at December 31, 2006. Our low level of liquid investment securities causes us to rely on borrowings, primarily Federal Home Loan Bank advances, to fund loan growth, when deposit growth is insufficient. This reliance on borrowings, rather than deposits, generally increases our overall cost of funds.

Equity. Total equity increased $413,000, or 2.7%, to $16.0 million at June 30, 2007 from $15.6 million at December 31, 2006, primarily as a result of earnings of $411,000 for the six months.

Comparison of Financial Condition at December 31, 2006 and December 31, 2005

General. Total assets increased by $^16.4 million, or ^8.0%, to $^220.7 million at December 31, 2006 from $204.2 million at December 31, 2005. The increase was primarily a result of a $15.6 million increase in our loan portfolio, which was net of the sale of our $11.6 million credit card portfolio in June 2006, as further discussed below. The increase in total assets was funded by a $12.8 million increase in deposits. In June 2006, we decided to continue offering our customers credit cards through a third-party provider and, consequently, sold our existing credit card portfolio. We also controlled growth in our commercial business lending activities to limit those assets to 5% of assets in accordance with an OTS supervisory directive. Other assets increased $359,000, or 53.3%, from $674,000 at December 31, 2005 to $1.0 million at December 31, 2006, primarily due to an increase in our prepaid income tax payments resulting from the gain on the sale of our credit card portfolio in June 2006 and the establishment of a receivable related to that sale.

Loans. Our loan portfolio increased $15.6 million, or 8.2%, from $190.5 million at December 31, 2005 to $206.1 million at December 31, 2006. This increase in our loan portfolio consisted of a $10.5 million (13.9%) increase in residential mortgage loans, a $2.0 million (^12.6%) increase in commercial real estate loans, a $1.7 million (21.8%) increase in construction and development loans, a $10.8 million (^37.7%) increase in home equity loans, a $3.2 million (^18.8%) increase in manufactured home loans and a $3.4 million (^53.3%) increase in other consumer loans. These increases were offset by a $866,000 (4.8%) decrease in automobile loans, a $12.2 million (100%) decrease in credit card loans and a $3.6 million (32.1%) decrease in commercial business loans. The increase was primarily attributable to our lending strategy to diversify the loan portfolio and expand our business banking portfolio. Loans held for sale increased $238,000, or 22.3%, from $1.1 million at December 31, 2005, to $1.3 million at December 31, 2006.

After we became a savings bank in May 2003, we were unable to obtain insurance coverage for fraud losses on our credit card portfolio, which increased our risk in that portfolio. During 2006, we

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evaluated the benefits of the increased yields on our credit card portfolio with the higher risk and operating costs related to maintaining and servicing an unsecured credit card portfolio. We believed that offering a credit card product was important to our existing customer base and for obtaining new customers. As a result of this evaluation, we entered into an agent-bank relationship with an unaffiliated commercial bank pursuant to which our customers can obtain credit cards with the Sound Community Bank brand and for which we earn commissions for new accounts and a percentage of interchange fees, but for which we incur no liability or credit risk. At the same time, we sold our existing credit card portfolio to that unaffiliated commercial bank.

Allowance for Loan Losses. Our allowance for loan losses at December 31, 2006 was $822,000 or 0.40% of net loans receivable, compared to $1.3 million or 0.69% of net loans receivable at December 31, 2005. The decrease in the allowance for loan losses was due primarily to the sale of our credit card portfolio, as approximately $1.0 million was charged-off in 2006. Non-performing loans totaled approximately $292,000 and $449,000 at December 31, 2006 and 2005. The decline in non-performing loans was primarily due to the sale of our credit card portfolio. Our loan quality has improved over the past two years as a result of that sale, improvements in our loan classification systems and improved underwriting.

Securities. We hold a small amount of mortgage-backed securities, all of which are classified as available for sale. Securities available for sale decreased $52,000, or 23.4%, to $170,000 at December 31, 2006 from $222,000 at December 31, 2005. During 2005, we sold $2.7 million in mortgage-backed securities at a net loss of $21,000, in order to increase liquidity to fund loan demand.

Deposits. Total deposits increased by $12.8 million, or 7.6%, to $181.0 million at December 31, 2006 from $168.2 million at December 31, 2005. Time deposits increased $13.1 million, demand deposits and interest bearing checking accounts increased $5.2 million and savings and money market accounts decreased $5.5 million during 2006. The increase in deposits was a result of growth within our existing branch infrastructure and expanded business banking efforts. In addition, as interest rates increased during the period, some of our depositors moved their funds from savings and money market accounts to time deposits in search of higher yields.

Borrowings. Federal Home Loan Bank advances remained almost unchanged at $22.0 million at December 31, 2006 compared to $21.3 million at December 31, 2005. We have established borrowing agreements with the Federal Home Loan Bank of Seattle that are secured by real estate loans. These Federal Home Loan Bank advances, which are non-callable, serve as an asset/liability management tool to match long-term real estate loans. We also use a Federal Home Loan Bank line of credit when cash flows fluctuate.

Equity. Total equity increased $2.3 million or 17.3%, to $15.6 million at December 31, 2006 from $13.3 million at December 31, 2005. The increase in equity was primarily due to net income of $2.2 million, primarily related to the sale of our credit card portfolio.

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Average Balances, Net Interest Income, Yields Earned and Rates Paid

The following table presents for the periods indicated the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. Also presented is the weighted average yield on interest-earning assets, rates paid on interest-bearing liabilities and the resultant spread at June 30, 2007 Income and yields on tax-exempt obligations have not been computed on a tax equivalent basis. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.

	At June 30,	Six months ended June 30,
	2007	2007			2006
	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Loans receivable(1)	6.84%	$210,249	$7,135	6.79%	$194,278	$6,929	7.13%
Mortgage-backed securities(2)	8.00	129	2	3.09	211	(10)	(9.47)
Other	0.60	1,443	14	1.94	1,704	80	9.39

Total interest-earning assets(1)	6.80	211,821	7,151	6.75	196,193	6,999	^7.14

Interest-Bearing Liabilities:
Savings and Money Market	2.98	58,147	860	2.96	69,622	977	2.81
Demand and NOW accounts	1.04	28,939	90	0.62	24,012	14	0.12
Certificate accounts	4.89	88,692	2,047	4.62	77,005	1,519	3.95
Borrowings	4.97	29,366	730	4.97	20,604	494	4.80

Total interest-bearing liabilities	3.80	205,144	3,727	3.63	191,243	3,004	3.14

Net interest income			$3,424			$3,995
Net interest rate spread	3.00%			3.12%			^4.00
Net earning assets		$ 6,677			$ 4,950
Net interest margin				3.23%			4.07%
Average interest-earning assets to average interest-bearing liabilities		103.25%			102.59%
_________________
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2) The negative yield during 2006 is the result of the acceleration of the amortization of premiums caused by significant prepayments during the period.

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	Year ended December 31,
	2006			2005			2004
	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Loans receivable(1)	$197,535	$13,534	6.85%	$177,769	$12,071	6.79%	$143,692	$9,791	6.81%
Mortgage-backed securities(2)	197	(24)	(12.16)	362	(19)	(5.25)	4,585	36	0.79
Other	1,579	131	8.29	1,462	106	7.25	1,135	110	9.69

Total interest-earning assets(1)	199,311	13,641	6.84	179,593	12,158	6.77	149,412	9,937	6.65

Interest-Bearing Liabilities:
Savings and Money Markets	68,267	2,077	3.04	65,859	1,275	1.94	56,099	661	1.18
Demand and NOW accounts	24,928	29	0.12	23,723	26	0.11	18,782	20	0.11
Certificate accounts	79,747	3,335	4.18	69,489	2,436	3.50	69,504	2,435	3.50
Borrowings	19,824	945	4.77	16,239	639	3.93	4,728	140	2.96

Total interest-bearing liabilities	192,766	6,386	3.31	175,310	4,376	2.50	149,113	3,256	2.18

Net interest income		$ 7,255			$ 7,782			$ 6,681
Net interest rate spread			3.53%			4.27%			4.47%
Net earning assets	$ 6,545			$ 4,283			$ 299
Net interest margin			3.64%			4.33%			4.47%
Average interest-earning assets to average interest-bearing liabilities	103.40%			102.44%			100.20%
_________________
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2) The negative yields during 2006 and 2005 and the relatively low yield during 2004 are the result of the acceleration of the amortization of premiums caused by significant prepayments during the periods.

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Rate/Volume Analysis

The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Six months ended June 30,			Year ended December 31,			Year ended December 31,
	2007 vs. 2006			2006 vs. 2005			2005 vs. 2004
	Increase (decrease) due to		Total increase	Increase (decrease) due to		Total increase	Increase (decrease) due to		Total increase
	Volume	Rate	(decrease)	Volume	Rate	(decrease)	Volume	Rate	(decrease)
Interest-earning assets:
Loans receivable	$1,084	$(878)	$206	$1,342	$124	$1,466	$2,322	$ (45)	$2,277
Mortgage-backed securities	6	6	12	9	(14)	(5)	(33)	(22)	(55)
Other	(25)	(41)	(66)	9	13	22	32	(33)	(1)

Total interest-earning assets	$1,065	$(913)	$152	$1,360	$123	$1,483	$2,321	$(100)	$2,221

Interest-bearing liabilities:
Savings and Money Market	$(322)	$ 205	$(117)	$ 47	$ ^755	$ ^802	$116	$499	$615
Demand and NOW accounts	6	70	76	1	2	3	5	1	6
Certificate accounts	461	67	528	359	541	900	(1)	1	---
Borrowings	195	41	236	141	165	306	341	158	499

Total interest-bearing liabilities	$ 340	$ 383	$ 723	$548	$^1,464	$^2,011	$461	$659	$1,120

Net interest income (loss)			$(571)			$ (^528)			$1,101

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Comparison of Results of Operation for the Six Months Ended June 30, 2007 and 2006

General. Net income decreased $1.5 million to $411,000 for the six months ended June 30, 2007 from $2.0 million for the six months ended June 30, 2006. The primary reason for this decrease was our change to a third-party provider for credit card services and the related June 2006 sale of our existing credit card portfolio at a gain of $2.3 million (pre-tax). In addition, operating expenses decreased in the current period compared to the prior period, but not enough to offset the decrease in net interest income. The decrease in operating expenses and decrease in net interest income was due to our no longer maintaining a credit card portfolio in-house and the increased cost of funds generally.

Interest Income. Interest income increased by $152,000, or 2.2%, to $7.2 million for the six months ended June 30, 2007 from $7.0 million for the six months ended June 30, 2006. The increase in interest income was primarily related to the increased volume of loans outstanding during the period.

The weighted average yield on loans decreased from 7.13% for the six months ended June 30, 2006 to 6.79% for the six months ended June 30, 2007. The decrease was primarily the result of the sale of the relatively higher yielding credit card portfolio in June 2006. We anticipate our weighted average yield on loans will improve as we continue to emphasize higher yielding commercial real estate and commercial business lending.

Interest Expense. Interest expense increased $723,000, or 24.1%, to $3.7 million for the six months ended June 30, 2007 from $3.0 million for the six months ended June 30, 2006. The increase in interest expense was primarily due to the increased levels of time deposits and Federal Home Loan Bank advances, and the higher interest rates paid on those funds as a result of the rising interest rate environment. Our weighted average cost of interest-bearing liabilities was 3.63% for the six months ended June 30, 2007 compared to 3.14% for the same time period in 2006.

Interest paid on deposits increased $487,000, or 19.4%, to $3.0 million for the six months ended June 30, 2007, as compared to $2.5 million for the six months ended June 30, 2006. The increase resulted primarily from an increase in the average balance of outstanding time deposits of $11.7 million to $88.7 million during the six months ended June 30, 2007, compared to $77.0 million during the six months ended June 30, 2006. A 67 basis point increase in the average rate paid on those funds also contributed to the increase. Partially offsetting the increase was a $11.5 million decrease in the average balance of outstanding savings and money market accounts during the six months ended June 30, 2007, compared to the six months ended June 30, 2006.

Interest expense on Federal Home Loan Bank advances increased $236,000, or 47.7%, to $730,000 for the six months ended June 30, 2007 from $494,000 for the six months ended June 30, 2006. The increase resulted from an increase in the average balance of outstanding Federal Home Loan Bank advances of $8.8 million, to $29.4 million for the six months ended June 30, 2007 from $20.6 million for the six months ended June 30, 2006. In addition, the cost of Federal Home Loan Bank advances increased 17 basis points from the 2006 period to the 2007 period.

Net Interest Income. Net interest income decreased $571,000, or 14.3%, to $3.4 million for the six months ended June 30, 2007 from $4.0 million for the six months ended June 30, 2006. The decrease in net interest income primarily resulted from an increase in our cost of funds caused by the continued rising interest rate environment and a decrease in our average yield on loans as a result of the sale of our relatively higher yielding credit card portfolio. Our net interest margin was 3.23% for the six months ended June 30, 2007, compared to 4.07% for the six months ended June 30, 2006.

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Provision for Loan Losses. We establish provisions for loan losses, which are charged to earnings, at a level required to reflect probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers' ability to repay, estimated value of any underlying collateral, peer group data, prevailing economic conditions, and current factors. Large groups of smaller balance homogeneous loans, such as residential real estate, small commercial real estate, home equity and consumer loans, are evaluated in the aggregate using historical loss factors adjusted for current economic conditions and other relevant data. Larger non-homogeneous loans, such as commercial loans for which management has concerns about the borrowers' ability to repay, are evaluated individually, and specific loss allocations are provided for these loans when necessary.

Based on management's evaluation of these factors, no provision was made during the six months ended June 30, 2007 and a provision of $259,000 was made during the six months ended June 30, 2006. The decrease in the provision for loan losses was primarily attributable to the sale of the higher risk credit card portfolio and the current level of the allowance for loan losses. At June 30, 2007, the annualized ratio of net charge-offs to average loans decreased ^61 basis points to 0.14% from ^0.75% at June 30, 2006. The ratio of non-performing loans to total loans increased from 0.14% at June 30, 2006 to 0.26% at June 30, 2007, primarily due to the addition of one non-performing first mortgage loan.

Noninterest Income. Noninterest income decreased $2.3 million, or 67.6%, to $1.1 million for the six months ended June 30, 2007 from $3.4 million for the six months ended June 30, 2006. The overall decrease is the result of the $2.3 million one-time gain resulting from the sale of the credit card portfolio in June 2006. Fees and services charges decreased $64,000 or 6.6% during the 2007 period to $899,000 primarily because of a reduction in VISA credit card interchange income during the 2007 period.

Noninterest Expense. Noninterest expense decreased $292,000, or 6.9%, to $3.9 million for the six months ended June 30, 2007, compared to $4.2 million for the six months ended June 30, 2006. The decrease was primarily the result of the elimination of the expenses of maintaining a credit card portfolio in the 2007 period. In addition, a senior officer responsible for business lending left us in late 2006 and was not replaced until May 2007. This resulted in lower salary and benefits expense during the first four months of 2007, as compared to the same period in 2006.

Income Tax Expense. In the first six months of 2007, we incurred income tax expense of $175,000 on our pre-tax income as compared to $983,000 for the first six months of 2006. The higher expense in 2006 was a result of the gain on the sale of our credit card portfolio. In addition, our effective tax rate decreased during the 2007 period because one of our larger loans qualified for tax exempt status.

Comparison of Results of Operation for the Years Ended December 31, 2006 and 2005

General. Net income increased $1.8 million to $2.2 million for the year ended December 31, 2006 from $396,000 for the year ended December 31, 2005. The increase in net income resulted primarily from the $2.3 million (pre-tax) gain on the sale of our credit card portfolio in 2006.

Interest Income. Interest income increased by $1.5 million, or 12.3%, to $13.6 million for 2006 from $12.1 million for the year ended December 31, 2005. The primary reason for the increase in interest income was the increase in the average loan portfolio of $19.7 million, consisting primarily of increases in loans and lines of credit secured by residential property and manufactured homes, commercial real estate loans and construction of development projects, offset by the sale of our $11.6 million credit card portfolio.

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The weighted average yield on loans increased slightly from 6.79% for the year ended December 31, 2005 to 6.85% for the year ended December 31, 2006. The yield on the loan portfolio would have been higher, but was adversely affected due to the sale of the higher yielding credit card portfolio in June 2006.

Interest Expense. Interest expense increased $2.0 million, or 46.0%, to $6.4 million for 2006 from $4.4 million for 2005. The increase in interest expense was primarily due to the increased market rates paid on our savings and money market accounts, time deposits and borrowings, as well as higher average balances for time deposits and borrowings during 2006. Our weighted average cost of interest-bearing liabilities was 3.31% for 2006 compared to 2.50% for 2005.

Interest paid on deposits increased $1.7 million, or 45.6%, to $5.4 million for the year ended December 31, 2006, as compared to $3.7 million for the year ended December 31, 2005. The increase resulted from an increase in average balance of outstanding time deposits of $10.3 million to $79.7 million for the year ended December 31, 2006 from $69.5 million for the year ended December 31, 2005, as well as a 110 basis point increase in average rates paid on savings and money market funds and a 68 basis point increase in the average rate paid on time deposits during those periods.

Interest expense on Federal Home Loan Bank advances increased $306,000, or 47.9%, to $945,000 for the year ended December 31, 2006 from $639,000 for the year ended December 31, 2005. The increase resulted from an increase in the average balance of outstanding Federal Home Loan Bank advances of $3.6 million to $19.8 million for the year ended December 31, 2006, from $16.2 million for the year ended December 31, 2005, and an 84 basis point increase in the cost of Federal Home Loan Bank advances to 4.77% for 2006 from 3.93% for 2005.

Net Interest Income. Net interest income decreased $528,000, or 6.8%, to $7.3 million during the year ended December 31, 2006 from $7.8 million for the year ended December 31, 2005. The decrease in net interest income was primarily due to the decreased earnings resulting from the sale of our higher yielding credit card portfolio in June 2006. Our net interest margin was 3.64% for the year ended December 31, 2006 compared to 4.33% for the year ended December 31, 2005.

Provision For Loan Losses. We establish provisions for loan losses, which are charged to earnings, at a level required to reflect probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers' ability to repay, estimated value of any underlying collateral, peer group data, prevailing economic conditions, and current factors. Large groups of smaller balance homogeneous loans, such as residential real estate, small commercial real estate, home equity and consumer loans, are evaluated in the aggregate using historical loss factors adjusted for current economic conditions and other relevant data. Larger non-homogeneous loans, such as commercial loans for which management has concerns about the borrowers' ability to repay, are evaluated individually, and specific loss allocations are provided for these loans when necessary.

Based on management's evaluation of the allowance for loan losses, provisions of $282,000 and $946,000 were made during the year ended December 31, 2006 and the year ended December 31, 2005, respectively. The decline in provision for loan losses during 2006 was primarily attributable to the sale of the high risk unsecured credit card portfolio in June 2006. At December 31, 2006, the ratio of net charge-offs to average loans increased ^three basis points to ^0.40% from 0.37% at December 31, 2005. The percentage of non-performing loans to total loans decreased to 0.19% at December 31, 2006 from 0.23% at December 31, 2005.

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Noninterest Income. Noninterest income increased $2.5 million, or 119%, to $4.6 million for the year ended December 31, 2006, from $2.1 million for the year ended December 31, 2005. The increase in noninterest income was primarily due to a $2.3 million (pre-tax) gain on the sale of our credit card portfolio in June 2006. Service charges and fee income increased $269,000, or 16.4%, to $1.9 million for the year ended December 31, 2006 as a result of higher fee income related to transaction accounts.

Noninterest Expense. Noninterest expense decreased $63,000, or 0.8%, to $8.2 million for the year ended December 31, 2006 compared to $8.3 million for the year ended December 31, 2005. The decrease in noninterest expense was primarily due to a $380,000 decrease in operating expenses resulting from the elimination of the expenses of maintaining a credit card portfolio in the second half of 2006. Partially offsetting the decrease in operating expenses was an increase of $132,000 in salaries and benefits, a $118,000 increase in data processing expense and a $67,000 increase in occupancy expense. These increases were primarily related to our overall growth and expansion, including an increase in personnel in our accounting, compliance and lending areas, as well as merit increases with respect to salaries and benefits.

Income Tax Expense. For the periods ended December 31, 2006 and 2005, there was a $850,000 increase in tax expense, due to the gain on the sale of our credit card portfolio, to $1.1 million in 2006, as compared to $258,000 in 2005.

Asset/Liability Management

Our Risk When Interest Rates Change. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market rates change over time. Like other financial institutions, our results of operations are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk.

How We Measure Our Risk of Interest Rate Changes. As part of our attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor our interest rate risk. In doing so, we analyze and manage assets and liabilities based on their interest rates and payment streams, timing of maturities, repricing opportunities, and sensitivity to actual or potential changes in market interest rates.

Sound Community Bank is subject to interest rate risk to the extent that its interest-bearing liabilities, primarily deposits and Federal Home Loan Bank advances, reprice more rapidly or at different rates than its interest-earning assets. In order to minimize the potential for adverse effects of material prolonged increases or decreases in interest rates on our results of operations, we have adopted an asset and liability management policy. The board of directors sets the asset and liability policy for Sound Community Bank, which is implemented by the asset/liability committee.

The purpose of the asset/liability committee is to communicate, coordinate, and control asset/liability management consistent with our business plan and board-approved policies. The committee establishes and monitors the volume and mix of assets and funding sources, taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk and profitability goals.

The committee generally meets monthly to, among other things, protect capital through earnings stability over the interest rate cycle; maintain our well-capitalized status; and provide a reasonable return on investment. The committee recommends appropriate strategy changes based on this review. The

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committee is responsible for reviewing and reporting the effects of the policy implementations and strategies to the board of directors at least quarterly. Senior managers oversee the process on a daily basis.

A key element of Sound Community Bank's asset/liability management plan is to protect net earnings by managing the maturity or repricing mismatch between its interest-earning assets and rate-sensitive liabilities. We seek to reduce exposure to earnings by extending funding maturities through the use of Federal Home Loan Bank advances, through the use of adjustable rate loans and through the sale of certain fixed rate loans in the secondary market.

As part of its efforts to monitor and manage interest rate risk, Sound Community Bank uses the net portfolio value ("NPV") methodology adopted by the OTS as part of its capital regulations. In essence, this approach calculates the difference between the present value of expected cash flows from assets and liabilities. Management and the board of directors review NPV measurements on a quarterly basis to determine whether Sound Community Bank's interest rate exposure is within the limits established by the board of directors.

Sound Community Bank's asset/liability management strategy dictates acceptable limits on the amounts of change in given changes in interest rates. For interest rate increases of 100, 200, and 300 basis points, our policy dictates that our NPV ratio should not fall below 7%, 7%, and 5%, respectively. As illustrated in the table below, we are in compliance with this aspect of our asset/liability management policy.

The table presented below, as of June 30, 2007 (the latest available information), is an internal analysis of our interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up 300 basis points and down 200 basis points.

As illustrated in the tables below, Sound Community Bank would benefit from a decrease in market rates of interest. Our NPV would be negatively impacted by an increase in interest rates. An increase in rates would negatively impact our NPV as a result of deposit accounts and Federal Home Loan Bank borrowings repricing more rapidly than loans and securities due to the fixed rate nature of a large portion of our loan and security portfolios. As rates rise, the market value of fixed rate assets declines due to both the rate increases and slowing prepayments.

June 30, 2007
Change in Interest Rates in	Net Portfolio Value			NPV
Basis Points	$ Amount	$ Change	% Change	Ratio %
(Dollars in thousands)

300bp	$11,944	$(7,250)	(38)%	5.37%
200bp	14,496	(4,698)	(24)%	6.41%
100bp	16,915	(2,279)	(12)%	7.36%
0bp	19,194	---	---	8.23%
(100)bp	21,696	2,503	13%	9.15%
(200)bp	23,873	4,679	24%	9.93%

In addition to monitoring selected measures of NPV, management also monitors effects on net interest income resulting from increases or decrease in rates. This process is used in conjunction with NPV measures to identify excessive interest rate risk. In managing our assets/liability mix, depending on the relationship between long and short term interest rates, market conditions and consumer preference, we may place somewhat greater emphasis on maximizing its net interest margin than on strictly matching

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the interest rate sensitivity of its assets and liabilities. Management also believes that the increased net income which may result from an acceptable mismatch in the actual maturity or repricing of its asset and liability portfolios can, during periods of declining or stable interest rates, provide sufficient returns to justify the increased exposure to sudden and unexpected increases in interest rates which may result from such a mismatch. Management believes that Sound Community Bank's level of interest rate risk is acceptable under this approach.

In evaluating Sound Community Bank's exposure to interest rate movements, certain shortcomings inherent in the method of analysis presented in the foregoing table must be considered. For example, although certain assets and liabilities may have similar maturities or repricing periods, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in interest rates. Additionally, certain assets, such as adjustable rate mortgages, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a significant change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed above. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. Sound Community Bank considers all of these factors in monitoring its exposure to interest rate risk.

Liquidity

Management maintains a liquidity position that it believes will adequately provide funding for loan demand and deposit run-off that may occur in the normal course of business. We rely on a number of different sources in order to meet our potential liquidity demands. The primary sources are increases in deposit accounts, Federal Home Loan Bank advances and cash flows from loan payments.

As of June 30, 2007, our total borrowing capacity was $46.1 million with the Federal Home Loan Bank of Seattle, with unused borrowing capacity of $18.4 million at that date. Our low level of liquid investment securities creates more reliance on our line of credit with the Federal Home Loan Bank of Seattle. In addition, we have historically sold all of our conforming mortgage loans in the secondary market to Fannie Mae in order to reduce interest rate risk and to create still another source of liquidity. In order to obtain an additional source of liquidity, we have been in discussions with an institutional investor to determine if it will purchase our mortgage products that do not meet Fannie Mae standards, including land loans, jumbo loans, and some adjustable rate mortgage loans. Because of a recent tightening of credit funding generally and reduction in institutional investors investing in securitized mortgage products, it is not certain this arrangement will be finalized.

Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments, such as overnight deposits and federal funds. On a longer term basis, we maintain a strategy of investing in various lending products and investment securities, including mortgage-backed securities. Participation loans sold include commercial real estate loans. These participations are sold to manage borrower concentration risk as well as interest rate risk. This activity has increased as a result of increased production. We use our sources of funds primarily to meet ongoing commitments, pay maturing deposits and fund withdrawals, and to fund loan commitments. At June 30, 2007, the approved outstanding loan commitments, including unused lines of credit, amounted to $32.1 million. Certificates of deposit scheduled to mature in one year or less at June 30, 2007, totaled $72.0 million. It is management's policy to manage deposit rates that are competitive with other local financial institutions. Based on this management strategy, we believe that a majority of maturing deposits will remain with Sound Community Bank.

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During the first six months of 2007, cash and cash equivalents increased $746,000, or 13.2%, from $5.6 million as of December 31, 2006 to $6.4 million as of June 30, 2007. Cash from financing activities of $8.2 million and cash from operating activities of $2.1 million more than offset cash used for investing activities of $9.5 million for the six months ended June 30, 2007. Primary sources of cash for the first six months of 2007 included an increase in Federal Home Loan Bank borrowings of $^5.9 million and an increase in deposits of $2.6 million. Primary uses of cash included an increase in net loans receivable and loans held for sale of $8.9 million.

During 2006, cash and cash equivalents increased $635,000, or 12.7%, from $5.0 million as of December 31, 2005 to $5.6 million as of December 31, 2006. Cash from operating activities of $771,000 and cash from financing activities of $13.5 million were offset by cash used for investing activities of $13.7 million for the year ended December 31, 2006. Primary sources of cash for 2006 included $13.9 million from the sale of our credit card portfolio and increases in deposits of $12.8 million. Primary uses of cash included originating loans for our portfolio and loans held for sale totaling $^27.5 million.

Except as set forth above, management is not aware of any trends, events, or uncertainties that will have, or that are reasonably likely to have a material impact on liquidity, capital resources or operations. Further, management is not aware of any current recommendations by regulatory agencies which, if they were to be implemented, would have this effect.

Off-Balance Sheet Activities

In the normal course of operations, Sound Community Bank engages in a variety of financial transactions that are not recorded in our financial statements. These transactions involve varying degrees of off-balance sheet credit, interest rate and liquidity risks. These transactions are used primarily to manage customers' requests for funding and take the form of loan commitments and lines of credit. For the six months ended June 30, 2007, and the year ended December 31, 2006, we engaged in no off-balance sheet transactions likely to have a material effect on our financial condition, results of operations or cash flows.

A summary of our off-balance sheet commitments to extend credit at June 30, 2007, is as follows:

Off-balance sheet loan commitments:
Commitments to make loans	$ 609,000
Undisbursed portion of loans closed	2,476,000
Unused lines of credit	29,019,000
Total loan commitments	$32,104,000

Capital Resources

Sound Community Bank is subject to minimum capital requirements imposed by the OTS. Based on its capital levels at June 30, 2007, Sound Community Bank exceeded these requirements as of that date and continues to exceed them as of the date of this prospectus. Consistent with our goals to operate a sound and profitable organization, our policy is for Sound Community Bank to maintain a "well-capitalized" status under the capital categories of the OTS. Based on capital levels at June 30, 2007, Sound Community Bank was considered to be well-capitalized. See "How We Are Regulated – Regulatory Capital Requirements."

At June 30, 2007, equity totaled $16.0 million. Management monitors the capital levels of Sound Community Bank to provide for current and future business opportunities and to meet regulatory guidelines for "well-capitalized" institutions. The total capital ratio for June 30, 2007 and December 31,

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2006 was 10.47% and 10.89%, respectively. The tier one capital ratio for June 30, 2007 and December 31, 2006 was 10.05% and 10.34%, respectively.

The capital raised in this offering, with net proceeds estimated to be between $10.1 million and $13.9 million, will significantly increase our regulatory capital levels and ratios. Based upon our existing capital, and the capital to be raised in this offering, we believe that we will have sufficient capital to carry out our proposed business plan for at least the next year and to meet any applicable regulatory capital requirements during that period.

As a thrift, we must hold qualified thrift investments equal to at least 65.0% of portfolio assets. We met this requirement with 78.4% of qualified thrift investments as of June 30, 2007.

Impact of Inflation

The effects of price changes and inflation can vary substantially for most financial institutions. While management believes that inflation affects the growth of total assets, it believes that it is difficult to assess the overall impact. Management believes this to be the case due to the fact that generally neither the timing nor the magnitude of the inflationary changes in the consumer price index ("CPI") coincides with changes in interest rates. The price of one or more of the components of the CPI may fluctuate considerably and thereby influence the overall CPI without having a corresponding affect on interest rates or upon the cost of those good and services normally purchased by Sound Community Bank. In years of high inflation and high interest rates, intermediate and long-term interest rates tend to increase, thereby adversely impacting the market values of investment securities, mortgage loans and other long-term fixed rate loans. In addition, higher short-term interest rates caused by inflation tend to increase the cost of funds. In other years, the opposite may occur.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 defines the threshold for recognizing the benefits of tax return positions in the financial statements as "more-likely-than-not" to be sustained by a taxing authority. The term "more-likely-than-not" means a likelihood of more than 50 percent. FIN 48 is effective as of January 1, 2007, with early application permitted. Any impact from the adoption of FIN 48 will be recorded directly to the beginning balance of retained earnings and reported as a change in accounting principle. Management does not expect that the provision of FIN 48 will materially impact our results of operations or financial condition.

Effective January 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainties in Income Taxes, an Interpretation of Financial Accounting Standards Board Statement No. 109 (FIN 48)." This interpretation prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of June 30, 2007, we had no unrecognized tax benefits. Our policy is to recognize interest and penalties on unrecognized tax benefits in Federal income tax expense in the consolidated statements of income.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they

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occur. This statement further establishes certain additional disclosure requirements. This statement is effective for our financial statements for the year beginning on January 1, 2008, with earlier adoption permitted. Management is currently evaluating the impact and timing of the adoption of this statement on our financial condition and results of operations.

In September 2006, the Financial Accounting Standards Board released Statement No. 157, Fair Value Measurements which defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. This Statement applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Management is currently evaluating the impact and timing of the adoption of this statement on our financial condition and results of operations.

In September 2006, the Financial Accounting Standards Board issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of Financial Accounting Standards Board Statements No. 87, 88, 106 and 132-R." SFAS No. 158 requires an entity to recognize in its statement of financial condition the funded status of its defined benefit pension and postretirement plans, measured as the difference between the fair value of the plan assets and the benefit obligation. SFAS No. 158 also requires an entity to recognize changes in the funded status of a defined benefit pension and postretirement plan within accumulated other comprehensive income, net of tax, to the extent such changes are not recognized in earnings as components of periodic net benefit cost. SFAS No. 158 is effective for public entities as of the end of the first fiscal year ending after December 15, 2006. The adoption of SFAS No. 158 will not have a material effect on our financial condition, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," an amendment of SFAS No. 133 and SFAS No. 140. This statement addresses the accounting for certain hybrid financial instruments (a financial instrument with an embedded derivative) and also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133. SFAS No. 155 allows combined valuation and accounting. This statement is effective as of January 1, 2007. SFAS No. 155 is not expected to have a material effect on our financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of SFAS No. 140" (SFAS No. 156). This pronouncement requires the recognition of a servicing asset or liability under specified circumstances, and if practicable, all separately recognized servicing assets and liabilities to be initially measured at fair value. Additionally, the pronouncement allows an entity to choose one of two methods when subsequently measuring its servicing assets and liabilities: the amortization method or the fair value method. The amortization method provided under SFAS No. 140, employs lower of cost or market (locom) valuation. The new fair value method allows mark ups, in addition to the mark downs under locom. SFAS No. 156 permits a one-time reclassification of available for-sale securities to the trading classification. This statement is effective for financial statements issued for fiscal years ending after November 15, 2007, and interim periods within those years. SFAS No. 156 is not expected to have a material effect on our financial condition or results of operations.

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BUSINESS OF SOUND COMMUNITY BANK

History

We were originally chartered as a credit union in 1953 as the Associated Grocers Employees Federal Credit Union. By the late 1980's, the members of the credit union expanded from employees of Associated Grocers to employees of other employee groups. In the 1990's, the credit union was serving employees of approximately 450 small companies. In 1992, it changed its name to Credit Union of the Pacific.

On May 19, 2003, the credit union converted to a federal mutual savings bank to expand available loan products and to access capital. The charter conversion also enabled the institution to offer loans to the general public, rather than solely to members with deposit amounts. As part of that charter conversion, our deposits became insured by the FDIC. The new bank was named Sound Community Bank to reflect our historical community roots and our continued commitment to our local community in providing banking services and in our community contributions and activities.

General

Our principal business consists of attracting retail deposits from the general public and investing those funds, along with borrowed funds, in loans secured by first and second mortgages on one- to four-family residences (including home equity loans and lines of credit), and commercial real estate, consumer loans and, to a lesser extent, construction and development loans and commercial business loans. We offer a wide variety of secured and unsecured consumer loan products, including manufactured home loans, direct automobile loans, and boat and recreational vehicle loans.

Until June 2006, we engaged in unsecured consumer lending in the form of a VISA credit card portfolio. This portfolio offered a higher yield than many of our other loan products; however, it also involved higher credit risk and servicing costs than these other products. In early 2006, we evaluated the benefits and costs of offering credit cards in this fashion and decided to offer the service to our existing and potential new customers through a third party provider. Beginning in July 2006, our customers obtained VISA credit cards with the Sound Community Bank brand through an unaffiliated commercial bank. That bank also incurs the operating expenses and the credit risk for the credit card indebtedness of our customers. In connection with this shift to a third party provider, we sold our existing $11.6 million credit card portfolio to that unaffiliated bank for a pre-tax gain of $2.3 million. We continue to earn a percentage of interchange fees and commissions on new accounts. In addition, the third party provider continues providing us with 1% of the purchase transactions on our co-branded credit card accounts, which we in turn donate to The Sequim Foundation and People for Puget Sound (two local charities).

We offer a variety of deposit accounts having a wide range of interest rates and terms, including savings accounts, money market deposit and term certificate accounts and demand accounts. Our primary sources of funds are deposits, Federal Home Loan Bank advances and payments on loans.

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Market Area

We consider our primary market area to be the Puget Sound region. We are headquartered in Seattle, Washington and have 5 retail offices. Four of our offices are located within the Seattle-Tacoma-Bellevue Metropolitan Statistical Area, which consists of King, Pierce and Snohomish counties. Based on the most recent branch deposit data provided by the FDIC, our share of deposits in that market was approximately 0.2%. Our fifth office, in Clallam County, has 4.6% of the deposits in that market. See "- Competition."

Our market area includes a diverse population of management, professional and sales personnel, office employees, manufacturing and transportation workers, service industry workers and government employees, as well as retired and self-employed individuals. The population has a skilled work force with a wide range of education levels and ethnic backgrounds. Major employment sectors include information and communications technology, financial services, manufacturing, maritime, biotechnology, education, health and social services, retail trades, transportation and professional services. The largest employers headquartered in our market area include Boeing, Microsoft, Costco, Nordstrom, Amazon.com, Starbucks, Safeco, Washington Mutual and Weyerhaeuser.

The economy of this region has performed well over the last few years, spurred on by strong growth despite the downsizing of one of its major employers, the Boeing Company, during the past decade. Median household income and per capita income for our market area are above the state and national averages, reflecting strong job growth in our market area during 2007. For the month of July 2007, our market area reported an unemployment rate of 4.1%, as compared to the national average of 4.6%, according to the latest available information. A reduction in the economic growth in our market area can have an adverse impact on the level of our construction and commercial lending.

King County has the largest population of any county in the State of Washington, covers approximately 2,134 square miles, and is located on the Puget Sound. It has approximately 1.8 million residences and a median household income of approximately $50,139. King County has a diversified economic base with many industries including shipping and transportation, aerospace (Boeing) and computer technology and biotech industries. According to the Washington State Employment Security Department, the unemployment rate for King County decreased to 4.1% at December 31, 2006 from 4.8% at December 31, 2005.

Pierce County has the second largest population of any county in the State of Washington, covers approximately 1,790 square miles and is located along western Puget Sound. It has approximately 744,000 residences and a median household income of approximately $61,000. The Pierce County economy is diversified with the presence of military related government employment (Fort Lewis Army Base and McChord Air Force Base), transportation and shipping employment (Port of Tacoma), and aerospace related employment (Boeing). According to the Washington State Employment Security Department the unemployment rate for Pierce County remained unchanged at 4.9% at December 2006 from December 2005.

Snohomish County has the third largest population of any county in the State of Washington, covers approximately 2,090 square miles and is located on Puget Sound touching the northern boarder of King County. It has approximately 671,800 residences and a median household income of approximately $41,000. The economy of Snohomish County is diversified with the presence of military related government employment (Everett Homeport Naval Base), aerospace related employment (Boeing) and retail trade. The unemployment rate for Snohomish County decreased to 4.4% at December 2006 from 5.1% at December 2005.

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Clallam County, with a population of approximately 71,000, is ranked 18th among the counties in the State of Washington. It is bordered by the Pacific Ocean and the Strait of Juan de Fuca and covers 1,740 square miles, including the westernmost portion of the continental United States. It has approximately 30,622 households and median household income of approximately $36,450. The economy of Clallam County is primarily manufacturing and shipping, with an unemployment rate of 5.2%. It is a growing retirement location in the Sequim Dungeness Valley. Sequim is the second largest city in the county.

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Lending Activities

The following table presents information concerning the composition of Sound Community Bank's loan portfolio by the type of loan as of the dates indicated.

	June 30,		December 31,
	2007		2006		2005		2004		2003		2002
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family	$ 84,906	39.38%	$ 86,102	41.60%	$ 75,554	39.34%	$ 67,599	42.55%	$ 65,856	49.22%	$ 47,127	42.96%
Home equity	41,231	19.12	39,302	18.99	28,534	14.86	23,841	15.01	18,450	13.79	18,506	16.87
Commercial	22,797	10.57	17,501	8.46	15,548	8.10	15,042	9.47	11,446	8.55	11,187	10.20
Construction or development	9,636	4.47	9,459	4.57	7,777	4.05	5,163	3.25	2,747	2.05	752	0.69
Total real estate loans	158,570	73.54	152,364	73.62	127,413	66.35	111,645	70.27	98,499	73.61	77,572	70.72

Consumer loans:
Manufactured homes	20,971	9.73	19,785	9.56	16,648	8.67	9,702	6.11	2,357	1.76	1,004	0.92
Automobile	17,026	7.90	17,272	8.35	18,138	9.44	15,964	10.05	14,835	11.09	12,587	11.47
Credit Card	---	---	---	---	12,196	6.35	11,747	7.39	11,929	8.92	13,014	11.86
Other	9,830	4.56	9,932	4.79	6,478	3.37	5,223	3.29	3,577	2.67	4,003	3.65
Total consumer loans	47,827	22.18	46,989	22.71	53,460	27.84	42,636	26.84	32,698	24.44	30,608	27.90

Commercial business loans	9,232	4.28	7,600	3.67	11,168	5.82	4,588	2.89	2,608	1.95	1,515	1.38

Total loans	215,629	100.00%	206,953	100.00%	192,041	100.00%	158,869	100.00%	133,805	100.00%	109,695	100.00%

Less:
Deferred fees and discounts	(31)		11		185		131		125		---
Loans held for sale	1,486		1,307		1,609		---		---		---
Allowance for losses	674		822		1,321		1,033		826		721
Total loans, net	$^213,500		$^204,812		$^189,466		$157,705		$132,854		$108,974

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The following table shows the composition of our loan portfolio in dollar amounts and in percentages by fixed and adjustable rate loans at the dates indicated.

	June 30,		December 31,
	2007		2006		2005		2004		2003		2002
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Fixed-rate loans: Real estate loans:
One- to four-family(1)	$ 69,918	32.42%	$ 74,159	35.83%	$ 69,100	35.98%	$ 63,725	40.11%	$ 63,014	47.09%	$ 43,493	39.65%
Home equity	18,025	8.36	18.159	8.77	7,655	3.99	6,304	3.97	4,361	3.26	2,939	2.68
Commercial	15,440	7.16	12,000	5.80	11,088	5.77	7,813	4.92	5,301	3.96	6,286	5.73
Construction or development	7,656	3.55	7,056	3.41	3,461	1.80	1,788	1.13	1,302	0.97	622	0.57
Total real estate loans	111,039	51.50	111,374	53.82	91,304	47.54	79,630	50.12	73,978	55.29	53,340	48.63

Manufactured homes	20,971	9.73	19,785	9.56	16,648	8.67	9,702	6.11	2,357	1.76	1,004	0.92
Automobile	17,026	7.90	17,282	8.35	18,138	9.44	15,964	10.05	14,835	11.09	12,587	11.47
Credit card	---	---	---	---	3,138	1.63	5,595	3.52	5,207	3.89	3,214	2.93
Other consumer	9,042	4.19	9,138	4.42	5,755	3.00	4,421	2.78	2,754	2.06	2,946	2.69
Commercial business loans	4,513	2.09	4,121	1.99	3,750	1.95	1,674	1.05	1,401	1.05	1,083	0.99
Total fixed-rate loans	162,591	75.40	161,700	78.13	138,733	72.24	116,986	73.64	100,532	75.13	74,174	67.62

Adjustable- rate loans:
Real estate loans:
One- to four-family	14,988	6.95	11,942	5.77	6,453	3.36	3,875	2.44	2,842	2.12	3,635	3.31
Home equity	23,206	10.76	21,143	10.22	20,879	10.87	17,537	11.04	14,089	10.53	15,567	14.19
Commercial	7,356	3.41	5,502	2.66	4,460	2.32	7,228	4.55	6,145	4.59	4,900	4.47
Construction or development	1,981	0.92	2,403	1.16	4,316	2.25	3,375	2.12	1,445	1.08	129	0.12
Total real estate loans	47,531	22.04	40,990	19.81	36,108	18.80	32,015	20.15	24,521	18.33	24,231	22.89

Credit card	---	---	---	---	9,058	4.72	6,152	3.87	6,722	5.02	9,800	8.93
Other consumer	788	0.37	784	0.38	724	0.38	802	0.50	823	0.62	1,058	0.96
Commercial business loans	4,719	2.19	3,479	1.68	7,418	3.86	2,914	1.83	1,207	0.90	432	0.39
Total adjustable-rate loans	53,038	24.60	45,253	21.87	53,308	27.76	41,883	26.36	33,273	24.87	35,521	32.38

Total loans	215,629	100.00%	206,953	100.00%	192,041	100.00%	158,869	100.00%	133,805	100.00%	109,695	100.00%
Less:
Deferred fees and discounts	(31)		12		185		131		125		---
Loans held for sale	1,486		1,307		1,609		---		---		---
Allowance for losses	674		822		1,321		1,033		826		721
Total loans, net	$^213,500		$^204,812		$^189,466		$157,705		$132,854		$108,974

(1) Includes 30-year loans with a one-time rate adjustment five to seven years after origination, which at June 30, 2007, totaled $34.6 million, or 52.7% of our fixed-rate residential mortgages.

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The following schedule illustrates the contractual maturity of our loan portfolio at December 31, 2006. Mortgages that have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

	Real Estate Mortgages
	One- to Four- Family		Home Equity Loans		Commercial		Construction or Development		Consumer		Commercial Business		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
2007(1)	$^1,641	^6.33%	$ 903	5.94%	$ 962	6.75%	$9,459	6.93%	$^718	8.42%	$3,077	9.64%	$^15,453	7.45%
2008	1,220	5.62	75	7.65	5,912	7.93	---	---	1,324	7.43	717	6.41	9,248	7.43
2009	3,111	5.41	246	7.70	1,731	7.28	---	---	3,201	7.05	976	8.97	9,265	6.76
2010	9,467	4.82	317	7.70	688	6.64	---	---	4,271	7.02	1,164	8.12	15,907	5.79
2011 to 2012	17,386	5.86	1,431	6.84	1,034	6.67	---	---	9,284	6.91	755	8.50	29,890	6.33
2013 to 2017	10,927	6.84	15,769	7.45	4,258	6.95	---	---	6,361	7.23	682	6.25	37,997	7.16
2018 to 2022	12,664	5.56	12,901	7.25	1,289	6.28	---	---	11,450	8.56	25	7.38	38,329	7.05
2023 and following	^29,685	^5.28	7,660	7.65	1,627	6.71	---	---	10,381	8.15	204	6.63	50,864	6.30
Total	$86,101	5.62%	$39,302	7.37%	$17,501	7.20%	$9,459	6.93%	$^46,990	7.69%	$7,600	8.51%	$^206,953	6.72%

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(1)  Includes demand loans, loans having no stated maturity, ^overdraft loans and loans held for sale.

The total amount of loans due after December 31, 2007, which have predetermined interest rates, is $152.2 million, while the total amount of loans due after such date, which have floating or adjustable interest rates is $39.3 million.

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Lending Authority. The Senior Vice President – Lending Manager and our Chief Executive Officer may approve unsecured consumer loans up to $200,000 and $500,000, respectively, and up to $700,000 together. They also may approve secured consumer loans and residential mortgage^ and construction and development loans up to $500,000 and $750,000, respectively and up to $1,250,000 together. The Senior Vice President – Chief Credit Officer and our Chief Executive Officer may approve unsecured commercial loans up to $500,000 alone or $1.0 million together and secured commercial loans up to $750,000 alone or $1.5 million together. Loans over these amounts or otherwise outside our general underwriting guidelines must be approved by the entire board of directors or a committee thereof.

At June 30, 2007, the maximum amount under federal law that we could lend to any one borrower and the borrower's related entities was approximately $2.4 million. Our five largest lending relationships are with commercial borrowers and totaled $10.1 million in the aggregate, or 4.7% of our $215.0 million loan portfolio, at June 30, 2007. The largest relationship consists of $2.2 million in loans to an individual's land development company and on his leased commercial real estate and principal residence; which are secured by the underlying real estate. The next four largest lending relationships at June 30, 2007, were $2.1 million to an individual and four of his businesses, which are secured by receivables, inventory and equipment and a personal residence; $2.0 million to a real estate company, which is secured by a 250-acre parcel of land being developed for high-end residences; $1.9 million to an individual's land development company and to that individual for his investment in that company, which is secured by the underlying real estate; and $1.9 million to an equipment leasing company, which is secured by receivables. All of these loans were current as of June 30, 2007. At June 30, 2007, we had no other lending relationships that exceeded $1.5 million.

One- to Four-Family Real Estate Lending. We originate loans secured by first mortgages on one- to four-family residences primarily in our market area. We originate one- to four-family residential mortgage loans primarily through referrals from real estate agents, builders and from existing customers. Walk-in customers are also important sources of loan originations. Since converting from a credit union to a federal mutual savings bank in 2003, we have expanded our target residential mortgage market to include individuals who are not members, with an emphasis on increasing the number and amount of residential real estate loan originations.

A portion of the one- to four-family loans we originate are funded by us and retained in our portfolio and others are originated and sold into the secondary market, with servicing retained for continued customer contact and service. This mortgage banking element of our residential lending business allows us to originate more loans with the same funds by reinvesting sales proceeds in more residential mortgage loans. The sale of mortgage loans enhances our interest rate risk, provides a stream of securing income that improves earnings, enhances our liquidity and enables us to originate more loans at our current capital level than if we held them in portfolio. We are seeking potential purchasers for loans currently in our portfolio that are not saleable to Fannie Mae to increase these benefits to our operations. From 2001 to 2003, our mortgage originations increased because of increased demand for refinancings and our decision, in 2003, to originate more fixed-rate residential loans for our portfolio and for resale in the secondary market. In 2004, 2005 and 2006, this loan demand decreased primarily due to a decrease in refinancing activity. We are currently selling a portion of our residential mortgage loan originations, including all our conforming fixed-rate loans, on a servicing retained basis. See "- Loan Originations, Purchases, Sales, Repayments and Servicing." At June 30, 2007, one- to four-family residential mortgage loans (including loans held for sale) totaled $84.9 million, or 39.4%, of our gross loan portfolio, of which $69.9 million were fixed-rate loans and $15.0 million were adjustable rate loans.

Substantially all of the loans we retain in our portfolio consist of loans that are not saleable to Fannie Mae. We do not have subprime loan programs in place. We do originate some Alt-A, stated income (no income verification) and low-doc loans that are sold to Fannie Mae; however, we do not

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actively seek these types of loans. These Alt-A, stated income and low-doc loans generally are originated with existing customers only and are subject to one or more stringent underwriting criteria, including lower loan-to-value ratios, lower debt-to-income ratios and higher required credit scores. All these loans are charged a higher rate of interest than the rate charged on loans conforming to Fannie Mae guidelines, based on the additional credit risk.

We generally underwrite our one- to four-family loans based on the applicant's employment and credit history and the appraised value of the subject property. We generally lend up to 90% of the lesser of the appraised value or purchase price for one- to four-family first mortgage loans, and up to 80% for non-owner occupied first mortgage loans. For first mortgage loans with a loan-to-value ratio in excess of 90%, we generally require private mortgage insurance in order to reduce our exposure below 90%. Second mortgages on one- to four-family residences, whether owner occupied or not, are made up to 100% of the appraised value. Properties securing our one- to four-family loans are generally appraised by independent fee appraisers who are selected in accordance with criteria approved by the board of directors. We require our borrowers to obtain title and hazard insurance, and flood insurance, if necessary.

We currently originate one- to four-family mortgage loans on a fixed-rate basis and, to a lesser extent, an adjustable-rate basis, as customer demand dictates. Our pricing strategy for mortgage loans includes setting interest rates that are competitive with other local financial institutions and consistent with our asset/liability management objectives. During the six months ended June 30, 2007, we originated $15.3 million of one- to four-family fixed rate mortgage loans and $5.0 million of one- to four-family adjustable rate mortgage loans, or ARM loans. During the year ended December 31, 2006, we originated $38.7 million of one- to four-family fixed-rate mortgage loans and $7.0 million of one- to four-family ARM loans.

Fixed-rate loans secured by one- to four-family residences have contractual maturities of up to 30 years and are generally fully amortizing, with payments due monthly. Our fixed-rate loans include mortgages with an initial five-to-seven year term and a 30-year amortization period with a refinancing option at the end of the initial term, as well as 30-year mortgages with a one-time interest adjustment five or seven years after origination. Currently, all ARM loans are offered with annual adjustments and life-time rate caps that vary based on the product, generally with a maximum annual rate change of 2.0% and a maximum overall rate change of 6.0%. We generally use the rate on one-year Treasury Bills to reprice our ARM loans. As a consequence of using caps, the interest rates on these loans may not be as rate sensitive as is our cost of funds.

ARM loans generally pose different credit risks than fixed-rate loans, primarily because as interest rates rise, the borrower's payment rises, increasing the potential for default. We have not experienced significant delinquencies in our one- to four-family loan portfolio, including our ARM loans. However, the majority of these loans have been originated within the past several years, when rates were historically low. We have offered some teaser rates for the initial loan rate on our ARM loans but not at significant discounts from our prevailing rates. See "- Asset Quality -- Non-performing Assets" and "-- Classified Assets."

Most of our loans are written using generally accepted underwriting guidelines, and are readily saleable to Freddie Mac, Fannie Mae, or other private investors. Our real estate loans generally contain a "due on sale" clause allowing us to declare the unpaid principal balance due and payable upon the sale of the security property. The average size of our one- to four-family residential loans was approximately $158,000 at June 30, 2007.

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Home Equity Lending. Our home equity loans, consisting of fixed-rate loans and variable-rate lines of credit, have been increasing in amount and as a percentage of our portfolio consistently over the past several years. At June 30, 2007, home equity lines of credit totaled $23.2 million and home equity loans totaled $18.0 million, or collectively 46.3% of our consumer loan portfolio and 19.1% of our gross loan portfolio. The lines of credit may be originated in amounts, together with the amount of the existing first mortgage, of up to 90% of the value of the property securing the loan (less any prior mortgage loans). Home equity lines of credit are originated for up to $100,000 with an adjustable rate of interest, based on the one-year Treasury bill rate plus a margin. Home equity lines of credit generally have up to a ten-year draw period and amounts may be reborrowed after payment at any time during the draw period. Once the draw period has lapsed, the payment is amortized over a 15-year period based on the loan balance at that time. We charge a $50 annual fee on each outstanding home equity line of credit and require monthly interest-only payments on the entire drawn amount. At June 30, 2007, unfunded commitments on these lines of credit totaled $^18.3 million.

Our fixed-rate home equity loans are originated in amounts, together with the amount of the existing first mortgage, of up to 100% of the appraised value of the subject property for home equity loans. These loans may have terms for up to 20 years and are fully amortizing.

Commercial Real Estate Lending. We offer a variety of commercial real estate loans. Most of these loans are secured by commercial income producing properties, including retail centers, warehouses and office buildings located in our market areas. We have a limited amount of loans secured by multi-family residences, which we include in our commercial real estate portfolio. At June 30, 2007, commercial real estate loans totaled $22.8 million, or 10.6%, of our gross loan portfolio.

Our loans secured by commercial real estate are generally originated with a fixed interest rate for a five-year term and a 20 to 25 year amortization period. At the end of the initial five-year term, there is a balloon payment or the loan reprices at prime plus 1% to 2% for another five years. Loan-to-value ratios on our commercial real estate loans typically do not exceed 80% of the appraised value of the property securing the loan.

Loans secured by commercial real estate are generally underwritten based on the net operating income of the property and the financial strength of the borrower. The net operating income, which is the income derived from the operation of the property less all operating expenses, must be sufficient to cover the payments related to the outstanding debt plus an additional coverage requirement. We generally require an assignment of rents or leases in order to be assured that the cash flow from the project will be used to repay the debt. Appraisals on properties securing commercial real estate loans are performed by independent state certified or licensed fee appraisers.

We do not generally maintain insurance or tax escrows for loans secured by commercial real estate. In order to monitor the adequacy of cash flows on income-producing properties, the borrower is required to provide annual financial information.

Loans secured by commercial real estate properties generally involve a greater degree of credit risk than one- to four-family residential mortgage loans. These loans typically involve large balances to single borrowers or groups of related borrowers. Because payments on loans secured by commercial and multi-family real estate properties are often dependent on the successful operation or management of the properties, repayment of these loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Our largest commercial real estate loan at June 30, 2007, totaled $1.1 million and is secured by an office complex. At June 30, 2007, this loan was performing in accordance with the terms of the notes.

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Construction or Development Lending. We originate construction loans secured by single-family residences and commercial real estate. We also originate loans secured by tracts of land for development. At June 30, 2007, our construction and development loans totaled $9.6 million, or 4.5%, of our gross loan portfolio.

Construction loans to individuals and contractors for the construction and acquisition of personal residences totaled $1.2 million, or 12.5%, of our construction and development portfolio. At June 30, 2007, the unadvanced portion of these construction loans totaled $1.7 million.

Our construction loans generally provide for the payment of interest only during the construction phase, which is typically up to 12 months. At the end of the construction phase, the construction loan generally either converts to a longer term mortgage loan or is paid off through a permanent loan from another lender. Construction loans are made with a maximum loan-to-value ratio of 100% of cost or 80% of appraised value at completion. At June 30, 2007, our largest residential construction mortgage loan commitment was for $690,000, $648,000 of which had been disbursed. This loan was performing according to its terms. The average outstanding residential construction loan balance was approximately $^273,000 at June 30, 2007.

Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser. We also review and inspect each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

We make development loans to builders or residential lot developers. These loans involve a higher decree of credit risk similar to commercial construction loans. At June 30, 2007, we had a total of $4.0 million in development loans to builders and residential lot developers, with our largest development loan being a $2.0 million loan (after netting out a $660,000 participation to another bank). These land loans also involve additional risks because the loan amount is made based on the projected value of the lots after construction. We make these loans for up to 75% of the estimated value for up to two years. These loans are required to be paid on an accelerated basis as the lots are sold, so that we are repaid before all the lots are sold.

We have done a limited amount of commercial real estate construction loans for small retail properties. These loans are underwritten with terms similar to our permanent commercial real estate loans with special construction financing for up to two years under terms similar to our residential construction loans. We had no construction loans secured by commercial real estate at June 30, 2007.

Construction financing is generally considered to involve a higher degree of credit risk than longer-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value is inaccurate, we may be confronted with a project that, when completed, has a value that is insufficient to generate full payment.

Consumer Lending. We offer a variety of secured consumer loans, including new and used manufactured home, automobile, motorcycle, boat and other recreational vehicle loans, student loans and loans secured by savings deposits. We also offer unsecured consumer loans. We originate our consumer loans primarily in our market areas.

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We originate new and used manufactured home loans. Our involvement in this type of lending increased significantly after 2004, because a large financial institution in the area ceased making manufactured home loans. The yields on these loans are higher than that on our other residential lending products and the portfolio has performed reasonably well with an acceptable level of risk and loss in exchange for the higher yield. Our weighted average yield on manufactured home loans at June 30, 2007 was 8.54%, compared to 5.66% for one- to four-family residential mortgages. At June 30, 2007, these loans totaled $21.0 million, or 23.6% of our consumer loans and 9.7% of total loan portfolio. These loans are made for up to 90% of the lesser of the appraised value or purchase price up to $200,000, and with terms up to 20 years. We generally charge a 1% fee at origination. All our manufactured home loans are made on a direct basis. We underwrite these loans based on our review of creditworthiness of the borrower, including credit scores, and the value of the collateral, for which we perfect a security interest under Washington law.

Manufactured home loans are higher risk than loans secured by residential real property, though this risk is reduced if the owner also owns the land on which the home is located. A small portion of our manufactured home loans involve properties on which we also have financed the land for the owner. The primary additional risk in manufactured home loans is the difficulty in obtaining adequate value for the collateral due to the cost and limited ability to move the collateral. Several manufactured housing parks in the Puget Sound area are closing, though government requirements have slowed down the process. As a result, in addition to the cost of moving a manufactured home, it is difficult to find a new location. This can result in increased defaults and lower recovery on repossession. These loans tend to be made to retired individuals and first-time homebuyers. First-time homebuyers of manufactured homes tend to be a higher credit risk than first-time homebuyers of single family residences, due to more limited financial resources. As a result, these loans have a higher probability of default, higher delinquency rates and greater servicing and collateral recovery costs than single family residential loans and other types of consumer loans. We maintain a reserve to address this additional risk. We attempt to workout delinquent loans with the borrower and, if that is not successful, any repossessed manufactured homes are repossessed and sold. At June 30, 2007, only $46,000 or 0.2% of our manufactured home loans were non-performing.

We make loans on new and used automobiles. We originate automobile loans only on a direct basis. Our automobile loan portfolio totaled $17.0 million at June 30, 2007, or 19.1% of our consumer loan portfolio and 7.9% of our gross loan portfolio. Automobile loans may be written for a term of up to seven years for new cars and six years for used cars and have fixed rates of interest. Loan-to-value ratios are up to 100% of the lesser of the purchase price or the National Automobile Dealers Association value for auto loans, though the total loan-to-value may be 120% of the book value with the difference applied to tax, licenses, title and mechanical breakdown and gap insurance. We follow our internal underwriting guidelines in evaluating automobile loans, including credit scoring.

Our consumer loans also include loans secured by new and used boats, motorcycles and recreational vehicles, loans secured by deposits and unsecured consumer loans, all of which, at June 30, 2007, totaled $9.8 million, or 4.5% of our gross loan portfolio. Loans secured by boats, motorcycles and recreational vehicles typically have terms from five to 15 years, depending on the collateral, and loan-to-value ratios up to 90%. They are made with fixed and adjustable rates. Our unsecured consumer loans have either a fixed rate of interest generally for a maximum term of 48 months, or are revolving lines of credit of generally up to $50,000. At June 30, 2007, unfunded commitments on our unsecured lines of credit totaled $10.7 million, and the average outstanding balance on these lines was approximately $500.

Consumer loans (other than our manufactured homes) generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering

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consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer and other loans generally entail greater risk than do one- to four-family residential mortgage loans, particularly in the case of consumer loans that are secured by rapidly depreciable assets, such as manufactured homes, automobiles, boats and other recreational vehicles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Commercial Business Lending. At June 30, 2007, commercial business loans totaled $9.2 million, or 4.3%, of our gross loan portfolio. Our commercial business lending activities encompass loans with a variety of purposes and security, including loans to finance commercial vehicles and equipment. Approximately $1.6 million of our commercial business loans are unsecured. Our commercial business lending policy includes credit file documentation and analysis of the borrower's background, capacity to repay the loan, the adequacy of the borrower's capital and collateral, as well as an evaluation of other conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of our credit analysis. We generally require personal guarantees on both our secured and unsecured commercial business loans. Nonetheless, commercial business loans are believed to carry higher credit risk than residential mortgage loans.

Unlike residential mortgage loans, commercial business loans, particularly unsecured loans, are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business and, therefore, are of higher risk. We make secured commercial business loans with business assets, such as accounts receivable, inventory equipment and cash as collateral with loan-to-value ratios of up to 80%, based on the type of collateral. This collateral depreciates over time, may be difficult to appraise and may fluctuate in value based on the specific type of business and equipment used. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself (which, in turn, is often dependent in part upon general economic conditions).

Our interest rates on commercial business loans are usually adjustable-rate and are based on the prime rate as reported in the West Coast edition of the Wall Street Journal plus 1% to 2%. In addition, we charge loan fees of 1% to 2% of the principal amount at origination, depending on the credit quality and account relationships of the borrower. Some of our commercial business loans are lines of credit with terms of 12 months and interest-only monthly payments during the term. The remainder are term loans of three to seven years.

Substantially all of our commercial business loans have been to borrowers in our market area. We intend to continue our commercial business lending in this geographic area.

Loan Originations, Purchases, Sales, Repayments and Servicing

We originate both fixed-rate and adjustable-rate loans. Our ability to originate loans, however, is dependent upon customer demand for loans in our market areas. Over the past few years, we have continued to originate residential and consumer loans, and increased our emphasis on commercial real estate, construction and development, and commercial business lending, though our ability to make commercial real estate and business loans was limited under the OTS supervisory directive until it was terminated on August 29, 2007. Demand is affected by competition and the interest rate environment. During the past few years, we, like many other financial institutions, have experienced significant

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prepayments on loans due to the low interest rate environment prevailing in the United States. In periods of economic uncertainty, the ability of financial institutions, including us, to originate large dollar volumes of real estate loans may be substantially reduced or restricted, with a resultant decrease in interest income. We have not purchased loans or loan participations recently, but we may do so in the future.

In addition to interest earned on loans and loan origination fees, we receive fees for loan commitments, late payments and other miscellaneous services. The fees vary from time to time, generally depending on the supply of funds and other competitive conditions in the market.

We also sell whole residential real estate loans without recourse to Fannie Mae, subject to a provision for repurchase upon breach of representation, warranty or covenant. These loans are fixed-rate mortgages, which primarily are sold to improve our interest rate risk. These loans are generally sold for cash in amounts equal to the unpaid principal amount of the loans determined using present value yields to the buyer. These sales allow for a servicing fee on loans when the servicing is retained by us. Most residential real estate loans sold by us are sold with servicing retained. We earned mortgage servicing income of $142,000, $310,000, $384,000 and $436,000, respectively, for the six months ended June 30, 2007 and for the years ended December 31, 2006, 2005 and 2004. At June 30, 2007, we were servicing a $127.1 million portfolio of residential mortgage loans for Fannie Mae. Those servicing rights constituted an $854,000 asset on our books on that date, which is amortized in proportion to and over the period of the net servicing income. These mortgage servicing rights are periodically evaluated for impairment based on their fair value, which takes into account the rates and potential prepayments of those sold loans being serviced. The fair value of our mortgage servicing rights at June 30, 2007 was $1.3 million. See Note 5 to the Consolidated Financial Statements.

Sales of whole real estate loans and participations in real estate loans can be beneficial to us since these sales generally generate income at the time of sale, produce future servicing income on loans where servicing is retained, provide funds for additional lending and other investments, and increase liquidity. The volume of loans sold in the first six months of 2007 and the year end December 31, 2006 decreased as interest rates began to increase, reducing the volume of refinancing activity. We sold $11.6 million in residential loans during the six months ended June 30, 2007 and sold $26.2 million, $37.1 million and $31.9 million of these loans during the years ended December 31, 2006, 2005 and 2004, respectively.

Gains, losses and transfer fees on sales of residential real estate loans and participations are recognized at the time of the sale. Our net losses on sales of residential loans for the six months ended June 30, 2007 and for all of 2006, 2005 and 2004 were $16,000, $10,000, $13,000 and $21,000, respectively.

After evaluating the benefits, costs and risks of servicing and maintaining our credit card portfolio in early 2006, we decided to offer credit cards through a third party provider. In June 2006, we sold our $11.6 million VISA credit card portfolio to that third party provider in connection with that change in our credit card business. The portfolio was sold without recourse at a gain of $2.3 million, which significantly increased net income for the year ended December 31, 2006. We retained the servicing of that portfolio through the end of 2006.

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The following table shows our loan origination, sale and repayment activities for the periods indicated. There were no loans purchased during these periods.

	For the six months ended June 30,		For the year ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
Originations by type:
Fixed-rate:
One- to four-family real estate	$15,272	$18,814	$38,712	$ 53,966	$42,759
Home equity	3,064	4,635	13,593	4,742	4,079
Commercial real estate	5,324	310	1,035	7,482	3,849
Construction and development	1,235	5,563	6,747	6,773	5,371
Consumer	8,120	8,821	19,191	20,583	19,372
Commercial business	1,275	859	1,669	8,945	2,224
Total fixed-rate	34,290	39,002	80,947	102,491	77,654
Adjustable rate:
One- to four-family real estate(1)	4,960	3,362	6,982	4,079	2,155
Home equity	4,350	3,038	7,879	13,394	13,034
Commercial real estate	2,553	325	325	---	2,080
Construction and development	274	1,262	1,748	---	---
Consumer	52	101	191	51	338
Commercial business	874	405	769	2,647	3,983
Total adjustable-rate	13,063	8,493	17,894	20,171	21,590
Total loans originated	47,353	47,495	98,841	122,662	99,244
Sales and Repayments:
One- to four-family real estate	11,642	13,916	26,221	37,122	31,882
Consumer	---	11,602	11,602	---	---
Total loans sold	11,642	25,518	37,823	37,122	31,882
Mortgage-backed securities	---	---	---	2,670	3,911
Total sales	11,642	25,518	37,823	39,792	35,793
Total principal repayments	27,036	21,426	46,106	52,368	42,298
Total reductions	38,678	46,944	83,929	92,106	78,091
Net increase (decrease)	$ 8,675	$ ^551	$14,912	$ 33,172	$25,064

________________________________
(1) These loans include $2.5 million, $2.8 million, $4.6 million, $2.2 million, and $2.0 million, respectively, of adjustable rate mortgage loan originations to employees at June 30, 2007 and 2006 and December 31, 2006, 2005 and 2004.

Asset Quality

When a borrower fails to make a required payment on a residential real estate loan, we attempt to cause the delinquency to be cured by contacting the borrower. In the case of loans secured by residential real estate, a late notice typically is sent within 15 days after the due date, and the borrower is contacted by phone within 30 days after the due date. When the loan is 31 days past due, an action plan is formulated for the credit under the direction of the chief financial officer or chief executive officer. Generally, a delinquency letter is mailed to the borrower. All delinquent accounts are reviewed by a servicing manager who attempts to cure the delinquency by contacting the borrower once the loan is 30 days past due. If the account becomes 60 days delinquent and an acceptable repayment plan has not been agreed upon, a servicing manager will generally refer the account to legal counsel with instructions to prepare a notice of intent to foreclose. The notice of intent to foreclose allows the borrower up to 30 days to bring the account current. If foreclosed, generally we take title to the property and sell it directly through a real estate broker.

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Delinquent consumer loans, as well as delinquent home equity loans and lines of credit, are handled in a similar manner to residential real estate loans, except that appropriate action may be taken to collect any loan payment that is delinquent for more than 15 days. Once the loan is 90 days past due, it is classified as nonaccrual. Generally, credits are charged off if past due 180 days, unless the Collections Department provides support for continuing its collection efforts. Our procedures for repossession and sale of consumer collateral are subject to various requirements under the applicable consumer protection laws as well as other applicable laws and the determination by us that it would be beneficial from a cost basis.

Delinquent commercial business loans and loans secured by commercial real estate are initially handled by the loan officer in charge of the loan, who is responsible for contacting the borrower. The Collections Department also works with the commercial loan officers to see that the necessary steps are taken to collect delinquent loans. In addition, management meets as needed and reviews past due and classified loans, as well as other loans that management feels may present possible collection problems, which are reported to the board on a quarterly basis. If an acceptable workout of a delinquent commercial loan cannot be agreed upon, we generally initiate foreclosure or repossession proceedings on any collateral securing the loan.

Delinquent Loans. The following table sets forth our loan delinquencies by type, by amount and by percentage of type at June 30, 2007.

	Loans Delinquent For:
	60-89 Days			90 Days and Over			Total Delinquent Loans
	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category
	(Dollars in Thousands)
Real Estate:
One- to four-family real estate	---	---	---	2	$365	0.43%	2	$365	0.43%
Home Equity	1	100	0.24%	2	68	0.17	3	168	0.41
Consumer	29	287	0.60%	22	120	0.25	51	407	0.85
Commercial business	1	8	0.09%	---	---	---	1	8	0.09

Total	31	$395	0.18%	26	$553	0.26%	57	$948	0.44%

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Non-performing Assets. The table below sets forth the amounts and categories of non-performing assets in our loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. The increase in one-to-four family non-accruals at June 30, 2007 is the result of late payments on one large mortgage. For all years presented, we had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates). Foreclosed assets include assets acquired in settlement of loans.

	June 30,	December 31,
	2007	2006	2005	2004	2003	2002
	(Dollars in thousands)
Non-accruing loans:
One- to four-family	$365	$132	$---	$--	$ ---	$ ---
Home equity	13	---	20	---	---	---
Consumer	184	^160	109	42	65	483
Total	562	^292	129	42	65	483

Accruing loans delinquent more than 90 days:
One- to four-family	---	---	129	---	51	57
Home equity	---	---	---	---	39	23
Consumer	---	^---	191	10	89	159
Commercial business	---	---	---	---	8	30
Total	---	^---	320	10	187	269

Foreclosed assets:
Consumer	---	106	---	---	---	---
Total	---	106	---	---	---	---

Total non-performing assets	$562	$398	$449	$52	$252	$752
Total as a percentage of total assets	0.24%	0.18%	0.22%	0.03%	0.17%	0.56%

For the year ended December 31, 2006 and six months ended June 30, 2007, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $^11,000 and $18,000, respectively. There were no amounts included in interest income on such loans for the year ended December 31, 2006 and the six months ended June 30, 2007.

Other Loans of Concern. In addition to the non-performing assets set forth in the table above, as of June 30, 2007, there were seven loans totaling $2.8 million with respect to which known information about the possible credit problems of the borrowers have caused management to have doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories. These loans have been considered in management's determination of our allowance for loan losses.

The largest loan relationship of concern at June 30, 2007, totaled $1.2 million in loans to a children's' safety products manufacturing company, which was secured by receivables, inventory and equipment. The company is not meeting certain financial covenants in the loan agreement, but the loans are current in accordance with their original terms.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the OTS to be of lesser quality, as "substandard,"

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"doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS and the FDIC, which may order the establishment of additional general or specific loss allowances.

We regularly review the problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management's review of our assets, at June 30, 2007, we had classified $3.1 million of our loans as substandard, of which $562,000 was included in non-performing assets. At that date, we had no assets classified as doubtful or loss. This total amount of classified assets represented 19.4% of our equity capital and 1.3% of our assets at June 30, 2007. Classified assets totaled $3.3 million, or 21.2% of our equity capital and 1.5% of our assets, at December 31, 2006.

Allowance for Loan Losses. We maintain an allowance for loan losses to absorb probable incurred credit losses in the loan portfolio. The allowance is based on ongoing, monthly assessments of the estimated probable incurred losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers the types of loans and the amount of loans in the loan portfolio, peer group information, historical loss experience, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Large groups of smaller balance homogeneous loans, such as residential real estate, small commercial real estate, home equity and consumer loans, are evaluated in the aggregate using historical loss factors and peer group data adjusted for current economic conditions. More complex loans, such as commercial real estate loans and commercial business loans, are evaluated individually for impairment, primarily through the evaluation of net operating income and available cash flow and their possible impact on collateral values.

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At June 30, 2007, our allowance for loan losses was $674,000, or 0.31%, of our total loan portfolio. Our allowance in 2006 and 2007-to-date was lower than in 2004 and 2005, because of lower losses on our loan portfolio during the periods, higher net charge-offs and recoveries and the sale of our credit card portfolio in June 2006. In addition, the trend in our loan portfolio is towards real estate secured loans, rather than consumer loans, which provides us with stronger collateral and results in a reduction in our overall portfolio risk. Assessing the allowance for loan losses is inherently subjective as it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, reflects estimated probable loan losses in our loan portfolio. See Notes 1 and 4 of the Notes to Consolidated Financial Statements.

The following table sets forth an analysis of our allowance for loan losses.

	June 30,	December 31,
	2007	2006	2005	2004	2003	2002
	(Dollars in thousands)

Balance at beginning of period	$822	$1,321	$1,033	$ 826	$721	$982
Charge-offs:
Consumer	288	1,013	752	741	844	942
Recoveries:
Consumer	140	233	94	91	24	36
Net charge-offs	148	780	658	650	820	906
Additions charged to operations	---	281	946	857	925	645
Balance at end of period	$674	$ 822	$1,321	$1,033	$826	$721

Ratio of net charge-offs during the period to average loans outstanding during the period	0.14%	0.40%	0.37%	0.45%	0.68%	0.84%

Ratio of net charge-offs during the period to average non-performing assets	30.83%	184.42%	262.67%	427.63%	163.35%	240.96%

Allowance as a percentage of non-performing loans	119.93%	^281.50%	294.21%	1,986.54%	327.78%	95.88%

Allowance as a percentage of total loans (end of period)	0.31%	0.40%	0.69%	0.66%	0.62%	0.66%

During June 2006, we sold our credit card portfolio. The credit card portfolio, and charge-offs and the inherent risks associated with that portfolio, were the primary reasons for the level of provisions taken during the years December 31, 2002 through 2006. Net charge-offs for the credit card portfolio totaled $509,000 in 2006, $495,000 in 2005, $508,000 in 2004, $607,000 in 2003 and $661,000 in 2002.

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The distribution of our allowance for losses on loans at the dates indicated is summarized as follows:

	June 30,		December 31,
	2007		2006		2005		2004		2003		2002
	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
	(Dollars in thousands)
Allocated at end of period to:
One- to four-family	$110	39.38%	$100	41.60%	$ 90	39.84%	$ 85	42.55%	$ 80	49.22%	$ 60	42.96%
Home equity	40	19.12	40	18.99	35	14.86	30	15.01	30	13.79	35	16.87
Commercial real estate	90	10.57	170	8.46	165	8.10	100	9.47	75	8.55	65	10.20
Construction or development	30	4.47	30	4.57	20	4.05	20	3.25	20	2.05	20	0.69
Consumer(1)	324	22.18	407	22.71	931	27.84	748	26.84	596	24.44	521	27.90
Commercial business	80	4.28	75	3.67	80	5.82	50	2.89	25	1.95	20	1.38
Total	$674	100.0%	$822	100.0%	$1,321	100.0%	$1,033	100.0%	$826	100.0%	$721	100.0%

(1)	Because of the sale of our credit card portfolio in June 2006, no portion of our allowance at June 30, 2007 or December 31, 2006 was allocated to credit card lending. The allowance for loans losses attributable to our credit card portfolio at December 31, 2005, 2004, 2003 and 2002 was $600,000, $518,000, $450,000 and $420,000 respectively.

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Investment Activities

Federal savings banks have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, including callable agency securities, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federal savings banks may also invest their assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that the institution is otherwise authorized to make directly. See "How We Are Regulated -- Sound Community Bank -- Office of Thrift Supervision Regulation" for a discussion of additional restrictions on our investment activities.

Our chief executive officer and chief financial officer have the basic responsibility for the management of our investment portfolio, subject to the direction and guidance of the Board of Directors. These officers consider various factors when making decisions, including the marketability, maturity and tax consequences of the proposed investment. The maturity structure of investments will be affected by various market conditions, including the current and anticipated slope of the yield curve, the level of interest rates, the trend of new deposit inflows, and the anticipated demand for funds via deposit withdrawals and loan originations and purchases.

Our investment portfolio is a small portion of our assets because we attempt to be fully invested in loans. Sound Community Bank expects net proceeds not used to repay Federal Home Loan Bank advances initially will be used to invest in US Government and federal agency securities of various maturities, mortgage-backed or other marketable securities, deposits in other financial institutions, or a combination thereof, until they can be deployed in an orderly fashion. The general objectives of our investment portfolio will be to provide liquidity when loan demand is high, to assist in maintaining earnings when loan demand is low and to maximize earnings while satisfactorily managing risk, including credit risk, reinvestment risk, liquidity risk and interest rate risk. Our investment quality will emphasize safer investments with the yield on those investments secondary to not taking unnecessary risk with the available funds of Sound Community Bank. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk."

We intend that the investment strategy and portfolio of Sound Financial will be similar to that of Sound Community Bank; although Sound Financial will be subject to fewer regulatory limits than Sound Community Bank in its investments. We expect that Sound Financial will invest any net proceeds available, after making the charitable donation and loan to the employer stock ownership plan, in deposits in Sound Community Bank, U.S. government and federal agency securities of various materials or other marketable securities.

As a member of the Federal Home Loan Bank of Seattle, we had $1.3 million in stock of the Federal Home Loan Bank of Seattle at June 30, 2007. For the six months ended June 30, 2007 and the year ended December 31, ^2006, we received $3,299 and $1,320, respectively, in dividends from the Federal Home Loan Bank of Seattle.

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The following table sets forth the composition of our securities portfolio and other investments at the dates indicated. At June 30, 2007, our securities portfolio did not contain securities of any issuer with an aggregate book value in excess of 10% of our equity capital, excluding those issued by the United States Government or its agencies.

	June 30,		December 31,
	2007		2006		2005		2004
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale, at fair value:
U.S. government and federal agency	$ ---	$ ---	$ ---	$ ---	$ ---	$ ---	$1,534	$1,489
Mortgage-backed	109	117	165	170	242	222	1,996	1,982
Other	---	---	---	---	---	---	10	10
Total available for sale	109	117	165	170	242	222	3,540	3,481

Total investment securities	109	117	165	170	242	222	3,540	3,481

Federal Home Loan Bank stock	1,320	1,320	1,320	1,320	1,320	1,320	1,136	1,136

Total securities	$1,429	$1,437	$1,485	$1,490	$1,562	$1,542	$4,676	$4,617

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The composition and maturities of our investment securities portfolio at June 30, 2007, excluding Federal Home Loan Bank stock, are indicated in the following table.

	1 year or less		Over 1 to 5 years		Over 5 to 10 years		Over 10 years		Total securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Fair Value
	(Dollars in thousands)

Securities available for sale, at fair value:
Mortgage-backed	$---	---%	$---	---%	$---	---%	$109	8.00%	$109	8.00%	$117

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Sources of Funds

General. Our sources of funds are primarily deposits, borrowings, payments of principal and interest on loans and funds provided from operations.

Deposits. We offer a variety of deposit accounts to both consumers and businesses having a wide range of interest rates and terms. Our deposits consist of savings accounts, money market deposit accounts, demand accounts and certificates of deposit. We solicit deposits primarily in our market areas; however, at June 30, 2007, approximately 7.0% of our deposits were from persons outside the State of Washington. At June 30, 2007, we had no brokered, Internet or wholesale deposits. We primarily rely on competitive pricing policies, marketing and customer service to attract and retain these deposits. As of June 30, 2007, core deposits, which we define as our non-certificate or non-time deposit accounts, represented approximately 47.5% of total deposits.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. The variety of deposit accounts we offer has allowed us to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. We have become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. We try to manage the pricing of our deposits in keeping with our asset/liability management, liquidity and profitability objectives, subject to competitive factors. Based on our experience, we believe that our deposits are relatively stable sources of funds. Despite this stability, our ability to attract and maintain these deposits and the rates paid on them has been and will continue to be significantly affected by market conditions.

The following table sets forth our deposit flows during the periods indicated.

	For the six months ended June 30,		For the year ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in thousands)

Opening balance	$180,968	$168,173	$168,173	$158,901	$130,722
Net deposits (withdrawals)	(416)	4,295	7,354	5,535	25,063
Interest credited	2,997	2,510	5,441	3,737	3,116

Ending balance	$183,549	$174,978	$180,968	$168,173	$158,901

Net increase	$ 2,581	$ 6,805	12,795	9,272	28,179

Percent increase	1.43%	4.05%	7.61%	5.84%	21.56%

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The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered by Sound Community Bank at the dates indicated.

	June 30,	December 31,
	2007		2006		2005		2004
	Amount	Percent of total	Amount	Percent of total	Amount	Percent of total	Amount	Percent of total
	(Dollars in thousand)
Transactions and Savings Deposits:

Non interest-bearing demand	$ 15,429	8.41%	$ 12,711	7.02%	$ 9,194	5.47%	$ 9,047	5.69%
Interest-bearing checking	18,822	10.25	17,251	9.53	15,557	9.25	13,202	8.31
Statement savings	11,473	6.25	12,510	6.91	16,848	10.02	19,274	12.13
Money market	41,424	22.57	53,270	29.44	54,431	32.37	51,315	32.29

Total non-certificates	87,148	47.48	95,742	52.91	96,030	57.10	92,838	58.43

Certificates:

0.00 – 0.99%	---	---	---	---	104	0.06	68	0.04
1.00 – 3.99%	10,126	5.52	16,519	9.13	46,461	27.63	41,227	25.95
4.00 – 5.99%	86,112	46.91	68,549	37.87	25,227	15.00	21,270	13.39
6.00 – 7.99%	160	0.09	155	0.09	345	0.21	3,496	2.20
8.00% and over	3	---	3	0.00	6	---	2	---

Total certificates	96,401	52.52	85,226	47.08	72,143	42.90	66,063	41.57

Total deposits	$183,549	100.00%	$180,968	100.00%	$168,173	100.00%	$158,901	100.00%

Recent increases in certificate accounts reflect recent increases in general market rates, which have made our customers more willing to commit their funds for a specified time. They also are a result of special promotions on certificate accounts we have conducted to encourage deposit inflows. These promotions included certificates of deposit with terms of 13 to 17 months and rates corresponding to the highest certificate of deposit rates available in our market. At maturity, these certificates of deposit renew into our traditional certificates of deposit with varying terms and lower rates. Our plans for the remainder of 2007 and for 2008 are to attract money market savings and demand or checking accounts. We require our commercial loan customers to maintain a demand or savings account with us. As our commercial lending business increases, we anticipate increases in transaction and savings deposits from our commercial customers. We have been approved as a public funds depository but have not received any public funds deposits. We do not expect that we will receive a large amount of these public funds due to the strong competition for such funds and our small asset size as compared to other financial institutions competing for such funds.

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The following table shows rate and maturity information for the Bank's certificates of deposit at June 30, 2007.

	1.00- 3.99%	4.00- 5.99%	6.00- or greater	Total	Percent of Total
	(Dollars in thousands)
Certificate accounts maturing in quarter ending:

September 30, 2007	$ 3,084	$12,819	$ 44	$15,947	16.54%
December 31, 2007	1,579	12,700	114	14,393	14.93
March 31, 2008	1,221	12,153	---	13,374	13.87
June 30, 2008	1,093	27,164	---	28,257	29.31
September 30, 2008	958	4,836	---	5,794	6.01
December 31, 2008	680	2,739	---	3,419	3.55
March 31, 2009	753	894	---	1,647	1.71
June 30, 2009	414	323	---	737	0.76
September 30, 2009	4	1,966	---	1,970	2.04
December 31, 2009	---	3,773	2	3,775	3.92
March 31, 2010	5	1,540	---	1,545	1.60
June 30, 2010	25	1,056	---	1,081	1.12
Thereafter	310	4,149	3	4,462	4.63

Total	$10,126	$86,112	$163	$96,401	100.00%

Percent of total	10.50%	89.33%	0.17%	100.00%

The following table indicates the amount of our certificates of deposit and other deposits by time remaining until maturity as of June 30, 2007.

	Maturity
	3 months or less	Over 3 to 6 months	Over 6 to 12 months	Over 12 months	Total
	(In thousands)

Certificates of deposit less than $100,000	$ 8,055	$ 7,795	$22,793	$14,371	$53,014
Certificates of deposit of $100,000 or more	7,893	6,598	18,837	10,059	43,387

Total certificates of deposit	$15,948	$14,393	$41,630	$24,430	$96,401

Borrowings. Although deposits are our primary source of funds, we may utilize borrowings as a cost-effective source of funds when they can be invested at a positive interest rate spread, for additional capacity to fund loan demand, or to meet our asset/liability management goals. Our borrowings currently consist of advances from the Federal Home Loan Bank of Seattle. See Note 8 of the Notes to Consolidated Financial Statements.

We are a member of and obtain advances from the Federal Home Loan Bank of Seattle, which is part of the Federal Home Loan Bank System. The twelve regional Federal Home Loan Bank's provide a central credit facility for their member institutions. These advances are provided upon the security of certain of our mortgage loans and mortgage-backed securities. These advances may be made pursuant to

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several different credit programs, each of which has its own interest rate, range of maturities and call features, and all long-term advances are required to provide funds for residential home financing. Sound Community Bank has entered into a loan agreement with the Federal Home Loan Bank of Seattle pursuant to which it may borrow up to approximately 20% of its assets, secured by a blanket pledge on a portion of our residential mortgage portfolio. At June 30, 2007, we had $27.7 million in Federal Home Loan Bank advances outstanding, of which $11.5 million were overnight or short-term borrowings, and had the ability to borrow an additional $18.4 million. At the same date, we had $85.0 million in residential mortgages and mortgage-backed securities available to serve as collateral for additional advances. We plan to rely in part on long-term Federal Home Loan Bank advances to fund asset and loan growth. We are required to own stock in the Federal Home Loan Bank of Seattle based on the amount of our advances. At June 30, 2007, we had $1.3 million in that stock.

Sound Community Bank is authorized to borrow from the Federal Reserve Bank of San Francisco's "discount window" after it has exhausted other reasonable alternative sources of funds, including Federal Home Loan Bank borrowings. We have never borrowed from the Federal Reserve Bank.

The following table sets forth the maximum month-end balance and average balance of borrowings for the periods indicated.

	For the six months ended June 30,		For the year ended December 31,
	2007	2006	2006		2005	2004
	(Dollars in thousands)
Maximum balance:
Federal Home Loan Bank advances	$34,519	$24,485	$24,485		$25,399	$7,208

Average balances:
Federal Home Loan Bank advances	$29,366	$20,604	$19,824		$16,239	$4,728

Weighted average interest rate:
Federal Home Loan Bank advances	4.97%	4.79%	4.77%	%	3.93%	2.97%

The following table sets forth certain information about our borrowings at the dates indicated.

	June 30,	December 31,
	2007	2006	2005	2004
	(Dollars in thousands)

Federal Home Loan Bank advances	$27,669	$22,029	$21,304	$2,669

Weighted average interest rate of:
Federal Home Loan Bank advances	4.96%	4.84%	4.29%	3.88%

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Subsidiary and Other Activities

As a federally chartered savings bank, we are permitted by OTS regulations to invest up to 2% of our assets, or $4.6 million at June 30, 2007, in the stock of, or unsecured loans to, service corporation subsidiaries. We may invest an additional 1% of our assets in service corporations where such additional funds are used for inner-city or community development purposes. Sound Community Bank has one inactive subsidiary, which was formed when we were a credit union to enable us to originate mortgages for nonmembers. Those loans are made now directly by Sound Community Bank. Our capital investment in that inactive subsidiary as of June 30, 2007 was $2,400.

Competition

We face strong competition in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions, life insurance companies and mortgage bankers. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. Commercial business competition is primarily from local commercial banks. We compete by consistently delivering high-quality, personal service to our customers that result in a high level of customer satisfaction.

Our market area has a high concentration of financial institutions, many of which are branches of large money center and regional banks that have resulted from the consolidation of the banking industry in Washington and other western states. These include such large national lenders as Washington Mutual, Countrywide, Wells Fargo, Bank of America, Citigroup and others in our market area that have greater resources than we do and offer services that we do not provide. For example, we do not offer trust services and do not actively seek out multifamily loans. Customers who seek "one-stop shopping" may be drawn to institutions that offer services that we do not.

We attract our deposits through our branch office system. Competition for those deposits is principally from other savings institutions, commercial banks and credit unions located in the same community, as well as mutual funds and other alternative investments. We compete for these deposits by offering superior service and a variety of deposit accounts at competitive rates. Based on the most recent data provided by the FDIC, there are approximately 75 other commercial banks and savings institutions operating in the Seattle-Tacoma-Bellevue, Washington Metropolitan Statistical Area and 13 other commercial banks and savings institutions in Clallam County. Based on the most recent branch deposit data provided by the FDIC, Sound Community Bank's share of deposits in the Seattle-Tacoma-Bellevue, Washington Metropolitan Statistical Area was approximately 0.2%. The five largest financial institutions in that area have 71.3% of those deposits. In addition, our share of deposits in Clallam County was 4.6%, with the five largest institutions in that county having 68.5% of the deposits.

Employees

At June 30, 2007, we had a total of 59 full-time employees and 12 part-time employees. Our employees are not represented by any collective bargaining group. Management considers its employee relations to be good. For the last three years, we have been selected by Washington CEO Magazine as one of the 50 best employers in the Seattle area.

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Properties

The following table sets forth certain information concerning the main office and each branch office of Sound Community Bank at June 30, 2007. All of our offices are leased. The operating leases contain renewal options and require the Bank to pay property taxes and operating expenses on the properties. Our total rental expense for the six months ended June 30, 2007 and for each of the years ended December 31, 2006, 2005 and 2004 was $269,000, $582,000, $481,000 and $423,000, respectively. The aggregate net book value of the Company's leasehold improvements, furniture and equipment was $1.3 million at June 30, 2007. See also Note 6 of the Notes to Consolidated Financial Statements. In the opinion of management, the facilities are adequate and suitable for the current needs of Sound Community Bank. However, we anticipate opening another banking office in Clallam County, most likely in Port Angeles, during the last quarter of 2008, though a specific location has not been selected. We may open additional banking offices after 2008 to better serve current customers and to attract new customers.

Location	Year opened	Owned or leased	Lease expiration date

Main office: 2005 5th Avenue Seattle, WA 98121	1993	Leased	2017[1]

Branch offices: Cedar Plaza Branch 22807 44th Avenue West Mountlake Terrace, WA 98043	2004	Leased	2015[2]

East Marginal Branch 10200 East Marginal Way South Tukwila, WA 98168	1953	Leased	2010[3]

Lakewood Branch Lakewood Town Center 61111 Lakewood Town Center Blvd., SW, Suite B Lakewood, WA 98499	2004	Leased	2009[4]

Sequim Branch 541 North 5th Avenue Sequim, WA 98382	1997	Leased	2013[5]

1. Lease contains no renewal option.
2. Lease provides for four five-year renewals.
3. Lease provides for one two-year renewal.
4. Lease provides for one five-year renewal.
5. Lease provides for two nine-year renewals.

We maintain depositor and borrower customer files on an on-line basis, utilizing a telecommunications network, portions of which are leased. The book value of all data processing and computer equipment utilized by Sound Community Bank at June 30, 2007 was $54,274. Management has a disaster recovery plan in place with respect to the data processing system, as well as Sound Community Bank's operations as a whole.

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Legal Proceedings

From time to time we are involved as plaintiff or defendant in various legal actions arising in the normal course of business. We do not anticipate incurring any material legal fees or other liability as a result of such litigation.

MANAGEMENT

The board of directors of Sound Financial consists of the same individuals who serve as directors of Sound Community Bank. The board of directors of Sound Financial is divided into three classes, each of which contains approximately one-third of the board. The directors will be elected by the shareholders of Sound Financial for three year terms, or until their successors are elected. One class of directors, consisting of David S. Haddad, Jr. and Milton L. McMullen, has a term of office expiring at the first annual meeting of shareholders to be held in 2008. A second class of directors, consisting of Laura Lee Stewart, Debra Jones and Rogelis Riojas, has a term of office expiring at the second annual meeting of shareholders in 2009. The third class of directors, consisting of Tyler K. Myers, Robert F. Carney and James E. Sweeney, has a term of office expiring at the third annual meeting of shareholders in 2010.

The following individuals are executive officers of Sound Financial and hold the offices set forth below opposite their names.

Name	Age(1)	Position

Laura Lee Stewart	58	President and Chief Executive Officer
Matthew P. Deines	33	Executive Vice President and Chief Financial Officer
^Patricia Floyd	62	Senior Vice President
____________________________ (1) As of June 30, 2007.

The executive officers of Sound Financial are appointed annually by the board of directors and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

There are currently no established board committees of Sound Financial. Upon completion of the Reorganization, the board of directors of Sound Financial intends to establish an Audit Committee, Nominating Committee and Compensation Committee, and to ratify written charters governing the composition and responsibilities of these committees, which charters have been approved by the board of directors of Sound Community Bank. These charters also will address other matters that may be required under applicable listing standards or as the board of directors may determine from time to time to be good corporate governance practices. We expect that all of the directors serving on these committees will be independent, as defined in the listing standards of the NASDAQ Stock Market, and one of our current directors will serve on Sound Financial's Audit Committee as the "audit committee expert," as defined in the rules of the SEC.

Information concerning the principal occupations, employment and compensation of the directors and executive officers of Sound Financial is set forth under "- Directors of Sound Community Bank" and "- Executive Officers Who Are Not Directors." Directors of Sound Financial initially will not be compensated by Sound Financial; however, they will continue to be compensated by Sound Community Bank. Sound Financial will reimburse Sound Community Bank for services rendered by directors on its behalf. It is not anticipated that separate compensation will be paid to directors of Sound Financial until such time as these persons devote significant time to the separate management of Sound Financial's affairs, which is not expected to occur until Sound Financial becomes actively engaged in additional

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businesses other than holding the stock of Sound Community Bank. Sound Financial may determine that such compensation is appropriate in the future.

Directors of Sound Community Bank

Upon completion of the reorganization and stock offering, the directors of Sound Community Bank immediately prior to the reorganization will continue to serve as directors of Sound Community Bank in stock form. The board of directors of Sound Community Bank in stock form will consist of eight directors divided into three classes, with approximately one-third of the directors elected at each annual meeting of shareholders. Because Sound Financial will own all the issued and outstanding capital stock of Sound Community Bank following the reorganization, the board of directors of Sound Financial will elect the directors of Sound Community Bank.

The following table sets forth certain information regarding the board of directors of Sound Community Bank.

Name	Age(1)	Positions Held With Sound Community Bank	Director Since	Term of Office Expires

Tyler K. Myers	44	Chairman of the Board and Director	1993	2010
David S. Haddad, Jr.	59	Vice Chairman of the Board and Director	1990	2008
Laura Lee Stewart	58	President, Chief Executive Officer and Director	1990	2009
Robert F. Carney	60	Director	1984	2010
Debra Jones	50	Director	2005	2009
Milton L. McMullen	73	Director	2002	2008
Rogelio Riojas	56	Director	2005	2009
James E. Sweeney	58	Director and Secretary	1986	2010
_________________________
(1) As of June 30, 2007.

The business experience of each director for at least the past five years is set forth below.

Tyler K. Myers. Mr. Myers is the Chairman of the Board of Directors of Sound Community Bank and currently is the Vice President, Operations Manager and an owner of The Myers Group, a conglomerate of retail and real estate businesses and property management located in Western Washington. Mr. Myers has been with The Myers Group since 1978.

David S. Haddad, Jr. Mr. Haddad is Vice Chairman of the Board of Directors of Sound Community Bank. He currently works part time as a Customer Service Supervisor with Alaska Airlines. ^Prior to joining Alaska Airlines in 2004, Mr. Haddad was retired. Prior to his retirement in 2002, he was an Operations Manager at Cutter and Buck, a golf apparel company; a former Senior Manager of Operations at Progressive International, a housewares wholesaler; and a ^ warehouse manager for Associated Grocers. He currently lives in Palm Desert, CA.

Laura Lee Stewart. Ms. Stewart is currently President and Chief Executive Officer of Sound Community Bank. Prior to joining the Bank in 1989, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank.

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Robert F. Carney. Mr. Carney is Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington. Prior to ^ joining Brown & Cole Stores in 2001, Mr. Carney held a variety of management positions in the food industry.

Debra Jones. Ms. Jones is the Vice President of Administrative Services at Bellingham Technical College, where she is responsible for cash management, financial affairs, physical plant administration and strategic planning. Prior to joining the college in August 2005, she served ^ from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores.

Milton L. McMullen. Mr. McMullen, after 25 years with various mutual savings banks, left Mt. Baker Mutual Savings Bank as Executive Vice President and managing officer in 1984. Subsequently, until his retirement in 1998, Mr. McMullen served as Regional Sales manager for FISERV Inc., a data processing provider to the financial community.

Rogelio Riojas. Mr. Riojas has served for over 30 years as the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low income and underserved populations in Seattle and several counties in western Washington.

James E. Sweeney. Mr. Sweeney is currently President of Super Supplements, Inc., a Seattle based retail chain specializing in vitamins, health supplements and nutrition, a position he has held since June 2007. Super Supplements has twenty-one stores in Washington and Idaho. Formerly, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area, for over ten years.

Director Compensation

Directors of Sound Community Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of the Bank, who receives no separate compensation for service as a director) receive compensation for their service on the board of directors of the Bank. This compensation is used to attract and retain qualified persons to serve as non-employee directors. In setting their compensation, the board of directors considers the significant amount of time and level of skill required for director service. The types and levels of director compensation are reviewed annually by the Compensation Committee, which makes recommendations for approval by the Board of Directors. For the year ended December 31, 2006, this compensation consisted of fees of $12,000 for the year, paid monthly, plus $700 for each board meeting attended, for a maximum of $20,400. Directors' fees in 2007 are a maximum of $21,900 for the year, with an $825 fee for each board meeting attended. The directors are not paid additional fees for service on various board committees.

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The following table provides compensation information for each non-employee member of the board of directors of Sound Community Bank during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Total
Tyler K. Myers	$20,400	$20,400
David S. Haddad, Jr.	20,400	20,400
Robert F. Carney	20,400	20,400
Debra Jones	20,400	20,400
Milton L. McMullen	20,400	20,400
Rogelio Riojas	19,700	19,700
James E. Sweeney	20,400	20,400

Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars up to $3,500 per year, per director. Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally. Sound Community Bank also pays the premiums on directors' and officers' liability insurance.

Corporate Governance

The board of directors of Sound Financial intends to adopt a code of business conduct and ethics, in the form approved by the board of directors of Sound Community Bank. Sound Financial will engage in appropriate corporate governance practices to govern its activities. The code of business conduct and ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure, compliance with all applicable laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code.

Meetings and Committees of the Board of Directors of Sound Community Bank

Our board of directors meets monthly. During the year ended December 31, 2006, the board of directors held 12 meetings. No director attended fewer than 75% of the total meetings of the board of directors and committees on which such board member served during this period.

We have standing Audit, Compensation and Nominating Committees. During 2006, the Audit Committee was comprised of Directors McMullen (chair), Haddad and Jones. The Compensation Committee was comprised of Directors Riojas (chair), Sweeney and Myers. The entire board of directors acts as the Nominating Committee.

The Audit Committee's primary responsibilities were to meet with both the internal and external auditors on behalf of the board of directors to review and discuss their findings, and to make recommendations to the board regarding the selection of the external auditors. This committee met four times in 2006. The members of the Bank's Audit Committee are expected to be appointed to the Audit Committee of Sound Financial after the Reorganization. All of those directors will be "independent" as that term is defined for audit committee members in the listing standards of the Nasdaq Stock Market, and Ms. Jones is an "audit committee financial expert" as defined in the rules of the SEC.

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The Compensation Committee was responsible for the recommendation to the board of directors of the chief executive officer's annual compensation package. It also reviews the compensation of the other senior officers and reviews all bonus calculations and officer and employee benefits. In 2006, it investigated providing supplemental retirement benefits to certain executive officers. This committee met five times in 2006.

The Nominating Committee is responsible for receiving applications from potential new candidates, interviewing and recommending nominees to fill board vacancies, preparing for, directing and holding the election of directors at the Annual Meeting, and ensuring all election rules are followed according to the board's policies. This Committee met once during 2006.

Executive Officers of Sound Community Bank Who Are Not Directors

Each of the executive officers of Sound Community Bank will retain his or her office following the Reorganization. Executive officers are appointed annually by the board of directors of Sound Community Bank. The business experience for at least the past five years for each of the executive officers of Sound Community Bank, who do not serve as directors, is set forth below.

Matthew P. Deines. Mr. Deines (age 33) has served as Chief Financial Officer of Sound Community Bank since 2002 and was appointed Executive Vice President in January 2005. Prior to joining Sound Community Bank, Mr. Deines was an Audit Supervisor with McGladrey and Pullen, LLP and received his Washington CPA certificate in 2000.

Jean M. Ciesynski. Ms. Ciesynski (age 48) has served as Senior Vice President and Branch Administrator of Sound Community Bank responsible for all aspects of branch banking since January 2002. She has been employed with Sound Community Bank since March 2000. Ms. Ciesynski has 30 years of banking experience including retail operations, consumer lending, training, auditing, and compliance.

Patricia Floyd. Ms. Floyd (age 62) is Senior Vice President – Human Resources of Sound Community Bank. Prior to being appointed to that position in 2002, she was a human resources official for the Shanghai American School from 1988 to 2001. Prior to that, she held various positions at Sound Community Bank when it was a credit union, including Marketing Manager, since 1986.

Matthew F. Moran. Mr. Moran (age 44) is Senior Vice President and Chief Credit Officer responsible for all aspects of our commercial business and commercial real estate lending activity. Mr. Moran joined Sound Community Bank in May 2007. Prior to that, he was a Senior Examiner with the OTS for one year. From 2004 to 2006, he was Vice President – Commercial Credit for Inland NW Bank. From 2001 to 2004, he was Vice President and Team Leader SE Washington of Community Bancshares. Mr. Moran brings more than 20 years of banking experience to Sound Community Bank, including as a national bank examiner at the Comptroller of the Currency.

Marlene L. Price. Ms. Price (age 43) has served as Senior Vice President and Lending Manager of Sound Community Bank responsible for all aspects of residential real estate and consumer lending since 1997. She oversees all of the retail lending functions. Ms. Price has been employed with Sound Community Bank, including when it was a credit union, since 1996 in various positions, including branch banking.

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Executive Compensation

We use a combination of salary, bonuses, deferred bonus compensation and other employee benefits to attract and retain qualified persons to serve as executive officers of Sound Financial and Sound Community Bank. After the Reorganization, we intend to offer stock-based compensation. We currently provide health and welfare benefits to our employees, including hospitalization, comprehensive medical insurance, life and long-term disability insurance, subject to certain deductibles and copayments by employees. Senior managers, including all of the executive officers, receive additional executive medical benefits. Sound Community Bank also provides certain retirement benefits. In setting compensation for executive officers, the Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each person's position, taking into account the complexity of our business. The Compensation Committee establishes executive officer compensation annually.

Cash Bonus Plans. We maintain three non-equity incentive cash bonus plans, an annual incentive bonus plan ("Annual Bonus Plan"), a quarterly incentive bonus plan ("Quarterly Bonus Plan") and a deferred bonus compensation bonus plan ("Deferred Bonus Plan").

The Annual Bonus Plan provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of pre-established performance goals established by the Board of Directors. Under the Annual Bonus Plan, prior to the earnings override discussed below, Ms. Stewart, Mr. Deines and Ms. Price are entitled to receive a maximum bonus of up to 33%, 33% and 6%, respectively, of their base salary, depending on how actual performance compares with quantitative and qualitative goals established by the Compensation Committee. The performance goals under the Annual Bonus Plan are the same for all participants and are based on overall corporate performance. The quantitative goals include performance factors relating to asset size, capital level, delinquency ratio, return on assets and equity, levels of non-interest income and non-interest expense, net interest margin, charge-offs and the size of the loan portfolio. The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations. Participants earn credits for the quantitative factors, based on the level of importance assigned to each factor and the actual level of performance compared to the targeted goals set for each factor. Participants also earn credits for accomplishing the qualitative goals established by the Committee. Ms. Stewart's bonus is based 50% on meeting qualitative goals and 50% on meeting quantitative goals, while Mr. Deines and Ms. Price bonuses are based 40% on meeting qualitative goals and 60% on meeting quantitative goals. Each individual's bonus level based on meeting the qualitative and quantitative goals is subject to an earnings override. The Board of Directors establishes a target net earnings level. To the extent actual net earnings is below or above that target, the bonus level may be decreased or increased by up to 50%. With a 50% increase from the earnings override, Ms. Stewart's, Mr. Deines' and Ms. Price's maximum bonus under this plan is increased to 49.5%, 49.5% and 9%, respectively, of their base salary. For the year ended December 31, 2006, Ms. Stewart, Mr. Deines and Ms. Price earned, respectively, 73.5%, 76.2% and 76.2% of the bonus credits available under their plan for the year. As a result of these earned bonus credits, Ms. Stewart, Mr. Deines and Ms. Price received bonuses of 24.3%, 25.2% and 4.6% of base salary, all of which were increased by 5.3% as a result of the earnings override, resulting in final bonuses of 22.5%, 26.5% and 4.8% of base salary.

The Quarterly Bonus Plan is a quarterly, non-equity incentive plan for officers and employees. Ms. Price is the only named executive officer that participates in this plan. The goals under the Quarterly Bonus Plan for Ms. Price, which are set by the President and Chief Executive Officer, are sales incentives for residential and consumer loan production for her performance individually and the performance of her department managers. Sales incentives include levels of loan originations by her and managers reporting to her, the number of saleable loans in the portfolio and the volume of the mortgage servicing portfolio. The determination of the level of bonus is the result of her and her team's performance under these goals.

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The bonus earned under the Quarterly Bonus Plan is subject to the same earnings override as the Annual Bonus Plan. For the year ended December 31, 2006, Ms. Price's quarterly bonuses totaled 17.1% of her base salary.

All senior managers, including the named executive officers, participate in the Deferred Bonus Plan. Effective in 2007, we implemented a supplemental retirement plan for Ms. Stewart and, as a result, no more deferrals under this plan will be made on her behalf. The amount of deferred bonus earned each year is based on the same performance goals, multiples and earnings override used in the Annual Cash Bonus Plan, except that Ms. Stewart, Mr. Deines and Ms. Price were eligible to receive, respectively, up to 8%, 8% and 6% of their base salary, prior to the earnings override and up to 12%, 12% and 9% based on the maximum increase from the earnings override. The deferred account balance for each participant earns interest at our one-year time deposit rate. Payments begin at the later of the participant reaching age 65 or experiencing a separation of service from Sound Community Bank, and are paid out in equal monthly installments over 10 years. Earlier payout is provided for in case of death or disability. Each participant is an unsecured creditor of Sound Community Bank until all deferred funds are distributed. For the year ended December 31, 2006, Ms. Stewart, Mr. Deines and Ms. Price earned, respectively, 73.5%, 76.2% and 76.2% of the bonus credits available under their plan for the year. As a result of these earned bonus credits, Ms. Stewart, Mr. Deines and Ms. Price received bonuses of 5.9%, 6.1% and 4.6%, all of which were increased by 5.3% as a result of the earnings override, resulting in final bonuses of 6.2%, 6.4% and 4.8% of base salary.

Executive Medical Benefits. Generally employees are required to contribute a portion of the medical insurance premium for them and their covered family members. Medical premiums for senior managers, including all executive officers, however, are 100% paid by the Bank. In addition, these individuals receive $1,000 a year to cover co-payments and other uncovered medical expenses under the comprehensive medical plan.

401(k) Plan. We offer a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also eligible to be allocated matching and profit sharing contributions, if any, after they have attained age 18 and completed 12 months of continuous employment, during which they worked at least 1,000 hours.

During 2006, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary, up to a maximum of $15,000. In addition, participants who have attained age 50 may defer an additional $5,000 annually as a 401(k) "catch-up" contribution. We currently match each 401(k) contribution (other than catch-up contributions) in an amount equal to 50% of the participant's 401(k) deferrals for the year up to 7% of their salary. In addition, all employees, including executive officers, received an annual 401(k) contribution of 1% of their salary in 2006. We are considering reducing these 401(k) contributions once the employee stock ownership plan has been implemented. We may also make a discretionary profit sharing contribution under the 401(k) Plan, though no such contribution was made in 2006. The last profit sharing contribution to the 401(k) plan was made in 2004. This profit sharing contribution may be eliminated upon implementation of the employee stock ownership plan. All contributions made by participants are before-tax contributions. All participant contributions and earnings are fully and immediately vested. All matching and profit sharing contributions and earnings vest at a rate of 20% per year, beginning with the second year of service and continuing through the sixth year of service. However, in the event of retirement at age 65 or older, permanent disability or death, a participant will automatically become 100% vested in the value of all matching and profit sharing contributions and earnings thereon, regardless of the number of years of service with Sound Community Bank.

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Participants may invest amounts contributed by them, as well as employer contributions (to the extent they are fully vested), to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan.

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2006 Summary Compensation Table. The following table sets forth a summary of certain information concerning the compensation paid by Sound Community Bank for services rendered in all capacities during the year ended December 31, 2006 to the President and Chief Executive Officer of Sound Community Bank and the two other highest compensated executive officers of Sound Community Bank at December 31, 2006, whose total compensation for 2006 exceeded $100,000. We will use the term "named executive officers" in this prospectus to refer to the persons listed in this table.

Name and Principal Position	Fiscal Year	Salary	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(2)	Total

Laura Lee Stewart President, Chief Executive Officer and Director	2006	$233,939	$^73,762	$18,394	$^326,095
Matthew P. Deines Executive Vice President and Chief Financial Officer	2006	$114,148	$^37,507	$20,980	$^172,635
Marlene L. Price Senior Vice President and Lending Manager	2006	$101,019	$^26,817	$16,290	$^144,126
___________________________
(1)	The following table reflects amounts earned by each of the named executive officers under our non-equity incentive plans, as follows:
Named Executive Officer	Annual Bonus Plan	Quarterly Bonus Plan	Deferred Bonus Plan	Total

Laura Lee Stewart	$^59,369	---	$14,393	$^73,762
Matthew P. Deines	$^30,189	---	$ 7,318	$^37,507
Marlene L. Price	$ 4,827	$17,163	$ ^4,827	$^26,817

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(2)	The amounts included in this column consist of the following:
Named Executive Officer	401(k) Contribution	Payment for Accrued Vacation(a)	Payment for Executive Medical Benefits	Matching Charitable Contribution	Total

Laura Lee Stewart	$10,096	$1,788	$2,510	$4,000(b)	$18,394
Matthew P. Deines	$ 5,081	$8,769	$7,130	---	$20,980
Marlene L. Price	$ 4,759	$7,711	$3,820	---	$16,290

________________________________
(a)	During 2005, the Board of Directors adopted a policy that required all vacation earned and not used by an employee during the year to be paid to the employee in cash. Some of these payments relate to vacation accrued and unused in prior years.
(b)	Sound Community Bank has a policy to match up to $4,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Employment Agreements

The Bank has entered into an employment agreement with Ms. Stewart, which has a three-year term with continuing extensions, subject to approval by the board of directors. The effective date of this agreement was January 1, 2007, and it replaces Ms. Stewart's prior three-year employment agreement, which contained substantially identical terms. Ms. Stewart's initial minimum base salary is $255,000. The amount of annual base salary is reviewed by the Compensation Committee each year. The employment agreement provides for no salary reductions; participation in any stock-based compensation plans; supplemental executive retirement plan approved by the board of directors; and participation in any other retirement plans, group insurance and other benefits provided to full time Sound Community Bank employees generally and in which executive officers participate. Ms. Stewart also is entitled to expense reimbursement, professional and educational dues, expenses for programs related to Sound Community Bank operations, including travel costs.

Under the employment agreement, if Ms. Stewart's employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to her salary for the remaining term of the agreement and continued eligibility under the health benefit programs for executive officers. The employment agreement includes an agreement not to compete with Sound Community Bank and Sound Financial in the delivery of financial services for a period of 18 months following termination of employment. The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code. Assuming Ms. Stewart's employment had been involuntarily terminated as of December 31, 2006, exclusive of any required cutback under Section 280G of the Internal Revenue Code, Ms. Stewart would have been entitled to receive $19,495 per month and continued group health and insurance benefits over the next two years, which was the remaining term of her employment agreement at that date.

Supplemental Executive Retirement

Effective in 2007, the board of directors adopted a supplemental executive retirement plan ("SERP") for Ms. Stewart to provide her with additional retirement income of $121,307 per year from age 66, for the rest of her life. These payments are subject to a non-compete clause for the first 24 months after retirement. A SERP is an unfunded, non-contributory defined benefit plan evidenced by an Executive Long Term Compensation Agreement between Ms. Stewart and Sound Community Bank. Under GAAP, we are required to accrue an amount towards this obligation every year^. There was no

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SERP accrual for Ms. Stewart in 2006. A SERP accrual of $33,857 has been recorded as of June 30, 2007, with an additional $43,081 expected to be accrued for the remainder of 2007. If Ms. Stewart voluntarily leaves Sound Community Bank before age 66, she receives no benefit under the SERP. The SERP provides for earlier payments in the event of death or disability. In the event of an involuntary termination of Ms. Stewart without cause or a change in control of Sound Community Bank, Ms. Stewart is entitled immediately to the accrued liability under the SERP (with any applicable cutback for payments after a change in control as required by Section 280G of the Internal Revenue Code). The cost of the benefits payable to Ms. Stewart under the SERP is expected to be offset by the earnings on bank-owned life insurance purchased by Sound Community Bank. Ms. Stewart has no direct interest in these insurance policies and is a general unsecured creditor with respect to payments owed under the SERP.

Employee Stock Ownership Plan

We intend to adopt an employee stock ownership plan for employees of Sound Financial and Sound Community Bank to become effective upon the reorganization. Employees of Sound Financial and Sound Community Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the employee stock ownership plan.

As part of the reorganization, it is anticipated that the employee stock ownership plan will borrow funds from Sound Financial. The employee stock ownership plan will use these funds to purchase a number of shares of common stock equal to 3.92% of the shares of common stock to be outstanding after this offering. It is anticipated that this loan will equal 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan. The loan to the employee stock ownership plan will be repaid primarily from Sound Community Bank's contributions to the employee stock ownership plan over a period of ten years, and from dividends on common stock held by the employee stock ownership plan. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The interest rate for the loan is expected to be the minimum rate prescribed by the Internal Revenue Code that is considered reasonable. Sound Financial may, in any plan year, make additional discretionary contributions for the benefit of plan participants. These contributions may be made either in cash or in shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by Sound Financial or upon the sale of treasury shares by Sound Financial. The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including the terms of the employee stock ownership loan, prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released to participants' accounts as debt service payments are made. Shares released from the employee stock ownership plan will be allocated to each eligible participant's employee stock ownership plan account based on the ratio of each such participant's eligible compensation to the total eligible compensation of all eligible employee stock ownership plan participants. An employee is eligible for an employee stock ownership allocation if he is credited with 1,000 or more hours of service during the plan year, and either is actually employed on the last day of the plan year or has attained age 65. Forfeitures will be reallocated among remaining participating employees in the same manner as an employee contribution. The account balances of participants within the employee stock ownership plan will become 100% vested after five years of service. Credit for eligibility and vesting is given for years of service with Sound Community Bank and its predecessor, Credit Union of the Pacific, prior to adoption of the employee stock ownership plan. In the case of a "change in control," as defined in the employee stock ownership plan, which triggers a termination of the employee stock ownership plan, participants immediately will become fully vested in their account balances.

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Benefits are payable upon retirement or other separation from service, or upon termination of the plan. Sound Financial's contributions to the employee stock ownership plan are not fixed and the value of the common stock cannot be determined in advance, so benefits payable under the employee stock ownership plan cannot be estimated.

First Bankers Trust, Quincy, Illinois, is expected to serve as trustee of the employee stock ownership plan. Under the employee stock ownership plan, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

Generally accepted accounting principles require that any third party borrowing by the employee stock ownership plan be reflected as a liability on Sound Financial's statement of financial condition. Since the employee stock ownership plan is borrowing from Sound Financial, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the employee stock ownership plan purchases newly issued shares from Sound Financial, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

The employee stock ownership plan will be subject to the requirements of ERISA, and the regulations of the IRS and the Department of Labor thereunder.

Other Stock Benefit Plan

^Currently, we intend to adopt, within one year after completion of the offering, an equity incentive plan providing for stock options and restricted stock for the benefit of selected directors, officers and employees. We anticipate that the plan will have reserved a number of shares equal to 4.90% and 1.96%, respectively, of the common stock to be outstanding after this offering for stock option and restricted stock awards, respectively. Grants of restricted stock will be issued without cost to the recipient. If a determination is made to implement a plan for stock options and restricted stock, the plan will be submitted to shareholders for their consideration, at which time the shareholders would be provided with detailed information regarding such plan. If such plan is approved and effected, it will have a dilutive effect on Sound Financial's shareholders as well as affect Sound Financial's net income and shareholders' equity, although the actual results cannot be determined until the plan is implemented. No plan for stock options and restricted stock will be implemented sooner than six months after the date of the completion of the reorganization, subject to continuing OTS jurisdiction.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

Sound Community Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans to those persons, which are governed by a separate policy, these transactions are subject to the review and approval of the Board of Directors of Sound Community Bank. (After the reorganization, if any of the transactions qualify as a "related party" transaction under SEC regulations, they will be subject, instead, to the review and approval of the to-be-formed audit committee of Sound Financial.) Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000, during 2006.

Sound Community Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insider employees prevailing at the time, in

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accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Business loans to directors, executive officers and their related persons are not made with preferential rates or terms. Personal loans, including residential mortgage loans, to those individuals may be made with preferential rates under applicable federal law, so long as those preferential rates are the same as those available to all non-officer employees of Sound Community Bank. These preferential rates return to market rates and terms in effect at the time of origination when the director or executive officer leaves Sound Community Bank. The following table reflects loans to directors and executive officers who, during 2006, had aggregate indebtedness to Sound Community Bank that exceeded $120,000 at below market rates.

Name	Type of Loan	Rate Discount	Largest Principal Balance in 2006	Principal Balance at December 31, 2006
Executive Officers:
Laura Lee Stewart	First Mortgage	(1)	$603,110	$590,392
Matthew P. Deines	First Mortgage	(1)	468,000	458,107
	Automobile	1%	28,891	23,139
Jean M. Ciesynski	First Mortgage	(1)	130,075	126,475
	Second Mortgage	1%	97,000	89,658
Patricia Floyd	First Mortgage	(1)	^353,500	^349,481
	Second Mortgage	1%	82,000	70,511
Directors:
Robert Carney	First Mortgage	(1)	215,000	212,787
Debra Jones	First Mortgage	(1)	266,868	$261,481
James E. Sweeney	First Mortgage	(1)	585,000	579,004
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(1)	Preferential rates are Sound Community Bank's average cost of funds ^ for the ^prior twelve months, plus 100 basis points (rounded to the nearest 1/8%), rather than a percentage discount from the current market rate generally available to our customers, which is based on a treasury-based index. The preferential rates for these seven loans at origination were made at discounts of 1.02% to 3.88% of the fully indexed rate available to our customers on that same date.

All loans to directors and executive officers and their related persons totaled approximately $7.8 million at December 31, 2006, and were performing in accordance with their terms at that date.

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HOW WE ARE REGULATED

Set forth below is a brief description of certain laws and regulations that are applicable to Sound Community Bank and will be applicable to Sound Community MHC and Sound Financial. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

Legislation is introduced from time to time in the United States Congress that may affect our operations. In addition, the regulations governing Sound Community MHC, Sound Financial and Sound Community Bank may be amended from time to time by the FDIC, the OTS or the SEC, as appropriate. Any such legislative or regulatory changes in the future could adversely affect our operations and financial condition. No assurance can be given as to whether or in what form any such changes may occur.

The OTS has extensive enforcement authority over all savings associations and their holding companies, including Sound Community MHC, Sound Financial and Sound Community Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of formal enforcement actions by the OTS is required by law. The OTS issued a supervisory directive to Sound Community Bank in November 2005, which addressed the level of investment in commercial loans, asset classification and loan review and improving earnings and capital levels. Under that directive, as amended, Sound Community Bank's total investment in commercial loans was limited to 15% of assets, of which at least initially 12% and later 10% had to be secured by commercial real estate. Sound Community Bank also was required to reach earnings and capital levels in their business plan and enhance their loan review and classification process. The directive was terminated on August 29, 2007.

Sound Community Bank

Sound Community Bank, as a federally chartered savings bank, is subject to regulation and oversight by the OTS which extends to all aspects of its operations. This regulation of Sound Community Bank is intended for the protection of depositors and the insurance of accounts fund and not for the purpose of protecting shareholders. Sound Community Bank is required to maintain minimum levels of regulatory capital and is subject to some limitations on the payment of dividends to Sound Financial. See "- Regulatory Capital Requirements" and "- Limitations on Dividends and Other Capital Distributions." Sound Community Bank also is subject to regulation and examination by the FDIC, which insures the deposits of Sound Community Bank to the maximum extent permitted by law.

Office of Thrift Supervision. The investment and lending authority of Sound Community Bank is prescribed by federal laws and regulations, and it is prohibited from engaging in any activities not permitted by such laws and regulations.

As a federal savings bank, Sound Community Bank is required to meet a qualified thrift lender test. This test requires Sound Community Bank to have at least 65% of its portfolio assets, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, we may maintain 60% of our assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, we are required to maintain a significant portion of our assets in residential-housing-related loans and investments. Any institution that fails to

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meet the qualified thrift lender test becomes subject to certain restrictions on its operations and must convert to a national bank charter, unless it re-qualifies as, and thereafter remains, a qualified thrift lender. If such an institution has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. As of June 30, 2007, Sound Community Bank met this requirement with a qualified thrift lender percentage of 78.4%.

Our relationship with our depositors and borrowers is regulated to a great extent by federal laws and regulations, especially in such matters as the ownership of savings accounts and the form and content of our mortgage requirements. In addition, the branching authority of Sound Community Bank is regulated by the OTS. Sound Community Bank is generally authorized to branch nationwide.

Sound Community Bank is subject to a statutory lending limit for aggregate loans to one person or a group of persons combined because of certain common interests. That limit is equal to 15% of our unimpaired capital and surplus, except for loans fully secured by readily marketable collateral, in which case that limit is increased to 25%. At June 30, 2007, Sound Community Bank's lending limit under this restriction was $2.4 million. We have no loans or lending relationships in excess of our lending limit.

The OTS's oversight of Sound Community Bank includes reviewing its compliance with the customer privacy requirements imposed by the Gramm-Leach-Bliley Act of 1999 and the anti-money laundering provisions of the USA Patriot Act. The Gramm-Leach-Bliley privacy requirements place limitations on the sharing of consumer financial information with unaffiliated third parties. They also require each financial institution offering financial products or services to retail customers to provide such customers with its privacy policy and with the opportunity to "opt out" of the sharing of their personal information with unaffiliated third parties. The USA Patriot Act significantly expands the responsibilities of financial institutions in preventing the use of the United States financial system to fund terrorist activities. Its anti-money laundering provisions require financial institutions operating in the United States to develop anti-money laundering compliance programs and due diligence policies and controls to ensure the detection and reporting of money laundering. These compliance programs are intended to supplement existing compliance requirements under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.

We are subject to periodic examinations by the OTS. During these examinations, the examiners may require Sound Community Bank to provide for higher general or specific loan loss reserves, which can impact our capital and earnings. As a federal savings bank, Sound Community Bank is subject to a semi-annual assessment, based upon its total assets, to fund the operations of the OTS.

Transactions between Sound Community Bank and its affiliates generally are required to be on terms as favorable to the institution as transactions with non-affiliates, and certain of these transactions, such as loans to an affiliate, are restricted to a percentage of Sound Community Bank's capital. In addition, Sound Community Bank may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. Sound Financial and Sound Community MHC will be affiliates of Sound Community Bank.

In accordance with these affiliate limits, Sound Financial and Sound Community Bank will enter into a tax allocation agreement upon completion of the mutual holding company reorganization. Since Sound Financial will own 100% of the issued and outstanding capital stock of Sound Community Bank, Sound Financial and Sound Community Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group Sound Financial will be the common parent corporation. As a result of this affiliation, Sound Community Bank may be included in the filing of a consolidated federal income tax return with Sound Financial and, if a decision to file a consolidated

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tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return. In addition, Sound Financial is willing to undertake the responsibilities regarding the preparation of, filing of and accounting with respect to such consolidated federal income tax return.

Sound Community MHC, Sound Financial and Sound Community Bank also intend to enter into an expense allocation agreement. Pursuant to this agreement, Sound Financial will reimburse Sound Community Bank and Sound Community MHC will reimburse Sound Financial for expenses incurred by it that are attributable to the activities of Sound Financial and/or Sound Community MHC. Sound Financial and Sound Community MHC shall pay all fees and other expenses that are attributable solely to their respective operations and shall pay for the use of equipment and employees in such amounts as are mutually determined by them, but in any event, such amounts shall be no less than the fair market value of the goods and services received.

The OTS has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution regulated by the OTS that fails to comply with these standards must submit a compliance plan.

FDIC Regulation and Insurance of Accounts. Sound Community Bank's deposits are insured up to the applicable limits by the FDIC, and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. Our deposit insurance premiums for the first six months of 2007 were $30,000. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the deposit insurance fund. The FDIC also has the authority to initiate enforcement actions against Sound Community Bank and may terminate our deposit insurance if it determines that we have engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

Sound Financial and Sound Community MHC

As savings association holding companies, Sound Financial and Sound Community MHC are subject to regulation, supervision and examination by the OTS. The terms of their charters and bylaws are prescribed by the OTS. Under regulations of the OTS, Sound Community MHC must own a majority of outstanding shares of Sound Financial in order to qualify as a mutual holding company. Applicable federal laws and regulations limit the activities of Sound Financial and Sound Community MHC and require the approval of the OTS for any acquisition or divestiture of a subsidiary, including another financial institution or holding company thereof. Transactions between Sound Community MHC or Sound Financial and Sound Community Bank are subject to regulatory limits and requirement for transactions with affiliates.

If Sound Community Bank fails the qualified thrift lender test, Sound Community MHC and Sound Financial must obtain the approval of the OTS prior to continuing, directly or through other subsidiaries, any business activity other than those approved for bank holding companies or their subsidiaries. In addition, within one year of such failure, Sound Community MHC and Sound Financial must register as, and will become subject to, the restrictions applicable to bank holding companies.

Under regulations of the OTS, Sound Community MHC may convert to the stock form of ownership, though it has no current intention to do so. In that stock conversion, the members of Sound Community MHC would have a right to subscribe for shares of stock in a new company that would own Sound Community MHC's shares in Sound Financial. In addition, each share of stock in Sound Financial

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not owned by Sound Community MHC, would be converted into shares in that new company in an amount that preserves the holder's percentage ownership.

Regulatory Capital Requirements

Capital Requirements for Sound Community Bank. Sound Community Bank is required to maintain minimum levels of regulatory capital under regulations of the OTS. In addition, the OTS is also authorized to impose capital requirements in excess of these standards on a case-by-case basis.

The capital regulations require tangible capital of at least 1.5% of adjusted total assets, as defined by regulation. At June 30, 2007, Sound Community Bank had tangible capital of $16.0 million or 7.0% of adjusted total assets.

The capital standards require core or Tier 1 capital equal to at least 3.0% of adjusted total assets for the strongest institutions with the highest examination rating and 4.0% of adjusted total assets for all other institutions, unless the OTS requires a higher level based on the particular circumstances or risk profile of the institution. Core capital generally consists of tangible capital, plus certain intangibles. Our required core capital level is 4%. At June 30, 2007, Sound Community Bank had core capital equal to $16.0 million or 7.0% of adjusted total assets.

The OTS also requires Sound Community Bank to have total capital of at least 8.0% of risk-weighted assets. Total capital consists of core or Tier 1 capital, as defined above, and Tier 2 capital, which for Sound Community Bank, at June 30, 2007, consisted of $674,000 of its allowance for possible loan and lease losses and a $5,000 unrealized gain on securities available for sale. Tier 2 capital may be used to satisfy this risk-based requirement only to the extent of Tier 1 capital. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. The OTS is authorized to require Sound Community Bank to maintain an additional amount of total capital to account for concentration of credit risk, level of interest rate risk, equity investments in non-financial companies and the risk of non-traditional activities. At June 30, 2007, Sound Community Bank had $159.1 million of risk-weighted assets and total capital of $16.7 million or 10.5% of risk-weighted assets.

The OTS is authorized and, under certain circumstances, required to take certain actions against savings banks that fail to meet these capital requirements, or that fail to maintain an additional capital ratio of Tier 1 capital of at least 4.0% of risk weighted-assets. The OTS is generally required to take action to restrict the activities of an "undercapitalized institution," which is an institution with less than either a 4.0% core capital ratio, a 4.0% Tier 1 risked-based capital ratio or an 8.0% total risk-based capital ratio. Any such institution must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions on undercapitalized institutions.

Any institution that fails to comply with its capital plan or has Tier 1 risk-based or core capital ratios of less than 3.0% or a total risk-based capital ratio of less than 6.0% is considered "significantly undercapitalized" and must be made subject to one or more additional specified actions and operating restrictions that may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution with tangible equity to total assets of less than 2.0% is "critically undercapitalized" and becomes subject to further mandatory restrictions on its operations. The OTS generally is authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe

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or unsound condition. The imposition by the OTS of any of these measures on Sound Community Bank may have a substantial adverse effect on its operations and profitability.

Institutions with at least a 4.0% core capital ratio, a 4.0% Tier 1 risked-based capital ratio and an 8.0% total risk-based capital ratio are considered "adequately-capitalized." An institution is deemed "well-capitalized" institution if it has at least a 5% leverage capital ratio, a 6.0% Tier 1 risked-based capital ratio and an 10.0% total risk-based capital ratio. At June 30, 2007, Sound Community Bank was considered a "well-capitalized" institution.

The OTS is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The imposition by the OTS of any of these measures on Sound Community Bank may have a substantial adverse effect on its operations and profitability.

Capital Requirements for Sound Financial and Sound Community MHC. Sound Financial and Sound Community MHC are not subject to any specific capital requirements. The OTS, however, expects them to support Sound Community Bank, including providing additional capital to the bank when it does not meet its capital requirements. As a result of this expectation, the OTS regulates the ability of Sound Community Bank to pay dividends to Sound Financial.

Limitations on Dividends and Other Capital Distributions

OTS regulations impose various restrictions on savings institutions with respect to the ability of Sound Community Bank to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. Sound Community Bank must file a notice or application with the OTS before making any capital distribution. Sound Community Bank generally may make capital distributions during any calendar year in an amount up to 100% of net income for the year-to-date plus retained net income for the two preceding years, so long as it is well-capitalized after the distribution. If Sound Community Bank, however, proposes to make a capital distribution when it does not meet its current minimum capital requirements (or will not following the proposed capital distribution) or that will exceed these net income limitations, it must obtain OTS approval prior to making such distribution. The OTS may always object to any distribution based on safety and soundness concerns.

Sound Financial will not be subject to OTS regulatory restrictions on the payment of dividends. Dividends from Sound Financial, however, may depend, in part, upon its receipt of dividends from Sound Community Bank. In addition, Sound Community Bank may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with this mutual holding company reorganization and stock issuance. No insured depositary institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See "Our Policy Regarding Dividends."

Sound Community MHC may elect to waive its pro rata portion of a dividend declared and paid by Sound Financial after filing a notice with and receiving no objection from the OTS. We anticipate that Sound Community MHC, subject to its own need for capital and funds, will waive dividends paid by Sound Financial. The interests of other shareholders of Sound Financial who receive dividends are not diluted by any waiver of dividends by Sound Community MHC in the event of a full stock conversion.

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Federal Securities Law

The stock of Sound Financial is registered with the SEC under the Securities Exchange Act of 1934, as amended. Sound Financial will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Securities Exchange Act of 1934.

Sound Financial stock held by persons who are affiliates of Sound Financial may not be resold without registration unless sold in accordance with certain resale restrictions. Affiliates are generally considered to be officers, directors and principal shareholders. If Sound Financial meets specified current public information requirements, each affiliate of Sound Financial will be able to sell in the public market, without registration, a limited number of shares in any three-month period.

The SEC has adopted regulations and policies under the Sarbanes-Oxley Act of 2002 that will apply to Sound Financial as a registered company under the Securities Exchange Act of 1934. The stated goals of these Sarbanes-Oxley requirements are to increase corporate responsibility, provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The SEC and Sarbanes-Oxley-related regulations and policies include very specific additional disclosure requirements and new corporate governance rules. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

TAXATION

Federal Taxation of Sound Financial and Sound Community Bank

General. Sound Financial and Sound Community Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Sound Financial or Sound Community Bank. Sound Community Bank's federal income tax returns have never been audited.

Method of Accounting. For federal income tax purposes, Sound Community Bank currently reports its income and expenses on the accrual method of accounting and uses a fiscal year ending on December 31, for filing its federal income tax return.

Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, called alternative minimum taxable income. The alternative minimum tax is payable to the extent such alternative minimum taxable income is in excess of the regular tax. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Sound Community Bank has not been subject to the alternative minimum tax, nor do we have any such amounts available as credits for carryover.

Net Operating Loss Carryovers. A financial institution may carryback net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after August 6, 1997. At December 31, 2006, Sound Community Bank had no net operating loss carryforwards for federal income tax purposes.

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Corporate Dividends-Received Deduction. If Sound Financial elects to file a consolidated return with Sound Community Bank, dividends it receives from Sound Community Bank will not be included as income to Sound Financial. The corporate dividends-received deduction is 100%, or 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, depending on the level of stock ownership of the payer of the dividend.

State Taxation

Sound Community Bank is subject to a business and occupation tax imposed under Washington law at the rate of 1.5% of gross receipts. Interest received on loans secured by mortgages or deeds of trust on residential properties and certain investment securities are exempt from this tax.

Tax Considerations Regarding Sound Community Foundation

Sound Financial has been advised by its outside tax advisors that an organization created and operated for charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code, and that this type of an organization likely would be classified as a private foundation as determined in Section 501 of the Internal Revenue Code. The foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization. As long as the foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, the effective date of the foundation's status as a Section 501(c)(3) organization will be retroactive to the date of its organization. Sound Financial's outside tax advisor, however, has not rendered any advice on the regulatory condition to the contribution to require that all shares of common stock of Sound Financial held by the foundation must be voted in the same ratio as all other outstanding shares of common stock of Sound Financial, on all proposals considered by shareholders of Sound Financial. In the event that Sound Financial or the foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation, or subject the foundation to an excise tax under Section 4941 of the Internal Revenue Code, it is expected that the OTS would waive such voting restriction upon submission of a legal opinion by Sound Financial or the foundation satisfactory to them. See "Sound Community Foundation – Regulatory Conditions Imposed on the Sound Community Foundation."

Under Washington law, Sound Financial is authorized by statute to make charitable contributions, but they must be within reasonable limits to be valid. Under the Internal Revenue Code, Sound Financial is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income of the consolidated group of corporations (with certain modifications) for that year. Charitable contributions made by Sound Financial in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. Sound Financial believes that the offering presents a unique opportunity to establish and fund a charitable foundation. In making this determination, Sound Financial considered the dilutive impact of the contribution of common stock to the foundation on the amount of common stock available to be offered for sale in the offering. Based on this consideration, Sound Financial set the contribution to the foundation in amount that is reasonably expected to be within the 10% annual deduction limitation and believes the contribution to the foundation would be beneficial to the communities served by Sound Community Bank.

Sound Financial should be entitled to a deduction in the amount of the cash contributed and the fair market value of the stock at the time of the contribution, subject to the annual deduction limitation described above. Sound Financial, however, would be able to carry forward any unused portion of the

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deduction for five years following the year of contribution, subject to certain limitations. Sound Financial's outside tax advisors, however, have not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. Assuming the close of the offering at the maximum of the estimated price range, Sound Financial estimates that all or a substantial portion of the contribution should be deductible over the six-year period. Sound Financial may make further contributions to the foundation following the initial contribution. In addition, Sound Financial and Sound Community Bank also may continue to make charitable contributions to other qualifying organizations. Any of these future contributions would be based on an assessment of the financial condition of Sound Financial at that time, the interests of shareholders and depositors of Sound Financial and Sound Community Bank, and the financial condition and operations of the foundation.

Sound Financial expects to receive an opinion of its outside tax advisors, Porter, Kohl & LeMaster, P.S., that it will more likely than not be entitled to a deduction for the charitable contribution, there can be no assurances, however, that the Internal Revenue Service will recognize the foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. If the Internal Revenue Service does not recognize the tax-exempt status of the foundation or does not allow the deduction, Sound Financial's contribution to the foundation would be expensed without tax benefit, thus reducing earnings in the year in which the Internal Revenue Service makes the determination. As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The foundation will be required to make an annual filing with the Internal Revenue Service. The foundation also will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of the public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant. Numerous other restrictions exist in the operation of the foundation including transactions with related entities, level of investment and distributions for charitable purposes.

RESTRICTIONS ON ACQUISITION OF
SOUND FINANCIAL, INC. AND SOUND COMMUNITY BANK

The principal federal regulatory restrictions that affect the ability of any person, firm or entity to acquire Sound Financial, Sound Community Bank or a controlling interest in their respective capital stock are described below. Certain provisions in Sound Financial's charter and bylaws that may be deemed to affect the ability of a person, firm or entity to acquire Sound Financial also are described below. These descriptions are qualified by reference to the laws and regulations referred to and the provisions of the charter and bylaws of Sound Financial.

Federal Law

Sound Community Bank is a federal savings bank. Acquisitions of control of Sound Community Bank by an individual is governed by the Change in Bank Control Act, and by another company are governed by Section 10 of the Home Owners' Loan Act. The OTS has promulgated regulations under these laws.

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other individuals, may acquire control of a federal savings bank, unless the OTS has been given 60 days prior written notice. Similar notice is required to be provided to the OTS by an individual acquiring a similar ownership interest in a savings association holding company. The Home

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Owners' Loan Act provides that no company may acquire "control" of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. In addition, acquisitions of control of a savings association holding company by another company are subject to the approval of the OTS.

Pursuant to OTS regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition. The OTS may prohibit an acquisition of control if:

    it would result in a monopoly or substantially lessen competition;

    the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

    the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

For a period of three years following completion of the reorganization, OTS regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Sound Financial or Sound Community Bank without OTS approval.

Charter and Bylaws of Sound Financial

The following discussion is a summary of certain provisions of the charter and bylaws of Sound Financial that relate to corporate governance.

Classified Board of Directors. Certain provisions of Sound Financial's charter and bylaws will impede changes in majority control of the board of directors. Sound Financial's charter provides that the board of directors will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, assuming a board of three directors or more, it would take two annual elections to replace a majority of Sound Financial's board. The bylaws of Sound Financial provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled by a majority vote of the remaining directors, until the next election of directors by shareholders.

Authorized But Unissued Shares of Capital Stock. Following the stock offering, Sound Financial will have authorized but unissued shares of preferred stock and common stock. See "Description of Capital Stock of Sound Financial" Although these shares could be used by the board of directors of Sound Financial to make it more difficult or to discourage an attempt to obtain control of Sound Financial through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Sound Community MHC owns a majority of the common stock.

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How Shares Are Voted. Sound Financial's charter provides that there will not be cumulative voting by shareholders for the election of Sound Financial's directors. No cumulative voting rights means that Sound Community MHC, as the holder of a majority of the shares eligible to be voted at a meeting of shareholders, may elect all directors of Sound Financial to be elected at that meeting. This could prevent minority shareholder representation on Sound Financial's board of directors.

Restrictions on Acquisitions of Shares. Sound Community Bank's charter provides that for a period of five years from the closing of the stock issuance, no person other than Sound Financial and Sound Community MHC, may offer directly or indirectly to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Sound Financial. This provision does not apply to any tax-qualified employee benefit plan of Sound Community Bank or Sound Financial or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Sound Financial or any of its subsidiaries so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of Sound Financial. In addition, during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to shareholders for a vote. The inclusion of this provision in Sound Community Bank's charter is deemed to restrict the acquisition and voting of shares of Sound Financial.

Procedures for Shareholder Nominations. Sound Financial's bylaws provide that any shareholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must send written notice to the Secretary of Sound Financial at least five days before the date of the annual meeting. The bylaws further provide that if a shareholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. Management believes that it is in the best interests of Sound Financial and its shareholders to provide enough time for management to disclose to shareholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted. It is unlikely that any shareholder nomination or proposal that is not supported by management would be approved since Sound Community MHC owns a majority of the common stock.

Future Stock Benefit Plans

In addition to the provisions of Sound Financial's charter and bylaws described above, benefit plans of Sound Financial and Sound Community Bank intended to be adopted after completion of this offering contain provisions that also may discourage hostile takeover attempts that the board of directors might conclude are not in the best interests of Sound Financial, Sound Community Bank or Sound Financial's shareholders. For a description of the benefit plans and the provisions of these plans relating to changes in control of Sound Financial or Sound Community Bank, see "Management - Benefits."

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DESCRIPTION OF CAPITAL STOCK OF
SOUND FINANCIAL, INC.

General

Sound Financial is authorized to issue 24 million shares of common stock having a par value of $0.01 per share and one million shares of preferred stock having a par value of $0.01 per share. Sound Financial currently expects to issue up to a maximum of 1,467,400 shares of common stock, or 1,687,510 shares in the event that the maximum of the estimated offering range is increased by 15%, and no shares of preferred stock in the reorganization. Each share of Sound Financial's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of reorganization, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of Sound Financial's capital stock that are deemed material to an investment decision with respect to the reorganization.

The common stock of Sound Financial will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

Distributions. Sound Financial can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of common stock of Sound Financial will be entitled to receive and share equally in these dividends as they may be declared by the board of directors of Sound Financial out of funds legally available for such purpose. If Sound Financial issues preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends. See "Our Policy Regarding Dividends."

Voting Rights. Upon the effective date of the reorganization, the holders of common stock of Sound Financial will possess exclusive voting rights in Sound Financial. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors, therefore, directors will be elected by a plurality of the shares actually voting on the matter. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "excess shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of Sound Financial and Sound Community Bank." If Sound Financial issues preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation. In the event of any liquidation, dissolution or winding up of Sound Community Bank, Sound Financial, as holder of Sound Community Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Sound Community Bank, including all deposit accounts and accrued interest thereon, all assets of Sound Community Bank available for distribution. In the event of liquidation, dissolution or winding up of Sound Financial, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Sound Financial available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Rights to Buy Additional Shares. Holders of the common stock of Sound Financial will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Sound Financial issues more shares in the future. Therefore, if additional shares are issued by Sound Financial without the opportunity for existing Shareholders to

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purchase more shares, a Shareholder's ownership interest in the Company may be subject to dilution. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Sound Financial's authorized preferred stock will be issued in this offering. This stock may be issued with preferences and designations as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and reorganization rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Sound Financial has no present plans to issue preferred stock. If preferred stock is issued in the future, Sound Financial will not offer preferred stock to promoters except on the same terms as it is offered to all other existing Shareholders or to new Shareholders; or the issuance will be approved by a majority of Sound Financial's independent directors who do not have an interest in the transaction and who have access, at Sound Financial's expense, to its or independent legal counsel.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Sound Financial common stock will be Registrar and Transfer Company, 10 Commerce Drive, Crawford, New Jersey 07016, (800) 368-5948.

EXPERTS

Our consolidated balance sheets as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in members' equity, and cash flows for each of the ^two years in the period ended December 31, 2006 included in this prospectus have been audited by Moss Adams LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein and in the registration statement, and is included in reliance upon the report of this firm given upon the authority as experts in accounting and auditing.

RP Financial LC. has consented to the publication herein of the summary of its report to Sound Community Bank setting forth its opinion as to the estimated pro forma market value of the Sound Financial common stock upon conversion and its letter with respect to subscription rights.

LEGAL AND TAX OPINIONS

The legality of the common stock issued in the offering and the federal income tax consequences of the reorganization have been passed upon for Sound Community Bank by Silver, Freedman & Taff, L.L.P., Washington, D.C., special counsel to Sound Financial and Sound Community Bank. The Washington income tax consequences of the reorganization have been passed upon for Sound Community Bank by Porter, Kohl & LeMaster, P.S. Porter, Kohl & LeMaster, P.S., also has provided advice respecting the deductibility of the donation of the charitable foundation. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Luse Gorman Pomerick & Schick, P.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Sound Financial has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information, including the plan of reorganization and stock issuance and the appraisal report which are exhibits to the registration statement, may be examined without charge at the Public Reference Room of

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the SEC located at ^ 100 F Street, N.W., Washington, D.C. 20549, and copies of this material may be obtained from the SEC at prescribed rates. The public may obtain information on the operation of the Public Reference Room by call the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Sound Financial. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each statement is qualified by reference to the contract or document. Sound Community Bank also maintains a website (http://www.soundcb.com), which contains certain information about Sound Community Bank and, after the offering, will contain information about Sound Financial.

Sound Community Bank has filed a Mutual Holding Company Application on Form MHC-1, an Application for Stock Issuance on Form MHC-2 and a Holding Company Application on Form H-(e)1s with the OTS with respect to the reorganization. This prospectus omits certain information contained in those applications. The applications may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the West Regional Office of the Office of Thrift Supervision located at Pacific Plaza, 2001 Junipero Serra Boulevard, Suite 650, Daly City, California 94014.

In connection with the offering, Sound Financial has registered its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Sound Financial and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% Shareholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization and stock issuance, Sound Financial has undertaken that it will not terminate this registration for a period of at least three years following the offering.

A copy of the plan of reorganization and stock issuance, the charter and bylaws of Sound Financial and Sound Community Bank are available without charge from Sound Community Bank. Requests for such information should be directed to: Laura Lee Stewart, President, Sound Community Bank, 2005 Fifth Avenue, 2nd Floor, Seattle, Washington 98121.

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SOUND COMMUNITY BANK AND SUBSIDIARIES

All schedules are omitted because the required information is not applicable or included in the consolidated financial statements and related notes.

The financial statements of Sound Financial have been omitted because Sound Financial has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sound Community Bank and Subsidiary

We have audited the accompanying consolidated balance sheets of Sound Community Bank and Subsidiary (the Bank) as of December 31, 2006 and 2005, and the related consolidated statements of income, equity, and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sound Community Bank and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Moss Adams LLP

Everett, Washington
September 19, 2007

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SOUND COMMUNITY BANK AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

ASSETS

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

CASH AND CASH EQUIVALENTS	$ 6,395,289	$ 5,649,306	$ 5,013,897

SECURITIES AVAILABLE-FOR- SALE, at fair value	117,493	169,569	221,738

FEDERAL HOME LOAN BANK (FHLB) STOCK, at cost	1,319,500	1,319,500	1,319,500

LOANS HELD-FOR-SALE	1,486,194	1,307,320	1,068,784

LOANS	^214,173,825	^205,634,456	^190,787,252
Less allowance for loan losses	(674,180)	(822,393)	(1,321,061)

Loans, net	^213,499,645	^204,812,063	^189,466,191

ACCRUED INTEREST RECEIVABLE	929,717	895,382	876,158

PREMISES AND EQUIPMENT, net	1,271,406	1,330,199	1,571,816

CASH SURRENDER VALUE OF BANK OWNED LIFE INSURANCE	3,956,983	3,278,581	3,164,893

MORTGAGE SERVICING RIGHTS	853,693	867,562	854,644

OTHER ASSETS	^330,765	^1,033,363	673,582

Total assets	$ ^230,160,685	$ ^220,662,845	$ 204,231,203

See accompanying notes.

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SOUND COMMUNITY BANK AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

LIABILITIES AND EQUITY

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

DEPOSITS
Interest-bearing	$ 168,618,112	$ 163,717,118	$ 152,615,969
Noninterest-bearing demand	14,931,015	17,250,876	15,556,646

Total deposits	183,549,127	180,967,994	168,172,615

FHLB ADVANCES	27,669,355	22,029,355	21,304,355

ACCRUED INTEREST PAYABLE	211,442	121,561	83,675

ACCOUNTS PAYABLE AND OTHER LIABILITIES	^2,500,426	^1,717,551	1,115,144

ADVANCE PAYMENTS FROM BORROWERS FOR TAXES AND INSURANCE	247,884	257,309	245,667

Total liabilities	^214,178,234	^205,093,770	190,921,456

COMMITMENTS AND CONTINGENT LIABILITIES (See Note 14)

EQUITY
Retained earnings	15,977,303	15,566,031	13,323,185
Accumulated other comprehensive income (loss)	5,148	3,044	(13,438)

Total equity	15,982,451	15,569,075	13,309,747

Total liabilities and equity	$ ^230,160,685	$ ^220,662,845	$ 204,231,203

See accompanying notes.

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SOUND COMMUNITY BANK AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
INTEREST INCOME
Loans, including fees	$ 7,135,071	$ 6,928,577	$ 13,533,830	$ 12,069,665
Interest and dividends on investments, and cash equivalents	15,474	69,978	107,155	88,255
Total interest income	7,150,545	6,998,555	13,640,985	12,157,920

INTEREST EXPENSE
Deposits	2,997,340	2,509,853	5,441,074	3,736,848
FHLB advances	729,709	493,919	945,142	638,706
Total interest expense	3,727,049	3,003,772	6,386,216	4,375,554
NET INTEREST INCOME	3,423,496	3,994,783	7,254,769	7,782,366

PROVISION FOR LOAN LOSSES	-	258,924	281,924	946,076

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,423,496	3,735,859	6,972,845	6,836,290

NONINTEREST INCOME
Service charges and fee income	898,507	962,548	1,911,205	1,642,433
Earnings on cash surrender value of bank owned life insurance	78,402	58,584	113,688	123,643
Mortgage servicing income	142,029	163,676	310,126	383,855
Gain on sale of credit card portfolio	-	2,287,309	2,287,309	-
Loss on sale of loans	(15,815)	(37,937)	(10,168)	(13,155)
Loss on sale of securities	-	-	-	(20,972)
Total noninterest income	1,103,123	3,434,180	4,612,160	2,115,804

NONINTEREST EXPENSE
Salaries and benefits	1,958,622	2,186,245	4,039,693	3,907,556
Operations	1,055,945	1,268,809	2,660,590	3,041,081
Occupancy	412,361	418,726	694,115	627,525
Data processing	513,239	358,207	839,893	721,433
Total noninterest expense	3,940,167	4,231,987	8,234,291	8,297,595

INCOME BEFORE PROVISION FOR INCOME TAXES	586,452	2,938,052	3,350,714	654,499

PROVISION FOR INCOME TAXES	175,180	982,843	1,107,868	258,000
NET INCOME	$ 411,272	$ 1,955,209	$ 2,242,846	$ 396,499

See accompanying notes.

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SOUND COMMUNITY BANK AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EQUITY

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity	Comprehensive Income

BALANCE, December 31, 2004	$ 12,926,686	$ (38,398)	$ 12,888,288	$ -

Net income	396,499	-	396,499	396,499

Unrealized gain on available-for- sale securities, net of tax	-	24,960	24,960	24,960

BALANCE, December 31, 2005	$ 13,323,185	$ (13,438)	$ 13,309,747	$ 421,459

BALANCE, December 31, 2005	$ 13,323,185	$ (13,438)	$ 13,309,747	$ -

Net income	2,242,846	-	2,242,846	2,242,846

Unrealized gain on available-for- sale securities, net of tax	-	16,482	16,482	16,482

BALANCE, December 31, 2006	$ 15,566,031	$ 3,044	$ 15,569,075	$ 2,259,328

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity	Comprehensive Income

BALANCE, December 31, 2005	$ 13,323,185	$ (13,438)	$ 13,309,747	$ -

Net income for the six months ended June 30, 2006 (unaudited)	1,955,209	-	1,955,209	1,955,209

Unrealized gain on available-for- sale securities, net of tax (unaudited)	-	6,229	6,229	6,229

BALANCE, June 30, 2006 (unaudited)	$ 15,278,394	$ (7,209)	$ 15,271,185	$ 1,961,438

BALANCE, December 31, 2006	$ 15,566,031	$ 3,044	$ 15,569,075	$ -

Net income for the six months ended June 30, 2007 (unaudited)	411,272	-	411,272	411,272

Unrealized gain on available-for- sale securities, net of tax (unaudited)	-	2,104	2,104	2,104

BALANCE, June 30, 2007 (unaudited)	$ 15,977,303	$ 5,148	$ 15,982,451	$ 413,376

See accompanying notes.

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SOUND COMMUNITY BANK AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 411,272	$1,955,209	$2,242,846	$ 396,499
Adjustments to reconcile net income to net cash from operating activities
Amortization of net premium on investments	3,544	17,246	30,422	58,934
Provision for loan losses	-	258,924	281,924	946,076
Depreciation and amortization	169,590	186,092	367,666	468,111
Additions to mortgage servicing rights	(109,568)	(153,196)	(296,823)	(389,809)
Amortization of mortgage servicing rights	123,437	135,869	283,905	279,075
FHLB stock dividends received	-	-	-	(4,300)
Earnings on cash surrender value of bank owned life insurance	(78,402)	(58,584)	(113,688)	(123,643)
Deferred income tax	49,000	623,920	712,000	175,000
Loss on sale of securities	-	-	-	20,972
Gain on sale of credit card portfolio	-	(2,287,309)	(2,287,309)	-
Proceeds from sales of mortgage loans	10,728,714	13,447,647	24,951,283	33,102,843
Originations of mortgage loans held for sale	(10,730,091)	(13,449,078)	(24,955,222)	(33,126,164)
Loss on sale of loans	15,815	37,937	10,168	13,155
Increase (decrease) in operating assets and liabilities
Change in accrued interest receivable	(34,335)	(1,978)	(19,224)	(175,531)
Change in loans held-for-sale	(193,312)	(209,455)	(244,765)	(1,058,618)
Change in other assets	^1,211,554	(155,788)	(^672,260)	421,528
Change in accrued interest payable	89,881	16,893	37,886	77,220
Change in accounts payable and other liabilities	^224,017	2,138,605	^194,396	227,175
Net cash from operating activities	^1,881,116	^2,502,954	^523,205	^1,308,523
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of available-for-sale investments	51,720	19,020	46,719	513,050
Proceeds from sales of available-for-sale investments	-	-	-	2,704,065
Proceeds from sales of other investments	-	-	-	469,800
FHLB stock purchased	-	-	-	(179,400)
Purchase of bank owned life insurance	(600,000)	-	-	-
Proceeds from sale of credit card portfolio	-	13,889,554	13,889,554	-
Net increase in loans	(^8,687,582)	(^12,709,838)	(^27,230,041)	(^32,707,361)
Purchases of premises and equipment	(110,979)	(110,797)	(126,049)	(360,736)
Net cash from investing activities	(^9,346,841)	^1,087,939	(^13,419,817)	(^29,560,582)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	2,581,133	6,805,610	12,795,379	9,271,459
Proceeds from FHLB advances	5,940,000	-	725,000	30,900,000
Repayment of FHLB advances	(300,000)	(9,434,432)	-	(12,265,000)
Net change in advances from borrowers for taxes and insurance	(9,425)	56,375	11,642	(458,837)
Net cash from financing activities	8,211,708	(2,572,447)	13,532,021	27,447,622
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	745,983	^1,018,446	635,409	(804,437)
CASH AND CASH EQUIVALENTS, beginning of year	5,649,306	5,013,897	5,013,897	5,818,334
CASH AND CASH EQUIVALENTS, end of year	$ 6,395,289	$ ^6,032,343	$ 5,649,306	$ 5,013,897
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$ -	$ -	$ 570,000	$ -
Interest paid on deposits and FHLB advances	$ 3,637,168	$ 2,986,879	$ 6,348,330	$ 4,298,334

See accompanying notes.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies

Organization and principles of consolidation - Sound Community Bank is a federal mutual savings association holding a corporate charter under Section 5 of the Federal Home Owners' Loan Act. The consolidated financial statements include the accounts of Sound Community Bank and its wholly owned subsidiary, ORCA General, Inc. (collectively, the Bank). ORCA General, Inc. originates mortgages that are purchased by the Bank for later sale on the secondary market or for retention in the Bank's portfolio. Material intercompany balances have been eliminated in consolidation. The subsidiary has been inactive since December 31, 2003. On May 19, 2003, the Bank, formerly known as Credit Union of the Pacific, a state-chartered credit union organized under the Washington Credit Union Act, consummated its charter conversion to a federal mutual savings association.

Subsequent event (Plan of Reorganization) - Pursuant to a Plan of Reorganization (Plan) and Stock Issuance amended by the Bank on July 25, 2007, the Bank is expected to be reorganized and both Sound Financial, Inc. and Sound Community MHC will be formed. The Bank is expected to change from a mutual organization to a stock organization and to become a wholly owned subsidiary of Sound Financial, Inc., also a stock corporation, which will be majority owned by Sound Community MHC, a mutual organization whose voting members consist of certain customers of the Bank. This reorganization was undertaken to provide the Bank greater flexibility. It will be an internal reorganization of commonly controlled entities, and, accordingly, there will be no changes in the recorded values of the Bank's assets and liabilities resulting from the reorganization. The Plan also provides for a minority stock offering by Sound Financial, Inc., which expects to raise external capital of between approximately $10,000,000 and $16,000,000 before expenses, through the sale of 44% of Sound Financial, Inc.'s stock in a public offering. Sound Community MHC will hold majority ownership of Sound Financial, Inc., with 55% of its stock. The remaining 1% of Sound Financial, Inc.'s stock will be donated to a charitable foundation created by the Bank. Capital raising costs will be deferred and deducted from the proceeds of the shares sold in the offering. If the offering is not completed, all costs will be charged to expense. At June 30, 2007 (unaudited), $4,000 had been paid and deferred.

Use of estimates in the preparation of financial statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and mortgage servicing rights.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Interim financial statements - The financial statements of the Bank at June 30, 2007 and for the six months ended June 30, 2007 and 2006 have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and predominant practices followed by the financial services industry, and they are unaudited. In the opinion of the Bank's management, all adjustments consisting of normal recurring accruals necessary for a fair presentation of the financial condition and results of operations for the interim period included herein have been made. The results of operations and cash flows for the interim period are not necessarily indicative of the results for the full year.

Cash and cash equivalents - Cash and cash equivalents consist of cash on hand, demand deposits, and interest-bearing deposits with banks, all of which mature within three months or less. The Bank maintains its cash in depository institution accounts that, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Securities available-for-sale - Securities available-for-sale consist of debt securities that the Bank has the intent and ability to hold for an indefinite period, but not necessarily to maturity. Such securities may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors. Securities available-for-sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available-for-sale, determined using the specific identification method, are included in earnings.

Purchase premiums and discounts are recognized in interest income using the interest method over the period to maturity. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Declines in the fair value of available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. Management periodically evaluates securities for other-than-temporary impairment. In estimating other-than-temporary impairment losses, management considers: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for the period of time sufficient to allow for any anticipated recovery in fair value.

Federal Home Loan Bank stock - The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the FHLB. The recorded amount of FHLB stock equals its fair value because the shares can only be redeemed by the FHLB at the $100 per share par value. Stock redemptions are at the discretion of the FHLB.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Loans - The Bank grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout the Puget Sound region. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on origination of loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method amortized over the contractual life of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in process of collection. Loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all of the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses - The allowance for loan losses is maintained at a level sufficient to provide for probable credit losses based upon evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, delinquency levels, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment. The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component covers nonclassified loans and is based upon historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

The appropriateness of the allowance for loan losses is estimated based upon those factors and trends identified by management at the time consolidated financial statements are prepared. When available information confirms that specific loans or portions thereof are uncollectible, identified amounts are charged against the allowance for credit losses. The existence of some or all of the following criteria will generally confirm that a loss has been incurred: the loan is significantly delinquent and the borrower has not demonstrated the ability or intent to bring the loan current; the Bank has no recourse to the borrower, or if it does, the borrower has insufficient assets to pay the debt; the estimated fair value of the loan collateral is significantly below the current loan balance, and there is little or no near-term prospect for improvement.

A loan is considered impaired when it is probable that the Bank will be unable to collect all amounts (principal and interest) due according to the contractual terms of the loan agreement. Smaller balance homogeneous loans, such as residential mortgage loans and consumer loans, are collectively evaluated for ^probable and reasonably estimated loss. When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except when, as a practical expedient, the current fair value of the collateral, reduced by costs to sell, is used. When the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest), impairment is recognized by creating or adjusting an allocation of the allowance for loan losses.

The provision for loan losses is charged against income and is added to the allowance for loan losses based on quarterly assessments of the loan portfolio. The allowance for loan losses is allocated to certain loan categories based on the relative risk characteristics, asset classifications, and actual loss experience of the loan portfolio. Although management has allocated the allowance for loan losses to various loan portfolio segments, the allowance is general in nature and is available to the loan portfolio in its entirety.

The ultimate recovery of all loans is susceptible to future market factors beyond the Bank's control. These factors may result in losses or recoveries differing significantly from those provided in the consolidated financial statements. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for credit losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

Transfers of financial assets - Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Loans held-for-sale - To mitigate interest rate sensitivity, from time to time, certain fixed rate loans are identified as held-for-sale in the secondary market. Accordingly, such loans are classified as held-for-sale in the consolidated balance sheets and are carried at the lower of aggregate cost or net realizable value. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Mortgage loans held-for-sale are generally sold with the mortgage servicing rights retained by the Bank. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

Mortgage servicing rights - The Bank generally retains the right to service mortgage loans sold to others. The cost allocated to the mortgage servicing rights retained has been recognized as a separate asset and is being amortized in proportion to, and over the period of, estimated net servicing income.

Mortgage servicing rights are periodically evaluated for impairment based upon the fair value of those rights. Fair values are estimated using discounted cash flows based upon current market rates of interest and current expected future prepayment rates. For purposes of measuring impairment, the rights must be stratified by one or more predominant risk characteristics of the underlying loans. The Bank stratifies its capitalized mortgage servicing rights based on the type, term, and interest rate of the underlying loans. The amount of impairment recognized is the amount, if any, by which the amortized cost of the rights for each stratum exceeds their fair value.

Premises and equipment - Leasehold improvements and furniture and equipment are carried at cost, less accumulated depreciation and amortization. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets which range from 1 to 10 years. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases.

Cash surrender value of bank owned life insurance - The carrying amount of bank owned life insurance approximates its fair value, and is estimated using the cash surrender value, net of any surrender charges.

Foreclosed properties - Real estate properties and other personal property acquired through, or in lieu of, foreclosure or repossession are to be sold and are initially recorded at the lower of cost or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed properties is charged to the allowance for credit losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by their current fair values. Any subsequent reductions in carrying values and revenue and expense from the operations of properties are charged to noninterest income.

Deposits - Deposits represent various accounts of the owners of the Bank. Deposit ownership entitles the members to vote in the annual elections of the board of directors and on other corporate matters. Members are permitted to cast one vote for each $100 or fraction thereof, of the withdrawal value of the members' accounts up to a maximum of 1,000 votes. Members' deposits are subordinated to all other liabilities of the Bank upon liquidation. Interest on members' deposits is based on available earnings at the end of an interest period and is not guaranteed by the Bank. Interest rates are set by the Bank's Asset-Liability Management Committee.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Income taxes - Income taxes are provided for the tax effects of the transactions reported in the financial statements, and consist of taxes currently payable plus deferred taxes. Deferred tax assets and liabilities result from differences between the financial statement carrying amounts and the tax bases of assets and liabilities, are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled, and are determined using the liability method. The deferred tax provision represents the difference between the net deferred tax asset/liability at the beginning and end of the year. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Segment reporting - The Bank operates in one segment. The Bank's operations are solely in the financial services industry and include providing to its customers traditional banking and other financial services.

Off-balance-sheet credit-related financial instruments - In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under the credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Advertising costs - The Bank expenses advertising costs as they are incurred. Advertising expenses were $86,000 and $92,000 for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), respectively. Advertising expenses were $187,000 and $155,000 for the years ended December 31, 2006, and 2005, respectively.

Comprehensive income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale investments, are reported as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Unrealized holding gain on available-for-sale securities	$ 3,188	$ 9,437	$ 24,972	$ 16,846
Reclassification adjustment for losses realized in income	-	-	-	20,972

Net unrealized gains	3,188	9,437	24,972	37,818
Tax effect	(1,084)	(3,208)	(8,490)	(12,858)

Net-of-tax amount	$ 2,104	$ 6,229	$ 16,482	$ 24,960

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

The components of accumulated other comprehensive gain (loss) and related tax effects are as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)
Net unrealized gain (loss) on available-for-sale securities	$ 7,998	$ 4,612	$ (20,360)
Tax effect	(2,850)	(1,568)	6,922

Net-of-tax amount	$ 5,148	$ 3,044	$ (13,438)

Note 2 - Restrictions on Cash

Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances either as cash on hand or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The reserve balances were $500,000 at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005.

At June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005, $233,000, $226,500, and $231,200, respectively, of interest-bearing deposits at other financial institutions were restricted as part of the Bank's contract with its credit card service provider.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Investments

The amortized cost and approximate fair value were as follows:

		Gross Unrealized			Estimated
	Amortized		Losses Less	Losses Greater	Fair
	Cost	Gains	Than 1 Year	Than 1 Year	Value
June 30, 2007 (unaudited)

Mortgage-backed securities	$ 109,495	$ 7,998	$ -	$ -	$ 117,493

December 31, 2006

Mortgage-backed securities	$ 164,957	$ 4,612	$ -	$ -	$ 169,569

December 31, 2005

Mortgage-backed securities	$ 242,098	$ -	$ -	$ (20,360)	$ 221,738

Certain investment securities shown above have fair values less than amortized cost and, therefore, contain unrealized losses. The Bank has evaluated these securities and has determined that the decline in value is temporary, and is related to the change in market interest rates since purchase. The decline in value is not related to any company- or industry-specific event. At June 30, 2007, there are no investment securities with unrealized losses.

The two investments at June 30, 2007 are mortgage-backed securities with contractual maturities in 2032. Expected maturities of mortgage-backed securities may differ from contractual maturities because borrowers may have the right to call or prepay the obligations.

Proceeds from sales of securities were $0 and $0 for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), respectively. Proceeds from the sales of securities were $0 and $2,704,065 for the years ended December 31, 2006 and 2005, respectively. Gross realized gains were $0 and $0 for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), respectively. Gross realized gains were $0 and $6,605 for the years ended December 31, 2006 and 2005, respectively. Gross realized losses were $0 and $0 for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), respectively. Gross realized losses were $0 and $27,577 for the years ended December 31, 2006 and 2005, respectively.

There were no securities pledged at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Loans

The composition of the loan portfolio was as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(unaudited)

Real estate loans
One- to four-family	$ ^83,419,890	$ ^84,793,680	$ ^74,484,772
Home equity	41,231,196	39,302,296	28,534,158
Commercial	22,796,833	17,501,332	15,548,030
Construction or development	9,636,373	9,459,038	7,777,128

	^157,084,292	^151,056,346	^126,344,088
Consumer loans
Manufactured homes	20,970,646	19,785,274	16,648,360
Automobile	17,025,979	17,272,000	18,138,026
Credit card	-	-	12,196,000
Other	9,830,552	9,931,905	6,477,768

	47,827,177	46,989,179	53,460,154

Commercial business loans	9,231,555	7,600,362	11,167,550

	^214,143,024	^205,645,887	^190,971,792

Deferred loan origination (fees) costs	30,801	(11,431)	(184,540)
Allowance for loan losses	(674,180)	(822,393)	(1,321,061)

Total loans, net	$ ^213,499,645	$ ^204,812,063	$ ^189,466,191

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Loans (continued)

The following is an analysis of the change in the allowance for loan losses:

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Balance, beginning of year	$ 822,393	$ 1,321,061	$ 1,321,061	$ 1,032,644
Provision for loan losses	-	258,924	281,924	946,076
Loans charged off	(287,592)	(769,558)	(1,013,374)	(752,097)
Recoveries	139,379	40,000	232,782	94,438

Balance, end of period	$ 674,180	$ 850,427	$ 822,393	$ 1,321,061

There are no impaired loans at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005. Average impaired loans during the six months ended June 30, 2007 (unaudited) and June 30, 2006 (unaudited) were $0. Average impaired loans during the years ended December 31, 2006 and 2005 were $0. At June 30, 2007 (unaudited), there were no commitments to lend additional funds to borrowers whose loans have been modified. Nonperforming loan information was as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

Nonaccrual loans	$ 562,000	$ ^292,000	$ 129,000
Loans 90 or more days past due and still accruing interest	-	^	320,000

	$ 562,000	$ 292,000	$ 449,000

In the ordinary course of business, the Bank makes loans to its directors and officers. Certain loans to directors, officers, and employees are offered at discounted rates as compared to other customers as permitted by federal regulations. Employees, officers, and directors are eligible for mortgage loans with an adjustable rate that resets annually to 1% over the rolling cost of funds. Employees and officers are eligible for consumer loans that are 1% below the market loan rate at the time of origination. Loans to directors and officers at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005 totaled approximately $4,019,000, $4,434,000, and $3,376,000, respectively. For the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), loan advances were $1,635,256 and $894,730, respectively, on these loans. For the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), loan repayments were $2,050,269 and $214,576, respectively, on these loans. During 2006, loan advances and repayments totaled approximately $882,000 and $376,415 respectively, on these loans. During 2005, loan advances and repayments totaled approximately $1,366,000 and $1,332,000, respectively, on these loans.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Loans (continued)

On June 30, 2006, the Bank sold its credit card portfolio for approximately $13,900,000. The gain recognized on the sale of the portfolio was approximately $2,300,000. As part of the purchase and sale agreement, the Bank continued to service the loans until January 19, 2007. The unpaid principal balances of loans serviced related to the credit card portfolio as of December 31, 2006 approximated $12,000,000.

Note 5 - Loan Servicing

The unpaid principal balances of loans serviced for Federal National Mortgage Association (FNMA) at June 30, 2007 (unaudited), December 31, 2006, June 30, 2006 and December 31, 2005 totaled approximately $127,099,000, $123,588,000, $120,029,000 and $115,527,000, respectively, and are not included in the Bank's financial statements.

A summary of the change in the balance of mortgage servicing assets is as follows:

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Balance, beginning of year	$ 867,562	$ 854,644	$ 854,644	$ 743,910
Servicing assets recognized during the year	109,568	153,196	296,823	389,809
Amortization of servicing assets	(123,437)	(135,869)	(283,905)	(279,075)

Balance, end of period	$ 853,693	$ 871,971	$ 867,562	$ 854,644

There was no valuation allowance for mortgage servicing rights at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005. The fair value of mortgage servicing rights was $1,258,283, $1,137,012, and $1,027,233 at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005, respectively.

The key economic assumptions used in determining the fair value of mortgage servicing rights are as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

Prepayment speed (PSA)	187%	213%	180%
Weighted-average life (years)	5.6	5.1	6.4
Yield to maturity discount rate	10.0%	10.0%	10.0%

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Premises and Equipment

Premises and equipment are summarized as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

Leasehold improvements	$ 1,528,345	$ 1,505,332	$ 1,342,209
Furniture and equipment	1,393,517	1,296,699	1,325,421

	2,921,862	2,802,031	2,667,630
Accumulated depreciation and amortization	(1,650,456)	(1,482,915)	(1,115,249)

	1,271,406	1,319,116	1,552,381
Fixed assets in process	-	11,083	19,435

	$ 1,271,406	$ 1,330,199	$ 1,571,816

Depreciation and amortization expense for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited) amounted to $169,590 and $186,092, respectively. Depreciation and amortization expense for the years ended December 31, 2006 and 2005 amounted to $367,666 and $468,111, respectively.

The Bank leases office space in several buildings. Generally, operating leases contain renewal options and provisions requiring the Bank to pay property taxes and operating expenses over base period amounts. All rental payments are dependent only upon the lapse of time.

Minimum rental payments under noncancelable operating leases with initial or remaining terms of one year or more are as follows:

YEAR ENDING DECEMBER 31,	AMOUNT

2007	$ 260,374
2008	543,428
2009	541,667
2010	461,785
2011	450,310
Thereafter	2,311,701

$ 4,569,265

The total rental expense for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited) was approximately $269,000 and $263,000, respectively. The total rent expense for the years ended December 31, 2006 and 2005 for all facilities leased under operating leases was approximately $582,000 and $481,000, respectively.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Deposits

Deposits are summarized as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

Savings accounts	$ 11,473,240	$ 12,509,816	$ 16,847,473
Checking accounts	34,250,859	29,962,467	24,750,333
Money market accounts	41,423,615	53,269,562	54,431,474
Time certificates of deposit accounts	96,401,413	85,226,149	72,143,335

	$ 183,549,127	$ 180,967,994	$ 168,172,615

Scheduled maturities of time certificates of deposit are as follows:

PERIOD ENDING	As of June 30,	As of December 31,
DECEMBER 31,	2007	2006
	(Unaudited)
2007	$ 30,340,674	$ 57,177,046
2008	50,844,363	15,042,324
2009	8,128,001	6,701,055
2010	4,417,314	4,746,361
2011	1,428,971	1,559,363
Thereafter	1,242,090	-
	$ 96,401,413	$ 85,226,149

Savings accounts, checking accounts, money market accounts, and individual retirement savings accounts have no contractual maturity. Certificate accounts have maturities of six years or less.

The aggregate amount of time deposits in denominations of $100,000 or more at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005 was approximately $43,387,000, $35,162,000, and $23,084,000, respectively. Deposits in excess of $100,000 generally are not federally insured.

Deposits from related parties held by the Bank at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005 amounted to $898,000, $1,043,000, and $533,198, respectively.

Interest expense by deposit category is as follows:

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Savings & IRA	$ 80,744	$ 71,094	$ 158,512	$ 148,758
Checking	89,950	13,739	28,918	26,164
Time Deposits	2,133,971	1,518,683	3,335,352	2,435,497
Money Market	692,675	906,337	1,918,292	1,126,429

	$ 2,997,340	$ 2,509,853	$ 5,441,074	$ 3,736,848

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - FHLB Advances

The Bank utilizes a loan agreement with the Federal Home Loan Bank (FHLB) of Seattle. The terms of the agreement call for a blanket pledge of a portion of the Bank's mortgage portfolio based on the outstanding balance. At June 30, 2007 (unaudited), the amount available to borrow under this agreement is approximately 20% of total assets, conditional upon meeting certain collateral and stock ownership requirements. Borrowings outstanding at June 30, 2007 (unaudited) and December 31, 2006 had a weighted-average interest rate of 4.96% and 4.84%, respectively. The Bank had outstanding borrowings under this arrangement of $27,669,355, $22,029,355, and $21,304,355 at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005, respectively. Contractual principal repayments are as follows:

PERIOD ENDING	As of June 30,	As of December 31,
DECEMBER 31,	2007	2006
	(unaudited)
2007	$ 10,300,000	$ 6,160,000
2008	2,100,000	600,000
2009	5,269,355	5,269,000
2010	10,000,000	10,000,355
	$ 27,669,355	$ 22,029,355

Note 9 - Employee Benefits

The Bank has a 401(k) pension plan that allows employees to defer a portion of their salary into the 401(k) plan. The Bank contributes 1% of employees' base salary and matches a portion of employees' salary deferrals. Pension costs are accrued and funded on a current basis. The Bank contributed $48,412 and $56,901 for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited). The Bank contributed $108,176 and $101,674 to the plan for the years ended December 31, 2006 and 2005, respectively.

The Bank also offers a deferred compensation plan for designated senior managers, which provides benefits payable at age 65. Under certain circumstances, benefits are payable to designated beneficiaries. Contributions to the plan are discretionary, and monies set aside to fund the plan are currently held in certificates of deposit accounts at the Bank and at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005 approximated $173,000, $135,000, and $109,000, respectively. The Bank contributed $38,000 and $33,000 for the six months ended June 30, 2007 (unaudited) and 2006 (unaudited), respectively. The Bank contributed $33,000 and $60,000 to the plan for the years ended December 31, 2006 and 2005, respectively.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Income Taxes

The components of the provision for income taxes are as follows:

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Current	$ 126,180	$ 358,923	$ 395,868	$ 83,000
Deferred	49,000	623,920	712,000	175,000

Provision for income taxes	$ 175,180	$ 982,843	$ 1,107,868	$ 258,000

The provision for federal income taxes differs from that computed at the statutory tax rate of 34% as follows:

	SIX MONTHS ENDED JUNE 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Provision at statutory rate	$ 199,394	$ 998,938	$ 1,139,243	$ 222,530
Tax-exempt income	(29,898)	(19,919)	(38,654)	(42,039)
Other	5,684	3,824	7,279	77,509

	$ 175,180	$ 982,843	$ 1,107,868	$ 258,000
Effective tax rate	29.9%	33.5%	33.1%	39.4%

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Income Taxes (continued)

The Bank's total net deferred tax asset (liability), included on the consolidated balance sheets in accounts payable and other liabilities or in other assets, is as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)
Deferred tax assets
Net operating loss carryforward	$ -	$ -	$ 511,000
Deferred compensation	59,000	46,000	37,000
Non-accrual interest	6,000	4,000	-
Unrealized loss on securities	-	-	7,000
Other, net	(11,000)	76,000	118,000
Total deferred tax assets	54,000	126,000	673,000
Deferred tax liabilities
Allowance for loan losses	166,000	166,000	5,000
Depreciation	4,000	20,000	37,000
Federal Home Loan Bank stock	142,000	142,000	142,000
Prepaid expenses	22,000	22,000	38,000
Unrealized gain on securities	3,000	2,000	-
Deferred loan fees and costs	293,000	301,000	257,000
Total deferred tax liabilities	630,000	653,000	479,000
Net deferred tax asset (liability)	$ (576,000)	$ (527,000)	$ 194,000

Note 11 - Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). Management believes that, as of June 30, 2007, December 31, 2006, and December 31, 2005, the Bank meets all capital adequacy requirements to which it is subject.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Minimum Regulatory Capital Requirements (continued)

As of June 30, 2007, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank's category.

The Bank's actual capital amounts (in thousands) and ratios as of June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005 are presented in the following table:

						To Be Well Capitalized
			For Capital			Under Prompt Corrective
	Actual		Adequacy Purposes			Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
As of June 30, 2007
(Unaudited)
Total capital
(to risk-weighted
assets)	$ 16,656	10.47%	$ 12,723	>	8.0%	$ 15,904	>	10.0%
Tier I capital
(to risk-weighted
assets)	$ 15,977	10.05%	$ 6,361	>	4.0%	$ 9,542	>	6.0%
Tier I capital
(to average assets)	$ 15,977	6.93%	$ 9,226	>	4.0%	$ 11,533	>	5.0%

As of December 31, 2006
Total capital
(to risk-weighted
assets)	$ 16,391	10.89%	$ 12,042	>	8.0%	$ 15,052	>	10.0%
Tier I capital
(to risk-weighted
assets)	$ 15,566	10.34%	$ 6,021	>	4.0%	$ 9,031	>	6.0%
Tier I capital
(to average assets)	$ 15,566	7.04%	$ 8,843	>	4.0%	$ 11,053	>	5.0%

As of December 31, 2005
Total capital
(to risk-weighted
assets)	$ 14,644	10.15%	$ 11,542	>	8.0%	$ 14,427	>	10.0%
Tier I capital
(to risk-weighted
assets)	$ 13,323	9.23%	$ 5,771	>	4.0%	$ 8,656	>	6.0%
Tier I capital
(to average assets)	$ 13,323	6.52%	$ 8,170	>	4.0%	$ 10,212	>	5.0%

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Minimum Regulatory Capital Requirements (continued)

Regulatory capital levels reported above differ from the Bank's total capital, computed in accordance with accounting principles generally accepted in the United States (GAAP) as follows (In Thousands):

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

Equity	$ 15,982	$ 15,569	$ 13,310
Accumulated other comprehensive (income) loss	(5)	(3)	13
Total Tier 1 capital	$ 15,977	$ 15,566	$ 13,323

Allowance for loan and lease losses	$ 674	$ 822	$ 1,321
Unrealized gain on AFS securities	5	3	0
Total capital	$ 16,656	$ 16,391	$ 14,644

Note 12 - Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments for which it is practicable to estimate fair value. As defined by SFAS No. 107, the following methods and assumptions were used to estimate fair value of each class of financial instruments listed below:

Cash and cash equivalents, accrued interest receivable, and payable, and advance payments from borrowers for taxes and insurance - The estimated fair value is equal to the carrying amount.

Investments - Estimated fair values for investments are obtained from quoted market prices where available. Where quoted market prices are not available, estimated fair values are based on matrix pricing models provided by an outside independent source.

Loans - The estimated fair value for all fixed rate loans (including loans held-for-sale) is determined by discounting the estimated cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings and maturities. The estimated fair value for variable rate loans is the carrying amount. The impact of delinquent loans on the estimates of the fair values described above is not considered to have a material effect.

FHLB stock - The estimated fair value is equal to the par value of the stock.

Deposits - The estimated fair value of deposit accounts (savings, checking, and money market accounts) is the carrying amount. The fair value of fixed-maturity time certificates of deposit is estimated by discounting the estimated cash flows using the current rate at which similar certificates would be issued.

FHLB advances - The fair values of the FHLB advances are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

Off-balance-sheet financial instruments - The fair values for the Bank's off-balance-sheet loan commitments are estimated based on fees charged to others to enter into similar agreements taking into account the remaining terms of the agreements and credit standing of the Bank's customers. The estimated fair value of these commitments is not significant.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Fair Value of Financial Instruments (continued)

The estimated fair value of the Bank's financial instruments is summarized as follows:

	JUNE 30,		DECEMBER 31,
	2007		2006		2005
(Unaudited)
	Carrying	Fair	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value	Amount	Value
Financial assets
Cash and cash equivalents	$ 6,395,289	$ 6,395,289	$ 5,649,306	$ 5,649,306	$ 5,013,897	$ 5,013,897
Investments available-for-sale	$ 117,493	$ 117,493	$ 169,569	$ 169,569	$ 221,738	$ 221,738
FHLB stock	$ 1,319,500	$ 1,319,500	$ 1,319,500	$ 1,319,500	$ 1,319,500	$ 1,319,500
Loans, net	$ 214,985,839	$212,458,169	$ 206,119,383	$ 203,386,364	$ 190,534,975	$ 189,333,151
Accrued interest receivable	$ 929,717	$ 929,717	$ 895,382	$ 895,382	$ 876,158	$ 876,158

Financial liabilities
Demand deposits	$ 87,147,714	$ 87,147,714	$ 95,741,845	$ 95,741,845	$ 96,029,280	$ 99,029,280
Time deposits	$ 96,401,413	$ 96,630,139	$ 85,226,149	$ 86,217,772	$ 72,143,335	$ 72,315,000
FHLB advances	$ 27,669,355	$ 27,277,292	$ 22,029,355	$ 21,930,486	$ 21,304,355	$ 21,164,000
Accrued interest payable	$ 211,442	$ 211,442	$ 121,561	$ 121,561	$ 83,675	$ 83,675
Advance payments from borrowers for taxes and insurance	$ 247,884	$ 247,884	$ 257,309	$ 257,309	$ 245,667	$ 245,667

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities, and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Concentrations of Credit Risk

Most of the Bank's business activity is with customers located in the state of Washington. A substantial portion of the loan portfolio is represented by 1-4 family mortgage loans throughout western Washington. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in the area. Loans to one borrower are limited by federal banking regulations to 15% of the Bank's equity, excluding accumulated other comprehensive income (loss).

Note 14 - Commitments and Contingent Liabilities

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally represent a commitment to extend credit in the form of loans. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of financial condition.

The Bank's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established by the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management's credit evaluation of the customer. Financial instruments whose contract amount represents credit risk were as follows:

	JUNE 30,	DECEMBER 31,
	2007	2006	2005
	(Unaudited)

Credit card	$ -	$ -	$ 32,713,987
Home equity	18,292,509	17,309,267	14,994,637
Personal line of credit	3,158,821	2,915,019	2,682,518
Business line of credit	7,567,328	6,061,391	3,956,061
Construction	2,476,447	2,174,581	2,059,793
Residential mortgage	608,750	-	-

	$ 32,103,855	$ 28,460,258	$ 56,406,996

At December 31, 2005, fixed rate loan commitments totaled $1,788,091 and had a weighted average interest rate of 7.38%. At December 31, 2006, fixed rate loan commitments totaled $4,390,933 and had a weighted average interest rate of 9.75%. At June 30, 2007, fixed rate loan commitments totaled $4,631,529 and had a weighted average interest rate of 10.09%.

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SOUND COMMUNITY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Commitments and Contingent Liabilities (continued)

Commitments for credit may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements of the Bank. These commitments are not reflected in the financial statements.

In the ordinary course of business, the Bank sells loans without recourse that may have to be subsequently repurchased due to defects that occurred during the origination of the loan. The defects are categorized as documentation errors, underwriting errors, early payment defaults, and fraud. When a loan sold to an investor without recourse fails to perform, the investor will typically review the loan file to determine whether defects in the origination process occurred. If a defect is identified, the Bank may be required to either repurchase the loan or indemnify the investor for losses sustained. If there are not defects, the Bank has no commitment to repurchase the loan. As of June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005, the maximum amount of these guarantees totaled $127,099,000, $123,588,000, and $115,527,000, respectively. These amounts represent the unpaid principal balances of the Bank's loans serviced for others' portfolios. The Bank has recorded no reserve to cover loss exposure related to these guarantees. In January 2006, the Bank received a request from Fannie Mae to repurchase one loan that was not fully conforming to their standards. The amount of the loan repurchased was approximately $154,000 and the Bank recorded a loss of $750 on the repurchase transaction. No loans were repurchased for the six months ended June 30, 2007 (unaudited) or for the year ended December 31, 2005.

The Bank pays certain medical, dental, prescription, and vision claims for its employees, on a self-insured basis. The Bank has purchased stop-loss insurance to cover claims that exceed stated limits and has recorded estimated reserves for the ultimate costs for both reported claims and claims incurred but not reported, which are not considered significant at June 30, 2007 (unaudited), December 31, 2006, and December 31, 2005.

At various times, the Bank may be the defendant in various legal proceedings arising in connection with its business. It is the opinion of management that the financial position and the results of operations of the Bank will not be materially adversely affected by the outcome of these legal proceedings and that adequate provision has been made in the accompanying consolidated financial statements.

Note 15 - Supplemental Executive Retirement Plan

Effective in 2007, the board of directors adopted a supplemental executive retirement plan (SERP) to provide certain members of senior management with additional retirement income. These payments are subject to a non-compete clause. The SERP is an unfunded, non-contributory defined benefit plan evidenced by an Executive Long Term Compensation Agreement between the recipients and the Bank. The SERP is subject to a vesting schedule and payments do not begin until after retirement. The SERP provides for earlier payments in the event of death or disability. In the event of an involuntary termination without cause or a change in control of the Bank, the recipients are entitled immediately to the accrued liability under the SERP (with any applicable cutback for payments after a change in control as required by Section 280(G) of the Internal Revenue Code). As of June 30, 2007 (unaudited), the accrued liability for the SERP was $66,000 and is included in accounts payable and other liabilities on the consolidated balance sheet. The expense was $66,000 for the six months ended June 30, 2007 (unaudited).

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You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Sound Community Bank or Sound Financial may change after the date of this prospectus; delivery of this document and the sales of shares made hereunder does not mean otherwise.

[LOGO FOR HOLDING COMPANY]

SOUND FINANCIAL, INC.

(Proposed Holding Company for Sound Community Bank)

1,467,400 SHARES OF COMMON STOCK
(Subject to increase to up to 1,687,510 shares)

___________________

PROSPECTUS

_____________

___________________________________

Keefe, Bruyette & Woods

__________________________________

____________, 2007

Dealer Prospectus Delivery Obligation

Until the later of _______________ or 90 days after the commencement of the public offering, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of the Bank. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Sound Community Bank and have indemnification under OTS Regulations as described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a)	Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings bank shall be indemnified by the savings bank for:
(i)	Any amount for which that person becomes liable under a judgment in such action; and
(ii)	Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)	Indemnification shall be made to such person under paragraph (b) of this Section only if:
(i)	Final judgment on the merits is in his or her favor; or
(ii)	In case of:
a.	Settlement,
b.	Final judgment against him or her, or
c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings bank determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings bank or its members. However, no indemnification shall be made unless the savings bank gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the

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OTS advises the savings bank in writing, within such notice period, of its objection thereto.
(c)	As used in this paragraph:
(i)	"Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;
(ii)	"Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;
(iii)	"Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;
(iv)	"Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 25. Other Expenses of Issuance and Distribution

Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares based on the maximum, as adjusted, of the estimated valuation range.

Counsel fees and expenses	$245,000
Accounting fees and expenses	100,000
Appraisal preparation fees and expenses	40,000
Business plan preparation fees and expenses	30,000
Conversion Agent and Data Processing fees and expenses	*
Marketing Agent fees (including financial advisory fee)	138,567
Marketing Agent expense, including counsel fees and expenses	^60,000
Printing, EDGAR costs, postage and mailing	100,000
Registration and Filing Fees	10,000
NASD and Blue Sky fees and expenses	^75,500
Stock transfer agent and certificates	25,000
Other expenses	9,500
TOTAL	$833,567
^*Included in marketing agent fee.

Item 26. Recent Sales of Unregistered Securities

None.

Item 27. Exhibits and Financial Statement Schedules

See the Exhibit Index filed as part of this Registration Statement.

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Item 28. Undertakings

The undersigned small business issuer will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
(i)	Include any Prospectus required by Section 10(a)(3) of the Securities Act.
(ii)	Reflect in the Prospectus any facts or events, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed information on the plan of distribution.
(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling p1recedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington, on ^November 2, 2007.

SOUND FINANCIAL, INC.
By:	/s/ Laura Lee Stewart Laura Lee Stewart, President and Chief Executive Officer (Duly Authorized Representative)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura Lee Stewart and Matthew P. Deines, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Laura Lee Stewart Laura Lee Stewart President and Chief Executive Officer and Director (Duly Authorized Representative and Principal Executive Officer)
Date:	^November 2, 2007
/s/ Tyler K. Myers Tyler K. Myers Chairman of the Board and Director	/s/ David S. Haddad, Jr. David S. Haddad, Jr. Vice Chairman of the Board and Director
Date:	^November 2, 2007	Date:	^November 2, 2007
/s/ Robert F. Carney Robert F. Carney Director	/s/ Debra Jones Debra Jones Director
Date:	^November 2, 2007	Date:	^November 2, 2007
/s/ Milton L. McMullen Milton M. McMullen Director	/s/ Rogelio Riojas Rogelio Riojas Senior Vice President and Treasurer (Principal Accounting Officer)
Date:	^November 2, 2007	Date:	^November 2, 2007
/s/ James E. Sweeney James E. Sweeney Director	/s/ Matthew P. Deines Matthew P. Deines Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	^November 2, 2007	Date:	^November 2, 2007
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EXHIBIT INDEX

Exhibits:

1.1	Engagement Letter with Keefe, Bruyette & Woods, Inc.
1.2	Agency Agreement with Keefe, Bruyette & Woods, Inc.
2.0	Plan of Reorganization and Stock Issuance*
3.1	Charter for Sound Financial, Inc.*
3.2	Bylaws of Sound Financial, Inc.
4.0	Form of Stock Certificate of Sound Financial, Inc.
5.0	Opinion of Silver, Freedman & Taff L.L.P. re: Legality of Securities Being Registered
8.1	Opinion of Silver, Freedman & Taff L.L.P. re: Federal Tax Matters*
8.2	Opinion of Porter, Kohl & LeMaster, P. S. re: State Tax Matters
8.3	Letter of RP Financial L.C. re: Subscription Rights*
10.1	Employment Agreement with Laura Lee Stewart*
10.2	Executive Long Term Compensation Agreement with Laura Lee Stewart*
10.3	Executive Long Term Compensation Agreement with Patricia Floyd*
10.4	Sound Community Incentive Compensation Achievement Plan*
10.5	Summary of Annual Bonus Plan*
10.6	Summary of Quarterly Bonus Plan*
10.7	2007 Director Fee Arrangements*
10.8	Letter Agreement regarding Appraisal Services*
21.0	Subsidiaries of the Registrant*
23.1	Consent of Silver, Freedman & Taff L.L.P. re: Legality (included in Exhibits 5.0 and 8.1)
23.2	Consent of Moss Adams LLP
23.3	Consent of RP Financial L.C.*
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23.4	Consent of Porter, Kohl & LeMaster, P. S. (included in Exhibits 8.2)
24.0	Power of Attorney, included in signature page
99.1	Appraisal Report of RP Financial, L.C.
99.2	Subscription Order Form and Instructions*
99.3	Additional Solicitation Material

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*Previously filed.